Execution Copy

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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                              FIRSTAR TRUST COMPANY

                                    (Trustee)

                                       and

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                              (Trust Administrator)


                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 30, 1996

                                 $415,062,233.90

                       Mortgage Pass-Through Certificates
                                  Series 1996-5

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


                               TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions.......................................................
Section 1.02. Acts of Holders...................................................
Section 1.03. Effect of Headings and Table of Contents..........................
Section 1.04. Benefits of Agreement.............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans......................................
Section 2.02. Acceptance by Trustee.............................................
Section 2.03. Representations and Warranties of the Master
              Servicer and the Seller...........................................
Section 2.04. Execution and Delivery of Certificates............................
Section 2.05. Designation of Certificates; Designation of
              Startup Day and Latest Possible Maturity Date.....................

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS

Section 3.01. Certificate Account...............................................
Section 3.02. Permitted Withdrawals from the Certificate Account................
Section 3.03. Advances by Master Servicer and Trustee...........................
Section 3.04. Trustee to Cooperate;  Release of Owner Mortgage
              Loan Files........................................................
Section 3.05. Reports to the Trustee and Trust Administrator;
              Annual Compliance Statements......................................
Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan........
Section 3.07. Amendments to Servicing Agreements,  Modification of
              Standard Provisions...............................................
Section 3.08. Oversight of Servicing............................................
Section 3.09. Termination and Substitution of Servicing Agreements..............
Section 3.10. 1934 Act Reports..................................................

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
             PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01. Distributions.....................................................
Section 4.02. Allocation of Realized Losses.....................................
Section 4.03. Paying Agent......................................................
Section 4.04. Statements to Certificateholders;  Report to the
              Trustee and the Seller............................................
Section 4.05. Reports to Mortgagors and the Internal Revenue Service............

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01. The Certificates..................................................
Section 5.02. Registration of Transfer and Exchange of Certificates.............
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.04. Persons Deemed Owners.............................................
Section 5.05. Access to List of Certificateholders' Names and Addresses.........
Section 5.06. Maintenance of Office or Agency...................................
Section 5.07. Definitive Certificates...........................................
Section 5.08. Notices to Clearing Agency........................................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer...................
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer......
Section 6.03. Limitation on Liability of the Seller, the
              Master Servicer and Others........................................
Section 6.04. Resignation of the Master Servicer................................
Section 6.05. Compensation to the Master Servicer...............................
Section 6.06. Assignment or Delegation of Duties by Master Servicer.............

                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default.................................................
Section 7.02. Other Remedies of Trustee.........................................
Section 7.03. Directions by Certificateholders and  Duties of
              Trustee During Event of Default...................................
Section 7.04. Action upon Certain Failures of the  Master Servicer and upon Event of Default.........................................
Section 7.05. Trustee to Act; Appointment of Successor..........................
Section 7.06. Notification to Certificateholders................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01. Duties of Trustee.................................................
Section 8.02. Certain Matters Affecting the Trustee.............................
Section 8.03. Trustee not Required to Make Investigation........................
Section 8.04. Trustee not Liable for Certificates or Mortgage Loans.............
Section 8.05. Trustee May Own Certificates......................................
Section 8.06. The Master Servicer to Pay Fees and Expenses......................
Section 8.07. Eligibility Requirements..........................................
Section 8.08. Resignation and Removal...........................................
Section 8.09. Successor.........................................................
Section 8.10. Merger or Consolidation...........................................
Section 8.11. Authenticating Agent..............................................
Section 8.12. Separate Trustees and Co-Trustees.................................
Section 8.13. Appointment of Custodians.........................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions.....................
Section 8.15. Monthly Advances..................................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Termination upon Purchase by the  Seller or
              Liquidation of All Mortgage Loans.................................
Section 9.02. Additional Termination Requirements...............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment........................................................
Section 10.02. Recordation of Agreement.........................................
Section 10.03. Limitation on Rights of Certificateholders.......................
Section 10.04. Governing Law; Jurisdiction......................................
Section 10.05. Notices..........................................................
Section 10.06. Severability of Provisions.......................................
Section 10.07. Special Notices to Rating Agencies...............................
Section 10.08. Covenant of Seller...............................................
Section 10.09. Recharacterization...............................................

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01. Class A Fixed Pass-Through Rate..................................
Section 11.02. Cut-Off Date.....................................................
Section 11.03. Cut-Off Date Aggregate Principal Balance.........................
Section 11.04. Original Class A Percentage......................................
Section 11.05. Original Class A Subclass Principal Balances.....................
Section 11.06. Original Class A Non-PO Principal Balance........................
Section 11.07. Original Subordinated Percentage.................................
Section 11.08. Original Class M Percentage......................................
Section 11.09. Original Class M Principal Balance...............................
Section 11.10. Original Class M Fractional Interest.............................
Section 11.11. Original Class B-1 Percentage....................................
Section 11.12. Original Class B-2 Percentage....................................
Section 11.13. Original Class B-3 Percentage....................................
Section 11.14. Original Class B-4 Percentage....................................
Section 11.15. Original Class B-5 Percentage....................................
Section 11.16. Original Class B Principal Balance...............................
Section 11.17. Original Class B Subclass Principal Balances.....................
Section 11.18. Original Class B-1 Fractional Interest...........................
Section 11.19. Original Class B-2 Fractional Interest...........................
Section 11.20. Original Class B-3 Fractional Interest...........................
Section 11.21. Original Class B-4 Fractional Interest...........................
Section 11.22. Closing Date.....................................................
Section 11.23. Right to Purchase................................................
Section 11.24. Wire Transfer Eligibility........................................
Section 11.25. Single Certificate...............................................
Section 11.26. Servicing Fee Rate...............................................
Section 11.27. Master Servicing Fee Rate........................................

                                    EXHIBITS
                   ------------------------------------------------------------
EXHIBIT A-1    -   Form of Face of Class A-1 Certificate
EXHIBIT A-2    -   Form of Face of Class A-2 Certificate
EXHIBIT A-3    -   Form of Face of Class A-3 Certificate
EXHIBIT A-4    -   Form of Face of Class A-4 Certificate
EXHIBIT A-5    -   Form of Face of Class A-5 Certificate
EXHIBIT A-6    -   Form of Face of Class A-6 Certificate
EXHIBIT A-7    -   Form of Face of Class A-7 Certificate
EXHIBIT A-8    -   Form of Face of Class A-8 Certificate
EXHIBIT A-9    -   Form of Face of Class A-9 Certificate
EXHIBIT A-10   -   Form of Face of Class A-10 Certificate
EXHIBIT A-11   -   Form of Face of Class A-11 Certificate
EXHIBIT A-12   -   Form of Face of Class A-12 Certificate
EXHIBIT A-13   -   Form of Face of Class A-13 Certificate
EXHIBIT A-14   -   Form of Face of Class A-14 Certificate
EXHIBIT A-15   -   Form of Face of Class A-15 Certificate
EXHIBIT A-16   -   Form of Face of Class A-16 Certificate
EXHIBIT A-17   -   Form of Face of Class A-17 Certificate
EXHIBIT A-R    -   Form of Face of Class A-R Certificate
EXHIBIT A-LR   -   Form of Face of Class A-LR Certificate
EXHIBIT B-1    -   Form of Face of Class B-1 Certificate
EXHIBIT B-2    -   Form of Face of Class B-2 Certificate
EXHIBIT B-3    -   Form of Face of Class B-3 Certificate
EXHIBIT B-4    -   Form of Face of Class B-4 Certificate
EXHIBIT B-5    -   Form of Face of Class B-5 Certificate
EXHIBIT C      -   Form of Face of Class M Certificate
EXHIBIT D      -   Form of Reverse of Series 1996-5 Certificates
EXHIBIT E      -   Custodial Agreement
EXHIBIT F-1    -   Schedule of Mortgage Loans Serviced by Norwest Mortgage
                   from locations other than Frederick, Maryland
EXHIBIT F-2    -   Schedule of Mortgage Loans Serviced by Norwest Mortgage
                   in Frederick Maryland
EXHIBIT F-3    -   Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G      -   Request for Release
EXHIBIT H      -   Affidavit Pursuant to Section 860E(e)(4) of
                   the Internal Revenue Code of 1986, as amended, and for
                   Non-ERISA Investors
EXHIBIT I      -   Letter from Transferor of Residual Certificates
EXHIBIT J      -   Transferee's Letter (Class [A-16] [B-3] [B-4]
                   [B-5] Certificates)
EXHIBIT K      -   Transferee's Letter (Class [M] [B-1] [B-2] Certificates)
EXHIBIT L      -   Servicing Agreements
EXHIBIT M      -   Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of October 30, 1996 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, FIRSTAR TRUST COMPANY, as Trustee and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trust Administrator.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Directed Certificates: The Class A-13 Certificates.

     Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class A-13 Certificates and the Component Principal Balance of the Class A-16 Accretion Directed Component has been reduced to zero or (ii) the Cross-Over Date.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Non-PO Principal Balance, Class A-16 PO Component Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Non-PO Principal Balance, Class A-16 PO Component Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy  Loss  Amount:  As of any  Distribution  Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $169,705.21 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry  Certificate:  Any of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates,   Class  A-6  Certificates,  Class  A-7  Certificates,  Class  A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-12
Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates or Class A-17 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota, State of North Carolina or State of Wisconsin or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota, State of North Carolina or State of Wisconsin are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class  A  Certificate:  Any  one  of  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Class A Subclass Principal Balances of the Class A
Certificates (other than the Class A-16 Certificates) (ii) the Component Principal Balances of the Class A-16 Components (other than the Class A-16 PO Component and the Class A-16 Accrual Component) and (iii) the lesser of the Component Principal Balance of the Class A-16 Accrual Component and the Original Component Principal Balance of the Class A-16 Accrual Component.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the sum of the (i) Class A Subclass Principal Balances for the Class A-1
Certificates,   Class  A-2  Certificates,  Class  A-3  Certificates,  Class  A-4
Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates, Class A-17 Certificates, Class A-R Certificate and Class A-LR Certificate and (ii) the Component Principal Balances of the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 PAC Component and Class A-16 TAC Component.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Class A-16 Accrual Component Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2001, 100%. As to any Distribution Date subsequent to October 2001 to and including the Distribution Date in October
2002, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2002 to and including the Distribution Date in October 2003, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2003 to and including the Distribution Date in October 2004, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2004 to and including the Distribution Date in October 2005, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2005, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A
Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including November 2001 and October 2002, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including
November 2002 and October 2003, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including November 2003 and October 2004, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including November 2004 and October 2005, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after November 2005. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-12
Certificates,  Class  A-13  Certificates,  Class A-14  Certificates,  Class A-15
Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13
Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-16 Certificates), the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-16 Certificates, the sum of (a) the amount distributable to the Class A-16 Certificates with respect to the Class A-16 Accretion Directed Component, the Class A-16 PAC Component and the Class A-16 TAC Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i); (b) (i) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Class A-16
Certificates with respect to the Class A-16 Accrual Component pursuant to Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Class A-16 Certificates with respect to the Class A-16 Accrual Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i);
(c) the amount distributable to the Class A-16 Certificates with respect to the Class A-16 IO Component pursuant to Paragraphs first and second of Section 4.01(a)(i) and (d) the amount distributable to the Class A-16 Certificates with respect to the Class A-16 PO Component pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i).

     Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-8 Certificates and the Class A-16 Certificates), (i) the product of (a) 1/12th of the Class A Subclass
Pass-Through  Rate  for  such  Class A  Subclass  and (b) the  Class A  Subclass
Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-16 Certificates, the sum of the Component Interest Accrual Amounts for the Class A-16 Accretion Directed Component, the Class A-16 Accrual Component, the Class A-16 IO Component, the Class A-16 PAC Component and the Class A-16 TAC Component. As to the Class A-8 Certificates, the Class A-8 Interest Accrual Amount.

     Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass (other than the Class A-16 Certificates), the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount (other than for the Class A-16 Certificates) and each Component Interest Accrual Amount).

     Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) (including in the case of the Class A-16 Certificates with respect to the Class A-16 Accrual Component prior to the Accretion Termination Date, the amount included in the Class A-16 Accrual Component Distribution Amount pursuant to clause (i) of the definition thereof).

     Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-8 and Class A-16 Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass by the Class A Loss Denominator (determined without regard to any Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-16 Certificates) or Component Principal Balance of the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 PAC Component or Class A-16 TAC Component not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Subclass Pass-Through Rate: As to each Class A Subclass, other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 and Class A-13 Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-9 and Class A-10 Certificates, 7.25% per annum. As to the Class A-6, Class A-11 and Class A-13 Certificates, 7.50% per annum. The Class A-16 Certificates have no Pass-Through Rate.

     As to any Distribution  Date and the Class A-7 and Class A-8  Certificates,
the  Class  A-7  Pass-Through   Rate  and  the  Class  A-8  Pass-Through   Rate,
respectively.

     Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass (other than the Class A-8 and Class A-16 Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-8 and Class A-16 Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (B) as a result of a Principal Adjustment and (C) if applicable, from the Class A-16 Accrual Component Distribution Amount for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class A Subclass pursuant to Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii)
the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class A-16 Certificates, the Class A Subclass Principal Balance will equal the sum of the Component Principal Balances of the Class A-16 Accretion Directed Component, the Class A-16 Accrual Component, the Class A-16 PAC Component, the Class A-16 TAC Component and the Class A-16 PO Component. The Class A-8 Certificates have no Class A Subclass Principal Balance.

     Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass (or, in the case of the Class A-16 Certificates with respect to the Class A-16 Accrual Component prior to the Accretion Termination Date, the amount included in the Class A-16 Accrual Component Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

     Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit D hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Pass-Through Rate: The Class A-7 Pass-Through Rate with respect to the Distribution Date occurring in November 1996 will be the per annum rate specified in Section 11.31. The Class A-7 Pass-Through Rate with respect to each succeeding Distribution Date will be a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in
Section 4.06 hereof, equal to the lesser of (i) 0.70% plus LIBOR and (ii) 9.00%.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit D hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-8 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A-8 Pass-Through Rate and (B) the Class A-8 Notional Amount as of such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-8 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-8 Notional Amount: As to any Distribution Date, the Class A-8 Notional Amount will be equal to the Class A Subclass Principal Balance of the Class A-7 Certificates.

     Class A-8 Pass-Through Rate: The Class A-8 Pass-Through Rate with respect to the Distribution Date occurring in November 1996 will be the per annum rate specified in Section 11.32. The Class A-8 Pass-Through Rate with respect to each succeeding Distribution Date will be a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 8.30% determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.06 hereof, equal to 8.30% minus LIBOR.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit D hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit D hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit D hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit D hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit D hereto.

     Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

     Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit D hereto.

     Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

     Class A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit D hereto.

     Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

     Class A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit D hereto.

     Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

     Class A-16 Component: Any of the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 IO Component, Class A-16 PAC Component, Class A-16 TAC Component or Class A-16 PO Component.

     Class A-16 Accrual Component Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage of the Class A-16 Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Component Shortfall Percentage of the Class A-16 Accrual Component of the amount distributed in respect of the Class A-16 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

     Class A-16 Accrual Component Loss Percentage: As to any Determination Date, the percentage calculated by dividing (i) the lesser of the Component Principal Balance of such Component and the Original Component Principal Balance of such Component by (ii) the Class A Loss Denominator (determined without regard to any Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-16 Certificates) or Component Principal Balance of the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 PAC Component or Class A-16 TAC Component not then outstanding) determined as of the preceding Determination Date.

     Class A-16 Accrual Component Principal Accretion Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-16 Accrual Component Distribution Amount with respect to such Distribution Date.

     Class A-16 IO Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-16 IO Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-16 IO Component Notional Amount: As to any Distribution Date, the product of (i) 28.768856094% and (ii) the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates.

     Class A-16 PO Component Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (i) the amount by which the sum of the Class A-16 PO Component Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-16 Certificates with respect to the Class A-16 PO Component on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-16 Certificates with respect to the Class A-16 PO Component on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-16 PO Component Deferred Amount will be zero. No interest will accrue on any Class A-16 PO Component Deferred Amount.

     Class A-16 PO Component Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

               (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
          Section 2.02 or 2.03;

               (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-16 PO Component Principal Balance: As of the first Determination Date, the Original Component Principal Balance of the Class A-16 PO Component. As of any subsequent Determination Date prior to the Cross-Over Date, the Original Component Principal Balance of the Class A-16 PO Component less the sum of (a) all amounts previously distributed in respect of the Class A-16 PO Component on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-16 PO Component pursuant to Section 4.02(b). On or after the Cross-Over Date, the Class A-16 PO Component Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between the Class A-16 PO Component Principal Balance as of such Determination Date and the Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date.

     Class  A-16  PO  Component  Principal   Distribution   Amount:  As  to  any
Distribution Date, the aggregate amount distributable to the Class A-16 Certificates with respect to the Class A-16 PO Component pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A-17 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit D hereto.

     Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

     Class A-17 Percentage: The Class A Subclass Principal Balance of the Class A-17 Certificates divided by the Pool Balance (Non-PO Portion).

     Class A-17 Prepayment Shift Percentage: The Class A-17 Prepayment Shift Percentage for any Distribution Date will be the percentage indicated below:

                                                      Class A-17 Prepayment
 Distribution Date Occurring In                           Shift Percentage
--------------------------------------                ---------------------
November 1996 through October 2001....                          0%
November 2001 through October 2002....                         30%
November 2002 through October 2003....                         40%
November 2003 through October 2004....                         60%
November 2004 through October 2005....                         80%
November 2005 and thereafter..........                        100%

     Class A-17 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class A-17 Certificates and (ii) the sum of (A) the product of (1) the Class A-17 Percentage, (2) the Class A-17 Scheduled Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Class A-17 Percentage, (2) the Class A-17 Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

                  Class A-17 Scheduled Percentage: The Class A-17 Scheduled Percentage for any Distribution Date will be the percentage indicated below:

                                                      Class A-17 Prepayment
 Distribution Date Occurring In                           Shift Percentage
--------------------------------------                ---------------------
November 1996 through October 2001....                            0%
November 2001 and thereafter..........                          100%

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L1 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to the Class A Subclass Principal Balance of the Class A-1 Certificates and the denominator of which is equal to the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates.


     Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distribution as provided in Section 4.01(a)(ii) hereof.

     Class A-L2 Interest Fraction: As of any Distribution Date the fraction the numerator of which is equal to the Class A Subclass Principal Balance of the Class A-2 Certificates and the denominator of which is equal to the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates.

     Class A-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L3 Interest Fraction: As of any Distribution Date the fraction the numerator of which is equal to the Class A Subclass Principal Balance of the Class A-3 Certificates and the denominator of which is equal to the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates.

     Class A-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L4 Interest Fraction: As of any Distribution Date the fraction the numerator of which is equal to the Class A Subclass Principal Balance of the Class A-4 Certificates and the denominator of which is equal to the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates.

     Class A-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L6 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to the Class A Subclass Principal Balance of the Class A-6 Certificates and the denominator of which is equal to the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates.

     Class A-L7 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L9 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L13 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L16 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class B Pass-Through Rate: As to any Distribution Date, 8.00% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

     Class  B  Subclass:   Any  of  the  Class  B-1   Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

     Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

     Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

     Class B Subclass  Loss  Percentage:  As to any  Determination  Date and any
Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

     Class B Subclass  Prepayment  Percentage:  Any of the Class B-1  Prepayment
Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-1  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

     Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Non-PO Principal Balance, the Class A-16 PO Component Principal Balance and the Class M Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-2  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Non-PO Principal Balance, the Class A-16 PO Component Principal Balance the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-3  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Non-PO Principal Balance, the Class A-16 PO Component Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-4  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Non-PO Principal Balance, the Class A-16 PO Component Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-5  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Non-PO Principal Balance, the Class A-16 PO Component Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

     Class M Certificateholder: The registered holder of a Class M Certificate.

     Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.


     Class M Pass-Through Rate: As to any Distribution Date, 8.00% per annum.

     Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class M-L Interest:  A regular  interest in the  Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.25.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.


     Component: Any one of the Class A-16 Components.

     Component Interest Accrual Amount: As to any Distribution Date (and any Component other than the Class A-16 IO Component and the Class A-16 PO Component), (i) the product of (a) 1/12th of the Component Rate for such Component and (b) the Component Principal Balance for such Component as of the Determination Date preceding such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest
Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-16 IO Component, the Class A-16 IO Component Interest Accrual Amount. The Class A-16 PO Component will have no Component Interest Accrual Amount.

     Component Interest Percentage: As to any Distribution Date and Class A-16 Component (other than the Class A-16 PO Component), the percentage calculated by dividing the Component Interest Accrual Amount of such Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount (other than for the Class A-16 Certificates) and each Component Interest Accrual Amount).

     Component Interest Shortfall Amount: As to any Distribution Date and Class A-16 Component (other than the Class A-16 PO Component), the product of (a) the Class A Subclass Interest Shortfall Amount of the Class A-16 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the applicable Component Interest Accrual Amount and the denominator of which is the Class A Subclass Interest Accrual Amount of the Class A-16 Certificates.

     Component Interest Shortfall Distribution: As to any Distribution Date and Class A-16 Component (other than the Class A-16 PO Component), the product of
(i) the amount that would be distributable in respect of the Class A-16 Certificates with respect to such Distribution Date pursuant to Paragraph second of Section 4.01(a)(i) without regard to the proviso set forth in such Paragraph and (ii) the Component Shortfall Percentage for such Distribution Date.

     Component Loss Percentage: As to any Determination Date and any Component (other than the Class A-16 Accrual Component and the Class A-16 PO Component), the percentage calculated by dividing (i) the Component Principal Balance of such Component by (ii) the Class A Loss Denominator (determined without regard to any Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-16 Certificates) or Component Principal Balance of the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 PAC
Component or Class A-16 TAC Component not then outstanding), in each case determined as of the preceding Determination Date. As to the Class A-16 Accrual Component, the Class A-16 Accrual Component Loss Percentage.

     Component Principal Balance: As of the first Determination Date and as to any Component (other than the Class A-16 IO Component and the Class A-PO Component), the Original Component Principal Balance. As of any subsequent Determination Date and as to any Component (other than the Class A-16 IO Component and the Class A-16 PO Component) prior to the Cross-Over Date, the Original Component Principal Balance (increased in the case of the Class A-16 Accrual Component by the Class A-16 Accrual Component Principal Accretion Amount with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Component on prior Distribution Dates
(A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (B) as a result of a Principal Adjustment and (C) from the Class A-16 Accrual Component Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Component pursuant to
Section 4.02(b). After the Cross-Over Date, the Component Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Component Loss Percentage for such Component and the excess, if any, of (i) the Class A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class A-16 PO Component, the Class A-16 PO Component Principal Balance.

     Component Rate: As to any Distribution Date and for each of the Class A-16 Accrual Component and the Class A-16 TAC Component, 8.00% per annum. As to any Distribution Date and for the Class A-16 PAC Component, 12.00% per annum. As to any Distribution Date and for the Class A-16 IO Component, 1.50% per annum. As to any Distribution Date and for the Class A-16 Accretion Directed Component, 10.00% per annum.

     Component Shortfall Percentage: As to any Distribution Date and Class A-16 Component (other than the Class A-16 PO Component), the percentage calculated by dividing the Component Unpaid Interest Shortfall for such Component by the Class A Subclass Unpaid Interest Shortfall for the Class A-16 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Component Unpaid Interest Shortfall: As to any Distribution Date and Class A-16 Component (other than the Class A-16 PO Component), the product of (i) the sum of the Component Interest Shortfall Amounts for such Component for prior Distribution Dates minus (ii) the Component Interest Shortfall Distributions for such Component for prior Distribution Dates.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 615 East Michigan Street, Lewis Center, 4th Floor, Milwaukee, Wisconsin 53202.

     Corresponding   Upper-Tier   Class  or  Component:   As  to  the  following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes or Components, as follows:

                                           Corresponding Upper-Tier
Uncertificated Lower-Tier Interest            Class or Component
----------------------------------            ------------------

Class A-L1 Interest                  Class A-1 Certificates

Class A-L2 Interest                  Class A-2 Certificates

Class A-L3 Interest                  Class A-3 Certificates

Class A-L4 Interest                  Class A-4 Certificates

Class A-L5 Interest                  Class A-5 Certificates, Class A-12
                                     Certificates, Class A-14
                                     Certificates, Class A-15 Certificates,
                                     Class A-17 Certificates and Class A-16
                                     TAC Component

Class A-L6 Interest                  Class A-6 Certificates

Class A-L7 Interest                  Class A-7 Certificates and Class A-8
                                     Certificates

Class A-L9 Interest                  Class A-9 Certificates, Class A-10
                                     Certificates, Class A-11
                                     Certificates and Class A-16 PAC Component

Class A-L13 Interest                 Class A-13 Certificates and Class A-16
                                     Accretion Directed Component

Class A-L16 Interest                 Class A-16 Accrual Component

Class A-LPO Interest                 Class A-16 PO Component

Class A-LUR Interest                 Class A-R Certificate

Class B-L1 Interest                  Class B-1 Certificates

Class B-L2 Interest                  Class B-2 Certificates

Class B-L3 Interest                  Class B-3 Certificates

Class B-L4 Interest                  Class B-4 Certificates

Class B-L5 Interest                  Class B-5 Certificates

Class M-L Interest                   Class M Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

     Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a)(i) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, a Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-8 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-8 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-8 Notional Amount evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 8.00%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

               (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

               (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Fitch: Fitch Investors Service, L.P., or its successor in interest.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 8.00%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 8.00%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: The Federal National Mortgage Association or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $8,301,244.68 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with Section 4.06.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans, other than any Fixed Retained Yield, such amounts as shall from time to time be held in the Certificate Account (other than any Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.30.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

        (i)     the Mortgage Loan identifying number;

        (ii)    the city, state and zip code of the Mortgaged Property;

        (iii)   the type of property;

        (iv)    the Mortgage Interest Rate;

        (v)     the Net Mortgage Interest Rate;

        (vi)    the Monthly Payment;

        (vii)   the original number of months to maturity;

        (viii)  the scheduled maturity date;

        (ix)    the Cut-Off Date Principal Balance;

        (x)     the Loan-to-Value Ratio at origination;

        (xi)    whether such Mortgage Loan is a Subsidy Loan;

        (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

        (xiii)  the Servicing Fee Rate;

        (xiv)   whether such Mortgage Loan is a T.O.P. Mortgage Loan;

        (xv)    Fixed Retained Yield, if applicable;

        (xvi)   the Master Servicing Fee; and

        (xvii) for Mortgage Loans identified on Exhibit F-3, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.29 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.30 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 8.00%.

     Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer or the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(g).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities, other than PHMC, listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) any Class A Subclass Principal Balance (other than with respect to the Class A-16 Certificates) or Component Principal Balance would be subject to further reduction as a result of the third sentence of the definition of Class A Subclass Principal Balance or Component Principal Balance or, with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of (i) the Original Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R and Class A-LR Certificates and (ii) the Original Component Principal Balances of the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 PAC Component and Class A-16 TAC Component, as set forth in Section 11.09.

     Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

     Original Class A-8 Notional Amount: The Original Class A-8 Notional Amount, as set forth in Section 11.07.

     Original Class A-16 IO Component Notional Amount: The Original Class A-16 IO Component Notional Amount, as set forth in Section 11.08.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.20.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.21.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.22.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.23.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.24.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.13.

     Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.12.

     Original Component Principal Balance: Any of the Original Component Principal Balances, as set forth in Section 11.09.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PAC  Certificates:   Any  of  the  Class  A-9   Certificates,   Class  A-10
Certificates or Class A-11 Certificates.

     PAC Principal Amount: As defined in Section 4.01(b).

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than the Class A-8 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to the Class A-8 Certificates, the undivided percentage interest obtained by dividing the original notional amount of any such Certificate by the Original Class A-8 Notional Amount. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     PHMC: The Prudential Home Mortgage Company, Inc.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

               (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

               (b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

               (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
          (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

               (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

               (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

               (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

               (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee or any unpaid Fixed Retained Yield;

               (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

               (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

               (j) Net Foreclosure Profits;

               (k) Month End Interest; and

               (l) the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of Class A or Class B Certificates or the Class M Certificates pursuant to Section 4.02.

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 8.00% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

     Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of BankAmerica Mortgage, Cimarron Mortgage Company, Citicorp Mortgage, Inc., Countrywide Home Loans, Inc., First Bank National Association, First Union Mortgage Corporation, HomeSide Lending, National City Mortgage Company, Norwest Mortgage Inc. and SunTrust Mortgage Inc. as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.29.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(e).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.28.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) infidelity, conversion or other dishonest act on the part of the Trustee the Trust Administrator or the Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $4,150,622.34 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, other than the Class B Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-R and Class A-LR and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     TAC Principal Amount: As defined in Section 4.01(b).

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Administrator: First Union National Bank of North Carolina, a national banking association, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), and the rights of the Trust Administrator, on behalf of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: Firstar Trust Company, or any successor trustee appointed as herein provided.

     Uncertificated Lower-Tier Interests: Any of the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L5, Class A-L6, Class A-L7, Class A-L9, Class A-L13, Class A-L16, Class A-LPO, Class A-LUR, Class M-L, Class B-L1, Class B-L2, Class B-L3, Class B-L4 and Class B-L5 Interests.

     Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Mortgagor payment or other recovery of principal on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment, including, without limitation, Principal Prepayments, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices and excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate), the Class M Certificates and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1996-5 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-8 Certificates) on any date will be equal to the product of (a) 99% of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Class A Subclass less, in the case of the Class A-16 Certificates, the Component
Principal Balance of the Class A-16 PO Component on such date, by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interest of the Class A-8 Certificates on any date will be equal to 1% of the Class A Voting Interest represented by clause (A). In addition to the Voting Interest of the Class A-16 Certificates determined in accordance with the second preceding sentence, the Class A-16 Certificates will be entitled to the Class A Voting Interest represented by clause (B) of the definition thereof. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B
Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03. Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.  Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.   Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel (of which S&P will be an addressee or with respect to which S&P shall be delivered a reliance letter) to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation  of an  assignment  has not  previously  been  required,  the Master
Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.  Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (iii) This Agreement,  assuming due authorization,  execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trust Administrator on behalf of the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to
          Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

               (viii) Except for Mortgage  Loans  secured by Co-op  Shares,  the
          Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii)  The  Mortgage  Note,   the  related   Mortgage  and  other
          agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged
          Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
          (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix)  Each  Mortgage  Note  is  payable  in  monthly   payments,
          resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; and

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Administrator at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.  Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-16, Class A-R and Class A-LR Certificates), the Class M Certificates, the Subclasses of Class B Certificates, and each Component of the Class A-16 Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class AL-1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L5 Interest, Class A-L6 Interest, Class A-L7 Interest, Class A-L9 Interest, Class A-L13 Interest, Class A-L16 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class M-L Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is November 25, 2026 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01.  Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any; and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 3.02.  Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (xi) to clear and terminate the Certificate  Account  pursuant to
          Section 9.01; and

               (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.  Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04. Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through various means, including the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08. Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate, less any Fixed Retained Yield for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09. Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator may recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Trust Administrator shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement at the direction of the Trust Administrator. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10. 1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-16 Certificates), the Class M Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01. Distributions.

     (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided, that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-16 Certificates by virtue of the Class A-16 Accrual Component will instead be distributed in reduction of the Class A Subclass Principal Balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and of the Class A-16 Accrual Component in accordance with Section 4.01(b);

     second, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts; provided, that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-16 Certificates by virtue of the Class A-16 Accrual Component will instead be distributed in reduction of the Class A Subclass Principal Balance of the Accretion Directed Certificates and the Component Principal Balances of the Class A-16 Accretion Directed Component and the Class A-16 Accrual Component in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) and the Class A-16 Certificates with respect to the Class A-16 PO Component pro rata, based on the Class A Non-PO Optimal Principal Amount and the Class A-16 PO Component Optimal Principal Amount, (A) to the Subclasses of Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-16 Certificates with respect to the Class A-16 PO Component in an amount up to the Class A-16 PO Component Optimal Principal Amount;

     fourth, to the Class A-16 Certificates with respect to the Class A-16 PO Component in an amount up to the Class A-16 PO Component Deferred Amount, but only, first from amounts otherwise distributable (without regard to this priority fourth) to the Subclasses of Class B Certificates in reverse numerical order pursuant to priorities twenty-second, nineteenth, sixteenth, thirteenth and tenth of this Pool Distribution Amount Allocation and then from amounts otherwise distributable (without regard to this priority fourth) to the Class M Certificates pursuant to priority seventh of this Pool Distribution Amount Allocation;

     fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

     sixth, to the Class M Certificates in an amount up to the sum of the previously unpaid Class M Interest Shortfall Amounts;

     seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable pursuant to this priority seventh to the Class M Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority fourth;

     eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass;

     ninth, to the Class B-1 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

     tenth, to the Class B-1 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority tenth will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority fourth;

     eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass;

     twelfth, to the Class B-2 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

     thirteenth, to the Class B-2 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority thirteenth will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority fourth;

     fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass;

     fifteenth, to the Class B-3 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

     sixteenth, to the Class B-3 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority sixteenth will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority fourth;

     seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass;

     eighteenth, to the Class B-4 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

     nineteenth, to the Class B-4 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority nineteenth will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority fourth;

     twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass;

     twenty-first, to the Class B-5 Certificates in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

     twenty-second, to the Class B-5 Certificates in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provided, however, that the amount distributable pursuant to this priority twenty-second will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-16 PO Component Deferred Amount in accordance with priority fourth; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Subclass (other than the Class A-16, Class A-R or Class A-LR
Certificates) has been reduced to zero or, in the case of the Class A-16 Certificates, after the later to occur of (i) the Principal Balance of such Class A Subclass has been reduced to zero or (ii) the Class A-16 IO Component Notional Amount has been reduced to zero, such Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) pro rata based on Class A Subclass Principal Balance (less, in the case of the Class A-16 Certificates, the Class A-16 PO Component Principal Balance).

     (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L6 and Class A-LPO Interest) shall receive distributions in respect of interest in an amount equal to the (i) Class A Subclass Interest Accrual Amount and Class A Subclass Unpaid Interest Shortfall,
(ii) Component Interest Accrual Amount and Component Unpaid Interest  Shortfall,
(iii) Class M Interest  Accrual Amount and Class M Unpaid Interest  Shortfall or
(iv) Class B Subclass Interest Accrual Amount and Class B Subclass Unpaid Interest Shortfall, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed thereon. The Class A-L1 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-1 Certificates and (ii) an amount equal to the product of the Class A-L1 Interest Fraction and the amount of interest distributed on the Class A-16 IO Component. The Class A-L2 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-2 Certificates and (ii) an amount equal to the product of the Class A-L2 Interest Fraction and the amount of interest distributed on the Class A-16 IO Component. The Class A-L3 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-3 Certificates and (ii) an amount equal to the product of the Class A-L3 Interest Fraction and the amount of interest distributed on the Class A-16 IO Component. The Class A-L4 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-4 Certificates and (ii) an amount equal to the product of the Class A-L4 Interest Fraction and the amount of interest distributed on the Class A-16 IO Component. The Class A-L6 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-6 Certificates and (ii) an amount equal to the product of the Class A-L6 Interest Fraction and the amount of interest distributed on the Class A-16 IO Component. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest, other than the Class A-L7 Interest, equals the Class A Subclass Principal Balance, Component Principal Balance, Class M Principal Balance or Class B Subclass Principal Balance, as the case may be, of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The principal balance of the Class A-L7 interest equals the Class A Subclass Principal Balance of the Class A-7 Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest, other than the Class A-L7 Interest, equals the Original Class A Subclass Principal Balance, Original Component Principal Balance, Original Class M Principal Balance, Original Class B-1 Principal
Balance,  Original  Class B-2 Principal  Balance,  Original  Class B-3 Principal
Balance, Original Class B-4 Principal Balance or Original Class B-5 Principal Balance as the case may be, of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of the Class A-L7 Interest equals the Original Class A Subclass Principal Balance of the Class A-7 Certificates.

     The pass-through rate with respect to each Uncertificated Lower-Tier Interest (other than the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L6, Class A-L7, and Class A-LPO Interest) will be 8.00% per annum. The pass-through rate with respect to each of the Class A-L1, Class A-L2, Class A-L3 and Class A-L4 Interest will be 7.681532841% per annum. The pass-through rate with respect to the Class A-L6 Interest will be 7.931532841% per annum. The pass-through rate with respect to the Class A-L7 Interest will be 9.00% per annum. Prior to the Accretion Termination Date, interest will accrue in respect of the Class A-L16 Interest and will be added to the principal balance thereof to the same extent that interest accrues and is added to the Component Principal Balance of the Class A-16 Accrual Component. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b) On each Distribution Date occurring prior to the Accretion Termination Date, an amount equal to the Class A-16 Accrual Component Distribution Amount, if any, for such Distribution Date will be allocated first, concurrently, to the Class A-13 Certificates and the Class A-16 Accretion Directed Component, pro rata, until the Class A Subclass Principal Balance of the Class A-13 Certificates and the Component Principal Balance of the Class A-16 Accretion Directed Component have been reduced to zero and then to the Class A-16 Accrual Component until the Component Principal Balance thereof has been reduced to zero.

     On each Distribution Date prior to the Cross-Over Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Class A Certificates (other than the Class A-8 Certificates and the Class A-16 Certificates with respect to the Class A-16 IO Component and the Class A-16 PO Component) as follows:


     first,  to the  Class  A-17  Certificates,  up to the Class  A-17  Priority
Amount;

     second, concurrently to the Class A-R and Class A-LR Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

     third, concurrently as follows, until the Class A Subclass Principal Balance of the Class A-1 Certificates has been reduced to zero:

        (i)     43.92315530501% to the Class A-1 Certificates;

        (ii)    3.17960886362% to the Class A-3 Certificates;

        (iii)   5.27278775782% to the Class A-5 Certificates;

        (iv)    4.89740216537% to the Class A-6 Certificates;

        (v)     15.33599467731% to the Class A-7 Certificates;

        (vi)    27.39105123087%, sequentially, as follows:

        (a) concurrently, 84.2105263158% to the Class A-9 Certificates and 15.7894736842% to the Class A-16 PAC Component up to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of the Class A-9 Certificates has been reduced to $5,553,000 and the Component Principal Balance of the Class A-16 PAC Component has been reduced to $3,823,000;

        (b) concurrently, 51.7279925478% to the Class A-9 Certificates, 32.4825337680% to the Class A-10 Certificates and 15.7894736842%
                to the Class A-16 PAC Component until the Class A-9 and Class A-10 Certificates received their PAC Principal Amounts for such Distribution Date;

        (c) concurrently, to the Class A-11 Certificates and the Class A-16 PAC Component, pro rata, up to their respective PAC Principal Amounts for such Distribution Date;

        (d) to the Class A-16 TAC Component, up to its TAC Principal Amount with respect to such Distribution Date;

        (e) to the Class A-12 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

        (f) to the Class A-16 TAC Component, without regard to its TAC Principal Amount and until the Component Principal Balance thereof has been reduced to zero;

        (g) concurrently, 84.2105263158% to the Class A-9 Certificates and 15.7894736842% to the Class A-16 PAC Component, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of the Class A-9 Certificates has been reduced to $5,553,000 and the Component Principal Balance of the Class A-16 PAC Component has been reduced to $3,823,000;

        (h) concurrently, 51.7279925478% to the Class A-9 Certificates, 32.4825337680% to the Class A-10 Certificates and 15.7894736842%
                to the Class A-16 PAC Component without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of the Class A-9 and Class A-10 Certificates have been reduced to zero;

        (i) concurrently, to the Class A-11 Certificates and the Class A-16 PAC Component, pro rata, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of such Subclass and the Component Principal Balance of such Component have been reduced to zero;

     fourth, concurrently as follows, until the Class A Subclass Principal Balances of the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero:

        (i)     43.92315530501% to the Class A-2 Certificates;

        (ii)    3.17960886362% to the Class A-3 Certificates;

        (iii)   5.27278775782% to the Class A-5 Certificates;

        (iv)    4.89740216537% to the Class A-6 Certificates;

        (v)     15.33599467731% to the Class A-7 Certificates;

        (vi) 27.39105123087%, sequentially, in accordance with the priorities and proportions set forth in clause third (vi)(a) through (i) above.

     fifth,  concurrently  as  follows,  until  the Class A  Subclass  Principal
Balances of the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates have been reduced to zero:

        (i)     47.10276416863% to the Class A-4 Certificates;

        (ii)    5.27278775782% to the Class A-5 Certificates;

        (iii)   4.89740216537% to the Class A-6 Certificates;

        (iv)    15.33599467731% to the Class A-7 Certificates;

        (v) 27.39105123087%, sequentially, in accordance with the priorities and proportions set forth in clause third (vi)(a) through (i) above.

     sixth, concurrently as follows, until the Class A Subclass Principal Balance of the Class A-13 Certificates and the Component Principal Balance of the Class A-16 Accretion Directed Component have been reduced to zero:

        (i)     42.5223305231% to the Class A-13 Certificates;

        (ii)    19.4565455856% to the Class A-14 Certificates;

        (iii)   10.6305826308% to the Class A-16 Accretion Directed Component;

        (iv) 27.3905412605%, sequentially, in accordance with the priorities and proportions set forth in clause third (vi)(a) through (i) above.

     seventh, concurrently as follows:

        (i) 19.4565455856% to the Class A-14 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

        (ii) 53.1529131539% to the Class A-16 Accrual Component, until the Component Principal Balance thereof has been reduced to zero;

        (iii) 27.3905412605%, sequentially, in accordance with the priorities and proportions set forth in clause third (vi)(a) through (i) above.

     eighth, to the Class A-15 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero; and

     ninth, to the Class A-17 Certificates, without regard to the Class A-17 Priority Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero.

     As used above, the "PAC Principal Amount" for any Distribution Date and for any Subclass of PAC Certificates and the Class A-16 PAC Component means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass or the Component Principal Balance of such Component to the percentage of its initial Class A Subclass Principal Balance or Component Principal Balance shown in the following tables with respect to such Distribution Date.

     As used above, the "TAC Principal Amount" for any Distribution Date and for the Class A-16 TAC Component means the amount, if any, that would reduce the Component Principal Balance of such Component to the percentage of its initial
Component Principal Balance shown in the following table with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balance and the planned Component Principal Balance of the PAC Certificates and the Class A-16 PAC Component and the targeted Component Principal Balance for the Class A-16 TAC Component, each expressed as a percentage of the initial Class A Subclass Principal Balance or initial Component Principal Balance, as the case may be.

                   Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balances

                             Class A-9 Certificates


                        Percentage of                           Percentage of                          Percentage of
                       Initial Class A                          Initial Class                         Initial Class A
                           Subclass                              A Subclass                               Subclass
                          Principal                               Principal                              Principal
 Distribution Date         Balance       Distribution Date         Balance      Distribution Date         Balance
 -----------------         -------       -----------------         -------      -----------------         -------
November 1996......      99.31530329%    May 1998..........     70.52439056%    October 1999......      26.09017185%
December 1996......      98.53179067     June 1998.........     68.04988219     November 1999.....      24.28305319
January 1997.......      97.64994182     July 1998.........     65.48911130     December 1999.....      22.48496860
February 1997......      96.67000645     August 1998.......     62.84319552     January 2000......      20.69587221
March 1997.........      95.59228510     September 1998....     60.11329538     February 2000.....      18.91571843
April 1997.........      94.41712907     October 1998......     57.30061346     March 2000........      17.14446188
May 1997...........      93.14494006     November 1998.....     54.40639372     April 2000........      15.38205745
June 1997..........      91.77617045     December 1998.....     51.43192040     May 2000..........      13.62846017
July 1997..........      90.31132270     January 1999......     48.40537832     June 2000.........      11.88362545
August 1997........      88.75094925     February 1999.....     45.32769093     July 2000.........      10.14750879
September 1997.....      87.09565229     March 1999........     42.26540084     August 2000.......       8.42006609
October 1997.......      85.34608343     April 1999........     39.21842981     September 2000....       6.70125333
November 1997......      83.50294316     May 1999..........     36.18699993     October 2000......       4.99102690
December 1997......      81.56698059     June 1999.........     33.40991377     November 2000.....       3.28934321
January 1998.......      79.53899294     July 1999.........     31.56619503     December 2000.....       1.59615907
February 1998......      77.41982505     August 1999.......     29.73169634     January 2001
March 1998.........      75.21036877     September 1999....     27.90637078     and thereafter....       0.00000000
April 1998.........      72.91156259

                   Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balances

                             Class A-10 Certificates


                        Percentage of                           Percentage of                          Percentage of
                       Initial Class A                          Initial Class                         Initial Class A
                           Subclass                              A Subclass                               Subclass
                          Principal                               Principal                              Principal
 Distribution Date         Balance       Distribution Date         Balance      Distribution Date         Balance
 -----------------         -------       -----------------         -------      -----------------         -------
Up to and including                      December 1999.....     66.53979610%    August 2000.......        24.91751219%
May 1999...........     100.00000000%    January 2000......     61.24532119     September 2000....       19.83102753
June 1999..........      98.87000057     February 2000.....     55.97730972     October 2000......       14.76995211
July 1999..........      93.41388127     March 2000........     50.73562805     November 2000.....        9.73415744
August 1999........      87.98504703     April 2000........     45.52014224     December 2000.....        4.72351563
September 1999.....      82.58335876     May 2000..........     40.33071953     January 2001
October 1999.......      77.20867909     June 2000.........     35.16722799     and thereafter....        0.00000000
November 1999......      71.86087038     July 2000.........     30.02953570

                   Planned Class A Subclass Principal Balances as Percentages of Initial Class A Subclass Principal Balances

                             Class A-11 Certificates


                        Percentage of                           Percentage of                          Percentage of
                       Initial Class A                          Initial Class                         Initial Class A
                           Subclass                              A Subclass                               Subclass
                          Principal                               Principal                              Principal
 Distribution Date         Balance       Distribution Date         Balance      Distribution Date         Balance
 -----------------         -------       -----------------         -------      -----------------         -------
Up to and including                      June 2002.........     56.16888334%    January 2004......       16.71471340%
December 2000......     100.00000000%    July 2002.........     53.83269549     February 2004.....       15.29055621
January 2001.......      99.85308823     August 2002.......     51.50917475     March 2004........       13.90675946
February 2001......      97.07252720     September 2002....     49.19825816     April 2004........       12.56233224
March 2001.........      94.30585186     October 2002......     46.89988316     May 2004..........       11.25630621
April 2001.........      91.55299184     November 2002.....     44.66342005     June 2004.........        9.98773549
May 2001...........      88.81387747     December 2002.....     42.43908688     July 2004.........        8.75569572
June 2001..........      86.08843920     January 2003......     40.22682184     August 2004.......        7.55928389
July 2001..........      83.37660802     February 2003.....     38.02656373     September 2004....        6.39761766
August 2001........      80.67831520     March 2003........     35.83825159     October 2004......        5.26983506
September 2001.....      77.99349242     April 2003........     33.66182466     November 2004.....        4.46257542
October 2001.......      75.32207172     May 2003..........     31.49722274     December 2004.....        3.67830962
November 2001......      72.88223855     June 2003.........     29.34438581     January 2005......        2.91644772
December 2001......      70.45558882     July 2003.........     27.23475141     February 2005.....        2.17641406
January 2002.......      68.04205674     August 2003.......     25.18160849     March 2005........        1.45764673
February 2002......      65.64157689     September 2003....     23.18365278     April 2005........        0.75959757
March 2002.........      63.25408412     October 2003......     21.23960849     May 2005..........        0.08173150
April 2002.........      60.87951380     November 2003.....     19.68818950     June 2005
May 2002...........      58.51780157     December 2003.....     18.18024518     and thereafter....        0.00000000

                      Planned Component Principal Balances
              as Percentages of Initial Component Principal Balance

                            Class A-16 PAC Component


                        Percentage of                           Percentage of                          Percentage of
                           Initial                                 Initial                                Initial
                          Component                               Component                              Component
                          Principal                               Principal                              Principal
 Distribution Date         Balance       Distribution Date         Balance      Distribution Date         Balance
 -----------------         -------       -----------------         -------      -----------------         -------
November 1996......       99.64017073%   October 1999......      58.61652925%   September 2002....       17.85671039%
December 1996......       99.22841071    November 1999.....      57.07047160    October 2002......       17.02250571
January 1997.......       98.76497186    December 1999.....      55.53214310    November 2002.....       16.21077230
February 1997......       98.24998550    January 2000......      54.00150418    December 2002.....       15.40344141
March 1997.........       97.68360976    February 2000.....      52.47851612    January 2003......       14.60049070
April 1997.........       97.06602900    March 2000........      50.96313986    February 2003.....       13.80189800
May 1997...........       96.39745437    April 2000........      49.45533703    March 2003........       13.00764097
June 1997..........       95.67812366    May 2000..........      47.95506908    April 2003........       12.21769794
July 1997..........       94.90830104    June 2000.........      46.46229763    May 2003..........       11.43204673
August 1997........       94.08827648    July 2000.........      44.97698499    June 2003.........       10.65066570
September 1997.....       93.21836688    August 2000.......      43.49909313    July 2003.........        9.88496521
October 1997.......       92.29891438    September 2000....      42.02858468    August 2003.......        9.13976855
November 1997......       91.33028740    October 2000......      40.56542197    September 2003....        8.41460225
December 1997......       90.31287924    November 2000.....      39.10956797    October 2003......        7.70900341
January 1998.......       89.24710916    December 2000.....      37.66098567    November 2003.....        7.14590943
February 1998......       88.13342094    January 2001......      36.24208972    December 2003.....        6.59859492
March 1998.........       86.97228347    February 2001.....      35.23287361    January 2004......        6.06667406
April 1998.........       85.76418983    March 2001........      34.22869742    February 2004.....        5.54977042
May 1998...........       84.50965734    April 2001........      33.22953556    March 2004........        5.04751561
June 1998..........       83.20922668    May 2001..........      32.23536261    April 2004........        4.55955023
July 1998..........       81.86346256    June 2001.........      31.24615368    May 2004..........        4.08552277
August 1998........       80.47295224    July 2001.........      30.26188334    June 2004.........        3.62508972
September 1998.....       79.03830530    August 2001.......      29.28252686    July 2004.........        3.17791591
October 1998.......       77.56015419    September 2001....      28.30805936    August 2004.......        2.74367320
November 1998......       76.03915231    October 2001......      27.33845625    September 2004....        2.32204162
December 1998......       74.47597476    November 2001.....      26.45290875    October 2004......        1.91270834
January 1999.......       72.88543357    December 2001.....      25.57214617    November 2004.....        1.61971022
February 1999......       71.26801382    January 2002......      24.69614481    December 2004.....        1.33505765
March 1999.........       69.65868583    February 2002.....      23.82488078    January 2005......        1.05853676
April 1999.........       68.05740849    March 2002........      22.95833038    February 2005.....        0.78993843
May 1999...........       66.46414071    April 2002........      22.09647024    March 2005........        0.52905884
June 1999..........       64.87884206    May 2002..........      21.23927716    April 2005........        0.27569913
July 1999..........       63.30147177    June 2002.........      20.38672761    May 2005..........        0.02966485
August 1999........       61.73198960    July 2002.........      19.53879857    June 2005.........
September 1999.....       60.17035528    August 2002.......      18.69546717    and thereafter....        0.00000000

                      Targeted Component Principal Balances
              as Percentages of Initial Component Principal Balance

                            Class A-16 TAC Component


                        Percentage of                          Percentage of                                Percentage of
                           Initial                                Initial                                      Initial
                          Component                              Component                                    Component
                          Principal                              Principal                                    Principal
 Distribution Date         Balance       Distribution Date        Balance           Distribution Date          Balance
 -----------------         -------       -----------------        -------           -----------------          -------
November 1996......       99.73224944%    March 2000.......       47.50153973%     July 2003..........       17.73820263%
December 1996......       99.38981913     April 2000.......       46.18682868      August 2003........       17.45284673
January 1997.......       98.97292410     May 2000.........       44.90320879      September 2003.....       17.15987113
February 1997......       98.48191113     June 2000........       43.65020497      October 2003.......       16.85964510
March 1997.........       97.91725891     July 2000........       42.42734874      November 2003......       16.49408896
April 1997.........       97.27957818     August 2000......       41.23417810      December 2003......       16.12428684
May 1997...........       96.56961140     September 2000...       40.07023756      January 2004.......       15.75052700
June 1997..........       95.78823221     October 2000.....       38.93507788      February 2004......       15.37308868
July 1997..........       94.93644464     November 2000....       37.82825617      March 2004.........       14.99224242
August 1997........       94.01538179     December 2000....       36.74933569      April 2004.........       14.60825009
September 1997.....       93.02630440     January 2001.....       35.69788578      May 2004...........       14.22136545
October 1997.......       91.97059902     February 2001....       34.67348176      June 2004..........       13.83184364
November 1997......       90.84977598     March 2001.......       33.67570499      July 2004..........       13.43992233
December 1997......       89.66546689     April 2001.......       32.70414258      August 2004........       13.04582160
January 1998.......       88.41942185     May 2001.........       31.75838744      September 2004.....       12.64976399
February 1998......       87.11350665     June 2001........       30.83803821      October 2004.......       12.25196469
March 1998.........       85.74969927     July 2001........       29.94269910      November 2004......       11.80909235
April 1998.........       84.33008638     August 2001......       29.07197995      December 2004......       11.36744738
May 1998...........       82.85685940     September 2001...       28.22549590      January 2005.......       10.92714518
June 1998..........       81.33231050     October 2001.....       27.40286771      February 2005......       10.48829647
July 1998..........       79.75882801     November 2001....       26.72769593      March 2005.........       10.05100730
August 1998........       78.13889197     December 2001....       26.07470725      April 2005.........        9.61537940
September 1998.....       76.47506909     January 2002.....       25.44354043      May 2005...........        9.18151012
October 1998.......       74.77000776     February 2002....       24.83383938      June 2005..........        8.44988285
November 1998......       73.02643259     March 2002.......       24.24525303      July 2005..........        7.68767202
December 1998 .....       71.24713905     April 2002.......       23.67743520      August 2005........        6.93718261
January 1999.......       69.45465585     May 2002.........       23.13004469      September 2005.....        6.19824396
February 1999......       67.65085805     June 2002........       22.60274505      October 2005.......        5.47068773
March 1999.........       65.88554980     July 2002........       22.09520459      November 2005......        4.84601726
April 1999.........       64.15815335     August 2002......       21.60709634      December 2005......        4.22995664
May 1999...........       62.46809905     September 2002...       21.13809794      January 2006.......        3.62239007
June 1999..........       60.81482505     October 2002.....       20.68789159      February 2006......        3.02320342
July 1999..........       59.19777731     November 2002....       20.29434803      March 2006.........        2.43228399
August 1999........       57.61640944     December 2002....       19.91839414      April 2006.........        1.84952060
September 1999.....       56,07018266     January 2003.....       19.55973007      May 2006...........        1.27480355
October 1999.......       54.55856562     February 2003....       19.21806024      June 2006..........        0.70802461
November 1999......       53.08103433     March 2003.......       18.89309330      July 2006..........        0.14907696
December 1999......       51.63707210     April 2003.......       18.58454209      August 2006........
January 2000.......       50.22616942     May 2003.........       18.29212358      and thereafter.....        0.00000000
February 2000......       48.84782380     June 2003........       18.01555875

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) pro rata in accordance with their outstanding Class A Subclass Principal
Balances (less in the case of the Class A-16 Certificates the Component Principal Balance of the Class A-16 PO Component) without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current  Class M Fractional  Interest is less than the
          Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)  Notwithstanding  the  foregoing,  if on  any  Distribution  Date  the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the
Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B
Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

     (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Subclass Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.27, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or Subclass of Certificates held by such Holder of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-8, Class A-16, Class A-R or Class A-LR Certificates), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero or, in the case of the Class A-8 Certificates, the Class A-8 Notional Amount would be reduced to zero, or, in the case of the Class A-16 Certificates, upon the later of (i) the Class A Subclass Principal Balance being reduced to zero or (ii) the Class A-16 IO Component Notional Amount being reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Non-U.S. Persons. Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

Section 4.02. Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

     sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) and Class A-16 Certificates with respect to the Class A-16 PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-16 Certificates with respect to the Class A-16 PO Component will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-16 Certificates with respect to the Class A-16 PO Component in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component) shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-16 Certificates), the Class A-16 Accretion Directed Component, the Class A-16 Accrual Component, the Class A-16 PAC Component and the Class A-16 TAC Component in accordance with the Class A Subclass Loss Percentages and the Component Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-16 Certificates with respect to the Class A-16 PO Component, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-16 Certificates with respect to the Class A-16 PO Component), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such recovery. In the event that the amount of such recovery exceeds the amount of such recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, Class M Certificates and Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 PO Component) based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-16 Certificates) and the Class A-16 Components (other than the Class A-16 PO Component) based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03. Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

        (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

        (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

        (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section   4.04.   Statements   to   Certificateholders;   Report  to  the  Trust
Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

        (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

        (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

        (iii) the amount of such distribution to Holders of the Class A-16 Certificates attributable to the Class A-16 PO Component, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

        (iv) the amount of such distribution to Holders of the Class M Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

        (v) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

        (vi) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

        (vii) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

        (viii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

        (ix) the number of Mortgage Loans outstanding as of the preceding Determination Date;

        (x) the Class A Non-PO Principal Balance, the Component Principal Balances of the Class A-16 Components, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

        (xi) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

        (xii) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

        (xiii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xiv) in the case of the Class A-7 Certificates, the Class A-7 Pass-Through Rate with respect to such Distribution Date;

        (xv) in the case of the Class A-8 Certificates, the Class A-8 Notional Amount and the Class A-8 Pass-Through Rate with respect to such Distribution Date;

        (xvi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xvii) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xviii) the Class M Prepayment Percentage for the following Distribution
                Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xix) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xx) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

        (xxi) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

        (xxii) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

        (xxiii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        (xxiv) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

        (xxv) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

        (xxvi) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

        (xxvii) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

        (xxviii)the unpaid  principal  balance of any Mortgage  Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

        (xxix) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

        (xxx)   the Class A-16 PO Component Deferred Amount, if any;

        (xxxi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i), (ii) and (iii) above, with the Class M Certificates pursuant to clauses (iv) and (v) above and with respect to a Class B Subclass pursuant to clauses (vi) and (vii) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than a Class A-16, Class A-R or Class A-LR Certificate) with a $1,000 Denomination, as a dollar amount per Class A-R or Class A-LR Certificate with a $100 Denomination and as a dollar amount per Class A-16 and Class B-5 Certificate with a $1 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i), (ii)(a) and (iii) above in the case of a Class A Certificateholder, the information set forth in clauses
(iv) and (v)(a) above in the case of a Class M Certificateholder and the information contained in clauses (vi) and (vii)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-16, Class M or Class B Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Determination of LIBOR.

     On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks (as defined below), as such quotations are provided to the Trust Administrator as of 11:00 a.m. (London time) on such Rate Determination Date. As used herein with respect to a Rate
Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Determination Date in question and
(iii) which have been designated as such by the Trust Administrator and are able and willing to provide such quotations to the Trust Administrator on each Rate Determination Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations of major banks). If a Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Trust Administrator may, in its sole discretion, designate an alternative Reference Bank.

     On each Rate Determination Date, LIBOR for the Distribution Date in the succeeding months will be established by the Trust Administrator as follows:

               (i) If on any Rate Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the Distribution Date in the succeeding month will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

               (ii) If on any Rate Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or
          (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either
          (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

               (iii) If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the paragraph (ii) above, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.4375%.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to the Class A-7 and Class A-8 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Class A Subclass Pass-Through Rates of the Class A-7 and Class A-8 Certificates for the related Distribution Date to Beneficial Owners or
Holders of Class A-7 and Class A-8 Certificates who place a telephone call to the Trust Administrator at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

Section 5.01. The Certificates.

     (a) The Class A, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-R and Class A-LR, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-R or Class A-LR Certificate) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance (or Original Class A-8 Notional Amount in the case of the Class A-8 Certificates), Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13,
A-14,  A-15,  A-16,  A-17, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, C, and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-16, Class B-3, Class B-4 or Class B-5 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-16, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class A-16, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-16, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class M or Class B Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, or subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Seller or the Master Servicer or (b) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Seller or the Master Servicer. The Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or
(iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator, or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08. Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master  Servicer  and any  subservicer  appointed by it
          becomes   ineligible  to  service  for  both  FNMA  and  FHMLC,  which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

               (ii)  The  Trustee  and  the  Trust  Administrator  shall  not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

               (iii) the Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

     Except as otherwise provided in Section 8.01:

               (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

               (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section  8.03.  Neither  Trustee  nor  Trust  Administrator   Required  to  Make
Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section 8.04. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08. Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11. Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13. Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of the execution of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue price of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17 and Class A-R Certificates, the Class A-16 Accretion Directed Component, the Class A-16 Accrual Component, the Class A-16 PAC Component, the Class A-16 TAC Component, the Class A-16 IO Component, the Class A-16 PO Component, the Class M
Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L5, Class A-L6, Class A-L7, Class A-L9, Class A-L13, Class A-L16, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class M-L Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence. In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the
Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to perform its obligations under this Section 8.14.

Section 8.15. Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.26. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass
Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class, Classes, Component or Components in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month
               Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 5325 Spectrum Drive, Frederick, Maryland 21703,
Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
          Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the  occurrence of any of the Events of Default  described in
          Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

               (iii)  the   appointment   of  a   successor   trustee  or  trust
          administrator pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

Section 10.08. Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09. Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

     Section 11.01. Class A Fixed Pass-Through Rate. The Class A Fixed Pass-Through Rate is 8.00% per annum.

     Section 11.02. Cut-Off Date. The Cut-Off Date for the Certificates is October 1, 1996.

     Section 11.03. Cut-Off Date Aggregate Principal Balance. The Cut-Off Date Aggregate Principal Balance is $415,062,233.90.

     Section 11.04. Original Class A Percentage. The Original Class A Percentage is 93.94740426%.

     Section 11.05. Original Class A Subclass Principal Balances. As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                                Original Class A
        Class A Subclass                        Subclass Principal Balance
        ----------------                        --------------------------
          Class A-1                                 $ 60,299,000.00
          Class A-2                                 $ 21,922,000.00
          Class A-3                                 $  5,952,000.00
          Class A-4                                 $ 36,427,000.00
          Class A-5                                 $ 13,948,000.00
          Class A-6                                 $ 12,955,000.00
          Class A-7                                 $ 40,568,000.00
          Class A-8                                 $          0.00
          Class A-9                                 $ 16,433,000.00
          Class A-10                                $  3,487,000.00
          Class A-11                                $ 17,024,000.00
          Class A-12                                $ 10,279,000.00
          Class A-13                                $ 12,312,000.00
          Class A-14                                $ 12,416,000.00
          Class A-15                                $ 12,567,000.00
          Class A-16                                $ 67,912,430.08
          Class A-17                                $ 45,656,000.00
          Class A-R                                 $        100.00
          Class A-LR                                $        100.00

     Section 11.06. Original Class A Non-PO Principal Balance. The Original Class A Non-PO Principal Balance is $386,565,200.00.

     Section 11.07. Original Class A-8 Notional Amount. The Original Class A-8 Notional Amount is $40,568,000.00.

     Section  11.08.  Original  Class A-16 IO  Component  Notional  Amount.  The
Original   Class  A-16  IO   Component   Notional   Amount  is   $39,573,000.00.

     Section 11.09. Original Component Principal Balances. As to the following Class A-16 Components, the Component Principal Balance of such Component as of the Cut-Off Date, as follows:

                                                         Original Component
    Class A-16 Components                               Principal Balance
    ---------------------                               -----------------
    Class A-16 Accretion Directed Component               $ 3,078,000.00
    Class A-16 Accrual Component                          $18,529,000.00
    Class A-16 PAC Component                              $ 5,863,000.00
    Class A-16 PO Component                               $ 3,592,430.08
    Class A-16 TAC Component                              $36,850,000.00

     Section 11.10. Original Subordinated Percentage. The Original Subordinated Percentage is 6,05259574%.

     Section 11.11. Original Class M Percentage. The Original Class M Percentage is 2.26966837%.

     Section 11.12. Original Class M Principal Balance. The Original Class M Principal Balance is $9,339,000.00.

     Section 11.13. Original Class M Fractional Interest. The Original Class M Fractional Interest is 3.78292736%.

     Section 11.14. Original Class B-1 Percentage. The Original Class B-1 Percentage is 1.51311225%.

     Section 11.15. Original Class B-2 Percentage. The Original Class B-2 Percentage is 1.00882251%.

     Section 11.16. Original Class B-3 Percentage. The Original Class B-3 Percentage is 0.50428974%.

     Section 11.17. Original Class B-4 Percentage. The Original Class B-4 Percentage is 0.25226639%.

     Section 11.18. Original Class B-5 Percentage. The Original Class B-5 Percentage is 0.50443648%.

     Section 11.19. Original Class B Principal Balance. The Original Class B Principal Balance is $15,565,603.82.

     Section 11.20. Original Class B Subclass Principal Balances. As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                               Original Class B
       Class B Subclass                        Subclass Principal Balance
       ----------------                        --------------------------
         Class B-1                                 $6,226,000.00
         Class B-2                                 $4,151,000.00
         Class B-3                                 $2,075,000.00
         Class B-4                                 $1,038,000.00
         Class B-5                                 $2,075,603.82

     Section 11.21. Original Class B-1 Fractional Interest. The Original Class B-1 Fractional Interest is 2.26981511%.

     Section 11.22. Original Class B-2 Fractional Interest. The Original Class B-2 Fractional Interest is 1.26099261%.

     Section 11.23. Original Class B-3 Fractional Interest. The Original Class B-3 Fractional Interest is 0.75670287%.

     Section 11.24. Original Class B-4 Fractional Interest. The Original Class B-4 Fractional Interest is 0.50443648%.

     Section 11.25. Closing Date. The Closing Date is October 30, 1996.

     Section 11.26. Right to Purchase. The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $41,506,223.39 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     Section 11.27. Wire Transfer Eligibility. With respect to the Certificates (other than the Class A-10, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000. The Class A-10, Class A-R, Class A-LR, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are not eligible for wire transfer; provided, however, that notwithstanding the foregoing for so long as the Class A-10 Certificates are held in the name of the Clearing Agency or a nominee thereof, the Holder will be entitled to a wire transfer.

     Section 11.28. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than Class A-8, Class A-12, Class A-16, Class A-17, Class A-R and Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-12, Class A-16, Class A-17, Class M, Class B-1 and Class B-2 Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-8 Certificates represents $14,000,000 Denomination. A Single Certificate for the Class B-3, Class B-4 and Class B-5 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination.

     Section 11.29. Servicing Fee Rate. The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

     Section 11.30. Master Servicing Fee Rate. The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.02% per annum.

     Section 11.31. Initial Class A-7 Pass-Through Rate. The Initial Class A-7 Pass-Through Rate is 6.1375%.

     Section 11.32. Initial Class A-8 Pass-Through Rate. The Initial Class A-8 Pass-Through Rate is 2.8625%.

                  IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   NORWEST ASSET SECURITIES CORPORATION
                                     as Seller

                                   By:
                                       -------------------------------------
                                         Name:
                                         Title:

                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION
                                     as Master Servicer

                                   By:
                                       -------------------------------------
                                         Name:
                                         Title:

                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                     as Trust Administrator

                                   By:
                                       -------------------------------------
                                         Name:
                                         Title:

Attest:
By:
    ----------------------
Name:
      --------------------
Title:
       -------------------


                                  FIRSTAR TRUST COMPANY
                                    as Trustee

                                  By:
                                       -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                       -------------------------------------
                                        Name:
                                        Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 30th day of October, 1996, before me, a notary public in and for the State of New York, personally B. David Bialzak, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                            )
                                        ss.:
COUNTY OF                           )

     On this 30th day of October, 1996, before me, a notary public in and for the State of -----------, personally appeared --------------, known to me who, being by me duly sworn, did depose and say that he resides at ------------, ------------; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                     ss.:
COUNTY OF                        )

     On this 30th day of October, 1996, before me, a notary public in and for the State of North Carolina, personally appeared -------------------, known to me who, being by me duly sworn, did depose and say that s/he resides at -----------------, North Carolina; that s/he is a -------------------- of First
Union National Bank of North Carolina, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                     ss.:
COUNTY OF                        )

     On this 30th day of October, 1996, before me, a notary public in and for the State of North Carolina, personally appeared ---------------------, known to me who, being by me duly sworn, did depose and say that he resides at ------------------, North Carolina; that he is a --------------------- of First
Union National Bank of North Carolina, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF WISCONSIN              )
                                    ss.:
COUNTY OF                       )

     On this 30th day of October, 1996, before me, a notary public in and for the State of Wisconsin, personally appeared -------------------, known to me who, being by me duly sworn, did depose and say that s/he resides at ----------------, Wisconsin; that s/he is a -------------------- of Firstar
Trust Company, a ------------------------, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF WISCONSIN              )
                                    ss.:
COUNTY OF                       )

     On this 30th day of October, 1996, before me, a notary public in and for the State of Wisconsin, personally appeared -------------------, known to me who, being by me duly sworn, did depose and say that s/he resides at ----------------, Wisconsin; that s/he is a -------------------- of Firstar
Trust Company, a ------------------------, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
          Series 1996-5 Applicable Unscheduled Principal Receipt Period

                                                 Full Unscheduled                Partial Unscheduled
Servicer                                         Principal Receipts              Principal Receipts
--------                                         ------------------              ------------------

BankAmerica Mortgage                             Prior Month                     Prior Month

Cimarron Mortgage                                Prior Month                     Prior Month

Citicorp Mortgage, Inc.                          Prior Month                     Prior Month

Countrywide Home Loans, Inc.                     Prior Month                     Prior Month

First Union Mortgage Corporation                 Prior Month                     Prior Month

HomeSide Lending                                 Prior Month                     Prior Month

National City Mortgage Company                   Prior Month                     Prior Month

Norwest Mortgage, Inc. (Exhibit F-1)             Prior Month                     Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)             Mid-Month                       Mid-Month

Suntrust Mortgage, Inc.                          Prior Month                     Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
                   OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
    SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996


Percentage Interest evidenced      Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.25% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                   First Union National Bank of North Carolina,
                                     Trust Administrator

                                   By
                                     ------------------------------
                                     Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                 PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 7.25% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                 First Union National Bank of North Carolina,
                                   Trust Administrator

                                 By
                                   -------------------------------
                                   Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
              USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
                     IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.25% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                  First Union National Bank of North Carolina,
                                    Trust Administrator

                                  By
                                    ------------------------------
                                    Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
              USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
                        IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.25% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on October 30, 1996, and based on its issue price of 98.49028%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 245% SPA (as defined in the Prospectus Supplement dated October 25, 1996 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.61041667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.59%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1996 to November 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01521705%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                   First Union National Bank of North Carolina,
                                     Trust Administrator

                                   By
                                     ------------------------------
                                     Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                            First Union National Bank of North Carolina,
                              Trust Administrator

                            By
                              ------------------------------
                              Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                               First Union National Bank of North Carolina,
                                 Trust Administrator

                               By
                                 -------------------------------
                                 Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator
By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1996

CUSIP No.:                         First Distribution Date:  November 25, 1996

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 6.1375% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.70% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 9.00%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                             First Union National Bank of North Carolina,
                               Trust Administrator

                             By
                               ------------------------------
                               Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:   October 1, 1996

CUSIP No.:                      First Distribution Date:  November 25, 1996

Percentage Interest evidenced   Denomination:  $ (initial Class A-8 Notional
by this Certificate: %                         Amount

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-8 Certificates are not entitled to receive distributions of principal. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 2.8625% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through rate will be a per annum rate equal to 8.30% minus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 8.30%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on October 30, 1996, at an issue price of 3.69086% of the initial Class A-8 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 245% SPA (as defined in the Prospectus Supplement dated October 25, 1996 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial Class A-8 Notional Amount is approximately 6.55877663%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 63.02%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1996 to November 25, 1996) as a percentage of the initial Class A-8 Notional Amount, calculated using the exact method, is approximately 0.16082973%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                First Union National Bank of North Carolina,
                                  Trust Administrator

                                By
                                  ------------------------------
                                  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.25% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                First Union National Bank of North Carolina,
                                  Trust Administrator

                                By
                                  ------------------------------
                                  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.25% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                             First Union National Bank of North Carolina,
                               Trust Administrator

                             By
                               ---------------------------------
                               Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ---------------------------------
  Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:   October 1, 1996

CUSIP No.:                      First Distribution Date:  November 25, 1996

Percentage Interest evidenced   Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                               First Union National Bank of North Carolina,
                                 Trust Administrator

                               By
                                 ------------------------------
                                 Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1996

CUSIP No.:                         First Distribution Date:  November 25, 1996

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                            First Union National Bank of North Carolina,
                              Trust Administrator

                            By
                              ------------------------------
                              Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 7.50% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                 First Union National Bank of North Carolina,
                                   Trust Administrator

                                 By
                                   -------------------------------
                                   Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1996

CUSIP No.:                         First Distribution Date:  November 25, 1996

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                First Union National Bank of North Carolina,
                                  Trust Administrator

                                By
                                  ------------------------------
                                  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------------
  Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                              First Union National Bank of North Carolina,
                                Trust Administrator

                              By
                                ----------------------------
                                Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------
  Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of principal balance, the Class A-16 Certificates consist of six components (each, a "Component" and individually, the "Class A-16 Accretion Directed Component," "Class A-16 Accrual Component," the "Class A-16 IO Component," the "Class A-16 PAC Component," the "Class A-16 TAC Component" and the "Class A-16 PO Component"). The amount of interest which accrues on the Class A-16 Certificates in any one-month period will equal the sum of the interest which accrues on the Class A-16 Accretion Directed Component, the Class A-16 Accrual Component, Class A-16 IO Component, the Class A-16 PAC Component and the Class A-16 TAC Component. Interest with respect to the Class A-16 IO Component will accrue during each one-month period in an amount equal to the product of 1/12th of 1.50% and the product of (i) 28.768856094% and (ii) the sum of the Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Certificates. Interest with respect to the Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 PAC Component and Class A-16 TAC Component will accrue during each one-month period in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance of such Component. Prior to the Accretion Termination Date, no distribution of interest on this Certificate with respect to its Class A-16 Accrual Component will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to its Class A-16 Accrual Component will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates with respect to their Class A-16 Accretion Directed Component, Class A-16 Accrual Component, Class A-16 IO Component, Class A-16 PAC Component and Class A-16 TAC Component. The Class A-16 Certificates are not entitled to distributions of interest with respect to its Class A-16 PO Component.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-16 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on October 30, 1996, and based on its issue price of 100.07527%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance and all interest distributions hereon (whether current or accrued), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that (a) this
Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 245% SPA (as defined in the Prospectus Supplement dated October 25, 1996 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will change only to reflect the maturities of the components comprising the Class A-16 IO Component Notional Amount and the maturities of the Components (other than the Class A-16 IO Component): (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 62.79071632%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.42%; and
(iii) the amount of OID allocable to the short first accrual period (October 30, 1996 to November 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.58456351%.

     Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                First Union National Bank of North Carolina,
                                  Trust Administrator

                                By
                                  ----------------------------
                                  Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------
  Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5 CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1996

CUSIP No.:                         First Distribution Date:  November 25, 1996

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                 First Union National Bank of North Carolina,
                                   Trust Administrator

                                 By
                                   ----------------------------
                                   Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------
  Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

PURCHASERS OF THIS CLASS A-R CERTIFICATE SHOULD BE AWARE THAT ON JANUARY 3, 1995, THE INTERNAL REVENUE SERVICE ISSUED PROPOSED REGULATIONS UNDER CODE
SECTION 475 THAT, IF ADOPTED IN FINAL FORM, WOULD APPLY TO THIS CLASS A-R CERTIFICATE AND WOULD NOT PERMIT THIS CLASS A-R CERTIFICATE TO BE MARKED TO MARKET.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT -------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                               First Union National Bank of North Carolina,
                                 Trust Administrator


                               By
                                 ----------------------------
                                 Authorized Officer

Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------
  Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

PURCHASERS OF THIS CLASS A-LR CERTIFICATE SHOULD BE AWARE THAT ON JANUARY 3, 1995, THE INTERNAL REVENUE SERVICE ISSUED PROPOSED REGULATIONS UNDER CODE
SECTION 475 THAT, IF ADOPTED IN FINAL FORM, WOULD APPLY TO THIS CLASS A-LR CERTIFICATE AND WOULD NOT PERMIT THIS CLASS A-LR CERTIFICATE TO BE MARKED TO MARKET.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1996

CUSIP No.:                        First Distribution Date:  November 25, 1996

Percentage Interest evidenced     Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT -------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-LR Certificate required to be distributed to the Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                               First Union National Bank of North Carolina,
                                 Trust Administrator


                               By
                                 ----------------------------
                                 Authorized Officer

Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator

By
  ------------------------
  Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                 First Union National Bank of North Carolina,
                                   Trust Administrator

                                 By
                                   ----------------------------
                                   Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By
  ------------------------
  Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                  First Union National Bank of North Carolina,
                                    Trust Administrator

                                  By
                                    ----------------------------
                                    Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By
  ------------------------
  Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS B-3

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1996

CUSIP No.:                         First Distribution Date:  November 25, 1996

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on October 30, 1996, and based on its issue price of 82.36319%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 245% SPA (as defined in the Prospectus Supplement dated October 25, 1996 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 17.74791667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.88%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1996 to November 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.06650031%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                    First Union National Bank of North Carolina,
                                      Trust Administrator

                                    By
                                      ----------------------------
                                      Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By
  ------------------------
  Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1996

CUSIP No.:                         First Distribution Date:  November 25, 1996

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on October 30, 1996, and based on its issue price of 65.64444%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 245% SPA (as defined in the Prospectus Supplement dated October 25, 1996 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 34.46666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.61%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1996 to November 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.10997517%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                               First Union National Bank of North Carolina,
                                 Trust Administrator

                               By
                                 ----------------------------
                                 Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By
  ------------------------
  Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-5, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1996

CUSIP No.:                           First Distribution Date:  November 25, 1996

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on October 30, 1996, and based on its issue price of 30.64444%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 245% SPA (as defined in the Prospectus Supplement dated October 25, 1996 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-17, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 69.46666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 31.64%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1996 to November 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11631892%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                                  First Union National Bank of North Carolina,
                                    Trust Administrator

                                  By
                                    ----------------------------
                                    Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By
  ------------------------
  Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-5, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1996

CUSIP No.:                          First Distribution Date:  November 25, 1996

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ------------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 8.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  October 30, 1996

                               First Union National Bank of North Carolina,
                                 Trust Administrator

                               By
                                 ----------------------------
                                 Authorized Officer


Countersigned:

First Union National Bank of North Carolina,
  Trust Administrator


By
  ------------------------
  Authorized Officer

                                    EXHIBIT D


                 [Form of Reverse of Series 1996-5 Certificates]


                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-5

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:

--------------------------------------------------------------------------------

Dated:

                          -----------------------------------
                          Signature by or on behalf of assignor

                          -----------------------------------
                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,         in        immediately        available        funds        to
-----------------------------------------------------------------     for    the
account  of   -----------------------------------------------   account   number
-------------,        or,       if        mailed       by       check,        to
-------------------------------------------------------.  Applicable  statements
should          be           mailed          to           ----------------------
----------------------------------------------------------------.

                  This information is provided by ----------------------, the assignee named above, or -----------------------------------, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of -------------, by and among FIRST UNION NATIONAL BANK OF NORTH CAROLINA, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and --------------------------- (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H   T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and Firstar Trust Company, as trustee, have entered into a Pooling and Servicing Agreement dated as of October 30, 1996 relating to the issuance of Mortgage Pass-Through Certificates, Series 1996-5 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public Trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA

230 South Tryon Street
Charlotte, North Carolina,  28288     By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------



Address:                              NORWEST ASSET SECURITIES
                                      CORPORATION
5325 Spectrum Drive
Frederick, Maryland  21703            By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------



Address:                              NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION
5325 Spectrum Drive
Frederick, Maryland  21703            By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


Address:                              [CUSTODIAN]

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ---- day of ---------, 19--, before me, a notary public in and for the State of ------------, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the ---------- of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                         -------------------------
                                                Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ---- day of ---------, 19--, before me, a notary public in and for the State of ------------, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the ---------- of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         -------------------------
                                                Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this --- day of --------, 19--, before me, a notary public in and for the State of ------------, personally appeared ---------- ---------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the -------------------- of First Union
National Bank of North Carolina, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         -------------------------
                                                Notary Public




[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ---- day of --------, 19--, before me, a notary public in and for the State of ----------, personally appeared ---------- ----------, known to me who, being by me duly sworn, did depose and say that he resides at
--------------------------;   that   he  is   the   -----------------------   of
----------------------,  a  -------------------------,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         -------------------------
                                                Notary Public

 [NOTARIAL SEAL]

NASCOR
NMI / 1996-5  Exhibit F-1
20 THROUGH 30 YEAR FIXED RATE NON-RELOCATION LOANS
(i)     (ii)                              (iii)    (iv)     (v)      (vi)       (vii)    (viii)    (ix)
------- -------------------- ------ ----- -------- -------- -------- ---------  -------- --------- --------------
                                                            NET                                    CUT-OFF
MORTGAGE                                           MORTGAGE MORTGAGE CURRENT    ORIGINAL SCHEDULED DATE
LOAN                                ZIP   PROPERTY INTEREST INTEREST MONTHLY    TERM TO  MATURITY  PRINCIPAL
NUMBER  CITY                 STATE  CODE  TYPE     RATE     RATE     PAYMENT    MATURITY DATE      BALANCE
------- -------------------- ------ ----- -------- -------- -------- ---------  -------- --------- --------------
6990207 SAN RAFAEL           CA     94903  SFD     8.750    8.000    $4,877.54  360      1-May-26  $618,190.26
6990262 LAGUNA NIGUEL        CA     92677  SFD     8.250    7.980    $4,768.29  360      1-May-26  $631,969.73
6990357 DANVILLE             CA     94506  SFD     8.625    8.000    $5,055.63  360      1-May-26  $648,053.45
6990627 SARATOGA             CA     95070  SFD     8.500    8.000    $4,059.86  360      1-Jun-26  $526,706.89
6990664 POUND RIDGE          NY     10576  SFD     8.250    7.980    $3,636.14  360      1-May-26  $482,435.43
6990706 SACRAMENTO           CA     95864  SFD     7.500    7.230    $4,894.51  360      1-May-26  $697,369.78
6990707 RANCHO PALOS VERD    CA     90275  SFD     8.250    7.980    $3,155.32  360      1-Jun-26  $417,869.30
6990739 HUGO                 MN     55038  SFD     8.125    7.855    $1,856.25  360      1-Apr-26  $244,409.70
6990761 BOULDER              CO     80301  SFD     8.250    7.980    $4,883.24  360      1-Jun-26  $648,324.86
6990765 DENVER               CO     80210  SFD     8.625    8.000    $2,115.59  360      1-Jun-26  $271,350.68
6990836 COCKEYSVILLE         MD     21030  SFD     8.500    8.000    $4,997.94  360      1-Jun-26  $648,408.10
6990893 SAN JOSE             CA     95138  PUD     8.250    7.980    $4,717.58  360      1-Jun-26  $626,331.71
6990914 SAN JOSE             CA     95138  SFD     8.000    7.730    $4,059.19  360      1-May-26  $551,319.14
6990932 KEYSTONE             CO     80435  PUD     8.750    8.000    $3,019.75  360      1-Jun-26  $382,956.92
6990954 FT LAUDERDALE        FL     33326  PUD     7.875    7.605    $2,894.48  360      1-Jun-26  $398,090.22
6990990 RENO                 NV     89511  SFD     8.750    8.000    $7,158.98  360      1-Jun-26  $907,882.73
6991071 GREENWOOD            MN     55331  SFD     8.000    7.730    $3,469.24  360      1-Jun-26  $471,518.30
6991077 RENO                 NV     89510  SFD     7.500    7.230    $1,622.18  360      1-Apr-26  $230,950.63
6991078 ALEXANDRIA           VA     22314  SFD     7.625    7.355    $2,349.88  360      1-Jun-26  $331,029.61
6991079 GLENDALE             CA     91214  SFD     8.500    8.000    $2,283.67  360      1-Jun-26  $296,272.64
6991080 LA CANADA-FLINTRI    CA     91011  SFD     8.625    8.000    $1,869.03  360      1-Jun-26  $239,726.37
6991082 ORANGE               CA     92667  SFD     8.875    8.000    $1,826.80  360      1-Jun-26  $228,810.66
6991086 BOULDER              CO     80304  SFD     8.750    8.000    $2,753.46  360      1-Jul-26  $349,391.46
6991088 KALISPELL            MT     59901  SFD     8.750    8.000    $1,858.58  360      1-Jul-26  $235,839.26
6991090 BEDFORD              NH     03110  SFD     8.750    8.000    $2,169.41  360      1-Jul-26  $275,280.54
6991091 SOQUEL               CA     95073  SFD     8.250    7.980    $2,479.18  360      1-Jun-26  $329,149.56
6991092 SEDALIA              CO     80135  SFD     8.250    7.980    $1,886.81  360      1-Jul-26  $250,666.24
6991094 COLORADO SPRINGS     CO     80919  SFD     8.375    8.000    $1,897.15  360      1-May-26  $248,813.35
6991095 ROCHESTER            MN     55902  SFD     8.375    8.000    $2,538.65  360      1-Jun-26  $333,160.82
6991105 COLLIERVILLE         TN     38017  SFD     8.000    7.730    $1,714.81  360      1-Jun-26  $233,066.18
6991114 GILBERT              AZ     85233  SFD     8.375    8.000    $2,279.46  360      1-Apr-26  $298,761.85
6991115 RUMSON               NJ     07760  SFD     8.375    8.000    $3,709.16  360      1-Jun-26  $486,773.93
6991116 AKRON                OH     44303  SFD     8.500    8.000    $1,999.18  360      1-Jun-26  $259,363.23
6991117 LONG GROVE           IL     60047  SFD     8.250    7.980    $1,929.26  360      1-Jun-26  $256,138.17
6991118 RAPID CITY           SD     57702  SFD     8.875    8.000    $1,909.55  360      1-Jul-26  $239,593.35
6991123 SOUTH PASADENA       CA     91030  SFD     8.250    7.980    $2,884.87  360      1-Jun-26  $383,010.37
6991129 WOODBURY             MN     55125  SFD     8.500    8.000    $1,806.18  360      1-Jun-26  $234,324.70
6991135 PHOENIX              AZ     85018  SFD     8.500    8.000    $4,613.49  360      1-Jul-26  $598,901.79
6991152 GREENSBORO           NC     27408  SFD     8.625    8.000    $4,165.85  360      1-Jun-26  $534,321.40
6991191 NASHVILLE            TN     37212  MF4     8.750    8.000    $2,013.95  360      1-Jul-26  $255,554.92
6991195 ARGYLE               TX     76226  SFD     8.250    7.980    $1,592.69  360      1-Oct-25  $210,314.94
6991196 AMHERST              MA     01002  SFD     8.375    8.000    $1,802.52  360      1-Jun-26  $236,536.23
6991208 BOISE                ID     83706  SFD     8.875    8.000    $1,893.64  360      1-Jul-26  $237,596.74
6991232 SAN DIEGO            CA     92131  SFD     9.000    8.000    $1,910.18  360      1-Jun-26  $236,875.42
6991272 HOPEWELL TWNSP       NJ     08534  SFD     8.625    8.000    $3,111.16  360      1-Jul-26  $399,220.10
6991287 RUMSON               NJ     07760  SFD     8.000    7.730    $3,257.92  360      1-Jul-26  $443,100.26
6991310 ESCONDIDO            CA     92029  SFD     8.750    8.000    $2,611.85  360      1-Jul-26  $331,415.58
6991330 HUNTINGTON BEACH     CA     92649  PUD     8.625    8.000    $1,978.70  360      1-Jun-26  $253,792.69
6991374 BIRMINGHAM           AL     35209  SFD     8.625    8.000    $1,931.49  360      1-May-26  $247,576.00
6991375 LAGUNA BEACH         CA     92651  SFD     8.625    8.000    $2,177.82  360      1-Jul-26  $279,500.46
6991376 EAST HAMPTON         NY     11437  SFD     8.250    7.980    $1,833.10  360      1-May-26  $243,211.23
6991382 TRUCKEE              CA     96161  SFD     8.625    8.000    $1,944.47  360      1-Jul-26  $249,554.03
6991390 COEUR D'ALENE        ID     83814  SFD     8.625    8.000    $1,866.70  360      1-Jul-26  $239,571.84
6991393 DELLWOOD             MN     55110  SFD     8.250    7.980    $2,253.80  360      1-Jul-26  $299,422.14
6991397 GREENLAWN            NY     11740  SFD     8.250    7.980    $1,682.84  360      1-Jul-26  $223,568.53
6991398 WESTFIELD            NJ     07090  SFD     8.625    8.000    $3,857.84  360      1-Jul-26  $495,115.16
6991404 PHOENIX              AZ     85018  SFD     8.750    8.000    $1,951.02  360      1-Jul-26  $247,568.80
6991407 LOS GATOS            CA     95030  SFD     8.500    8.000    $3,475.49  360      1-Jul-26  $451,147.84
6991408 FT WASHINGTON        PA     19034  SFD     8.500    8.000    $2,138.35  360      1-Jul-26  $277,590.98
6991415 PLYMOUTH             MN     55446  SFD     8.500    8.000    $2,072.23  360      1-Jul-26  $269,006.71
6991427 SCOTTSDALE           AZ     85262  SFD     8.625    8.000    $2,329.49  360      1-Jul-26  $298,961.70
6991428 WESTLAKE VILLAGE     CA     91362  SFD     8.125    7.855    $4,261.94  360      1-Jul-26  $572,865.92
6991429 WASHINGTON           DC     20007  PUD     7.750    7.480    $2,607.75  360      1-Jul-26  $363,224.25
6991455 SYKESVILLE           MD     21784  SFD     8.500    8.000    $2,179.87  360      1-Jul-26  $282,981.11
6991457 CEDAR CITY           UT     84720  SFD     8.875    8.000    $1,861.81  360      1-Jul-26  $233,603.53
6991458 CEDAR CITY           UT     84720  SFD     8.875    8.000    $2,307.37  360      1-Jul-26  $289,342.44
6991459 MARTINEZ             CA     94553  PUD     7.875    7.605    $1,644.68  360      1-Mar-26  $225,715.49
6991461 AUSTIN               TX     78746  LCO     8.625    8.000    $1,633.36  360      1-Aug-26  $209,751.14
6991466 SAN FRANCISCO        CA     94117  MF3     9.000    8.000    $3,218.49  360      1-Jul-26  $399,339.60
6991482 STATEN ISLAND        NY     10304  SFD     8.625    8.000    $2,473.37  360      1-Jun-26  $317,240.89
6991483 WICHITA FALLS        TX     76309  SFD     9.250    8.000    $1,719.40  360      1-Jul-26  $208,672.41
6991484 WHITTIER             CA     90601  SFD     8.875    8.000    $2,470.48  360      1-Jul-26  $309,973.91
6991492 BROOKLYN PARK        MN     55443  SFD     8.500    8.000    $2,275.99  360      1-Jul-26  $295,458.22
6991501 IRVINE               CA     92714  PUD     8.625    8.000    $2,333.37  360      1-Jul-26  $299,263.48
6991504 CHICAGO              IL     60641  SFD     8.500    8.000    $1,999.18  360      1-Jul-26  $259,524.11
6991514 LOS ANGELES          CA     90046  SFD     8.750    8.000    $4,877.54  360      1-Jul-26  $618,922.05
6991542 LAGUNA BEACH         CA     92651  SFD     8.750    8.000    $1,919.55  360      1-Aug-26  $243,718.21
6991543 FREDON               NJ     07860  SFD     8.125    7.855    $1,225.13  360      1-Jun-26  $164,563.83
6991544 GREENVILLE           DE     19807  SFD     8.625    8.000    $2,722.27  360      1-Aug-26  $349,585.23
6991555 MARIETTA             GA     30066  SFD     8.875    8.000    $1,989.12  360      1-Jul-26  $249,576.40
6991556 WESTON               CT     06883  SFD     8.375    8.000    $3,952.38  360      1-Aug-26  $519,351.32
6991558 LIVERMORE            CA     94550  SFD     8.625    8.000    $1,743.42  360      1-Jun-26  $223,614.90
6991559 LITTLE ROCK          AR     72212  SFD     8.750    8.000    $1,966.75  360      1-Aug-26  $249,711.29
6991561 LOWELL               MI     49331  LCO     8.625    8.000    $2,395.59  360      1-Aug-26  $307,635.01
6991565 POTOMAC              MD     20854  SFD     8.250    7.980    $3,098.23  360      1-Jul-26  $411,605.62
6991566 GLEN ROCK            NJ     07452  SFD     8.000    7.730    $2,146.26  360      1-Jun-26  $291,504.11
6991567 ROSWELL              GA     30075  SFD     8.500    8.000    $1,806.18  360      1-Jul-26  $234,470.06
6991568 ARDSLEY              NY     10502  SFD     8.250    7.980    $2,159.89  360      1-Jul-26  $286,946.22
6991570 WYCKOFF              NJ     07481  SFD     8.000    7.730    $2,443.44  360      1-Aug-26  $332,551.63
6991571 SAN DIEGO            CA     92122  LCO     9.250    8.000    $2,172.28  360      1-Jul-26  $263,636.15
6991572 WASHINGTON TWP       NJ     07853  SFD     8.875    8.000    $2,290.27  360      1-Aug-26  $287,526.05
6991574 WOODINVILLE          WA     98072  PUD     8.250    7.980    $2,794.72  360      1-Jun-26  $371,041.29
6991576 FAIR HAVEN           NJ     07704  SFD     8.625    8.000    $2,793.05  360      1-Aug-26  $358,674.44
6991578 EDMOND               OK     73034  SFD     9.125    8.000    $3,630.84  360      1-Jul-26  $445,532.12
6991579 JERICHO              NY     11753  SFD     8.750    8.000    $1,982.49  360      1-Jul-26  $251,163.51
6991583 SAN RAFAEL           CA     94901  SFD     8.375    8.000    $2,531.05  360      1-Jul-26  $332,374.69
6991584 THORNTON             CO     80241  SFD     8.500    8.000    $1,804.26  360      1-Jun-26  $234,075.30
6991585 WEST OLIVE           MI     49460  LCO     8.875    8.000    $2,088.57  360      1-Jul-26  $262,055.24
6991586 WALNUT CREEK         CA     94598  SFD     8.375    8.000    $2,166.21  360      1-Aug-26  $284,644.47
6991587 SAN JOSE             CA     95121  SFD     9.000    8.000    $1,788.68  360      1-Jul-26  $221,932.97
6991589 GLENMOORE            PA     19343  SFD     8.375    8.000    $1,876.62  360      1-Jun-26  $246,279.70
6991590 CHARLESTOWN          RI     02813  SFD     8.750    8.000    $2,060.37  360      1-Jul-26  $261,444.65
6991591 CORONADO             CA     92118  SFD     8.500    8.000    $3,652.34  360      1-Aug-26  $474,422.44
6991594 GIG HARBOR           WA     98332  SFD     8.375    8.000    $1,808.98  360      1-Aug-26  $237,703.09
6991595 HOUSTON              TX     77058  PUD     9.000    8.000    $1,937.13  360      1-Jul-26  $240,352.53
6991596 BOCA RATON           FL     33496  PUD     9.000    8.000    $5,028.89  360      1-Jul-26  $567,294.16
6991597 SPOKANE              WA     99204  SFD     8.500    8.000    $2,498.97  360      1-Apr-26  $323,797.56
6991598 TELLURIDE            CO     81435  SFD     8.375    8.000    $1,720.42  360      1-Aug-26  $226,067.64
6991599 LAS VEGAS            NV     89102  SFD     8.500    8.000    $1,780.88  360      1-Aug-26  $231,328.39
6991600 SAN DIEGO            CA     92128  PUD     8.125    7.855    $1,783.11  360      1-Jun-26  $239,515.21
6991601 SAN DIEGO            CA     92121  PUD     8.125    7.855    $1,761.20  360      1-Aug-26  $236,888.63
6991602 VALENCIA             CA     91354  PUD     7.875    7.605    $2,045.06  360      1-Jul-26  $281,263.85
6991603 LAUREL               MD     20724  PUD     7.625    7.355    $1,618.02  360      1-Feb-26  $227,246.52
6991604 MAHWAH               NJ     07430  SFD     8.375    8.000    $2,407.91  360      1-May-26  $315,801.62
6991605 SAN DIEGO            CA     92131  PUD     7.750    7.480    $1,772.40  360      1-May-26  $246,403.42
6991606 EL DORADO HILLS      CA     95762  PUD     8.750    8.000    $1,999.79  360      1-Jul-26  $253,758.05
6991607 CERRITOS             CA     90703  PUD     8.500    8.000    $2,121.43  360      1-Aug-26  $275,564.54
6991608 THOUSAND OAKS        CA     91361  LCO     8.625    8.000    $1,853.92  360      1-Jul-26  $237,931.77
6991609 PLEASANTON           CA     94588  SFD     8.500    8.000    $1,653.17  360      1-Jul-26  $214,606.46
6991610 CHATHAM              NJ     07928  SFD     7.875    7.605    $1,740.17  360      1-Jul-26  $239,400.58
6991612 FRESNO               CA     93720  SFD     8.750    8.000    $2,124.58  360      1-Jun-26  $269,433.66
6991613 AUSTIN               TX     78703  SFD     7.500    7.230    $2,569.61  360      1-Aug-26  $366,952.83
6991614 OMAHA                NE     68114  SFD     8.875    8.000    $3,150.76  360      1-Jul-26  $395,329.03
6991616 ROSEVILLE            MN     55113  SFD     8.250    7.980    $2,629.44  360      1-Jul-26  $349,325.82
6991617 DURHAM               NC     27712  SFD     7.625    7.355    $2,123.39  360      1-Jun-26  $298,516.76
6991619 SNOWMASS VILLAGE     CO     81615  SFD     8.500    8.000    $2,844.98  360      1-Aug-26  $369,550.12
6991620 CHARLOTTE            NC     28226  SFD     8.625    8.000    $1,649.50  360      1-Aug-26  $211,823.68
6991621 CHAPPAQUA            NY     10514  SFD     8.875    8.000    $2,130.34  360      1-Jul-26  $267,296.34
6991622 MALIBU               CA     90265  SFD     8.500    8.000    $3,629.28  360      1-Aug-26  $471,426.08
6991628 EUREKA               MO     63025  SFD     8.375    8.000    $1,730.68  360      1-Aug-26  $227,415.97
6991629 DALLAS               TX     75205  SFD     8.875    8.000    $1,954.11  360      1-Aug-26  $245,323.60
6991630 FAIRFAX              VA     22031  SFD     7.875    7.605    $1,742.71  360      1-Jul-26  $239,850.50
6991632 HENDERSON            NV     89012  SFD     8.875    8.000    $2,043.62  360      1-Aug-26  $256,560.93
6991633 UPPER BROOKVILLE     NY     11545  SFD     8.625    8.000    $4,666.74  360      1-Jun-26  $598,567.69
6991634 EVANSTON             IL     60201  SFD     9.000    8.000    $2,182.14  360      1-Aug-26  $270,798.26
6991635 GREAT FALLS          VA     22066  PUD     9.000    8.000    $2,436.40  360      1-Aug-26  $302,467.96
6991636 MINNETONKA           MN     55345  SFD     8.250    7.980    $2,494.21  360      1-Aug-26  $331,575.12
6991637 CHEVY CHASE          MD     20815  SFD     7.750    7.480    $1,891.33  360      1-Aug-26  $263,615.41
6991638 PHOENIX              AZ     85018  PUD     8.500    8.000    $1,903.07  360      1-Aug-26  $247,199.04
6991639 ROSEMONT             PA     19010  SFD     8.750    8.000    $5,113.56  360      1-Aug-26  $649,249.32
6991641 LIVERMORE            CA     94550  SFD     8.500    8.000    $2,260.61  360      1-Jun-26  $292,986.68
6991642 BELLEVUE             WA     98005  SFD     8.250    7.980    $4,026.79  360      1-Jun-26  $534,445.56
6991644 SCOTTSDALE           AZ     85255  SFD     8.750    8.000    $2,491.33  360      1-Aug-26  $316,314.27
6991645 WOODINVILLE          WA     98072  SFD     8.250    7.980    $1,690.36  360      1-Aug-26  $224,712.05
6991646 SEQUIM               WA     98382  SFD     8.625    8.000    $1,617.81  360      1-Aug-26  $207,753.50
6991648 LA JOLLA             CA     92037  SFD     8.250    7.980    $3,906.59  360      1-Aug-26  $519,334.54
6991650 KAMAS                UT     84036  SFD     8.750    8.000    $3,617.25  360      1-Aug-26  $459,268.99
6991652 ALEXANDRIA           NJ     08848  SFD     7.875    7.605    $2,241.01  360      1-May-26  $307,997.42
6991653 BELLE MEAD           NJ     08502  SFD     8.000    7.730    $2,553.51  360      1-Jun-26  $347,056.58
6991654 OMAHA                NE     68154  SFD     8.750    8.000    $1,651.80  360      1-Aug-26  $209,722.50
6991655 EDINA                MN     55424  SFD     8.000    7.730    $2,201.30  360      1-Aug-26  $299,596.06
6991657 CARY                 NC     27511  SFD     8.625    8.000    $1,946.03  360      1-Aug-26  $249,903.50
6991658 STATELINE            NV     89449  SFD     8.750    8.000    $4,130.18  360      1-Jul-26  $524,087.21
6991707 HERNDON              VA     22071  PUD     7.750    7.480    $1,977.30  360      1-Jul-26  $275,411.82
6991709 ST GEORGE            UT     84790  SFD     8.500    8.000    $4,275.16  360      1-Aug-26  $555,323.96
6991710 MONTROSE             CO     81401  SFD     8.500    8.000    $1,876.15  360      1-Aug-26  $243,703.32
6991711 BETHESDA             MD     20817  SFD     8.000    7.730    $1,812.40  360      1-Aug-26  $246,667.43
6991712 GREAT FALLS          VA     22066  SFD     8.250    7.980    $3,230.45  360      1-Aug-26  $429,449.71
6991714 TRUMBULL             CT     06611  SFD     8.250    7.980    $1,953.30  360      1-Aug-26  $259,667.26
6991716 CENTREVILLE          VA     22020  SFD     7.875    7.605    $1,832.26  360      1-Jul-26  $252,174.81
6991717 APEX                 NC     27502  SFD     8.250    7.980    $1,771.49  360      1-Jul-26  $235,345.80
6991718 CHESTERFIELD         MO     63017  PUD     8.875    8.000    $3,503.22  360      1-Jul-26  $439,554.01
6991720 SPRINGFIELD          VA     22150  SFD     8.250    7.980    $1,803.04  360      1-Aug-26  $239,692.87
6991722 ARLINGTON            VA     22201  SFD     8.250    7.980    $2,031.43  360      1-Jul-26  $269,879.14
6991727 SANTA FE             NM     87501  SFD     8.625    8.000    $2,339.60  360      1-Aug-26  $300,443.52
6991728 VIENNA               VA     22181  SFD     8.000    7.730    $2,585.79  360      1-Aug-26  $351,925.51
6991731 HENDERSON            NV     89012  SFD     8.625    8.000    $1,824.70  360      1-Aug-26  $234,181.98
6991735 LAGUNA BEACH         CA     92651  SFD     7.625    7.355    $3,092.36  360      1-Aug-26  $436,265.55
6991737 CLARENCE             NY     14031  SFD     8.750    8.000    $1,982.49  360      1-Jul-26  $251,561.85
6991738 LUBBOCK              TX     79416  SFD     8.625    8.000    $2,604.05  360      1-Aug-26  $334,403.23
6991739 DALLAS               TX     75252  SFD     8.750    8.000    $1,781.09  360      1-Aug-26  $226,138.53
6991740 OAK PARK             IL     60302  SFD     8.625    8.000    $3,067.61  360      1-Jul-26  $393,696.39
6991743 CUPERTINO            CA     95014  SFD     8.375    8.000    $2,613.13  360      1-Jul-26  $343,154.44
6991744 ARLINGTON            VA     22207  SFD     8.000    7.730    $3,668.83  360      1-Aug-26  $499,326.77
6991745 MINNEAPOLIS          MN     55403  SFD     8.625    8.000    $1,944.48  360      1-Aug-26  $249,703.73
6991748 GRAND JUNCTION       CO     81505  SFD     8.625    8.000    $2,395.60  360      1-Aug-26  $307,634.99
6991751 STUDIO CITY AREA     CA     91604  SFD     9.125    8.000    $8,136.33  360      1-Aug-26  $998,929.62
6991752 NEWPORT BEACH        CA     92660  PUD     8.125    7.855    $2,487.37  360      1-Aug-26  $334,560.24
6991753 SUMMERLAND KEY       FL     33042  SFD     8.750    8.000    $2,045.42  360      1-Aug-26  $259,699.73
6991754 CASTRO VALLEY        CA     94552  PUD     8.875    8.000    $2,152.22  360      1-Aug-26  $270,195.58
6991755 DANVILLE             CA     94526  PUD     8.500    8.000    $2,435.92  360      1-Aug-26  $316,414.80
6991756 LOS GATOS            CA     95032  SFD     8.375    8.000    $3,572.34  360      1-Aug-26  $469,413.70
6991759 LAS VEGAS            NV     89117  PUD     8.750    8.000    $2,124.09  360      1-Aug-26  $269,688.19
6991760 LA JOLLA             CA     92037  SFD     9.125    8.000    $4,129.19  360      1-Aug-26  $506,749.76
6991765 SAN DIEGO            CA     92109  SFD     8.750    8.000    $2,139.83  360      1-Aug-26  $271,685.86
6991766 SAN DIEGO            CA     92131  PUD     8.750    8.000    $2,080.04  360      1-Aug-26  $264,094.65
6991767 MONTCALIR            NJ     07043  SFD     8.625    8.000    $2,240.04  360      1-Aug-26  $287,457.26
6991768 FRESNO               CA     93711  SFD     9.000    8.000    $2,132.25  360      1-Aug-26  $264,709.41
6991769 RICHBORO             PA     18954  SFD     8.625    8.000    $2,400.26  360      1-Aug-26  $308,049.46
6991770 BROOKLYN             NY     11210  SFD     8.750    8.000    $2,454.51  360      1-Jul-26  $311,457.53
6991772 LANDENBERG           PA     19350  SFD     8.875    8.000    $2,373.41  360      1-Aug-26  $297,794.58
6991773 COLUMBIA             SC     29206  SFD     8.750    8.000    $1,721.31  360      1-Jul-26  $218,419.56
6991774 SANTA CLARITA        CA     91351  SFD     8.500    8.000    $1,845.39  360      1-Jul-26  $239,560.73
6991775 STEVENSON RANCH AREA CA     91381  PUD     8.875    8.000    $2,161.77  360      1-Jul-26  $271,189.28
6991776 ARCADIA              CA     91007  SFD     8.875    8.000    $2,327.26  360      1-Aug-26  $292,170.83
6991777 MALIBU               CA     90265  LCO     9.000    8.000    $2,574.79  360      1-Aug-26  $319,649.11
6991778 RENO                 NV     89509  SFD     8.875    8.000    $4,614.74  360      1-Aug-26  $579,347.28
6991779 ESCONDIDO            CA     92029  SFD     8.750    8.000    $3,499.49  240      1-Aug-16  $394,771.56
6991780 LOS ANGELES          CA     90049  LCO     8.375    8.000    $2,660.26  360      1-Jul-26  $349,342.78
6991781 SANTA ROSA           CA     95404  SFD     8.250    7.980    $2,328.93  360      1-Sep-26  $309,802.32
6991782 HUNTINGTON BEACH     CA     92649  SFD     8.250    7.980    $2,434.10  360      1-Aug-26  $323,585.38
6991783 LIVERMORE            CA     94550  SFD     8.500    8.000    $2,491.28  360      1-Aug-26  $323,606.05
6991784 HAYWARD              CA     94542  SFD     8.375    8.000    $2,462.63  360      1-Jul-26  $323,391.63
6991785 HAGERSTOWN           MD     21742  SFD     8.500    8.000    $1,844.44  360      1-Aug-26  $239,583.32
6991786 ANTIOCH              CA     94509  SFD     8.750    8.000    $1,826.72  360      1-Jul-26  $231,796.29
6991787 BAKERSFIELD          CA     93308  SFD     8.750    8.000    $2,454.51  360      1-May-26  $310,844.78
6991788 SHREVEPORT           LA     71119  PUD     8.500    8.000    $2,491.28  360      1-Aug-26  $323,606.05
6991789 RAMSEY               NJ     07446  SFD     9.000    8.000    $1,888.05  360      1-Aug-26  $234,392.69
6991790 ROCHESTER            MN     55902  SFD     8.500    8.000    $1,999.18  360      1-Aug-26  $259,683.86
6991791 NEWPORT BEACH        CA     92625  SFD     7.250    6.980    $4,083.85  360      1-Sep-23  $579,352.13
6991792 SANDY                UT     84093  SFD     7.625    7.355    $2,176.47  360      1-Feb-26  $305,679.40
6991793 NANTUCKET            MA     02554  SFD     8.500    8.000    $1,814.64  360      1-Aug-26  $235,713.04
6991795 BEND                 OR     97702  SFD     8.750    8.000    $1,856.61  360      1-Sep-26  $235,864.22
6991796 SALT LAKE CITY       UT     84121  SFD     8.625    8.000    $1,742.25  360      1-Jul-26  $223,600.39
6991797 SCOTTSDALE           AZ     85255  SFD     8.250    7.980    $3,237.96  360      1-Aug-26  $430,448.45
6991798 WINTER SPRINGS       FL     32708  SFD     9.000    8.000    $1,810.41  360      1-Aug-26  $224,753.26
6991800 PLEASANTON           CA     94566  SFD     8.625    8.000    $2,506.98  360      1-Aug-26  $321,811.78
6991802 SARATOGA             CA     95070  SFD     8.250    7.980    $4,883.24  360      1-Jul-26  $648,747.96
6991804 COUNCIL BLUFFS       IA     51503  SFD     8.375    8.000    $2,168.65  360      1-Aug-26  $284,965.07
6991807 WEST LINN            OR     97068  SFD     8.625    8.000    $2,255.79  360      1-Aug-26  $289,681.29
6991808 DUNNELLON            FL     34434  SFD     8.500    8.000    $1,880.00  360      1-Jul-26  $244,052.47
6991809 LITTLETON            CO     80121  SFD     8.750    8.000    $3,335.61  360      1-Aug-26  $421,201.39
6991810 GAITHERSBURG         MD     20877  SFD     7.875    7.605    $1,979.44  360      1-Aug-26  $272,623.01
6991812 VANCOUVER            WA     98685  SFD     8.500    8.000    $1,731.21  360      1-Sep-26  $225,013.60
6991814 LAGUNA NIGUEL        CA     92677  PUD     8.750    8.000    $2,360.11  360      1-Aug-26  $299,653.52
6991815 EAGAN                MN     55122  SFD     8.500    8.000    $2,192.56  360      1-Aug-26  $284,803.28
6991816 DARNESTOWN           MD     20878  SFD     8.000    7.730    $1,938.98  360      1-Aug-26  $263,894.19
6991817 BASALT               CO     81621  SFD     8.750    8.000    $3,146.81  360      1-Aug-26  $399,538.04
6991818 FLAGSTAFF            AZ     86001  SFD     8.500    8.000    $3,014.15  360      1-Aug-26  $391,523.35
6991819 DULUTH               GA     30155  SFD     8.625    8.000    $3,888.95  360      1-Aug-26  $499,407.48
6991820 SHERWOOD             MD     21665  SFD     8.500    8.000    $2,638.15  360      1-Sep-26  $342,892.14
6991821 ALBUQUERQUE          NM     87122  SFD     8.625    8.000    $2,644.49  360      1-Aug-26  $339,597.08
6991824 BRENTWOOD            CA     94513  SFD     8.500    8.000    $1,716.24  360      1-Jul-26  $222,793.44
6991826 NAZARETH             PA     18064  SFD     8.500    8.000    $1,660.86  360      1-Aug-26  $215,737.35
6991828 HONOLULU             HI     96825  SFD     8.375    8.000    $3,113.26  360      1-Aug-26  $409,089.04
6991829 BOXBOROUGH           MA     01719  SFD     8.625    8.000    $1,890.03  360      1-Aug-26  $242,712.03
6991831 BEAUX ARTS           WA     98004  SFD     8.000    7.730    $1,650.98  360      1-Aug-26  $224,697.03
6991832 MERCER ISLAND        WA     98040  SFD     8.500    8.000    $7,689.14  360      1-Sep-26  $999,394.19
6991833 GOLDENS BRIDGE       NY     10526  SFD     8.875    8.000    $3,580.41  360      1-Aug-26  $449,421.03
6991834 SAN MATEO            CA     94402  SFD     8.375    8.000    $4,803.66  360      1-Aug-26  $631,211.60
6991835 SAN FRANCISCO        CA     94115  SFD     8.500    8.000    $4,459.70  360      1-Aug-26  $579,294.77
6991836 EL GRANADA           CA     94018  SFD     8.125    7.855    $2,465.10  360      1-Aug-26  $331,564.17
6991838 CASTLE ROCK          CO     80104  SFD     8.625    8.000    $1,722.03  360      1-Jul-26  $221,005.02
6991840 CHEVY CHASE          MD     20815  SFD     8.375    8.000    $3,990.38  360      1-Aug-26  $524,345.09
6991842 OMAHA                NE     68114  SFD     8.750    8.000    $2,989.47  360      1-Sep-26  $379,781.36
6991843 NORTH OAKS           MN     55127  SFD     8.625    8.000    $2,706.71  360      1-Aug-26  $347,587.60
6991844 CORONADO             CA     92118  MF2     8.375    8.000    $2,785.67  360      1-Aug-26  $366,042.79
6991845 GOLDEN               CO     80401  SFD     8.375    8.000    $2,280.22  360      1-Aug-26  $299,625.76
6991847 ASPEN                CO     81611  SFD     8.875    8.000    $5,967.34  360      1-Aug-26  $749,155.96
6991848 LITTLETON            CO     80123  PUD     8.375    8.000    $3,096.54  360      1-Aug-26  $406,891.78
6991849 BURKE                VA     22015  SFD     7.875    7.605    $1,557.45  360      1-Aug-26  $214,503.38
6991850 JONESBORO            AR     72401  SFD     7.625    7.355    $2,123.38  360      1-Jun-26  $299,123.16
6991851 WAYNE                NJ     07470  SFD     8.125    7.855    $3,823.86  360      1-Aug-26  $514,323.96
6991852 BELLMORE             NY     11710  SFD     8.500    8.000    $1,876.15  360      1-Aug-26  $243,703.32
6991853 HILTON HEAD          SC     29926  PUD     8.750    8.000    $2,084.76  360      1-Aug-26  $264,693.95
6991854 ARLINGTON            VA     22202  SFD     8.000    7.730    $2,274.68  360      1-Aug-26  $309,582.59
6991855 VIENNA               VA     22182  SFD     8.375    8.000    $2,809.61  360      1-Jun-26  $368,721.29
6991856 GRANT TOWNSHIP       MN     55082  SFD     8.375    8.000    $1,995.19  360      1-Aug-26  $262,172.54
6991857 PARK CITY            UT     84060  SFD     7.750    7.480    $2,378.49  360      1-Jul-26  $331,292.48
6991859 STINSON BEACH        CA     94970  SFD     8.375    8.000    $4,685.09  360      1-Aug-26  $615,631.06
6991860 LOS ALTOS            CA     94024  SFD     8.625    8.000    $7,777.90  360      1-Sep-26  $999,409.60
6991863 OAKTON               VA     22124  SFD     8.250    7.980    $2,404.06  360      1-Sep-26  $319,795.94
6991864 NEWCASTLE            CA     95658  SFD     8.875    8.000    $1,890.46  360      1-Aug-26  $237,332.59
6991865 SAN DIEGO            CA     92103  SFD     8.250    7.980    $2,253.80  360      1-Aug-26  $299,616.08
6991866 BROAD RUN            VA     22014  SFD     8.000    7.730    $1,981.16  360      1-Jul-26  $269,452.89
6991868 SOMERS               NY     10589  SFD     9.000    8.000    $1,919.03  360      1-Aug-26  $237,936.21
6991869 DETROIT LAKES        MN     56501  SFD     8.625    8.000    $2,250.68  240      1-Aug-16  $256,190.12
6991870 CRANFORD             NJ     07016  SFD     8.750    8.000    $2,619.72  360      1-Aug-26  $332,615.42
6991871 OMAHA                NE     68114  SFD     8.750    8.000    $2,584.32  360      1-Jul-26  $327,928.83
6991872 RIDGECREST           CA     93555  SFD     9.125    8.000    $2,048.33  360      1-Aug-26  $251,481.02
6991873 GLENWOOD             MD     21738  SFD     8.375    8.000    $2,128.21  360      1-Aug-26  $279,650.70
6991874 BETHESDA             MD     20817  SFD     8.250    7.980    $1,748.95  360      1-Aug-26  $232,502.08
6991875 NORFOLK              VA     23509  SFD     8.625    8.000    $1,825.09  360      1-Aug-26  $234,371.92
6991876 SNOWMASS VILLAGE     CO     81615  LCO     8.875    8.000    $2,514.24  360      1-Jul-26  $315,464.58
6991877 BEAVERTON            OR     97007  SFD     8.625    8.000    $1,721.25  360      1-Aug-26  $221,037.74
6991878 MALVERN              PA     19355  SFD     8.125    7.855    $1,856.06  360      1-Aug-26  $249,646.85
6991879 VALLEY CENTER        CA     92082  SFD     8.750    8.000    $2,478.11  360      1-Jul-26  $314,452.32
6991880 FRESNO               CA     93720  SFD     8.500    8.000    $1,999.18  360      1-Aug-26  $259,683.86
6991882 NEW ROCHELLE         NY     10804  SFD     8.875    8.000    $2,613.69  360      1-Sep-26  $328,315.84
6991883 ELLICOTT CITY        MD     21042  PUD     8.875    8.000    $2,291.46  360      1-Aug-26  $287,675.89
6991884 RENO                 NV     89511  SFD     8.500    8.000    $2,037.63  360      1-Jul-26  $264,514.94
6991885 WILMINGTON           DE     19809  SFD     8.125    7.855    $1,643.89  360      1-Aug-26  $221,109.36
6991886 SAN CARLOS           CA     94070  SFD     8.375    8.000    $3,116.30  360      1-Aug-26  $409,488.54
6991887 SAN DIEGO            CA     92130  SFD     8.625    8.000    $3,826.73  360      1-Aug-26  $491,416.95
6991888 MISSOULA             MT     59801  SFD     8.250    7.980    $2,103.55  360      1-Aug-26  $279,641.67
6991889 MISSOULA             MT     59801  SFD     8.750    8.000    $1,899.89  360      1-Aug-26  $241,221.08
6991890 WASHINGTON TWP       NJ     07853  SFD     8.500    8.000    $2,244.62  360      1-Aug-26  $291,565.04
6991891 WENATCHEE            WA     98801  SFD     8.375    8.000    $2,143.41  360      1-Nov-25  $279,801.75
6991893 ATL HIGHLANDS        NJ     07716  SFD     8.625    8.000    $1,995.04  360      1-Aug-26  $256,196.02
6991894 LA VERNE             CA     91750  SFD     8.750    8.000    $2,336.50  360      1-Aug-26  $296,028.12
6991895 PHOENIX              AZ     85022  SFD     8.750    8.000    $1,962.82  360      1-Aug-26  $249,211.85
6991896 PHOENIX              AZ     85048  SFD     8.875    8.000    $2,227.81  360      1-Aug-26  $279,684.88
6991897 PARK CITY            UT     84060  PUD     8.750    8.000    $2,383.70  360      1-Aug-26  $302,650.08
6991898 SALINAS              CA     93908  SFD     8.500    8.000    $1,922.28  360      1-Aug-26  $249,696.03
6991899 RENO                 NV     89511  SFD     9.000    8.000    $2,011.56  360      1-Aug-26  $249,447.58
6991900 SCARSDALE            NY     10583  SFD     9.000    8.000    $2,196.62  360      1-Aug-26  $272,700.64
6991901 OREGON CITY          OR     97045  SFD     8.750    8.000    $1,755.13  360      1-Aug-26  $222,757.94
6991902 SANTA CLARITA        CA     91355  SFD     8.250    7.980    $1,797.03  360      1-Aug-26  $238,891.63
6991903 LAKE ARROWHEAD       CA     92352  SFD     8.875    8.000    $2,784.76  360      1-Aug-26  $349,606.11
6991906 POWDER SPRINGS       GA     30073  SFD     8.375    8.000    $2,204.21  360      1-Sep-26  $289,819.75
6991907 EL DORADO HILLS      CA     95762  PUD     8.375    8.000    $2,368.38  360      1-Aug-26  $311,211.31
6991908 (TRABUCO CANYON A    CA     92679  PUD     8.750    8.000    $2,340.83  360      1-Aug-26  $297,206.37
6991909 VALENCIA AREA        CA     91354  PUD     8.250    7.980    $1,750.08  360      1-Aug-26  $232,651.88
6991910 KENNER               LA     70065  SFD     8.625    8.000    $2,476.49  360      1-Jul-26  $317,831.97
6991911 TYRONE               GA     30290  SFD     8.875    8.000    $2,078.63  360      1-Aug-26  $260,955.98
6991913 NEW CITY             NY     10956  SFD     8.750    8.000    $1,734.68  360      1-Aug-26  $220,245.34
6991914 FREDERICK            MD     21702  SFD     7.875    7.605    $2,117.21  360      1-Aug-26  $291,596.76
6991915 ADEL                 IA     50003  SFD     8.500    8.000    $1,749.28  360      1-Aug-26  $227,223.38
6991916 CLIVE                IA     50325  SFD     8.125    7.855    $2,079.00  360      1-Aug-26  $279,632.42
6991917 GLENDALE             AZ     85308  SFD     8.375    8.000    $1,641.76  360      1-Aug-26  $215,730.54
6991918 WEST CHESTER         PA     19380  SFD     8.125    7.855    $2,412.38  360      1-Aug-26  $324,473.48
6991919 FRESH MEADOWS        NY     11366  SFD     8.000    7.730    $1,849.09  360      1-Jul-26  $251,489.34
6991922 PLYMOUTH             MN     55441  PUD     8.125    7.855    $1,819.12  360      1-Aug-26  $244,678.38
6991923 MINNEAPOLIS          MN     55405  SFD     8.500    8.000    $1,660.86  360      1-Aug-26  $215,737.35
6991924 HOUSTON              TX     77027  SFD     8.250    7.980    $2,266.58  360      1-Aug-26  $301,313.89
6991926 PHOENIX              AZ     85044  SFD     8.375    8.000    $1,854.58  360      1-Aug-26  $243,695.62
6991927 CORAL SPRINGS        FL     33067  SFD     8.875    8.000    $1,647.79  360      1-Aug-26  $206,866.92
6991928 NEWARK               DE     19711  SFD     8.375    8.000    $2,151.39  360      1-Aug-26  $282,696.90
6991929 TUSTIN               CA     92782  SFD     8.500    8.000    $2,132.59  360      1-Aug-26  $277,012.75
6991930 BEDFORD HILLS        NY     10507  SFD     8.875    8.000    $7,956.45  360      1-Sep-26  $998,335.83
6991931 CHESTERFIELD         VA     23238  SFD     8.375    8.000    $1,751.02  360      1-Aug-26  $230,087.62
6991932 FAIRFIELD            CT     06490  SFD     8.250    7.980    $2,253.80  360      1-Jul-26  $299,422.14
6991933 FAIRFIELD            CT     06430  SFD     8.250    7.980    $1,927.00  360      1-Aug-26  $256,171.75
6991934 NORTH ATTLEBORO      MA     02760  SFD     8.875    8.000    $1,738.49  360      1-Aug-26  $218,254.09
6991935 LEXINGTON            MA     02173  SFD     8.750    8.000    $3,933.51  360      1-Aug-26  $499,422.55
6991937 EASTCHESTER          NY     10583  SFD     8.625    8.000    $2,166.54  360      1-Aug-26  $278,219.90
6991938 POULSBO              WA     98370  SFD     8.625    8.000    $1,904.51  360      1-Aug-26  $244,570.82
6991939 LOS ANGELES          CA     90066  SFD     8.875    8.000    $1,933.42  360      1-Aug-26  $242,726.53
6991940 ACTON                CA     93510  SFD     8.375    8.000    $2,052.20  360      1-Aug-26  $269,663.18
6991942 LAKE OSWEGO          OR     97034  SFD     8.250    7.980    $1,803.04  360      1-Aug-26  $239,692.87
6991943 HOPKINTON            MA     01748  SFD     7.875    7.605    $1,761.92  360      1-Jun-26  $242,324.46
6991946 OSSINING             NY     10562  SFD     8.250    7.980    $1,588.93  360      1-Aug-26  $211,229.34
6991947 ISSAQUAH             WA     98029  SFD     8.375    8.000    $1,916.91  360      1-Aug-26  $251,885.38
6991948 CHAPEL HILL          NC     27514  SFD     8.875    8.000    $2,154.21  360      1-Aug-26  $270,445.30
6991949 EDINA                MN     55436  SFD     8.250    7.980    $3,380.70  360      1-Sep-26  $449,713.05
6991950 EDEN PRAIRIE         MN     55346  SFD     8.625    8.000    $2,513.82  360      1-Jul-26  $322,623.42
6991951 RIDGECREST           CA     93555  SFD     9.000    8.000    $1,919.03  360      1-Aug-26  $238,238.46
6991952 PASO ROBLES          CA     93446  SFD     9.000    8.000    $1,919.03  360      1-Aug-26  $238,238.46
6991953 RICKREALL            OR     97371  SFD     8.875    8.000    $1,989.12  360      1-Jul-26  $249,576.40
6991955 SNOWMASS VILLAGE     CO     81615  LCO     8.750    8.000    $2,674.79  360      1-Sep-26  $339,804.38
6991956 MARLBOROUGH          MA     01752  SFD     8.125    7.855    $1,670.62  360      1-Jul-26  $224,555.46
6991958 PACIFICA             CA     94044  SFD     8.500    8.000    $1,799.26  360      1-Aug-26  $233,624.84
6991959 LITTLETON            CO     80127  SFD     8.500    8.000    $1,867.60  360      1-Sep-26  $242,739.85
6991960 LAS VEGAS            NV     89120  SFD     8.625    8.000    $1,917.26  360      1-Aug-26  $246,207.87
6991961 OAKBROOK             IL     60521  SFD     8.625    8.000    $3,652.51  360      1-Aug-26  $469,043.49
6991963 LIVERMORE            CA     94550  SFD     8.250    7.980    $2,372.35  360      1-Jul-26  $315,171.75
6991964 SEA ISLE CITY        NJ     08243  LCO     8.875    8.000    $2,005.03  360      1-Aug-26  $251,716.40
6991965 MOORESTOWN TWP       NJ     08057  SFD     8.375    8.000    $2,637.46  360      1-Aug-26  $346,567.12
6991966 MUNSON               OH     44024  SFD     8.625    8.000    $2,076.31  360      1-Aug-26  $266,633.65
6991970 SOMERS               NY     10589  SFD     9.000    8.000    $2,075.93  360      1-Aug-26  $257,646.40
6991971 BURLINGTON           CO     80807  SFD     9.250    8.000    $2,056.69  360      1-Aug-26  $249,519.84
6991972 DRAPER               UT     84020  SFD     7.625    7.355    $1,804.88  360      1-Jul-26  $254,432.66
6991973 DAVIS                CA     95616  SFD     8.875    8.000    $2,133.92  360      1-Jul-26  $266,234.49
6991975 COLORADO SPRINGS     CO     80906  SFD     8.750    8.000    $2,040.71  360      1-Aug-26  $259,100.41
6991976 WOODBURY             MN     55125  SFD     8.625    8.000    $1,913.37  360      1-Aug-26  $245,708.47
6991977 ALPHARETTA           GA     30202  SFD     8.625    8.000    $1,821.39  360      1-Jul-26  $233,757.24
6991978 ORCHARD PARK         NY     14127  SFD     9.000    8.000    $1,758.11  360      1-Aug-26  $218,260.38
6991979 BUTTE                MT     59701  SFD     8.875    8.000    $1,861.81  360      1-Jul-26  $233,603.52
6991983 BLOOMFIELD HILLS     MI     48302  LCO     8.125    7.855    $1,930.50  360      1-Sep-26  $259,829.92
6991984 WACO                 TX     76710  SFD     8.625    8.000    $2,187.54  360      1-Jul-26  $280,748.24
6991985 NORTH OAKS           MN     55127  SFD     8.375    8.000    $1,915.39  360      1-Aug-26  $251,675.95
6991987 SETAUKET             NY     11733  SFD     8.375    8.000    $1,660.76  360      1-Aug-26  $218,193.94
6991988 SALT LAKE CITY       UT     84121  SFD     8.625    8.000    $2,135.04  360      1-Aug-26  $274,074.69
6991989 FAIRFAX STATION      VA     22039  SFD     7.875    7.605    $1,769.17  360      1-Jul-26  $243,492.93
6991990 SPRINGFIELD          VA     22152  SFD     8.000    7.730    $1,922.47  360      1-Aug-26  $261,647.22
6991991 HERNDON              VA     22071  SFD     8.250    7.980    $2,050.96  360      1-Sep-26  $272,825.92
6991992 SAINT PAUL           MN     55108  SFD     8.750    8.000    $2,513.51  360      1-Aug-26  $319,131.02
6991993 WABASHA              MN     55981  SFD     8.625    8.000    $1,672.25  360      1-Jul-26  $214,616.44
6991994 LAS VEGAS            NV     89121  PUD     7.625    7.355    $2,928.15  360      1-Dec-25  $410,618.59
6991995 WESTERN SPRINGS      IL     60558  SFD     8.875    8.000    $1,734.51  360      1-Sep-26  $217,877.78
6991996 SHOREWOOD            WI     53211  SFD     8.750    8.000    $1,837.74  360      1-Sep-26  $233,465.59
6991998 INDIANAPOLIS         IN     46278  SFD     8.500    8.000    $1,619.34  360      1-Sep-26  $210,472.41
6991999 OMAHA                NE     68135  SFD     8.500    8.000    $2,291.37  360      1-Sep-26  $297,819.46
6992000 BULLHEAD CITY        AZ     86442  SFD     8.750    8.000    $1,888.09  360      1-Jul-26  $239,582.70
6992001 LIVINGSTON           NJ     07039  SFD     8.750    8.000    $2,391.57  360      1-Aug-26  $303,648.92
6992002 LITTLE SILVER        NJ     07739  SFD     7.875    7.605    $3,451.34  360      1-Aug-26  $475,342.67
6992003 SCARSDALE            NY     10583  SFD     8.375    8.000    $3,040.29  360      1-Aug-26  $399,501.02
6992005 DANA POINT           CA     92629  LCO     8.500    8.000    $2,183.71  360      1-Sep-26  $283,827.96
6992006 SAN CLEMENTE         CA     92673  LCO     8.625    8.000    $1,750.03  360      1-Sep-26  $224,867.16
6992009 FORT COLLINS         CO     80525  SFD     8.375    8.000    $1,844.93  360      1-Jul-26  $242,274.20
6992010 SPARTANBURG          SC     29301  SFD     8.500    8.000    $3,260.20  360      1-Jul-26  $423,223.92
6992011 ARLINGTON HEIGHTS    IL     60004  SFD     8.250    7.980    $1,690.36  360      1-Jul-26  $224,283.69
6992012 PORT ARANSAS         TX     78373  PUD     8.875    8.000    $1,851.47  360      1-Aug-26  $232,438.12
6992013 RENTON               WA     98059  PUD     8.375    8.000    $1,691.92  360      1-Jul-26  $222,182.02
6992014 WOODINVILLE          WA     98072  SFD     8.500    8.000    $1,952.66  360      1-Aug-26  $252,637.67
6992015 LOUISVILLE           CO     80027  SFD     8.500    8.000    $1,729.67  360      1-Aug-26  $224,676.49
6992016 BLUFFDALE            UT     84065  SFD     8.750    8.000    $2,354.20  360      1-Aug-26  $298,904.41
6992017 SALT LAKE CITY       UT     84121  SFD     8.625    8.000    $1,865.92  360      1-Aug-26  $239,615.70
6992018 SARATOGA             CA     95070  SFD     8.250    7.980    $4,131.97  360      1-Aug-26  $549,296.15
6992019 SARATOGA             CA     95070  SFD     8.250    7.980    $3,493.39  360      1-Aug-26  $464,404.94
6992020 FREMONT              CA     94539  SFD     8.625    8.000    $3,888.95  360      1-Aug-26  $499,407.48
6992021 FOSTER CITY          CA     94404  PUD     8.250    7.980    $2,929.94  360      1-Sep-26  $389,751.31
6992022 FREMONT              CA     94538  PUD     8.625    8.000    $3,873.39  360      1-Aug-26  $497,409.86
6992023 DANVILLE             CA     94526  PUD     8.500    8.000    $1,999.18  360      1-Sep-26  $259,842.49
6992024 LOS ANGELES          CA     90049  SFD     8.625    8.000    $3,500.05  360      1-Aug-26  $449,466.75
6992025 SAN DIEGO            CA     92107  SFD     8.625    8.000    $2,345.04  360      1-Aug-26  $301,142.70
6992026 MEDFORD              OR     97504  SFD     8.750    8.000    $2,360.10  360      1-Jul-26  $299,478.41
6992028 VANCOUVER            WA     98686  SFD     8.875    8.000    $2,141.88  360      1-Aug-26  $268,897.04
6992029 LAKE OSWEGO          OR     97034  SFD     8.625    8.000    $3,062.55  360      1-Aug-26  $393,283.39
6992030 PORTLAND             OR     97225  SFD     8.750    8.000    $1,730.74  360      1-Aug-26  $219,745.93
6992031 EUGENE               OR     97405  SFD     8.750    8.000    $3,933.50  360      1-Sep-26  $499,712.33
6992032 CAMARILLO            CA     93012  SFD     8.875    8.000    $1,846.29  360      1-Aug-26  $231,788.86
6992033 SAPELLO              NM     87745  SFD     8.875    8.000    $1,760.36  360      1-Aug-26  $220,921.45
6992035 RANCHO PALOS VERD    CA     90274  SFD     8.625    8.000    $4,001.73  360      1-Aug-26  $511,875.92
6992036 SAN DIEGO            CA     92130  PUD     7.875    7.605    $1,905.12  360      1-Jul-26  $262,203.26
6992037 SAN JOSE             CA     95123  SFD     8.750    8.000    $1,786.20  360      1-Aug-26  $226,787.79
6992038 LA JOLLA             CA     92037  SFD     8.375    8.000    $3,800.36  360      1-Aug-26  $499,376.25
6992039 ORANGE               CA     92669  PUD     9.125    8.000    $1,947.43  360      1-Sep-26  $239,222.63
6992040 APEX                 NC     27502  SFD     8.875    8.000    $2,101.30  360      1-Aug-26  $263,802.78
6992041 ANAHEIM              CA     92808  PUD     8.375    8.000    $1,846.98  360      1-Aug-26  $242,696.86
6992042 CARLSBAD             CA     92009  PUD     8.500    8.000    $1,748.51  360      1-Aug-26  $227,123.50
6992043 TRABUCO CANYON AREA  CA     92679  PUD     8.625    8.000    $1,988.81  360      1-Aug-26  $255,396.98
6992044 VALENCIA AREA        CA     91354  PUD     8.000    7.730    $1,648.77  360      1-Aug-26  $224,397.45
6992045 ANAHIEM HILLS        CA     92808  PUD     8.750    8.000    $1,895.95  360      1-Aug-26  $240,721.67
6992046 POWAY                CA     92064  SFD     8.375    8.000    $1,696.86  360      1-Aug-26  $222,971.51
6992047 ALAMEDA              CA     94502  PUD     8.375    8.000    $2,090.20  360      1-Aug-26  $274,656.95
6992048 TRABUCO CANYON       CA     92679  PUD     8.250    7.980    $1,791.02  360      1-Aug-26  $238,094.91
6992049 CARLSBAD             CA     92008  PUD     8.625    8.000    $1,972.47  360      1-Aug-26  $253,299.48
6992051 ANTIOCH              CA     94509  SFD     8.375    8.000    $1,654.76  360      1-Jul-26  $217,301.18
6992053 SOUTHAMPTON          NY     11968  SFD     8.625    8.000    $1,891.59  360      1-Jul-26  $242,766.13
6992060 BERKELEY HEIGHTS     NJ     07974  SFD     8.500    8.000    $1,878.85  360      1-Jul-26  $243,652.20
6992061 COPPELL              TX     75019  SFD     8.250    7.980    $2,614.41  360      1-May-26  $346,875.08
6992062 WYLIE                TX     75098  SFD     8.375    8.000    $1,933.63  360      1-Jul-26  $253,922.30
6992063 OAK POINT            TX     75068  PUD     8.625    8.000    $1,788.92  360      1-Jul-26  $229,589.69
6992065 NEW CITY             NY     10956  SFD     8.625    8.000    $2,061.15  360      1-Jul-26  $264,527.23
6992066 MINNEAPOLIS          MN     55403  SFD     8.375    8.000    $2,561.45  360      1-Aug-26  $336,579.60
6992067 BOURNE               MA     02562  SFD     8.500    8.000    $2,299.06  360      1-Aug-26  $298,636.43
6992068 SHREVEPORT           LA     71119  SFD     8.000    7.730    $1,710.41  360      1-Jul-26  $232,627.64
6992069 LA JOLLA             CA     92037  SFD     8.250    7.980    $2,193.70  360      1-Sep-26  $291,813.80
6992070 LITTLETON            CO     80128  SFD     8.750    8.000    $2,686.59  360      1-Aug-26  $341,105.59
6992071 CHANTILLY            VA     22021  PUD     7.875    7.605    $1,740.17  360      1-Jul-26  $239,501.24
6992072 ALEXANDRIA           VA     22315  SFD     7.750    7.480    $1,974.44  360      1-Jul-26  $275,012.66
6992073 POTOMAC              MD     20854  SFD     8.750    8.000    $4,122.32  360      1-Jun-26  $522,780.80
6992074 SUDBURY              MA     01776  SFD     7.500    7.230    $2,726.94  360      1-Jul-26  $389,126.24
6992075 MINNEAPOLIS          MN     55416  SFD     8.625    8.000    $2,264.92  360      1-Sep-26  $291,028.08
6992078 SHAWNEE              KS     66216  SFD     8.750    8.000    $2,335.56  360      1-Aug-26  $296,537.13
6992079 BETHESDA             MD     20817  SFD     8.375    8.000    $2,486.96  360      1-Jul-26  $326,585.59
6992082 VICTORVILLE          CA     92392  SFD     8.375    8.000    $2,189.01  360      1-Aug-26  $287,640.73
6992083 COLTON               CA     92324  SFD     7.625    7.355    $2,477.28  360      1-Jun-26  $348,369.36
6992084 WARREN               NJ     07060  SFD     8.875    8.000    $3,182.58  360      1-Aug-26  $399,549.84
6992085 AMHERST              MA     01002  SFD     8.125    7.855    $1,633.50  360      1-Jun-26  $219,149.74
6992089 NORTH EAST           MD     21901  SFD     8.125    7.855    $4,083.74  360      1-Aug-26  $549,278.00
6992090 TACOMA               WA     98422  SFD     7.875    7.605    $1,921.44  360      1-Mar-26  $263,697.95
6992091 GREENVILLE           SC     29615  SFD     8.375    8.000    $2,049.16  360      1-Aug-26  $268,552.10
6992094 WELLESLEY            MA     02181  SFD     8.750    8.000    $2,360.11  360      1-Aug-26  $299,653.52
6992095 RYE                  NY     10580  SFD     8.625    8.000    $1,283.36  360      1-Sep-26  $164,902.58
6992096 BISMARCK             ND     58504  SFD     8.875    8.000    $2,828.52  360      1-Aug-26  $355,099.92
6992098 AMHERST              NY     14221  SFD     8.750    8.000    $3,933.51  360      1-Aug-26  $499,422.55
6992099 FAIRFAX STATION      VA     22039  SFD     8.250    7.980    $2,264.32  360      1-Jul-26  $300,778.20
6992100 HERNDON              VA     22070  PUD     7.500    7.230    $2,247.28  360      1-Jun-26  $320,436.90
6992101 PORTLAND             OR     97229  PUD     8.625    8.000    $1,798.25  360      1-Aug-26  $230,926.02
6992102 PALM HARBOR          FL     34683  SFD     8.750    8.000    $2,347.83  360      1-Aug-26  $298,095.34
6992103 AUSTIN               TX     78732  SFD     8.750    8.000    $2,301.10  360      1-Sep-26  $292,331.71
6992105 BROOMFIELD           CO     80020  SFD     8.500    8.000    $2,318.28  360      1-Sep-26  $301,317.34
6992106 CENTERVILLE          OH     45459  SFD     8.875    8.000    $1,765.14  360      1-Sep-26  $221,725.63
6992107 RANCHO SANTA FE      CA     92067  SFD     8.750    8.000    $3,933.51  360      1-Aug-26  $499,422.55
6992108 RIDGEWOOD            NJ     07450  SFD     8.750    8.000    $2,077.57  360      1-Sep-26  $263,934.06
6992110 DEMAREST             NJ     07627  SFD     8.125    7.855    $1,559.24  360      1-Jun-26  $209,444.94
6992111 COLUMBIA             MO     65203  SFD     8.500    8.000    $2,691.20  360      1-Jul-26  $349,359.38
6992113 MOSS POINT           MS     39563  SFD     8.625    8.000    $2,041.70  360      1-Aug-26  $262,188.92
6992114 LAKEWOOD             WA     98498  SFD     8.000    7.730    $1,746.36  360      1-Sep-26  $237,840.31
6992115 PROSPECT HEIGHTS     IL     60070  SFD     8.875    8.000    $1,753.61  360      1-Jul-26  $220,026.55
6992116 ELLICOTT CITY        MD     21042  SFD     8.625    8.000    $1,859.70  360      1-Aug-26  $238,816.65
6992118 KERRVILLE            TX     78028  SFD     8.750    8.000    $2,950.13  360      1-Sep-26  $374,784.25
6992119 RUMSON               NJ     07760  SFD     8.500    8.000    $2,691.20  360      1-Sep-26  $349,787.97
6992121 PLEASANTVILLE        NY     10570  SFD     8.375    8.000    $1,751.21  360      1-Sep-26  $230,256.79
6992122 YONKERS              NY     10710  PUD     8.500    8.000    $1,640.10  360      1-Sep-26  $213,170.77
6992123 GRANADA HILLS        CA     91344  SFD     8.500    8.000      $999.59  360      1-Sep-26  $129,921.24
6992126 WATCHUNG BORO        NJ     07060  SFD     8.625    8.000    $1,851.14  360      1-Sep-26  $237,859.49
6992127 HOLMES BEACH         FL     34217  LCO     8.875    8.000    $1,754.40  360      1-Sep-26  $220,251.85
6992128 NAPA                 CA     94559  SFD     8.625    8.000    $1,943.73  360      1-Sep-26  $249,756.46
6992130 LA VERNE             CA     91750  SFD     8.375    8.000    $2,090.20  360      1-Aug-26  $274,656.95
6992131 SPRINGFIELD          VA     22153  SFD     8.125    7.855    $1,622.36  360      1-Aug-26  $218,213.17
6992132 HERNDON              VA     22071  SFD     8.500    8.000    $1,690.38  360      1-Aug-26  $219,572.70
6992133 BELAIR               MD     21015  SFD     8.000    7.730    $1,555.59  360      1-Aug-26  $211,714.54
6992135 CHESAPEAKE           VA     23320  SFD     8.375    8.000    $1,725.75  360      1-Aug-26  $226,766.75
6992136 LONGHILL TWP         NJ     07946  SFD     8.750    8.000    $2,438.78  360      1-Sep-26  $309,821.64
6992137 ZIONSVILLE           IN     46077  SFD     8.750    8.000    $2,021.82  360      1-Jul-26  $256,553.17
6992138 EDINA                MN     55436  SFD     8.500    8.000    $3,567.76  360      1-Aug-26  $463,435.83
6992139 SOUTHBOROUGH         MA     01772  SFD     8.875    8.000    $1,670.46  360      1-Aug-26  $209,713.72
6992140 WYNNEWOOD            PA     19096  SFD     8.500    8.000    $2,537.42  360      1-Aug-26  $329,598.74
6992141 BRENTWOOD            CA     94513  SFD     8.500    8.000    $1,650.67  360      1-Aug-26  $214,413.96
6992143 PARADISE VALLEY      AZ     85253  SFD     8.000    7.730    $2,751.62  360      1-Feb-26  $372,939.43
6992145 ENCINITAS            CA     92024  SFD     8.875    8.000    $3,461.06  360      1-Sep-26  $434,756.13
6992146 SAN RAMON            CA     94583  SFD     8.500    8.000    $2,387.48  360      1-Aug-26  $310,122.45
6992147 BOULDER              CO     80304  PUD     8.750    8.000    $2,441.92  360      1-Aug-26  $310,041.52
6992148 MORGAN HILL          CA     95037  SFD     8.625    8.000    $2,002.81  360      1-Aug-26  $257,194.85
6992150 SCOTTS VALLEY        CA     95066  SFD     8.500    8.000    $2,522.04  360      1-Aug-26  $327,601.18
6992151 WASHINGTON           DC     20015  SFD     8.500    8.000    $2,337.50  360      1-Sep-26  $303,815.83
6992152 FRANKLIN             MA     02038  SFD     8.125    7.855    $1,707.75  360      1-Sep-26  $229,849.54
6992153 BROOKFIELD           WI     53045  SFD     8.250    7.980    $2,599.39  360      1-Sep-26  $345,779.36
6992154 LAS VEGAS            NV     89134  SFD     8.000    7.730    $1,733.89  360      1-Sep-26  $236,141.44
6992155 MOUNT SINAI          NY     11766  SFD     8.875    8.000    $2,387.73  360      1-Sep-26  $299,931.76
6992157 MITCHELLSVILLE       MD     20721  SFD     9.125    8.000    $1,859.56  360      1-Jul-26  $228,182.34
6992158 PLYMOUTH             MN     55447  SFD     8.625    8.000    $2,488.93  360      1-Sep-26  $319,811.07
6992159 PRIOR LAKE           MN     55372  SFD     8.000    7.730    $1,981.17  360      1-Aug-26  $269,636.45
6992161 CHANDLER HEIGHTS     AZ     85249  SFD     8.500    8.000    $1,730.06  360      1-Aug-26  $224,726.41
6992162 DENVILLE             NJ     07834  SFD     8.375    8.000    $2,272.62  360      1-Sep-26  $298,624.77
6992163 MATTHEWS             NC     28105  SFD     8.250    7.980    $1,627.25  360      1-Sep-26  $216,461.88
6992166 BREWSTER             NY     10509  SFD     7.750    7.480    $1,791.04  360      1-Sep-26  $249,823.54
6992167 BOCA RATON           FL     33496  SFD     8.500    8.000    $3,075.66  360      1-Sep-26  $399,751.67
6992168 POWAY                CA     92064  SFD     8.625    8.000    $1,932.81  360      1-Sep-26  $248,353.28
6992169 POWAY                CA     92064  SFD     9.000    8.000    $2,928.83  360      1-Sep-26  $363,801.17
6992170 MORGAN HILL          CA     95037  SFD     8.625    8.000    $1,944.48  360      1-Sep-26  $249,852.40
6992171 BOISE                ID     83703  SFD     8.750    8.000    $1,876.29  360      1-Sep-26  $238,362.77
6992172 ACTON                MA     01720  SFD     8.250    7.980    $2,068.99  360      1-Sep-26  $275,224.39
6992173 MASON NECK           VA     22079  SFD     8.125    7.855    $1,960.20  360      1-Aug-26  $263,653.43
6992174 MARBLEHEAD           MA     01945  SFD     8.500    8.000    $2,311.36  360      1-Aug-26  $300,234.49
6992175 WESTPORT             CT     06880  SFD     8.875    8.000    $2,040.83  360      1-Sep-26  $256,356.20
6992176 ALBUQUERQUE          NM     87112  SFD     8.750    8.000    $2,033.63  360      1-Sep-26  $258,351.27
6992177 LAS VEGAS            NV     89107  SFD     8.750    8.000    $7,867.01  360      1-Sep-26  $999,424.66
6992179 SANDY                UT     84093  SFD     8.500    8.000    $2,306.75  360      1-Aug-26  $299,635.21
6992180 LONGWOOD             FL     32779  SFD     8.625    8.000    $2,309.06  360      1-Sep-26  $296,699.73
6992181 TUCSON               AZ     85749  SFD     8.375    8.000    $1,444.14  360      1-Aug-26  $189,762.98
6992182 PHOENIX              AZ     85020  SFD     8.375    8.000    $2,158.61  360      1-Aug-26  $283,645.71
6992183 PASADENA             CA     91107  SFD     8.250    7.980    $1,690.36  360      1-Sep-26  $224,856.52
6992184 WEST CHESTER         PA     19382  SFD     8.375    8.000    $2,660.26  360      1-Sep-26  $349,563.38
6992187 MIDLOTHIAN           VA     23113  SFD     7.500    7.230    $2,272.45  360      1-Aug-26  $324,387.75
6992188 BATTLEGROUND         WA     98604  SFD     7.875    7.605    $1,461.02  360      1-Aug-26  $201,221.73
6992190 SAN RAMON            CA     94583  PUD     8.375    8.000    $1,647.92  360      1-Jul-26  $216,402.87
6992191 SCOTTSDALE           AZ     85260  SFD     8.875    8.000    $4,010.06  360      1-Sep-26  $503,717.44
6992194 PARK CITY            UT     84098  SFD     7.750    7.480    $2,114.85  360      1-Sep-26  $294,991.65
6992195 SNOHOMISH            WA     98290  SFD     8.875    8.000    $1,872.95  360      1-Sep-26  $235,268.03
6992197 REDMOND              WA     98052  SFD     8.250    7.980    $2,247.04  360      1-Sep-26  $298,909.27
6992199 PROSPECT             KY     40059  SFD     8.000    7.730    $2,582.86  360      1-Sep-26  $351,763.81
6992200 PARK CITY            UT     84060  PUD     8.625    8.000    $2,582.26  360      1-Sep-26  $331,803.99
6992201 PLEASANTON           CA     94588  SFD     8.375    8.000    $2,546.24  360      1-Sep-26  $334,791.78
6992202 MORAGA               CA     94556  SFD     8.000    7.730    $3,008.43  360      1-Sep-26  $409,724.90
6992204 SAN RAMON            CA     94583  PUD     8.500    8.000    $2,185.25  360      1-Sep-26  $284,027.83
6992205 SANTA CLARA          CA     95050  SFD     8.375    8.000    $1,843.18  360      1-Sep-26  $242,349.27
6992206 CARSON CITY          NV     89703  SFD     9.125    8.000    $3,824.08  360      1-Aug-26  $469,497.86
6992207 MERCED               CA     95340  SFD     8.375    8.000    $1,672.16  360      1-Sep-26  $219,863.26
6992210 BISMARCK             ND     58501  SFD     8.375    8.000    $2,648.86  360      1-Sep-26  $348,283.38
6992211 BERTHOUD             CO     80513  SFD     8.375    8.000    $1,694.97  360      1-Aug-26  $222,721.80
6992217 DENVER               CO     80220  SFD     8.375    8.000    $2,371.43  360      1-Aug-26  $311,610.79
6992218 FRANKTOWN            CO     80116  SFD     8.375    8.000    $2,067.40  360      1-Sep-26  $271,830.93
6992219 DENVER               CO     80218  SFD     8.375    8.000    $2,401.83  360      1-Sep-26  $315,803.59
6992221 SALT LAKE CITY       UT     84103  SFD     7.875    7.605    $2,465.24  360      1-Jul-26  $339,293.41
6992222 IJAMSVILLE           MD     21754  SFD     8.500    8.000    $1,799.72  360      1-Sep-26  $233,918.20
6992223 SWAMPSCOTT           MA     01907  SFD     8.875    8.000    $1,826.01  360      1-Sep-26  $229,371.33
6992224 ROCHESTER            MN     55902  SFD     8.625    8.000    $3,002.27  360      1-Jul-26  $385,059.60
6992225 FRANKLIN             MA     02038  SFD     8.000    7.730    $1,545.31  360      1-Sep-26  $210,458.69
6992226 CORVALLIS            OR     97330  SFD     8.625    8.000    $1,851.14  360      1-Sep-26  $237,859.49
6992228 YORKTOWN HEIGHTS     NY     10598  SFD     8.875    8.000    $1,852.26  360      1-Sep-26  $232,669.49
6992230 MAPLE GROVE          MN     55369  SFD     8.500    8.000    $2,131.43  360      1-Sep-26  $277,032.07
6992231 DANVILLE             CA     94506  SFD     8.500    8.000    $2,254.46  360      1-Sep-26  $293,022.37
6992232 DURANGO              CO     81301  SFD     8.875    8.000    $1,861.81  360      1-Sep-26  $233,868.81
6992233 BRECKENRIDGE         CO     80424  PUD     8.625    8.000    $1,701.19  360      1-Sep-26  $218,590.86
6992234 COLORADO SPRINGS     CO     80904  SFD     8.750    8.000    $2,128.72  360      1-Sep-26  $270,432.32
6992235 AMHERST              NH     03031  SFD     8.375    8.000    $1,744.37  360      1-Aug-26  $229,213.70
6992236 CHESTNUT RIDGE       NY     10977  SFD     8.500    8.000    $2,306.75  360      1-Sep-26  $299,181.71
6992237 SANDWICH             MA     02562  SFD     8.875    8.000    $2,116.42  360      1-Sep-26  $265,850.87
6992238 PARK CITY            UT     84098  SFD     8.625    8.000    $1,971.12  360      1-Aug-26  $253,124.67
6992241 SUDBURY              MA     01776  SFD     8.500    8.000    $2,306.75  360      1-Sep-26  $299,818.25
6992242 BUFFALO GROVE        IL     60089  SFD     8.750    8.000    $2,360.10  360      1-Aug-26  $299,653.54
6992245 LIVERMORE            CA     94550  SFD     8.125    7.855    $2,093.85  360      1-Sep-26  $281,815.52
6992246 HOLMDEL              NJ     07733  SFD     7.875    7.605    $1,885.19  360      1-Aug-26  $259,640.95
6992247 DANVILLE             CA     94526  SFD     8.375    8.000    $1,664.26  360      1-Sep-26  $218,823.90
6992248 PHOENIX              AZ     85044  SFD     8.625    8.000    $2,247.82  360      1-Sep-26  $288,829.37
6992249 NORTH MANKATO        MN     56003  SFD     8.500    8.000    $1,890.38  360      1-Sep-26  $245,701.06
6992252 LAFAYETTE            CO     80026  PUD     8.500    8.000    $2,076.07  360      1-Sep-26  $269,836.43
6992253 WOODINVILLE          WA     98072  SFD     8.250    7.980    $2,554.31  360      1-Aug-26  $339,564.89
6992257 MODESTO              CA     95356  PUD     8.625    8.000    $2,828.04  360      1-Sep-26  $363,385.34
6992259 BELMONT              MA     02178  LCO     9.000    8.000    $2,478.24  360      1-Aug-26  $306,573.56
6992260 LOVELAND             OH     45140  SFD     8.500    8.000    $1,983.80  360      1-Aug-26  $257,669.98
6992261 GLENDALE             AZ     85308  SFD     9.125    8.000    $1,846.13  360      1-Jul-26  $226,535.00
6992263 MISSOULA             MT     59801  SFD     8.250    7.980    $3,568.52  360      1-Sep-26  $474,697.11
6992264 PROSPECT HEIGHTS     IL     60070  SFD     8.750    8.000    $2,473.39  360      1-Sep-26  $314,219.11
6992265 SCOTTSDALE           AZ     85259  SFD     8.875    8.000    $4,735.29  360      1-Aug-26  $594,480.21
6992266 CUPERTINO            CA     95014  SFD     8.500    8.000    $2,249.08  360      1-Aug-26  $291,944.33
6992269 SIOUX CITY           IA     51104  SFD     8.875    8.000    $1,897.62  360      1-Sep-26  $238,366.29
6992270 STOW                 MA     01775  SFD     8.750    8.000    $1,748.84  360      1-Sep-26  $222,172.10
6992271 OMAHA                NE     68114  SFD     8.625    8.000    $1,978.70  360      1-Sep-26  $254,249.80
6992272 ST PAUL              MN     55105  SFD     8.250    7.980    $1,652.79  360      1-Sep-26  $219,859.71
6992275 SNOWMASS VILLAGE     CO     81615  LCO     8.625    8.000    $2,916.72  360      1-Sep-26  $374,778.59
6992276 BETHESDA             MD     20817  SFD     8.500    8.000    $3,352.47  360      1-Sep-26  $435,735.86
6992277 DAYTON               OH     45458  PUD     8.625    8.000    $1,928.92  360      1-Sep-26  $247,853.58
6992278 LEONIA               NJ     07605  SFD     8.875    8.000    $2,064.70  360      1-Sep-26  $259,354.52
6992280 FOX RIVER GROVE      IL     60021  SFD     8.875    8.000    $2,191.86  360      1-Aug-26  $275,170.96
6992282 CUPERTINO            CA     95014  SFD     8.000    7.730    $3,536.75  360      1-Jan-26  $479,010.42
6992283 GERMANTOWN           MD     20876  SFD     7.750    7.480    $1,997.36  360      1-Feb-26  $277,189.73
6992284 ALEXANDRIA           VA     22309  SFD     7.750    7.480    $2,298.25  360      1-Sep-26  $320,573.58
6992285 SILVER SPRING        MD     20906  SFD     8.250    7.980    $1,857.14  360      1-Sep-26  $247,042.36
6992287 WEST                 TX     76691  SFD     8.000    7.730    $  660.39  360      1-Sep-26   $89,939.61
6992290 SANDY                UT     84092  SFD     8.625    8.000    $2,138.93  360      1-Aug-26  $274,674.10
6992291 GALLOWAY             NJ     08201  SFD     8.500    8.000    $1,643.55  360      1-Sep-26  $213,620.51
6992293 FAIRFIELD            CT     06430  SFD     8.000    7.730    $2,876.36  360      1-Oct-26  $392,000.00
6992296 NORTHFIELD           IL     60093  SFD     8.750    8.000    $2,817.97  360      1-Sep-26  $357,993.91
6992301 CASTLE ROCK          CO     80104  SFD     8.500    8.000    $3,129.48  360      1-Sep-26  $406,753.44
6992302 WEST HOLLYWOOD       CA     90048  MF2     8.750    8.000    $3,005.20  360      1-Sep-26  $381,780.22
6992303 CAMARILLO AREA       CA     93012  SFD     9.500    8.000    $2,252.65  360      1-Sep-26  $267,768.23
6992304 MANHATTAN BEACH      CA     90266  SFD     9.750    8.000    $4,742.53  360      1-Sep-26  $551,742.47
6992305 LOS ANGELES          CA     91364  SFD     8.750    8.000    $2,045.42  360      1-Aug-26  $259,699.73
6992306 SAN DIMAS            CA     91773  PUD     8.500    8.000    $1,768.50  360      1-Sep-26  $229,860.67
6992308 ANAHEIM              CA     92807  PUD     8.375    8.000    $2,645.05  360      1-Sep-26  $347,783.70
6992309 MEDFORD              OR     97504  SFD     8.750    8.000    $1,927.42  360      1-Sep-26  $244,859.04
6992310 TUALATIN             OR     97062  PUD     8.250    7.980    $1,724.16  360      1-Aug-26  $229,206.30
6992311 SCAPPOOSE            OR     97056  SFD     8.125    7.855    $1,763.43  360      1-Sep-26  $237,344.64
6992312 MEDFORD              OR     97504  SFD     8.500    8.000    $3,444.73  360      1-Sep-26  $447,728.60
6992313 THOUSAND OAKS        CA     91362  SFD     8.625    8.000    $2,215.92  360      1-Sep-26  $284,731.80
6992314 LAKESIDE             CA     92040  SFD     8.125    7.855    $1,656.51  360      1-Sep-26  $222,954.06
6992315 RANCHO CUCAMONGA     CA     91701  SFD     8.500    8.000    $1,650.78  360      1-Sep-26  $214,559.94
6992316 RANCHO SANTA         CA     92688  PUD     8.375    8.000    $1,693.82  360      1-Sep-26  $222,553.59
        MARGARITA
6992317 MISSION VIEJO        CA     92692  PUD     8.500    8.000    $1,785.42  360      1-Aug-26  $231,917.66
6992318 FOUNTAIN VALLEY      CA     92708  SFD     8.750    8.000    $1,980.52  360      1-Sep-26  $251,605.16
6992319 ANNANDALE            NJ     08801  SFD     8.500    8.000    $1,922.28  360      1-Aug-26  $249,696.03
6992320 WASHINGTON           DC     20016  SFD     8.500    8.000    $3,998.35  360      1-Sep-26  $519,684.98
6992321 BEDFORD              NH     03110  SFD     8.750    8.000    $2,336.50  360      1-Sep-26  $296,829.13
6992323 ARLINGTON            TX     76006  SFD     9.250    8.000    $2,690.15  360      1-Jul-26  $326,351.94
6992326 HOUSTON              TX     77057  PUD     8.875    8.000    $1,495.82  360      1-Sep-26  $187,894.60
6992327 NORTH MANKATO        MN     56003  SFD     8.750    8.000    $2,596.12  360      1-Aug-26  $329,618.88
6992331 FLORHAM PARK         NJ     07932  LCO     8.750    8.000    $2,265.70  360      1-Aug-26  $287,667.39
6992333 RENO                 NV     89511  SFD     8.375    8.000    $7,448.71  360      1-Sep-26  $979,390.87
6992335 CHEVY CHASE          MD     20815  SFD     7.875    7.605    $2,537.74  360      1-Sep-26  $349,759.14
6992336 WASHINGTON           DC     20016  SFD     8.250    7.980    $3,425.78  360      1-Sep-26  $455,709.22
6992337 INCLINE VILLAGE      NV     89451  SFD     8.625    8.000    $5,833.42  360      1-Sep-26  $749,557.21
6992338 BERNARDS TWP         NJ     07921  PUD     8.375    8.000    $2,633.47  360      1-Sep-26  $346,260.64
6992339 WASHINGTON TWP       NJ     07853  SFD     7.750    7.480    $2,205.12  360      1-Sep-26  $307,582.75
6992341 SAN LEON             TX     77539  SFD     8.750    8.000    $3,039.81  360      1-Sep-26  $386,177.69
6992342 PLAYA DEL REY        CA     90293  SFD     8.250    7.980    $3,395.73  360      1-Sep-26  $451,711.77
6992343 GOLDEN               CO     80401  SFD     8.375    8.000    $2,645.05  360      1-Sep-26  $347,783.70
6992344 SAN FRANSISCO        CA     94114  LCO     8.250    7.980    $2,464.15  360      1-Sep-26  $327,790.85
6992348 NAGS HEAD            NC     27959  SFD     8.375    8.000    $2,589.67  300      1-Oct-21  $325,000.00
6992349 ENGLEWOOD            CO     80111  SFD     7.750    7.480    $2,693.71  360      1-Sep-26  $375,434.19
6992350 ANDOVER              MA     01810  SFD     8.125    7.855    $2,322.54  360      1-Sep-26  $312,595.38
6992351 PINE SPRINGS         MN     55115  SFD     8.375    8.000    $1,846.98  360      1-Sep-26  $242,848.96
6992352 POTOMAC              MD     20854  SFD     8.250    7.980    $2,212.48  360      1-Sep-26  $294,312.21
6992354 LIVERMORE            CA     94550  SFD     7.875    7.605    $2,035.99  360      1-Sep-26  $280,606.76
6992355 WESTERN SPRINGS      IL     60558  SFD     8.875    8.000    $2,613.70  360      1-Sep-26  $328,315.83
6992357 APEX                 NC     27502  SFD     8.250    7.980    $1,765.48  360      1-Sep-26  $234,850.15
6992358 BROOKLINE            MA     02146  SFD     8.250    7.980    $1,923.24  360      1-Sep-26  $255,836.76
6992359 GLENDALE             AZ     85308  SFD     8.250    7.980    $1,893.20  360      1-Sep-26  $251,839.30
6992360 SPARKS               NV     89436  PUD     8.625    8.000    $1,909.63  360      1-Sep-26  $245,375.05
6992361 SAN JOSE             CA     95118  SFD     8.375    8.000    $1,877.38  360      1-Aug-26  $246,691.87
6992362 FOXBORO              MA     02035  SFD     8.375    8.000    $1,839.38  360      1-Sep-26  $241,349.58
6992363 SOUTHBORO            MA     01772  SFD     8.625    8.000    $1,838.93  360      1-Sep-26  $236,290.41
6992364 RIVERSIDE            IL     60546  SFD     8.875    8.000    $1,917.50  360      1-Sep-26  $240,864.90
6992365 SAN DIEGO            CA     92128  PUD     8.625    8.000    $3,150.05  360      1-Sep-26  $404,760.89
6992366 MISSOULA             MT     59801  SFD     8.500    8.000    $2,238.70  360      1-Sep-26  $290,973.61
6992367 WEST CALDWELL        NJ     07006  SFD     9.250    8.000    $1,941.51  360      1-Sep-26  $235,877.66
6992368 GLENCOE              IL     60062  SFD     8.375    8.000    $6,460.61  360      1-Sep-26  $849,471.68
6992369 BRENTWOOD            CA     94513  SFD     8.250    7.980    $2,041.19  360      1-Sep-26  $271,526.75
6992372 CHESTERFIELD         VA     23838  PUD     8.375    8.000    $2,360.02  360      1-Sep-26  $310,307.01
6992374 POWAY                CA     92064  SFD     8.750    8.000    $4,200.98  360      1-Sep-26  $533,692.77
6992375 CEDARHURST           NY     11516  SFD     8.625    8.000    $1,788.92  360      1-Sep-26  $229,864.21
6992376 ARMONK               NY     10504  SFD     8.125    7.855    $1,767.14  360      1-Sep-26  $237,844.32
6992377 FRESNO               CA     93720  SFD     8.875    8.000    $1,874.22  360      1-Sep-26  $235,427.94
6992378 FREMONT              CA     94536  SFD     8.375    8.000    $1,740.19  360      1-Sep-26  $228,807.69
6992379 NEENAH               WI     54956  SFD     8.750    8.000    $1,888.08  360      1-Sep-26  $239,861.92
6992380 ELGIN                IL     60123  SFD     8.750    8.000    $1,848.75  360      1-Sep-26  $234,864.79
6992381 BOTHELL              WA     98021  SFD     8.625    8.000    $1,885.06  360      1-Sep-26  $242,216.90
6992382 BARRINGTON           IL     60010  SFD     8.500    8.000    $2,314.43  360      1-Sep-26  $300,817.65
6992386 NOKOMIS              FL     34275  SFD     8.375    8.000    $2,493.04  360      1-Sep-26  $327,796.13
6992387 DURHAM               NH     03824  SFD     8.875    8.000    $2,266.83  360      1-Sep-26  $284,745.28
6992389 LONG LAKE            MN     55356  SFD     8.250    7.980    $1,878.17  360      1-Sep-26  $249,840.58
6992390 LITTLETON            CO     80123  SFD     8.500    8.000    $3,652.34  360      1-Sep-26  $474,712.24
6992391 LA QUINTA            CA     92253  PUD     8.625    8.000    $4,672.57  360      1-Sep-26  $600,395.32
6992392 CHEVY CHASE          MD     20815  SFD     8.500    8.000    $1,706.99  360      1-Aug-26  $221,730.07
6992394 DELLWOOD             MN     55110  SFD     8.375    8.000    $4,408.42  360      1-Sep-26  $579,639.50
6992395 BOCA RATON           FL     33431  SFD     8.875    8.000    $1,647.78  360      1-Sep-26  $206,983.90
6992396 SANTA BARBARA        CA     93111  SFD     8.125    7.855    $1,796.84  360      1-Sep-26  $241,841.70
6992397 MCLEAN               VA     22101  SFD     8.250    7.980    $2,103.55  360      1-Oct-26  $280,000.00
6992398 PALM BEACH GARDEN    FL     33410  PUD     9.250    8.000    $1,832.92  360      1-Sep-26  $222,684.50
6992400 RICHMOND             CA     94803  PUD     8.750    8.000    $1,910.27  360      1-Sep-26  $242,680.29
6992401 MORGAN HILL          CA     95037  SFD     8.375    8.000    $1,812.77  360      1-Sep-26  $238,351.76
6992403 BURLINGAME           CA     94010  SFD     8.625    8.000    $1,798.25  360      1-Sep-26  $231,063.50
6992404 LOS ANGELES          CA     90068  SFD     8.875    8.000    $2,665.41  360      1-Sep-26  $334,812.19
6992405 ARCADIA              CA     91006  SFD     8.500    8.000    $3,767.68  360      1-Sep-26  $489,703.15
6992406 BELL CANYON AREA     CA     91307  SFD     8.500    8.000    $4,013.73  360      1-Sep-26  $521,683.77
6992409 GLENDALE             CA     91208  SFD     8.250    7.980    $1,983.34  360      1-Sep-26  $263,831.66
6992410 MOORPARK             CA     93021  SFD     9.000    8.000    $1,666.37  360      1-Aug-26  $206,872.91
6992411 TIGARD               OR     97223  SFD     9.125    8.000    $2,253.76  360      1-Sep-26  $276,852.59
6992412 HIGHLAND             CA     92346  SFD     8.875    8.000    $2,784.76  360      1-Aug-26  $349,606.11
6992413 (DOVE CANYON AREA    CA     92679  PUD     8.375    8.000    $2,736.26  360      1-Sep-26  $359,776.24
6992414 SAN DIEGO            CA     92037  SFD     8.250    7.980    $3,276.27  360      1-Sep-26  $435,821.92
6992415 ANAHEIM              CA     92808  SFD     8.500    8.000    $1,716.60  360      1-Sep-26  $223,114.75
6992416 BETHESDA             MD     20817  SFD     8.250    7.980    $1,855.63  360      1-Sep-26  $246,842.50
6992417 EL DORADO HILLS      CA     95762  PUD     8.375    8.000    $1,970.87  360      1-Sep-26  $259,138.83
6992418 LIVERMORE            CA     94550  SFD     8.375    8.000    $2,224.35  360      1-Sep-26  $292,151.88
6992419 CERRITOS             CA     90703  PUD     8.250    7.980    $2,253.80  360      1-Sep-26  $299,808.70
6992420 SAN DIEGO            CA     92131  PUD     7.875    7.605    $1,918.90  360      1-Sep-26  $264,467.87
6992421 CARLSBAD             CA     92008  PUD     8.125    7.855    $1,841.39  360      1-Sep-26  $247,837.78
6992422 CHINO HILLS          CA     91709  SFD     8.500    8.000    $1,813.87  360      1-Sep-26  $235,757.09
6992423 WALNUT               CA     91789  SFD     8.125    7.855    $2,006.60  360      1-Sep-26  $270,073.22
6992424 LIVERMORE            CA     94550  SFD     8.375    8.000    $2,036.99  360      1-Sep-26  $267,833.43
6992425 CARLSBAD             CA     92008  PUD     8.375    8.000    $2,049.91  360      1-Sep-26  $269,532.37
6992426 TRABUCO CANYON AR    CA     92679  PUD     8.250    7.980    $1,742.94  360      1-Sep-26  $231,852.06
6992427 PLANO                TX     75093  PUD     8.375    8.000    $2,101.60  360      1-Jun-26  $275,805.33
6992428 SPRINGFIELD          VA     22153  SFD     7.875    7.605    $1,966.57  360      1-Oct-26  $271,225.00
6992429 NORTH ANDOVER        MA     01845  SFD     8.375    8.000    $2,057.90  360      1-Oct-26  $270,750.00
6992430 CLIVE                IA     50325  SFD     8.250    7.980    $1,596.45  360      1-Sep-26  $212,364.49
6992431 PRIOR LAKE           MN     55372  SFD     8.375    8.000    $3,608.06  360      1-Sep-26  $474,404.95
6992432 ALBUQUERQUE          NM     87122  SFD     8.250    7.980    $2,496.83  360      1-Sep-26  $332,138.08
6992433 BRUSH PRAIRIE        WA     98606  SFD     8.375    8.000    $2,260.07  360      1-Sep-26  $297,165.19
6992434 PONCE INLET          FL     32127  SFD     7.625    7.355    $4,246.77  360      1-Mar-26  $596,901.55
6992436 MOSS POINT           MS     39563  SFD     8.8750   8.000    $2,705.19  360      1-Aug-26  $339,617.38
6992437 WALDORF              MD     20603  PUD     8.2500   7.980    $1,972.35  360      1-Sep-26  $262,369.59
6992438 DUNKIRK              MD     20754  SFD     8.3750   8.000    $1,732.96  360      1-Sep-26  $227,858.29
6992439 ATLANTA              GA     30324  SFD     8.3750   8.000    $1,758.24  360      1-Sep-26  $231,181.22
6992441 TRAFALGAR            IN     46181  SFD     8.3750   8.000    $2,155.56  360      1-Sep-26  $283,423.73
6992442 CHARLOTTESVILLE      VA     22903  MF2     9.3750   8.000    $  436.67  360      1-Sep-26   $52,473.49
6992443 HINSDALE             IL     60521  SFD     8.3750   8.000    $3,435.53  360      1-Sep-26  $451,719.05
6992445 SAN RAMON            CA     94583  PUD     8.3750   8.000    $1,710.45  360      1-Sep-26  $224,897.12
6992446 CHATHAM              NJ     07928  SFD     8.5000   8.000    $2,169.56  240      1-Oct-16  $250,000.00
6992447 FOUNTAIN HILS        AZ     85268  SFD     8.3750   8.000    $1,929.45  360      1-Sep-26  $253,692.21
6992448 PLANTATION           FL     33324  PUD     8.6250   8.000    $1,827.81  360      1-Oct-26  $235,000.00
6992450 ARDSLEY              NY     10502  SFD     8.0000   7.730    $3,232.15  360      1-Sep-26  $440,193.44
6992451 CHULA VISTA          CA     91902  SFD     8.3750   8.000    $1,732.96  360      1-Sep-26  $227,858.29
6992454 LOS ANGELES          CA     90046  SFD     8.2500   7.980    $4,883.23  360      1-Sep-26  $649,585.52
6992455 ATLANTA              GA     30327  SFD     8.3750   8.000    $2,337.99  360      1-Sep-26  $307,408.80
6992457 LOS GATOS            CA     95032  MF3     8.2500   7.980    $4,883.23  360      1-Sep-26  $649,585.52
6992458 SAN RAMON            CA     94583  SFD     8.0000   7.730    $1,943.01  360      1-Sep-26  $264,622.32
6992463 ISSAQUAH             WA     98027  PUD     8.5000   8.000    $1,965.34  360      1-Sep-26  $255,445.16
6992464 MUKILTEO             WA     98275  SFD     8.3750   8.000    $1,903.23  360      1-Sep-26  $250,244.35
6992466 MT KISCO             NY     10549  SFD     8.5000   8.000    $1,903.06  360      1-Sep-26  $247,350.06
6992467 EDEN PRAIRIE         MN     55344  SFD     8.3750   8.000    $2,626.81  360      1-Sep-26  $345,385.19
6992468 NEW YORK             NY     10011  MF4     8.5000   8.000    $6,762.98  360      1-Sep-26  $879,017.17
6992470 NIWOT                CO     80503  SFD     8.1250   7.855    $2,561.62  360      1-Sep-26  $344,774.32
6992472 FORT WAYNE           IN     46804  PUD     8.8750   8.000    $1,814.08  360      1-Sep-26  $227,872.17
6992473 WASHINGTON           DC     20016  SFD     8.1250   7.855    $1,633.49  360      1-Sep-26  $219,856.09
6992474 ALBUQUERQUE          NM     87104  SFD     8.8750   8.000    $1,775.88  360      1-Sep-26  $223,074.87
6992475 DOYLESTOWN           PA     18901  SFD     7.7500   7.480    $1,950.08  360      1-Sep-26  $272,007.88
6992478 EDINA                MN     55435  SFD     8.3750   8.000    $3,158.86  360      1-Sep-26  $415,341.68
6992479 HOFFMAN ESTATES      IL     60192  SFD     9.0000   8.000    $1,808.71  360      1-Sep-26  $224,667.22
6992480 STILLWATER           MN     55082  SFD     8.5000   8.000    $1,919.21  360      1-Sep-26  $249,448.79
6992482 RIDGWAY              CO     81432  SFD     8.5000   8.000    $3,171.77  360      1-Sep-26  $412,250.10
6992483 POTOMAC              MD     20854  SFD     8.0000   7.730    $1,992.90  360      1-Oct-26  $271,600.00
6992484 SALT LAKE CITY       UT     84117  SFD     8.6250   8.000    $2,100.03  360      1-Sep-26  $269,840.60
6992485 NEWPORT BEACH        CA     92663  PUD     8.3750   8.000    $4,161.40  360      1-Oct-26  $547,500.00
6992487 CHATTANOOGA          TN     37421  SFD     8.0000   7.730    $2,876.36  360      1-Sep-26  $391,736.97
6992488 PAIA                 HI     96779  SFD     8.2500   7.980    $4,883.23  360      1-Oct-26  $650,000.00
6992489 SHREWSBURY           MA     01545  SFD     8.3750   8.000    $2,176.09  360      1-Sep-26  $286,122.05
6992490 UPPER SADDLERIVER    NJ     07458  SFD     8.3750   8.000    $1,938.18  360      1-Oct-26  $255,000.00
6992492 PRINCETON            NJ     08540  SFD     8.8750   8.000    $2,068.68  360      1-Sep-26  $259,854.24
6992494 STERLING             VA     20165  SFD     8.3750   8.000    $1,976.19  360      1-Aug-26  $259,675.66
6992495 BROOKFIELD           WI     53045  SFD     8.5000   8.000    $2,152.96  360      1-Sep-26  $279,783.33
6992496 BERNARDS TWP         NJ     07920  SFD     7.7500   7.480    $2,617.48  360      1-Oct-26  $365,360.00
6992497 DARIEN               IL     60561  SFD     8.6250   8.000    $3,039.60  360      1-Sep-26  $390,569.28
6992498 NAPERVILLE           IL     60540  SFD     8.2500   7.980    $1,616.73  360      1-Sep-26  $215,062.77
6992499 PHILADELPHIA         PA     19118  SFD     8.8750   8.000    $2,450.59  360      1-Oct-26  $308,000.00
6992500 HADDONFIELD          NJ     08033  SFD     8.6250   8.000    $3,204.49  360      1-Oct-26  $412,000.00
6992503 CYPRESS              CA     90630  SFD     8.6250   8.000    $1,645.03  360      1-Sep-26  $211,375.13
6992506 WINDSOR              CO     80550  SFD     8.5000   8.000    $1,791.57  360      1-Sep-26  $232,858.85
6992508 VISALIA              CA     93277  SFD     8.5000   8.000    $2,045.31  360      1-Oct-26  $266,000.00
6992509 SHERMAN              CT     06784  SFD     7.7500   7.480    $1,998.79  360      1-Oct-26  $279,000.00
6992510 COLLIERVILLE         TN     38017  SFD     8.3750   8.000    $2,090.96  360      1-Sep-26  $274,929.01
6992511 ANDOVER              MA     01810  SFD     8.1250   7.855    $2,078.99  360      1-Sep-26  $279,816.84
6992512 HOBOKEN              NJ     07030  LCO     8.0000   7.730    $2,182.95  360      1-Sep-26  $297,300.38
6992513 PARK CITY            UT     84098  SFD     8.8750   8.000    $  358.04  360      1-Oct-26   $45,000.00
6992517 FEDERAL WAY          WA     98023  SFD     8.2500   7.980    $2,103.55  360      1-Sep-26  $279,821.45
6992518 UPPER MONTCLAIR      NJ     07043  SFD     8.3750   8.000    $1,839.37  360      1-Sep-26  $241,849.59
6992519 CROSS RIVER          NY     10518  SFD     8.3750   8.000    $2,196.61  360      1-Sep-26  $288,820.37
6992520 SACRAMENTO           CA     95821  SFD     8.5000   8.000    $2,450.91  360      1-Oct-26  $318,750.00
6992522 CUPERTINO            CA     95014  SFD     8.6250   8.000    $1,983.37  360      1-Aug-26  $254,697.80
6992523 SAN JOSE             CA     95129  SFD     8.0000   7.730    $2,237.98  360      1-Sep-26  $304,795.35
6992524 MOUNTAIN VIEW        CA     94043  LCO     8.3750   8.000    $1,915.38  360      1-Oct-26  $252,000.00
6992525 PARK CITY            UT     84098  SFD     8.2500   7.980    $2,112.94  360      1-Sep-26  $281,070.65
6992526 APPLETON             WI     54915  SFD     8.5000   8.000    $2,383.63  360      1-Sep-26  $309,812.20
6992527 PALATINE             IL     60057  SFD     8.7500   8.000    $1,730.74  360      1-Sep-26  $219,873.43
6992529 ALPHARETTA           GA     30201  PUD     8.0000   7.730    $2,201.29  360      1-Oct-26  $300,000.00
6992530 ALPHARETTA           GA     30202  PUD     7.6250   7.355    $2,103.56  360      1-Oct-26  $297,200.00
6992531 BOULDER              CO     80303  SFD     8.3750   8.000    $2,941.48  360      1-Sep-26  $386,759.46
6992532 LOS ALTOS            CA     94024  SFD     8.1250   7.855    $4,826.23  360      1-Sep-26  $649,574.81
6992537 GREAT FALLS          MT     59404  SFD     8.5000   8.000    $1,674.35  360      1-Oct-26  $217,755.00
6992538 MONTGOMERY TWP       NJ     08502  SFD     7.7500   7.480    $1,599.03  360      1-Oct-26  $223,200.00
6992539 BRANCHBURG           NJ     08876  SFD     8.5000   8.000    $1,891.91  360      1-Sep-26  $245,900.94
6992540 ARROYO GRANDE        CA     93420  SFD     8.2500   7.980    $1,622.74  360      1-Sep-26  $215,862.26
6992541 NEW CITY             NY     10956  LCO     9.0000   8.000    $1,206.93  360      1-Oct-26  $150,000.00
6992542 BARTLETT             TN     38135  SFD     8.3750   8.000    $1,698.77  360      1-Sep-26  $223,361.07
6992543 ROLLINSFORD          NH     03869  SFD     8.7500   8.000    $1,947.08  360      1-Sep-26  $247,357.61
6992545 MINNETONKA           MN     55345  SFD     8.1250   7.855    $2,895.74  360      1-Sep-26  $389,744.88
6992547 PLYMOUTH             MN     55441  SFD     8.2500   7.980    $2,135.33  360      1-Sep-26  $284,048.75
6992612 GLENWOOD             MD     21738  SFD     8.0000   7.730    $2,127.92  360      1-Sep-26  $289,805.41
6992613 WEST DES MOINES      IA     50265  SFD     8.3750   8.000    $1,983.79  360      1-Oct-26  $261,000.00
6992615 DOYLESTOWN           PA     18901  SFD     8.8750   8.000    $5,012.56  360      1-Sep-26  $629,646.81
6992616 LAS VEGAS            NV     89102  SFD     8.8750   8.000    $1,814.07  360      1-Oct-26  $228,000.00
6992617 SUGAR LAND           TX     77479  SFD     8.2500   7.980    $1,682.84  360      1-Oct-26  $224,000.00
6992618 PHOENIX              AZ     85020  SFD     8.5000   8.000    $2,460.52  360      1-Sep-26  $319,454.70
6992619 SCOTTSDALE           AZ     85250  PUD     8.3750   8.000    $1,641.76  360      1-Sep-26  $215,865.74
6992621 GILBERT              AZ     85233  SFD     9.0000   8.000    $1,751.60  360      1-Jul-26  $217,332.59
6992622 WYCKOFF              NJ     07481  SFD     8.5000   8.000    $1,862.69  360      1-Oct-26  $242,250.00
6992623 ST CHARLES           IL     60174  SFD     8.5000   8.000    $1,845.40  360      1-Sep-26  $239,854.60
6992624 SAN JOSE             CA     95138  SFD     8.2500   7.980    $4,507.60  360      1-Sep-26  $599,617.40
6992627 BRENTWOOD            CA     94513  SFD     8.2500   7.980    $1,773.03  360      1-Oct-26  $236,005.00
6992628 SAN RAMON            CA     94583  PUD     8.1250   7.855    $1,671.38  360      1-Sep-26  $224,954.75
6992629 HUDSON               OH     44236  SFD     8.8750   8.000    $1,981.16  360      1-Sep-26  $248,860.40
6992631 DENVER               CO     80218  SFD     8.3750   8.000    $1,822.96  360      1-Sep-26  $239,690.92
6992638 SAN BRUNO            CA     94066  SFD     8.1250   7.855    $1,700.32  360      1-Oct-26  $229,000.00
6992642 CHATHAM              NJ     07928  SFD     8.0000   7.730    $2,289.35  360      1-Sep-26  $311,790.65
6992644 SHOREWOOD            MN     55331  SFD     8.3750   8.000    $1,607.55  360      1-Sep-26  $211,368.54
6992645 MAPLE GROVE          MN     55311  SFD     8.0000   7.730    $1,973.83  360      1-Sep-26  $268,819.50
6992646 ASHBURN              VA     22011  PUD     8.1250   7.855    $1,633.49  360      1-Oct-26  $220,000.00
6992647 ANNANDALE            VA     22003  SFD     7.8750   7.605    $2,668.26  360      1-Oct-26  $368,000.00
6992653 ALBUQUERQUE          NM     87122  SFD     8.6250   8.000    $1,795.53  360      1-Sep-26  $230,713.70
6992657 DALLAS               TX     75287  SFD     7.8750   7.605    $3,987.88  360      1-Oct-26  $550,000.00
6992658 DANVILLE             CA     94526  PUD     8.1250   7.855    $2,747.24  360      1-Sep-26  $369,757.97
6992659 LARKSPUR             CO     80118  SFD     8.5000   8.000    $2,375.94  360      1-Sep-26  $308,812.81
6992661 ARDSLEY              NY     10502  SFD     8.6250   8.000    $1,750.03  360      1-Oct-26  $225,000.00
6992664 CAPE CORAL           FL     33904  SFD     8.7500   8.000    $2,239.26  360      1-Sep-26  $284,476.24
6992666 WAYNE                NJ     07470  SFD     8.7500   8.000    $1,652.07  360      1-Oct-26  $210,000.00
6992667 SHREVEPORT           LA     71119  SFD     8.3750   8.000    $2,660.25  360      1-Oct-26  $350,000.00
6992668 CHINO HILLS          CA     91709  SFD     8.3750   8.000    $1,884.98  360      1-Sep-26  $247,845.85
6992669 BOULDER              CO     80303  SFD     8.3750   8.000    $3,040.29  360      1-Oct-26  $400,000.00
6992670 DENVER               CO     80218  SFD     8.5000   8.000    $1,922.28  360      1-Oct-26  $250,000.00
6992672 LOUISVILLE           CO     80027  SFD     8.7500   8.000    $1,180.05  360      1-Sep-26  $149,913.70
6992673 CENTREVILLE          VA     22020  SFD     8.0000   7.730    $1,610.61  360      1-Sep-26  $219,352.72
6992674 PERKASIE             PA     18944  SFD     8.6250   8.000    $3,111.16  360      1-Oct-26  $400,000.00
6992676 TULSA                OK     74136  SFD     8.5000   8.000    $1,643.56  360      1-Oct-26  $213,750.00
6992677 BOYDS                MD     20841  PUD     8.1250   7.855    $1,723.71  360      1-Oct-26  $232,150.00
6992678 INDIANAPOLIS         IN     46236  SFD     8.5000   8.000    $1,972.26  360      1-Sep-26  $256,344.61
6992679 BEDFORD              MA     01730  LCO     7.2500   6.980    $2,179.56  360      1-Jul-26  $318,681.54
6992682 FAIR HAVEN           NJ     07704  SFD     8.2500   7.980    $1,983.34  360      1-Sep-26  $263,831.66
6992683 RAPID CITY           SD     57701  SFD     8.7500   8.000    $2,507.61  360      1-Sep-26  $318,566.61
6992684 ANDOVER              MA     01810  SFD     8.6250   8.000    $1,872.30  360      1-Oct-26  $240,720.00
6992685 REDMOND              WA     98053  PUD     7.8750   7.605    $2,574.00  360      1-Oct-26  $355,000.00
6992687 PLEASANTVILLE        NY     10570  SFD     8.8750   8.000    $1,685.57  360      1-Oct-26  $211,850.00
6992693 SAN RAMON            CA     94583  SFD     7.5000   7.230    $1,566.18  360      1-Sep-26  $223,823.76
6992694 CHAPEL HILL          NC     27514  SFD     8.5000   8.000    $2,152.96  360      1-Sep-26  $279,830.37
6992695 LOVETTSVILLE         VA     20180  SFD     8.1250   7.855    $1,900.80  360      1-Sep-26  $255,832.53
6992697 BOCA RATON           FL     33498  PUD     8.3750   8.000    $2,328.86  360      1-Oct-26  $306,400.00
6992698 CENTREVILLE          VA     22020  SFD     8.0000   7.730    $1,724.35  360      1-Oct-26  $235,000.00
6992700 HILLSBORO            OR     97124  SFD     8.8750   8.000    $1,836.75  360      1-Oct-26  $230,850.00
6992701 LAS VEGAS            NV     89134  SFD     8.3750   8.000    $2,278.81  240      1-Sep-16  $264,570.67
6992702 LAS VEGAS            NV     89117  SFD     8.5000   8.000    $2,691.20  360      1-Oct-26  $350,000.00
6992704 RENO                 NV     89511  SFD     8.7500   8.000    $2,360.11  360      1-Jul-26  $299,478.38
6992705 FRANKFORT TWSHP      MN     55374  SFD     8.5000   8.000    $2,349.80  360      1-Sep-26  $305,414.87
6992707 ORINDA               CA     94563  SFD     9.0000   8.000    $2,534.56  360      1-Oct-26  $315,000.00
6992708 BONSALL              CA     92003  SFD     8.0000   7.730    $3,448.69  360      1-Oct-26  $470,000.00
6992709 WEST CHESTER         PA     19382  SFD     8.1250   7.855    $1,930.49  360      1-Sep-26  $259,829.93
6992710 LITTLETON            CO     80127  PUD     8.6250   8.000    $1,895.86  360      1-Oct-26  $243,750.00
6992711 DALLAS               TX     75229  SFD     8.8750   8.000    $1,829.19  360      1-Oct-26  $229,900.00
6992712 HARMONY TWP          NJ     08865  SFD     8.3750   8.000    $2,371.43  360      1-Oct-26  $312,000.00
6992714 RIDGEFIELD           CT     06877  SFD     8.3750   8.000    $1,881.18  360      1-Oct-26  $247,500.00
6992716 LAWRENCEVILLE        NJ     08648  SFD     8.6250   8.000    $1,991.14  360      1-Sep-26  $255,848.86
6992717 FOSTER CITY          CA     94404  PUD     8.5000   8.000    $1,733.13  360      1-Sep-26  $225,263.45
6992718 SAN RAMON            CA     94583  SFD     8.1250   7.855    $1,989.89  360      1-Sep-26  $267,814.58
6992719 FULSHEAR             TX     77441  SFD     8.3750   8.000    $2,021.80  360      1-Sep-26  $265,834.66
6992720 SPARTANBURG          SC     29302  SFD     8.0000   7.730    $2,091.23  360      1-Oct-26  $285,000.00
6992721 DUNCAN               SC     29334  SFD     8.1250   7.855    $1,626.07  360      1-Oct-26  $219,000.00
6992725 YONKERS              NY     10710  SFD     8.8750   8.000    $2,184.85  360      1-Aug-26  $274,290.96
6992728 LOS ANGELES          CA     90045  SFD     8.8750   8.000    $1,730.93  360      1-Aug-26  $217,305.16
6992729 TWIN FALLS           ID     83301  PUD     8.3750   8.000    $1,976.19  360      1-Sep-26  $259,838.39
6992732 SAN FRANCISCO        CA     94117  SFD     8.5000   8.000    $2,595.09  360      1-Sep-26  $337,295.53
6992733 LAKE OSWEGO          OR     97034  SFD     8.3750   8.000    $1,687.36  360      1-Oct-26  $222,000.00
6992734 BOULDER              CO     80302  SFD     8.1250   7.855    $1,856.24  360      1-Oct-26  $250,000.00
6992735 NORTHFIELD           MN     55057  SFD     8.1250   7.855    $2,227.49  360      1-Sep-26  $299,803.76
6992738 SOUTH PLAINFIELD     NJ     07080  SFD     8.6250   8.000    $1,898.97  360      1-Oct-26  $244,150.00
6992739 RESTON               VA     22094  PUD     8.2500   7.980    $2,824.76  360      1-Sep-26  $375,760.24
6992742 CORCORAN             MN     55357  SFD     8.8750   8.000    $1,781.85  360      1-Sep-26  $223,824.45
6992744 LOUISVILLE           CO     80027  SFD     8.3750   8.000    $1,573.35  360      1-Oct-26  $207,000.00
6992747 VIENNA               VA     22181  SFD     8.0000   7.730    $1,763.97  360      1-Sep-26  $240,238.50
6992748 GLENDALE             AZ     85310  SFD     9.0000   8.000    $1,980.58  360      1-Sep-26  $246,015.55
6992751 PRINCETON            NJ     08540  SFD     8.3750   8.000    $2,584.25  360      1-Sep-26  $339,788.67
6992752 ISSAQUAH             WA     98029  SFD     7.7500   7.480    $1,683.57  360      1-Sep-26  $234,834.14
6992754 FORT COLLINS         CO     80526  SFD     8.5000   8.000    $1,691.00  360      1-Sep-26  $219,786.77
6992755 COUNCE               TN     38326  SFD     8.5000   8.000    $3,224.05  360      1-Oct-26  $419,300.00
6992756 PARK CITY            UT     84098  SFD     8.7500   8.000    $1,997.30  360      1-Sep-26  $253,736.93
6992759 FAIRFAX STATION      VA     22039  SFD     8.6250   8.000    $2,345.04  360      1-Sep-26  $301,321.99
6992760 LAKE ARROWHEAD       CA     92352  SFD     8.5000   8.000    $2,257.54  360      1-Sep-26  $293,422.13
6992761 COLORADO SPRINGS     CO     80919  SFD     8.2500   7.980    $1,731.52  360      1-Sep-26  $230,333.03
6992764 BERKELEY HEIGHTS     NJ     07922  SFD     8.5000   8.000    $1,883.84  360      1-Sep-26  $244,851.58
6992765 PITTFORD             NY     14534  SFD     8.6250   8.000    $2,116.37  360      1-Sep-26  $271,939.35
6992767 NEWTON               MA     02158  SFD     8.6250   8.000    $3,344.50  360      1-Sep-26  $429,746.13
6992768 ALBUQUERQUE          NM     87107  PUD     8.6250   8.000    $1,835.58  360      1-Oct-26  $236,000.00
6992772 MILTON               MA     02186  SFD     8.3750   8.000    $2,584.25  360      1-Sep-26  $339,788.67
6992773 PRINCETON            NJ     08540  SFD     8.0000   7.730    $2,096.37  360      1-Oct-26  $285,700.00
6992777 FAIRLAWN             OH     44333  SFD     8.6250   8.000    $1,799.81  360      1-Oct-26  $231,400.00
6992784 HANOVER              NH     03755  SFD     8.5000   8.000    $1,806.95  360      1-Oct-26  $235,000.00
6992790 HASTINGS ONHUDSON    NY     10706  SFD     8.6250   8.000    $2,698.54  360      1-Sep-26  $346,745.16
6992795 WEST LINN            OR     97068  SFD     8.0000   7.730    $1,885.78  360      1-Oct-26  $257,000.00
6992797 LOS ANGELES          CA     90008  SFD     8.5000   8.000    $1,753.12  360      1-Oct-26  $228,000.00
6992801 CARLSBAD             CA     92009  SFD     8.3750   8.000    $3,495.19  360      1-Oct-26  $459,850.00
6992811 BOISE                ID     83704  SFD     8.5000   8.000    $1,922.28  360      1-Oct-26  $250,000.00
6992816 VALLEY COTTAGE       NY     10989  SFD     8.8750   8.000    $2,108.46  360      1-Oct-26  $265,000.00
6992817 GOLDEN               CO     80403  SFD     8.5000   8.000    $1,845.39  360      1-Oct-26  $240,000.00
6992823 LAKEVILLE            MN     55044  SFD     8.3750   8.000    $1,964.79  360      1-Oct-26  $258,500.00
6992827 HARDING TWP          NJ     07960  SFD     8.0000   7.730    $3,668.82  360      1-Oct-26  $500,000.00
6992832 WEST WINDSOR         NJ     08648  SFD     7.7500   7.480    $1,834.02  360      1-Oct-26  $256,000.00
6992870 DAVIDSON             NC     28036  SFD     8.2500   7.980    $2,398.04  360      1-Oct-26  $319,200.00
6992876 BERNARDS TWP         NJ     07920  SFD     8.0000   7.730    $1,650.97  360      1-Oct-26  $225,000.00
                                                                                           $273,352,532.53


(i)     (ii)                              (iii)    (x)   (xi)    (xii)     (xiii)  (xiv)    (xv)    (xvi)
------- -------------------- ------ ----- -------- ----- ------- --------- ------- -------- ------- ---------
MORTGAGE                                                         MORTGAGE          T.O.P.   MASTER  FIXED
LOAN                                ZIP   PROPERTY               INSURANCE SERVICE MORTGAGE SERVICE RETAINED
NUMBER  CITY                 STATE  CODE  TYPE     LTV   SUBSIDY CODE      FEE     LOAN     FEE     YIELD
------- -------------------- ------ ----- -------- ----- ------- --------- ------- -------- ------- ---------
6990207 SAN RAFAEL           CA     94903  SFD     79.49                   0.250            0.020   0.4800
6990262 LAGUNA NIGUEL        CA     92677  SFD     80.00                   0.250            0.020   0.0000
6990357 DANVILLE             CA     94506  SFD     78.55                   0.250            0.020   0.3550
6990627 SARATOGA             CA     95070  SFD     75.11                   0.250            0.020   0.2300
6990664 POUND RIDGE          NY     10576  SFD     79.98                   0.250            0.020   0.0000
6990706 SACRAMENTO           CA     95864  SFD     70.00                   0.250            0.020   0.0000
6990707 RANCHO PALOS VERD    CA     90275  SFD     80.00                   0.250            0.020   0.0000
6990739 HUGO                 MN     55038  SFD     66.67                   0.250            0.020   0.0000
6990761 BOULDER              CO     80301  SFD     72.97                   0.250            0.020   0.0000
6990765 DENVER               CO     80210  SFD     80.00                   0.250            0.020   0.3550
6990836 COCKEYSVILLE         MD     21030  SFD     76.47                   0.250            0.020   0.2300
6990893 SAN JOSE             CA     95138  PUD     79.99                   0.250            0.020   0.0000
6990914 SAN JOSE             CA     95138  SFD     80.00                   0.250            0.020   0.0000
6990932 KEYSTONE             CO     80435  PUD     54.84                   0.250            0.020   0.4800
6990954 FT LAUDERDALE        FL     33326  PUD     80.00                   0.250            0.020   0.0000
6990990 RENO                 NV     89511  SFD     65.00                   0.250            0.020   0.4800
6991071 GREENWOOD            MN     55331  SFD     80.00                   0.250            0.020   0.0000
6991077 RENO                 NV     89510  SFD     74.84                   0.250            0.020   0.0000
6991078 ALEXANDRIA           VA     22314  SFD     51.96                   0.250            0.020   0.0000
6991079 GLENDALE             CA     91214  SFD     90.00         11        0.250            0.020   0.2300
6991080 LA CANADA-FLINTRI    CA     91011  SFD     90.00         13        0.250            0.020   0.3550
6991082 ORANGE               CA     92667  SFD     82.00         12        0.250            0.020   0.6050
6991086 BOULDER              CO     80304  SFD     76.92                   0.250            0.020   0.4800
6991088 KALISPELL            MT     59901  SFD     90.00         33        0.250            0.020   0.4800
6991090 BEDFORD              NH     03110  SFD     90.00         33        0.250            0.020   0.4800
6991091 SOQUEL               CA     95073  SFD     75.00                   0.250            0.020   0.0000
6991092 SEDALIA              CO     80135  SFD     74.99                   0.250            0.020   0.0000
6991094 COLORADO SPRINGS     CO     80919  SFD     80.00                   0.250            0.020   0.1050
6991095 ROCHESTER            MN     55902  SFD     80.00                   0.250            0.020   0.1050
6991105 COLLIERVILLE         TN     38017  SFD     95.00         11        0.250            0.020   0.0000
6991114 GILBERT              AZ     85233  SFD     95.00         11        0.250            0.020   0.1050
6991115 RUMSON               NJ     07760  SFD     80.00                   0.250            0.020   0.1050
6991116 AKRON                OH     44303  SFD     69.33                   0.250            0.020   0.2300
6991117 LONG GROVE           IL     60047  SFD     79.99                   0.250            0.020   0.0000
6991118 RAPID CITY           SD     57702  SFD     80.00                   0.250            0.020   0.6050
6991123 SOUTH PASADENA       CA     91030  SFD     80.00                   0.250            0.020   0.0000
6991129 WOODBURY             MN     55125  SFD     90.00         01        0.250            0.020   0.2300
6991135 PHOENIX              AZ     85018  SFD     72.73                   0.250            0.020   0.2300
6991152 GREENSBORO           NC     27408  SFD     80.00                   0.250            0.020   0.3550
6991191 NASHVILLE            TN     37212  MF4     80.00                   0.250            0.020   0.4800
6991195 ARGYLE               TX     76226  SFD     89.82         33        0.250            0.020   0.0000
6991196 AMHERST              MA     01002  SFD     93.00         11        0.250            0.020   0.1050
6991208 BOISE                ID     83706  SFD     80.00                   0.250            0.020   0.6050
6991232 SAN DIEGO            CA     92131  SFD     95.00         33        0.250            0.020   0.7300
6991272 HOPEWELL TWNSP       NJ     08534  SFD     89.89         33        0.250            0.020   0.3550
6991287 RUMSON               NJ     07760  SFD     80.00                   0.250            0.020   0.0000
6991310 ESCONDIDO            CA     92029  SFD     80.00                   0.250            0.020   0.4800
6991330 HUNTINGTON BEACH     CA     92649  PUD     80.00                   0.250            0.020   0.3550
6991374 BIRMINGHAM           AL     35209  SFD     95.00         13        0.250            0.020   0.3550
6991375 LAGUNA BEACH         CA     92651  SFD     78.87                   0.250            0.020   0.3550
6991376 EAST HAMPTON         NY     11437  SFD     80.00                   0.250            0.020   0.0000
6991382 TRUCKEE              CA     96161  SFD     79.87                   0.250            0.020   0.3550
6991390 COEUR D'ALENE        ID     83814  SFD     80.00                   0.250            0.020   0.3550
6991393 DELLWOOD             MN     55110  SFD     41.10                   0.250            0.020   0.0000
6991397 GREENLAWN            NY     11740  SFD     80.00                   0.250            0.020   0.0000
6991398 WESTFIELD            NJ     07090  SFD     80.00                   0.250            0.020   0.3550
6991404 PHOENIX              AZ     85018  SFD     80.00                   0.250            0.020   0.4800
6991407 LOS GATOS            CA     95030  SFD     80.00                   0.250            0.020   0.2300
6991408 FT WASHINGTON        PA     19034  SFD     90.00         33        0.250            0.020   0.2300
6991415 PLYMOUTH             MN     55446  SFD     79.88                   0.250            0.020   0.2300
6991427 SCOTTSDALE           AZ     85262  SFD     94.18         01        0.250            0.020   0.3550
6991428 WESTLAKE VILLAGE     CA     91362  SFD     79.94                   0.250            0.020   0.0000
6991429 WASHINGTON           DC     20007  PUD     80.00                   0.250            0.020   0.0000
6991455 SYKESVILLE           MD     21784  SFD     90.00         06        0.250            0.020   0.2300
6991457 CEDAR CITY           UT     84720  SFD     90.00         06        0.250            0.020   0.6050
6991458 CEDAR CITY           UT     84720  SFD     82.86         01        0.250            0.020   0.6050
6991459 MARTINEZ             CA     94553  PUD     90.00         01        0.250            0.020   0.0000
6991461 AUSTIN               TX     78746  LCO     62.48                   0.250            0.020   0.3550
6991466 SAN FRANCISCO        CA     94117  MF3     67.80                   0.250            0.020   0.7300
6991482 STATEN ISLAND        NY     10304  SFD     77.75                   0.250            0.020   0.3550
6991483 WICHITA FALLS        TX     76309  SFD     95.00         01        0.250            0.020   0.9800
6991484 WHITTIER             CA     90601  SFD     90.00         06        0.250            0.020   0.6050
6991492 BROOKLYN PARK        MN     55443  SFD     80.00                   0.250            0.020   0.2300
6991501 IRVINE               CA     92714  PUD     72.73                   0.250            0.020   0.3550
6991504 CHICAGO              IL     60641  SFD     89.66         11        0.250            0.020   0.2300
6991514 LOS ANGELES          CA     90046  SFD     79.79                   0.250            0.020   0.4800
6991542 LAGUNA BEACH         CA     92651  SFD     80.00                   0.250            0.020   0.4800
6991543 FREDON               NJ     07860  SFD     73.33                   0.250            0.020   0.0000
6991544 GREENVILLE           DE     19807  SFD     61.19                   0.250            0.020   0.3550
6991555 MARIETTA             GA     30066  SFD     71.43                   0.250            0.020   0.6050
6991556 WESTON               CT     06883  SFD     69.71                   0.250            0.020   0.1050
6991558 LIVERMORE            CA     94550  SFD     94.18         01        0.250            0.020   0.3550
6991559 LITTLE ROCK          AR     72212  SFD     76.92                   0.250            0.020   0.4800
6991561 LOWELL               MI     49331  LCO     79.39                   0.250            0.020   0.3550
6991565 POTOMAC              MD     20854  SFD     80.00                   0.250            0.020   0.0000
6991566 GLEN ROCK            NJ     07452  SFD     90.00         12        0.250            0.020   0.0000
6991567 ROSWELL              GA     30075  SFD     87.03         06        0.250            0.020   0.2300
6991568 ARDSLEY              NY     10502  SFD     94.88         01        0.250            0.020   0.0000
6991570 WYCKOFF              NJ     07481  SFD     90.00         33        0.250            0.020   0.0000
6991571 SAN DIEGO            CA     92122  LCO     80.00                   0.250            0.020   0.9800
6991572 WASHINGTON TWP       NJ     07853  SFD     95.00         17        0.250            0.020   0.6050
6991574 WOODINVILLE          WA     98072  PUD     80.00                   0.250            0.020   0.0000
6991576 FAIR HAVEN           NJ     07704  SFD     90.00         33        0.250            0.020   0.3550
6991578 EDMOND               OK     73034  SFD     71.40                   0.250            0.020   0.8550
6991579 JERICHO              NY     11753  SFD     80.00                   0.250            0.020   0.4800
6991583 SAN RAFAEL           CA     94901  SFD     90.00         12        0.250            0.020   0.1050
6991584 THORNTON             CO     80241  SFD     94.81         33        0.250            0.020   0.2300
6991585 WEST OLIVE           MI     49460  LCO     75.00                   0.250            0.020   0.6050
6991586 WALNUT CREEK         CA     94598  SFD     71.61                   0.250            0.020   0.1050
6991587 SAN JOSE             CA     95121  SFD     90.00         11        0.250            0.020   0.7300
6991589 GLENMOORE            PA     19343  SFD     95.00         33        0.250            0.020   0.1050
6991590 CHARLESTOWN          RI     02813  SFD     90.00         33        0.250            0.020   0.4800
6991591 CORONADO             CA     92118  SFD     66.43                   0.250            0.020   0.2300
6991594 GIG HARBOR           WA     98332  SFD     70.00                   0.250            0.020   0.1050
6991595 HOUSTON              TX     77058  PUD     90.00         11        0.250            0.020   0.7300
6991596 BOCA RATON           FL     33496  PUD     50.00                   0.250            0.020   0.7300
6991597 SPOKANE              WA     99204  SFD     74.71                   0.250            0.020   0.2300
6991598 TELLURIDE            CO     81435  SFD     79.42                   0.250            0.020   0.1050
6991599 LAS VEGAS            NV     89102  SFD     95.00         01        0.250            0.020   0.2300
6991600 SAN DIEGO            CA     92128  PUD     89.98         33        0.250            0.020   0.0000
6991601 SAN DIEGO            CA     92121  PUD     79.99                   0.250            0.020   0.0000
6991602 VALENCIA             CA     91354  PUD     90.00         11        0.250            0.020   0.0000
6991603 LAUREL               MD     20724  PUD     94.99         13        0.250            0.020   0.0000
6991604 MAHWAH               NJ     07430  SFD     80.00                   0.250            0.020   0.1050
6991605 SAN DIEGO            CA     92131  PUD     79.99                   0.250            0.020   0.0000
6991606 EL DORADO HILLS      CA     95762  PUD     89.98         11        0.250            0.020   0.4800
6991607 CERRITOS             CA     90703  PUD     74.99                   0.250            0.020   0.2300
6991608 THOUSAND OAKS        CA     91361  LCO     75.00                   0.250            0.020   0.3550
6991609 PLEASANTON           CA     94588  SFD     66.15                   0.250            0.020   0.2300
6991610 CHATHAM              NJ     07928  SFD     87.27         33        0.250            0.020   0.0000
6991612 FRESNO               CA     93720  SFD     79.90                   0.250            0.020   0.4800
6991613 AUSTIN               TX     78703  SFD     70.00                   0.250            0.020   0.0000
6991614 OMAHA                NE     68114  SFD     90.00         13        0.250            0.020   0.6050
6991616 ROSEVILLE            MN     55113  SFD     78.43                   0.250            0.020   0.0000
6991617 DURHAM               NC     27712  SFD     75.00                   0.250            0.020   0.0000
6991619 SNOWMASS VILLAGE     CO     81615  SFD     33.64                   0.250            0.020   0.2300
6991620 CHARLOTTE            NC     28226  SFD     85.00         06        0.250            0.020   0.3550
6991621 CHAPPAQUA            NY     10514  SFD     90.00         33        0.250            0.020   0.6050
6991622 MALIBU               CA     90265  SFD     80.00                   0.250            0.020   0.2300
6991628 EUREKA               MO     63025  SFD     90.00         12        0.250            0.020   0.1050
6991629 DALLAS               TX     75205  SFD     84.98         06        0.250            0.020   0.6050
6991630 FAIRFAX              VA     22031  SFD     95.00         33        0.250            0.020   0.0000
6991632 HENDERSON            NV     89012  SFD     79.99                   0.250            0.020   0.6050
6991633 UPPER BROOKVILLE     NY     11545  SFD     50.00                   0.250            0.020   0.3550
6991634 EVANSTON             IL     60201  SFD     80.00                   0.250            0.020   0.7300
6991635 GREAT FALLS          VA     22066  PUD     89.99         06        0.250            0.020   0.7300
6991636 MINNETONKA           MN     55345  SFD     80.00                   0.250            0.020   0.0000
6991637 CHEVY CHASE          MD     20815  SFD     80.00                   0.250            0.020   0.0000
6991638 PHOENIX              AZ     85018  PUD     90.00         33        0.250            0.020   0.2300
6991639 ROSEMONT             PA     19010  SFD     76.47                   0.250            0.020   0.4800
6991641 LIVERMORE            CA     94550  SFD     79.99                   0.250            0.020   0.2300
6991642 BELLEVUE             WA     98005  SFD     80.00                   0.250            0.020   0.0000
6991644 SCOTTSDALE           AZ     85255  SFD     75.00                   0.250            0.020   0.4800
6991645 WOODINVILLE          WA     98072  SFD     73.82                   0.250            0.020   0.0000
6991646 SEQUIM               WA     98382  SFD     83.23         33        0.250            0.020   0.3550
6991648 LA JOLLA             CA     92037  SFD     80.00                   0.250            0.020   0.0000
6991650 KAMAS                UT     84036  SFD     45.26                   0.250            0.020   0.4800
6991652 ALEXANDRIA           NJ     08848  SFD     80.00                   0.250            0.020   0.0000
6991653 BELLE MEAD           NJ     08502  SFD     80.00                   0.250            0.020   0.0000
6991654 OMAHA                NE     68154  SFD     70.00                   0.250            0.020   0.4800
6991655 EDINA                MN     55424  SFD     66.96                   0.250            0.020   0.0000
6991657 CARY                 NC     27511  SFD     90.00         12        0.250            0.020   0.3550
6991658 STATELINE            NV     89449  SFD     78.01                   0.250            0.020   0.4800
6991707 HERNDON              VA     22071  PUD     80.00                   0.250            0.020   0.0000
6991709 ST GEORGE            UT     84790  SFD     72.21                   0.250            0.020   0.2300
6991710 MONTROSE             CO     81401  SFD     80.00                   0.250            0.020   0.2300
6991711 BETHESDA             MD     20817  SFD     74.17                   0.250            0.020   0.0000
6991712 GREAT FALLS          VA     22066  SFD     71.67                   0.250            0.020   0.0000
6991714 TRUMBULL             CT     06611  SFD     55.08                   0.250            0.020   0.0000
6991716 CENTREVILLE          VA     22020  SFD     95.00         11        0.250            0.020   0.0000
6991717 APEX                 NC     27502  SFD     90.00         33        0.250            0.020   0.0000
6991718 CHESTERFIELD         MO     63017  PUD     70.00                   0.250            0.020   0.6050
6991720 SPRINGFIELD          VA     22150  SFD     80.00                   0.250            0.020   0.0000
6991722 ARLINGTON            VA     22201  SFD     80.00                   0.250            0.020   0.0000
6991727 SANTA FE             NM     87501  SFD     80.00                   0.250            0.020   0.3550
6991728 VIENNA               VA     22181  SFD     80.00                   0.250            0.020   0.0000
6991731 HENDERSON            NV     89012  SFD     89.99         06        0.250            0.020   0.3550
6991735 LAGUNA BEACH         CA     92651  SFD     77.33                   0.250            0.020   0.0000
6991737 CLARENCE             NY     14031  SFD     90.00         01        0.250            0.020   0.4800
6991738 LUBBOCK              TX     79416  SFD     90.00         33        0.250            0.020   0.3550
6991739 DALLAS               TX     75252  SFD     80.00                   0.250            0.020   0.4800
6991740 OAK PARK             IL     60302  SFD     80.00                   0.250            0.020   0.3550
6991743 CUPERTINO            CA     95014  SFD     79.99                   0.250            0.020   0.1050
6991744 ARLINGTON            VA     22207  SFD     43.48                   0.250            0.020   0.0000
6991745 MINNEAPOLIS          MN     55403  SFD     63.61                   0.250            0.020   0.3550
6991748 GRAND JUNCTION       CO     81505  SFD     80.00                   0.250            0.020   0.3550
6991751 STUDIO CITY AREA     CA     91604  SFD     50.00                   0.250            0.020   0.8550
6991752 NEWPORT BEACH        CA     92660  PUD     62.62                   0.250            0.020   0.0000
6991753 SUMMERLAND KEY       FL     33042  SFD     80.00                   0.250            0.020   0.4800
6991754 CASTRO VALLEY        CA     94552  PUD     80.00                   0.250            0.020   0.6050
6991755 DANVILLE             CA     94526  PUD     80.00                   0.250            0.020   0.2300
6991756 LOS GATOS            CA     95032  SFD     52.22                   0.250            0.020   0.1050
6991759 LAS VEGAS            NV     89117  PUD     78.49                   0.250            0.020   0.4800
6991760 LA JOLLA             CA     92037  SFD     70.00                   0.250            0.020   0.8550
6991765 SAN DIEGO            CA     92109  SFD     80.00                   0.250            0.020   0.4800
6991766 SAN DIEGO            CA     92131  PUD     79.64                   0.250            0.020   0.4800
6991767 MONTCALIR            NJ     07043  SFD     80.00                   0.250            0.020   0.3550
6991768 FRESNO               CA     93711  SFD     54.53                   0.250            0.020   0.7300
6991769 RICHBORO             PA     18954  SFD     89.12         33        0.250            0.020   0.3550
6991770 BROOKLYN             NY     11210  SFD     80.00                   0.250            0.020   0.4800
6991772 LANDENBERG           PA     19350  SFD     95.00         33        0.250            0.020   0.6050
6991773 COLUMBIA             SC     29206  SFD     79.99                   0.250            0.020   0.4800
6991774 SANTA CLARITA        CA     91351  SFD     80.00                   0.250            0.020   0.2300
6991775 STEVENSON RANCH AREA CA     91381  PUD     89.99         06        0.250            0.020   0.6050
6991776 ARCADIA              CA     91007  SFD     75.00                   0.250            0.020   0.6050
6991777 MALIBU               CA     90265  LCO     50.00                   0.250            0.020   0.7300
6991778 RENO                 NV     89509  SFD     80.00                   0.250            0.020   0.6050
6991779 ESCONDIDO            CA     92029  SFD     80.00                   0.250            0.020   0.4800
6991780 LOS ANGELES          CA     90049  LCO     72.92                   0.250            0.020   0.1050
6991781 SANTA ROSA           CA     95404  SFD     72.09                   0.250            0.020   0.0000
6991782 HUNTINGTON BEACH     CA     92649  SFD     80.00                   0.250            0.020   0.0000
6991783 LIVERMORE            CA     94550  SFD     77.63                   0.250            0.020   0.2300
6991784 HAYWARD              CA     94542  SFD     90.00         11        0.250            0.020   0.1050
6991785 HAGERSTOWN           MD     21742  SFD     95.00         33        0.250            0.020   0.2300
6991786 ANTIOCH              CA     94509  SFD     89.99         13        0.250            0.020   0.4800
6991787 BAKERSFIELD          CA     93308  SFD     80.00                   0.250            0.020   0.4800
6991788 SHREVEPORT           LA     71119  PUD     90.00         33        0.250            0.020   0.2300
6991789 RAMSEY               NJ     07446  SFD     95.00         33        0.250            0.020   0.7300
6991790 ROCHESTER            MN     55902  SFD     80.00                   0.250            0.020   0.2300
6991791 NEWPORT BEACH        CA     92625  SFD     68.42                   0.250            0.020   0.0000
6991792 SANDY                UT     84093  SFD     75.00                   0.250            0.020   0.0000
6991793 NANTUCKET            MA     02554  SFD     80.00                   0.250            0.020   0.2300
6991795 BEND                 OR     97702  SFD     77.38                   0.250            0.020   0.4800
6991796 SALT LAKE CITY       UT     84121  SFD     56.14                   0.250            0.020   0.3550
6991797 SCOTTSDALE           AZ     85255  SFD     76.96                   0.250            0.020   0.0000
6991798 WINTER SPRINGS       FL     32708  SFD     90.00         33        0.250            0.020   0.7300
6991800 PLEASANTON           CA     94566  SFD     80.00                   0.250            0.020   0.3550
6991802 SARATOGA             CA     95070  SFD     61.90                   0.250            0.020   0.0000
6991804 COUNCIL BLUFFS       IA     51503  SFD     80.00                   0.250            0.020   0.1050
6991807 WEST LINN            OR     97068  SFD     75.00                   0.250            0.020   0.3550
6991808 DUNNELLON            FL     34434  SFD     75.00                   0.250            0.020   0.2300
6991809 LITTLETON            CO     80121  SFD     80.00                   0.250            0.020   0.4800
6991810 GAITHERSBURG         MD     20877  SFD     79.89                   0.250            0.020   0.0000
6991812 VANCOUVER            WA     98685  SFD     95.00         33        0.250            0.020   0.2300
6991814 LAGUNA NIGUEL        CA     92677  PUD     80.00                   0.250            0.020   0.4800
6991815 EAGAN                MN     55122  SFD     89.98         06        0.250            0.020   0.2300
6991816 DARNESTOWN           MD     20878  SFD     80.00                   0.250            0.020   0.0000
6991817 BASALT               CO     81621  SFD     80.00                   0.250            0.020   0.4800
6991818 FLAGSTAFF            AZ     86001  SFD     80.00                   0.250            0.020   0.2300
6991819 DULUTH               GA     30155  SFD     56.50                   0.250            0.020   0.3550
6991820 SHERWOOD             MD     21665  SFD     79.15                   0.250            0.020   0.2300
6991821 ALBUQUERQUE          NM     87122  SFD     80.00                   0.250            0.020   0.3550
6991824 BRENTWOOD            CA     94513  SFD     95.00         13        0.250            0.020   0.2300
6991826 NAZARETH             PA     18064  SFD     87.80         01        0.250            0.020   0.2300
6991828 HONOLULU             HI     96825  SFD     80.00                   0.250            0.020   0.1050
6991829 BOXBOROUGH           MA     01719  SFD     90.00         33        0.250            0.020   0.3550
6991831 BEAUX ARTS           WA     98004  SFD     57.69                   0.250            0.020   0.0000
6991832 MERCER ISLAND        WA     98040  SFD     33.33                   0.250            0.020   0.2300
6991833 GOLDENS BRIDGE       NY     10526  SFD     75.00                   0.250            0.020   0.6050
6991834 SAN MATEO            CA     94402  SFD     80.00                   0.250            0.020   0.1050
6991835 SAN FRANCISCO        CA     94115  SFD     80.00                   0.250            0.020   0.2300
6991836 EL GRANADA           CA     94018  SFD     80.00                   0.250            0.020   0.0000
6991838 CASTLE ROCK          CO     80104  SFD     79.98                   0.250            0.020   0.3550
6991840 CHEVY CHASE          MD     20815  SFD     47.73                   0.250            0.020   0.1050
6991842 OMAHA                NE     68114  SFD     80.00                   0.250            0.020   0.4800
6991843 NORTH OAKS           MN     55127  SFD     80.00                   0.250            0.020   0.3550
6991844 CORONADO             CA     92118  MF2     78.56                   0.250            0.020   0.1050
6991845 GOLDEN               CO     80401  SFD     62.50                   0.250            0.020   0.1050
6991847 ASPEN                CO     81611  SFD     42.49                   0.250            0.020   0.6050
6991848 LITTLETON            CO     80123  PUD     79.99                   0.250            0.020   0.1050
6991849 BURKE                VA     22015  SFD     79.99                   0.250            0.020   0.0000
6991850 JONESBORO            AR     72401  SFD     58.82                   0.250            0.020   0.0000
6991851 WAYNE                NJ     07470  SFD     72.03                   0.250            0.020   0.0000
6991852 BELLMORE             NY     11710  SFD     80.00                   0.250            0.020   0.2300
6991853 HILTON HEAD          SC     29926  PUD     75.71                   0.250            0.020   0.4800
6991854 ARLINGTON            VA     22202  SFD     79.49                   0.250            0.020   0.0000
6991855 VIENNA               VA     22182  SFD     79.99                   0.250            0.020   0.1050
6991856 GRANT TOWNSHIP       MN     55082  SFD     73.94                   0.250            0.020   0.1050
6991857 PARK CITY            UT     84060  SFD     80.00                   0.250            0.020   0.0000
6991859 STINSON BEACH        CA     94970  SFD     67.00                   0.250            0.020   0.1050
6991860 LOS ALTOS            CA     94024  SFD     54.64                   0.250            0.020   0.3550
6991863 OAKTON               VA     22124  SFD     80.00                   0.250            0.020   0.0000
6991864 NEWCASTLE            CA     95658  SFD     80.00                   0.250            0.020   0.6050
6991865 SAN DIEGO            CA     92103  SFD     80.00                   0.250            0.020   0.0000
6991866 BROAD RUN            VA     22014  SFD     90.00         06        0.250            0.020   0.0000
6991868 SOMERS               NY     10589  SFD     90.00         33        0.250            0.020   0.7300
6991869 DETROIT LAKES        MN     56501  SFD     87.12         33        0.250            0.020   0.3550
6991870 CRANFORD             NJ     07016  SFD     90.00         06        0.250            0.020   0.4800
6991871 OMAHA                NE     68114  SFD     90.00         33        0.250            0.020   0.4800
6991872 RIDGECREST           CA     93555  SFD     95.00         33        0.250            0.020   0.8550
6991873 GLENWOOD             MD     21738  SFD     80.00                   0.250            0.020   0.1050
6991874 BETHESDA             MD     20817  SFD     80.00                   0.250            0.020   0.0000
6991875 NORFOLK              VA     23509  SFD     95.00         33        0.250            0.020   0.3550
6991876 SNOWMASS VILLAGE     CO     81615  LCO     80.00                   0.250            0.020   0.6050
6991877 BEAVERTON            OR     97007  SFD     90.00         06        0.250            0.020   0.3550
6991878 MALVERN              PA     19355  SFD     90.00         33        0.250            0.020   0.0000
6991879 VALLEY CENTER        CA     92082  SFD     90.00         13        0.250            0.020   0.4800
6991880 FRESNO               CA     93720  SFD     72.22                   0.250            0.020   0.2300
6991882 NEW ROCHELLE         NY     10804  SFD     73.00                   0.250            0.020   0.6050
6991883 ELLICOTT CITY        MD     21042  PUD     80.00                   0.250            0.020   0.6050
6991884 RENO                 NV     89511  SFD     75.28                   0.250            0.020   0.2300
6991885 WILMINGTON           DE     19809  SFD     90.00         33        0.250            0.020   0.0000
6991886 SAN CARLOS           CA     94070  SFD     79.46                   0.250            0.020   0.1050
6991887 SAN DIEGO            CA     92130  SFD     66.49                   0.250            0.020   0.3550
6991888 MISSOULA             MT     59801  SFD     80.00                   0.250            0.020   0.0000
6991889 MISSOULA             MT     59801  SFD     75.00                   0.250            0.020   0.4800
6991890 WASHINGTON TWP       NJ     07853  SFD     80.00                   0.250            0.020   0.2300
6991891 WENATCHEE            WA     98801  SFD     87.77         06        0.250            0.020   0.1050
6991893 ATL HIGHLANDS        NJ     07716  SFD     90.00         06        0.250            0.020   0.3550
6991894 LA VERNE             CA     91750  SFD     90.00         11        0.250            0.020   0.4800
6991895 PHOENIX              AZ     85022  SFD     89.91         11        0.250            0.020   0.4800
6991896 PHOENIX              AZ     85048  SFD     80.00                   0.250            0.020   0.6050
6991897 PARK CITY            UT     84060  PUD     72.14                   0.250            0.020   0.4800
6991898 SALINAS              CA     93908  SFD     58.82                   0.250            0.020   0.2300
6991899 RENO                 NV     89511  SFD     53.76                   0.250            0.020   0.7300
6991900 SCARSDALE            NY     10583  SFD     94.96         33        0.250            0.020   0.7300
6991901 OREGON CITY          OR     97045  SFD     84.99         12        0.250            0.020   0.4800
6991902 SANTA CLARITA        CA     91355  SFD     80.00                   0.250            0.020   0.0000
6991903 LAKE ARROWHEAD       CA     92352  SFD     79.55                   0.250            0.020   0.6050
6991906 POWDER SPRINGS       GA     30073  SFD     63.04                   0.250            0.020   0.1050
6991907 EL DORADO HILLS      CA     95762  PUD     89.99         11        0.250            0.020   0.1050
6991908 (TRABUCO CANYON A    CA     92679  PUD     90.00         11        0.250            0.020   0.4800
6991909 VALENCIA AREA        CA     91354  PUD     80.00                   0.250            0.020   0.0000
6991910 KENNER               LA     70065  SFD     80.00                   0.250            0.020   0.3550
6991911 TYRONE               GA     30290  SFD     95.00         24        0.250            0.020   0.6050
6991913 NEW CITY             NY     10956  SFD     90.00         33        0.250            0.020   0.4800
6991914 FREDERICK            MD     21702  SFD     80.00                   0.250            0.020   0.0000
6991915 ADEL                 IA     50003  SFD     70.00                   0.250            0.020   0.2300
6991916 CLIVE                IA     50325  SFD     75.68                   0.250            0.020   0.0000
6991917 GLENDALE             AZ     85308  SFD     90.00         33        0.250            0.020   0.1050
6991918 WEST CHESTER         PA     19380  SFD     90.00         33        0.250            0.020   0.0000
6991919 FRESH MEADOWS        NY     11366  SFD     90.00         01        0.250            0.020   0.0000
6991922 PLYMOUTH             MN     55441  PUD     75.38                   0.250            0.020   0.0000
6991923 MINNEAPOLIS          MN     55405  SFD     80.00                   0.250            0.020   0.2300
6991924 HOUSTON              TX     77027  SFD     70.00                   0.250            0.020   0.0000
6991926 PHOENIX              AZ     85044  SFD     80.00                   0.250            0.020   0.1050
6991927 CORAL SPRINGS        FL     33067  SFD     50.51                   0.250            0.020   0.6050
6991928 NEWARK               DE     19711  SFD     89.86         33        0.250            0.020   0.1050
6991929 TUSTIN               CA     92782  SFD     69.99                   0.250            0.020   0.2300
6991930 BEDFORD HILLS        NY     10507  SFD     76.92                   0.250            0.020   0.6050
6991931 CHESTERFIELD         VA     23238  SFD     95.00         33        0.250            0.020   0.1050
6991932 FAIRFIELD            CT     06490  SFD     75.95                   0.250            0.020   0.0000
6991933 FAIRFIELD            CT     06430  SFD     52.89                   0.250            0.020   0.0000
6991934 NORTH ATTLEBORO      MA     02760  SFD     95.00         17        0.250            0.020   0.6050
6991935 LEXINGTON            MA     02173  SFD     61.73                   0.250            0.020   0.4800
6991937 EASTCHESTER          NY     10583  SFD     90.00         33        0.250            0.020   0.3550
6991938 POULSBO              WA     98370  SFD     95.00         06        0.250            0.020   0.3550
6991939 LOS ANGELES          CA     90066  SFD     68.45                   0.250            0.020   0.6050
6991940 ACTON                CA     93510  SFD     90.00         33        0.250            0.020   0.1050
6991942 LAKE OSWEGO          OR     97034  SFD     65.75                   0.250            0.020   0.0000
6991943 HOPKINTON            MA     01748  SFD     72.05                   0.250            0.020   0.0000
6991946 OSSINING             NY     10562  SFD     90.00         33        0.250            0.020   0.0000
6991947 ISSAQUAH             WA     98029  SFD     80.00                   0.250            0.020   0.1050
6991948 CHAPEL HILL          NC     27514  SFD     95.00         33        0.250            0.020   0.6050
6991949 EDINA                MN     55436  SFD     52.82                   0.250            0.020   0.0000
6991950 EDEN PRAIRIE         MN     55346  SFD     80.00                   0.250            0.020   0.3550
6991951 RIDGECREST           CA     93555  SFD     90.00         33        0.250            0.020   0.7300
6991952 PASO ROBLES          CA     93446  SFD     90.00         17        0.250            0.020   0.7300
6991953 RICKREALL            OR     97371  SFD     62.66                   0.250            0.020   0.6050
6991955 SNOWMASS VILLAGE     CO     81615  LCO     80.00                   0.250            0.020   0.4800
6991956 MARLBOROUGH          MA     01752  SFD     73.61                   0.250            0.020   0.0000
6991958 PACIFICA             CA     94044  SFD     90.00         13        0.250            0.020   0.2300
6991959 LITTLETON            CO     80127  SFD     80.00                   0.250            0.020   0.2300
6991960 LAS VEGAS            NV     89120  SFD     86.49         33        0.250            0.020   0.3550
6991961 OAKBROOK             IL     60521  SFD     80.00                   0.250            0.020   0.3550
6991963 LIVERMORE            CA     94550  SFD     80.00                   0.250            0.020   0.0000
6991964 SEA ISLE CITY        NJ     08243  LCO     90.00         01        0.250            0.020   0.6050
6991965 MOORESTOWN TWP       NJ     08057  SFD     84.84         12        0.250            0.020   0.1050
6991966 MUNSON               OH     44024  SFD     95.00         06        0.250            0.020   0.3550
6991970 SOMERS               NY     10589  SFD     80.00                   0.250            0.020   0.7300
6991971 BURLINGTON           CO     80807  SFD     81.43         33        0.250            0.020   0.9800
6991972 DRAPER               UT     84020  SFD     60.57                   0.250            0.020   0.0000
6991973 DAVIS                CA     95616  SFD     90.00         33        0.250            0.020   0.6050
6991975 COLORADO SPRINGS     CO     80906  SFD     79.99                   0.250            0.020   0.4800
6991976 WOODBURY             MN     55125  SFD     80.00                   0.250            0.020   0.3550
6991977 ALPHARETTA           GA     30202  SFD     95.00         06        0.250            0.020   0.3550
6991978 ORCHARD PARK         NY     14127  SFD     95.00         33        0.250            0.020   0.7300
6991979 BUTTE                MT     59701  SFD     86.67         33        0.250            0.020   0.6050
6991983 BLOOMFIELD HILLS     MI     48302  LCO     62.65                   0.250            0.020   0.0000
6991984 WACO                 TX     76710  SFD     75.00                   0.250            0.020   0.3550
6991985 NORTH OAKS           MN     55127  SFD     80.00                   0.250            0.020   0.1050
6991987 SETAUKET             NY     11733  SFD     95.00         11        0.250            0.020   0.1050
6991988 SALT LAKE CITY       UT     84121  SFD     90.00         33        0.250            0.020   0.3550
6991989 FAIRFAX STATION      VA     22039  SFD     80.00                   0.250            0.020   0.0000
6991990 SPRINGFIELD          VA     22152  SFD     80.00                   0.250            0.020   0.0000
6991991 HERNDON              VA     22071  SFD     79.82                   0.250            0.020   0.0000
6991992 SAINT PAUL           MN     55108  SFD     89.94         33        0.250            0.020   0.4800
6991993 WABASHA              MN     55981  SFD     79.93                   0.250            0.020   0.3550
6991994 LAS VEGAS            NV     89121  PUD     79.99                   0.250            0.020   0.0000
6991995 WESTERN SPRINGS      IL     60558  SFD     80.00                   0.250            0.020   0.6050
6991996 SHOREWOOD            WI     53211  SFD     79.86                   0.250            0.020   0.4800
6991998 INDIANAPOLIS         IN     46278  SFD     90.00         33        0.250            0.020   0.2300
6991999 OMAHA                NE     68135  SFD     79.90                   0.250            0.020   0.2300
6992000 BULLHEAD CITY        AZ     86442  SFD     71.89                   0.250            0.020   0.4800
6992001 LIVINGSTON           NJ     07039  SFD     79.89                   0.250            0.020   0.4800
6992002 LITTLE SILVER        NJ     07739  SFD     80.00                   0.250            0.020   0.0000
6992003 SCARSDALE            NY     10583  SFD     53.87                   0.250            0.020   0.1050
6992005 DANA POINT           CA     92629  LCO     80.00                   0.250            0.020   0.2300
6992006 SAN CLEMENTE         CA     92673  LCO     84.91         11        0.250            0.020   0.3550
6992009 FORT COLLINS         CO     80525  SFD     89.90         33        0.250            0.020   0.1050
6992010 SPARTANBURG          SC     29301  SFD     80.00                   0.250            0.020   0.2300
6992011 ARLINGTON HEIGHTS    IL     60004  SFD     60.32                   0.250            0.020   0.0000
6992012 PORT ARANSAS         TX     78373  PUD     94.98         06        0.250            0.020   0.6050
6992013 RENTON               WA     98059  PUD     89.99         01        0.250            0.020   0.1050
6992014 WOODINVILLE          WA     98072  SFD     80.00                   0.250            0.020   0.2300
6992015 LOUISVILLE           CO     80027  SFD     83.32         06        0.250            0.020   0.2300
6992016 BLUFFDALE            UT     84065  SFD     95.00         06        0.250            0.020   0.4800
6992017 SALT LAKE CITY       UT     84121  SFD     79.99                   0.250            0.020   0.3550
6992018 SARATOGA             CA     95070  SFD     67.76                   0.250            0.020   0.0000
6992019 SARATOGA             CA     95070  SFD     56.30                   0.250            0.020   0.0000
6992020 FREMONT              CA     94539  SFD     80.00                   0.250            0.020   0.3550
6992021 FOSTER CITY          CA     94404  PUD     75.00                   0.250            0.020   0.0000
6992022 FREMONT              CA     94538  PUD     75.45                   0.250            0.020   0.3550
6992023 DANVILLE             CA     94526  PUD     80.00                   0.250            0.020   0.2300
6992024 LOS ANGELES          CA     90049  SFD     75.00                   0.250            0.020   0.3550
6992025 SAN DIEGO            CA     92107  SFD     90.00         13        0.250            0.020   0.3550
6992026 MEDFORD              OR     97504  SFD     80.00                   0.250            0.020   0.4800
6992028 VANCOUVER            WA     98686  SFD     80.00                   0.250            0.020   0.6050
6992029 LAKE OSWEGO          OR     97034  SFD     75.00                   0.250            0.020   0.3550
6992030 PORTLAND             OR     97225  SFD     51.58                   0.250            0.020   0.4800
6992031 EUGENE               OR     97405  SFD     73.53                   0.250            0.020   0.4800
6992032 CAMARILLO            CA     93012  SFD     95.00         33        0.250            0.020   0.6050
6992033 SAPELLO              NM     87745  SFD     75.00                   0.250            0.020   0.6050
6992035 RANCHO PALOS VERD    CA     90274  SFD     70.00                   0.250            0.020   0.3550
6992036 SAN DIEGO            CA     92130  PUD     89.99         11        0.250            0.020   0.0000
6992037 SAN JOSE             CA     95123  SFD     89.99         17        0.250            0.020   0.4800
6992038 LA JOLLA             CA     92037  SFD     74.07                   0.250            0.020   0.1050
6992039 ORANGE               CA     92669  PUD     94.98         11        0.250            0.020   0.8550
6992040 APEX                 NC     27502  SFD     95.00         13        0.250            0.020   0.6050
6992041 ANAHEIM              CA     92808  PUD     90.00         11        0.250            0.020   0.1050
6992042 CARLSBAD             CA     92009  PUD     80.00                   0.250            0.020   0.2300
6992043 TRABUCO CANYON AREA  CA     92679  PUD     80.00                   0.250            0.020   0.3550
6992044 VALENCIA AREA        CA     91354  PUD     89.88         11        0.250            0.020   0.0000
6992045 ANAHIEM HILLS        CA     92808  PUD     65.85                   0.250            0.020   0.4800
6992046 POWAY                CA     92064  SFD     94.99         11        0.250            0.020   0.1050
6992047 ALAMEDA              CA     94502  PUD     78.15                   0.250            0.020   0.1050
6992048 TRABUCO CANYON       CA     92679  PUD     80.00                   0.250            0.020   0.0000
6992049 CARLSBAD             CA     92008  PUD     80.00                   0.250            0.020   0.3550
6992051 ANTIOCH              CA     94509  SFD     90.00         13        0.250            0.020   0.1050
6992053 SOUTHAMPTON          NY     11968  SFD     80.00                   0.250            0.020   0.3550
6992060 BERKELEY HEIGHTS     NJ     07974  SFD     90.00         33        0.250            0.020   0.2300
6992061 COPPELL              TX     75019  SFD     80.00                   0.250            0.020   0.0000
6992062 WYLIE                TX     75098  SFD     80.00                   0.250            0.020   0.1050
6992063 OAK POINT            TX     75068  PUD     77.97                   0.250            0.020   0.3550
6992065 NEW CITY             NY     10956  SFD     88.33         33        0.250            0.020   0.3550
6992066 MINNEAPOLIS          MN     55403  SFD     79.96                   0.250            0.020   0.1050
6992067 BOURNE               MA     02562  SFD     94.92         11        0.250            0.020   0.2300
6992068 SHREVEPORT           LA     71119  SFD     90.00         33        0.250            0.020   0.0000
6992069 LA JOLLA             CA     92037  SFD     80.00                   0.250            0.020   0.0000
6992070 LITTLETON            CO     80128  SFD     89.99         01        0.250            0.020   0.4800
6992071 CHANTILLY            VA     22021  PUD     80.00                   0.250            0.020   0.0000
6992072 ALEXANDRIA           VA     22315  SFD     79.99                   0.250            0.020   0.0000
6992073 POTOMAC              MD     20854  SFD     80.00                   0.250            0.020   0.4800
6992074 SUDBURY              MA     01776  SFD     75.73                   0.250            0.020   0.0000
6992075 MINNEAPOLIS          MN     55416  SFD     80.00                   0.250            0.020   0.3550
6992078 SHAWNEE              KS     66216  SFD     95.00         06        0.250            0.020   0.4800
6992079 BETHESDA             MD     20817  SFD     80.00                   0.250            0.020   0.1050
6992082 VICTORVILLE          CA     92392  SFD     80.00                   0.250            0.020   0.1050
6992083 COLTON               CA     92324  SFD     53.85                   0.250            0.020   0.0000
6992084 WARREN               NJ     07060  SFD     75.47                   0.250            0.020   0.6050
6992085 AMHERST              MA     01002  SFD     80.00                   0.250            0.020   0.0000
6992089 NORTH EAST           MD     21901  SFD     78.57                   0.250            0.020   0.0000
6992090 TACOMA               WA     98422  SFD     64.63                   0.250            0.020   0.0000
6992091 GREENVILLE           SC     29615  SFD     80.00                   0.250            0.020   0.1050
6992094 WELLESLEY            MA     02181  SFD     80.00                   0.250            0.020   0.4800
6992095 RYE                  NY     10580  SFD     55.00                   0.250            0.020   0.3550
6992096 BISMARCK             ND     58504  SFD     90.00         33        0.250            0.020   0.6050
6992098 AMHERST              NY     14221  SFD     50.00                   0.250            0.020   0.4800
6992099 FAIRFAX STATION      VA     22039  SFD     89.99         33        0.250            0.020   0.0000
6992100 HERNDON              VA     22070  PUD     90.00         33        0.250            0.020   0.0000
6992101 PORTLAND             OR     97229  PUD     80.00                   0.250            0.020   0.3550
6992102 PALM HARBOR          FL     34683  SFD     90.00         33        0.250            0.020   0.4800
6992103 AUSTIN               TX     78732  SFD     90.00         33        0.250            0.020   0.4800
6992105 BROOMFIELD           CO     80020  SFD     90.00         33        0.250            0.020   0.2300
6992106 CENTERVILLE          OH     45459  SFD     90.00         01        0.250            0.020   0.6050
6992107 RANCHO SANTA FE      CA     92067  SFD     31.25                   0.250            0.020   0.4800
6992108 RIDGEWOOD            NJ     07450  SFD     80.00                   0.250            0.020   0.4800
6992110 DEMAREST             NJ     07627  SFD     44.78                   0.250            0.020   0.0000
6992111 COLUMBIA             MO     65203  SFD     68.63                   0.250            0.020   0.2300
6992113 MOSS POINT           MS     39563  SFD     70.00                   0.250            0.020   0.3550
6992114 LAKEWOOD             WA     98498  SFD     80.00                   0.250            0.020   0.0000
6992115 PROSPECT HEIGHTS     IL     60070  SFD     95.00         01        0.250            0.020   0.6050
6992116 ELLICOTT CITY        MD     21042  SFD     79.99                   0.250            0.020   0.3550
6992118 KERRVILLE            TX     78028  SFD     77.32                   0.250            0.020   0.4800
6992119 RUMSON               NJ     07760  SFD     77.78                   0.250            0.020   0.2300
6992121 PLEASANTVILLE        NY     10570  SFD     80.00                   0.250            0.020   0.1050
6992122 YONKERS              NY     10710  PUD     90.00         11        0.250            0.020   0.2300
6992123 GRANADA HILLS        CA     91344  SFD     56.52                   0.250            0.020   0.2300
6992126 WATCHUNG BORO        NJ     07060  SFD     86.99         33        0.250            0.020   0.3550
6992127 HOLMES BEACH         FL     34217  LCO     90.00         11        0.250            0.020   0.6050
6992128 NAPA                 CA     94559  SFD     95.00         33        0.250            0.020   0.3550
6992130 LA VERNE             CA     91750  SFD     73.33                   0.250            0.020   0.1050
6992131 SPRINGFIELD          VA     22153  SFD     95.00         33        0.250            0.020   0.0000
6992132 HERNDON              VA     22071  SFD     80.00                   0.250            0.020   0.2300
6992133 BELAIR               MD     21015  SFD     80.00                   0.250            0.020   0.0000
6992135 CHESAPEAKE           VA     23320  SFD     95.00         13        0.250            0.020   0.1050
6992136 LONGHILL TWP         NJ     07946  SFD     87.32         33        0.250            0.020   0.4800
6992137 ZIONSVILLE           IN     46077  SFD     88.62         12        0.250            0.020   0.4800
6992138 EDINA                MN     55436  SFD     80.00                   0.250            0.020   0.2300
6992139 SOUTHBOROUGH         MA     01772  SFD     95.00         11        0.250            0.020   0.6050
6992140 WYNNEWOOD            PA     19096  SFD     86.84         33        0.250            0.020   0.2300
6992141 BRENTWOOD            CA     94513  SFD     89.99         13        0.250            0.020   0.2300
6992143 PARADISE VALLEY      AZ     85253  SFD     70.29                   0.250            0.020   0.0000
6992145 ENCINITAS            CA     92024  SFD     60.00                   0.250            0.020   0.6050
6992146 SAN RAMON            CA     94583  SFD     90.00         11        0.250            0.020   0.2300
6992147 BOULDER              CO     80304  PUD     80.00                   0.250            0.020   0.4800
6992148 MORGAN HILL          CA     95037  SFD     79.98                   0.250            0.020   0.3550
6992150 SCOTTS VALLEY        CA     95066  SFD     80.00                   0.250            0.020   0.2300
6992151 WASHINGTON           DC     20015  SFD     80.00                   0.250            0.020   0.2300
6992152 FRANKLIN             MA     02038  SFD     74.80                   0.250            0.020   0.0000
6992153 BROOKFIELD           WI     53045  SFD     69.34                   0.250            0.020   0.0000
6992154 LAS VEGAS            NV     89134  SFD     79.99                   0.250            0.020   0.0000
6992155 MOUNT SINAI          NY     11766  SFD     63.18                   0.250            0.020   0.6050
6992157 MITCHELLSVILLE       MD     20721  SFD     89.98         11        0.250            0.020   0.8550
6992158 PLYMOUTH             MN     55447  SFD     80.00                   0.250            0.020   0.3550
6992159 PRIOR LAKE           MN     55372  SFD     67.01                   0.250            0.020   0.0000
6992161 CHANDLER HEIGHTS     AZ     85249  SFD     90.00         17        0.250            0.020   0.2300
6992162 DENVILLE             NJ     07834  SFD     62.46                   0.250            0.020   0.1050
6992163 MATTHEWS             NC     28105  SFD     95.00         11        0.250            0.020   0.0000
6992166 BREWSTER             NY     10509  SFD     74.63                   0.250            0.020   0.0000
6992167 BOCA RATON           FL     33496  SFD     57.02                   0.250            0.020   0.2300
6992168 POWAY                CA     92064  SFD     68.08                   0.250            0.020   0.3550
6992169 POWAY                CA     92064  SFD     89.88         33        0.250            0.020   0.7300
6992170 MORGAN HILL          CA     95037  SFD     71.43                   0.250            0.020   0.3550
6992171 BOISE                ID     83703  SFD     90.00         33        0.250            0.020   0.4800
6992172 ACTON                MA     01720  SFD     90.00         33        0.250            0.020   0.0000
6992173 MASON NECK           VA     22079  SFD     80.00                   0.250            0.020   0.0000
6992174 MARBLEHEAD           MA     01945  SFD     90.00         33        0.250            0.020   0.2300
6992175 WESTPORT             CT     06880  SFD     90.00         33        0.250            0.020   0.6050
6992176 ALBUQUERQUE          NM     87112  SFD     94.98         33        0.250            0.020   0.4800
6992177 LAS VEGAS            NV     89107  SFD     59.70                   0.250            0.020   0.4800
6992179 SANDY                UT     84093  SFD     71.09                   0.250            0.020   0.2300
6992180 LONGWOOD             FL     32779  SFD     95.00         33        0.250            0.020   0.3550
6992181 TUCSON               AZ     85749  SFD     80.00                   0.250            0.020   0.1050
6992182 PHOENIX              AZ     85020  SFD     80.00                   0.250            0.020   0.1050
6992183 PASADENA             CA     91107  SFD     90.00         33        0.250            0.020   0.0000
6992184 WEST CHESTER         PA     19382  SFD     89.29         33        0.250            0.020   0.1050
6992187 MIDLOTHIAN           VA     23113  SFD     76.47                   0.250            0.020   0.0000
6992188 BATTLEGROUND         WA     98604  SFD     80.00                   0.250            0.020   0.0000
6992190 SAN RAMON            CA     94583  PUD     90.00         13        0.250            0.020   0.1050
6992191 SCOTTSDALE           AZ     85260  SFD     80.00                   0.250            0.020   0.6050
6992194 PARK CITY            UT     84098  SFD     80.00                   0.250            0.020   0.0000
6992195 SNOHOMISH            WA     98290  SFD     95.00         01        0.250            0.020   0.6050
6992197 REDMOND              WA     98052  SFD     80.00                   0.250            0.020   0.0000
6992199 PROSPECT             KY     40059  SFD     80.00                   0.250            0.020   0.0000
6992200 PARK CITY            UT     84060  PUD     80.00                   0.250            0.020   0.3550
6992201 PLEASANTON           CA     94588  SFD     52.74                   0.250            0.020   0.1050
6992202 MORAGA               CA     94556  SFD     77.36                   0.250            0.020   0.0000
6992204 SAN RAMON            CA     94583  PUD     74.99                   0.250            0.020   0.2300
6992205 SANTA CLARA          CA     95050  SFD     89.81         06        0.250            0.020   0.1050
6992206 CARSON CITY          NV     89703  SFD     74.60                   0.250            0.020   0.8550
6992207 MERCED               CA     95340  SFD     64.71                   0.250            0.020   0.1050
6992210 BISMARCK             ND     58501  SFD     85.00         33        0.250            0.020   0.1050
6992211 BERTHOUD             CO     80513  SFD     74.33                   0.250            0.020   0.1050
6992217 DENVER               CO     80220  SFD     80.00                   0.250            0.020   0.1050
6992218 FRANKTOWN            CO     80116  SFD     80.00                   0.250            0.020   0.1050
6992219 DENVER               CO     80218  SFD     80.00                   0.250            0.020   0.1050
6992221 SALT LAKE CITY       UT     84103  SFD     50.82                   0.250            0.020   0.0000
6992222 IJAMSVILLE           MD     21754  SFD     90.00         33        0.250            0.020   0.2300
6992223 SWAMPSCOTT           MA     01907  SFD     90.00         01        0.250            0.020   0.6050
6992224 ROCHESTER            MN     55902  SFD     69.18                   0.250            0.020   0.3550
6992225 FRANKLIN             MA     02038  SFD     90.00         33        0.250            0.020   0.0000
6992226 CORVALLIS            OR     97330  SFD     74.38                   0.250            0.020   0.3550
6992228 YORKTOWN HEIGHTS     NY     10598  SFD     80.00                   0.250            0.020   0.6050
6992230 MAPLE GROVE          MN     55369  SFD     90.00         01        0.250            0.020   0.2300
6992231 DANVILLE             CA     94506  SFD     80.00                   0.250            0.020   0.2300
6992232 DURANGO              CO     81301  SFD     90.00         33        0.250            0.020   0.6050
6992233 BRECKENRIDGE         CO     80424  PUD     80.00                   0.250            0.020   0.3550
6992234 COLORADO SPRINGS     CO     80904  SFD     75.00                   0.250            0.020   0.4800
6992235 AMHERST              NH     03031  SFD     90.06         01        0.250            0.020   0.1050
6992236 CHESTNUT RIDGE       NY     10977  SFD     93.75         33        0.250            0.020   0.2300
6992237 SANDWICH             MA     02562  SFD     84.98         33        0.250            0.020   0.6050
6992238 PARK CITY            UT     84098  SFD     95.00         33        0.250            0.020   0.3550
6992241 SUDBURY              MA     01776  SFD     64.52                   0.250            0.020   0.2300
6992242 BUFFALO GROVE        IL     60089  SFD     75.48                   0.250            0.020   0.4800
6992245 LIVERMORE            CA     94550  SFD     79.65                   0.250            0.020   0.0000
6992246 HOLMDEL              NJ     07733  SFD     76.47                   0.250            0.020   0.0000
6992247 DANVILLE             CA     94526  SFD     80.00                   0.250            0.020   0.1050
6992248 PHOENIX              AZ     85044  SFD     85.00         12        0.250            0.020   0.3550
6992249 NORTH MANKATO        MN     56003  SFD     94.99         06        0.250            0.020   0.2300
6992252 LAFAYETTE            CO     80026  PUD     75.00                   0.250            0.020   0.2300
6992253 WOODINVILLE          WA     98072  SFD     74.73                   0.250            0.020   0.0000
6992257 MODESTO              CA     95356  PUD     90.00         17        0.250            0.020   0.3550
6992259 BELMONT              MA     02178  LCO     70.00                   0.250            0.020   0.7300
6992260 LOVELAND             OH     45140  SFD     65.65                   0.250            0.020   0.2300
6992261 GLENDALE             AZ     85308  SFD     89.98         17        0.250            0.020   0.8550
6992263 MISSOULA             MT     59801  SFD     74.80                   0.250            0.020   0.0000
6992264 PROSPECT HEIGHTS     IL     60070  SFD     78.86                   0.250            0.020   0.4800
6992265 SCOTTSDALE           AZ     85259  SFD     79.35                   0.250            0.020   0.6050
6992266 CUPERTINO            CA     95014  SFD     90.00         33        0.250            0.020   0.2300
6992269 SIOUX CITY           IA     51104  SFD     90.00         33        0.250            0.020   0.6050
6992270 STOW                 MA     01775  SFD     95.00         11        0.250            0.020   0.4800
6992271 OMAHA                NE     68114  SFD     80.00                   0.250            0.020   0.3550
6992272 ST PAUL              MN     55105  SFD     80.00                   0.250            0.020   0.0000
6992275 SNOWMASS VILLAGE     CO     81615  LCO     75.00                   0.250            0.020   0.3550
6992276 BETHESDA             MD     20817  SFD     80.00                   0.250            0.020   0.2300
6992277 DAYTON               OH     45458  PUD     94.99         11        0.250            0.020   0.3550
6992278 LEONIA               NJ     07605  SFD     88.72         33        0.250            0.020   0.6050
6992280 FOX RIVER GROVE      IL     60021  SFD     90.00         06        0.250            0.020   0.6050
6992282 CUPERTINO            CA     95014  SFD     68.86                   0.250            0.020   0.0000
6992283 GERMANTOWN           MD     20876  SFD     73.85                   0.250            0.020   0.0000
6992284 ALEXANDRIA           VA     22309  SFD     80.00                   0.250            0.020   0.0000
6992285 SILVER SPRING        MD     20906  SFD     80.00                   0.250            0.020   0.0000
6992287 WEST                 TX     76691  SFD     60.00                   0.250            0.020   0.0000
6992290 SANDY                UT     84092  SFD     69.49                   0.250            0.020   0.3550
6992291 GALLOWAY             NJ     08201  SFD     95.00         12        0.250            0.020   0.2300
6992293 FAIRFIELD            CT     06430  SFD     80.00                   0.250            0.020   0.0000
6992296 NORTHFIELD           IL     60093  SFD     90.00         33        0.250            0.020   0.4800
6992301 CASTLE ROCK          CO     80104  SFD     79.99                   0.250            0.020   0.2300
6992302 WEST HOLLYWOOD       CA     90048  MF2     74.17                   0.250            0.020   0.4800
6992303 CAMARILLO AREA       CA     93012  SFD     89.90         13        0.250            0.020   1.2300
6992304 MANHATTAN BEACH      CA     90266  SFD     80.00                   0.250            0.020   1.4800
6992305 LOS ANGELES          CA     91364  SFD     80.00                   0.250            0.020   0.4800
6992306 SAN DIMAS            CA     91773  PUD     79.31                   0.250            0.020   0.2300
6992308 ANAHEIM              CA     92807  PUD     80.00                   0.250            0.020   0.1050
6992309 MEDFORD              OR     97504  SFD     74.92                   0.250            0.020   0.4800
6992310 TUALATIN             OR     97062  PUD     79.97                   0.250            0.020   0.0000
6992311 SCAPPOOSE            OR     97056  SFD     65.97                   0.250            0.020   0.0000
6992312 MEDFORD              OR     97504  SFD     80.00                   0.250            0.020   0.2300
6992313 THOUSAND OAKS        CA     91362  SFD     67.35                   0.250            0.020   0.3550
6992314 LAKESIDE             CA     92040  SFD     90.00         11        0.250            0.020   0.0000
6992315 RANCHO CUCAMONGA     CA     91701  SFD     95.00         33        0.250            0.020   0.2300
6992316 RANCHO SANTA         CA     92688  PUD     89.99         11        0.250            0.020   0.1050
        MARGARITA
6992317 MISSION VIEJO        CA     92692  PUD     90.00         13        0.250            0.020   0.2300
6992318 FOUNTAIN VALLEY      CA     92708  SFD     95.00         33        0.250            0.020   0.4800
6992319 ANNANDALE            NJ     08801  SFD     69.46                   0.250            0.020   0.2300
6992320 WASHINGTON           DC     20016  SFD     80.00                   0.250            0.020   0.2300
6992321 BEDFORD              NH     03110  SFD     90.00         33        0.250            0.020   0.4800
6992323 ARLINGTON            TX     76006  SFD     75.17                   0.250            0.020   0.9800
6992326 HOUSTON              TX     77057  PUD     80.00                   0.250            0.020   0.6050
6992327 NORTH MANKATO        MN     56003  SFD     89.92         33        0.250            0.020   0.4800
6992331 FLORHAM PARK         NJ     07932  LCO     65.75                   0.250            0.020   0.4800
6992333 RENO                 NV     89511  SFD     80.00                   0.250            0.020   0.1050
6992335 CHEVY CHASE          MD     20815  SFD     67.05                   0.250            0.020   0.0000
6992336 WASHINGTON           DC     20016  SFD     80.00                   0.250            0.020   0.0000
6992337 INCLINE VILLAGE      NV     89451  SFD     62.50                   0.250            0.020   0.3550
6992338 BERNARDS TWP         NJ     07921  PUD     90.00         17        0.250            0.020   0.1050
6992339 WASHINGTON TWP       NJ     07853  SFD     90.00         01        0.250            0.020   0.0000
6992341 SAN LEON             TX     77539  SFD     80.00                   0.250            0.020   0.4800
6992342 PLAYA DEL REY        CA     90293  SFD     80.00                   0.250            0.020   0.0000
6992343 GOLDEN               CO     80401  SFD     74.68                   0.250            0.020   0.1050
6992344 SAN FRANSISCO        CA     94114  LCO     80.00                   0.250            0.020   0.0000
6992348 NAGS HEAD            NC     27959  SFD     77.94                   0.250            0.020   0.1050
6992349 ENGLEWOOD            CO     80111  SFD     80.00                   0.250            0.020   0.0000
6992350 ANDOVER              MA     01810  SFD     80.00                   0.250            0.020   0.0000
6992351 PINE SPRINGS         MN     55115  SFD     90.00         13        0.250            0.020   0.1050
6992352 POTOMAC              MD     20854  SFD     95.00         33        0.250            0.020   0.0000
6992354 LIVERMORE            CA     94550  SFD     79.99                   0.250            0.020   0.0000
6992355 WESTERN SPRINGS      IL     60558  SFD     89.88         33        0.250            0.020   0.6050
6992357 APEX                 NC     27502  SFD     79.85                   0.250            0.020   0.0000
6992358 BROOKLINE            MA     02146  SFD     80.00                   0.250            0.020   0.0000
6992359 GLENDALE             AZ     85308  SFD     80.00                   0.250            0.020   0.0000
6992360 SPARKS               NV     89436  PUD     80.00                   0.250            0.020   0.3550
6992361 SAN JOSE             CA     95118  SFD     95.00         33        0.250            0.020   0.1050
6992362 FOXBORO              MA     02035  SFD     77.49                   0.250            0.020   0.1050
6992363 SOUTHBORO            MA     01772  SFD     90.00         33        0.250            0.020   0.3550
6992364 RIVERSIDE            IL     60546  SFD     74.15                   0.250            0.020   0.6050
6992365 SAN DIEGO            CA     92128  PUD     79.41                   0.250            0.020   0.3550
6992366 MISSOULA             MT     59801  SFD     90.00         33        0.250            0.020   0.2300
6992367 WEST CALDWELL        NJ     07006  SFD     94.78         33        0.250            0.020   0.9800
6992368 GLENCOE              IL     60062  SFD     75.56                   0.250            0.020   0.1050
6992369 BRENTWOOD            CA     94513  SFD     95.00         13        0.250            0.020   0.0000
6992372 CHESTERFIELD         VA     23838  PUD     90.00         33        0.250            0.020   0.1050
6992374 POWAY                CA     92064  SFD     80.00                   0.250            0.020   0.4800
6992375 CEDARHURST           NY     11516  SFD     83.64         33        0.250            0.020   0.3550
6992376 ARMONK               NY     10504  SFD     70.00                   0.250            0.020   0.0000
6992377 FRESNO               CA     93720  SFD     95.00         17        0.250            0.020   0.6050
6992378 FREMONT              CA     94536  SFD     95.00         11        0.250            0.020   0.1050
6992379 NEENAH               WI     54956  SFD     78.69                   0.250            0.020   0.4800
6992380 ELGIN                IL     60123  SFD     87.52         33        0.250            0.020   0.4800
6992381 BOTHELL              WA     98021  SFD     80.00                   0.250            0.020   0.3550
6992382 BARRINGTON           IL     60010  SFD     70.00                   0.250            0.020   0.2300
6992386 NOKOMIS              FL     34275  SFD     80.00                   0.250            0.020   0.1050
6992387 DURHAM               NH     03824  SFD     95.00         01        0.250            0.020   0.6050
6992389 LONG LAKE            MN     55356  SFD     63.13                   0.250            0.020   0.0000
6992390 LITTLETON            CO     80123  SFD     75.40                   0.250            0.020   0.2300
6992391 LA QUINTA            CA     92253  PUD     75.00                   0.250            0.020   0.3550
6992392 CHEVY CHASE          MD     20815  SFD     80.00                   0.250            0.020   0.2300
6992394 DELLWOOD             MN     55110  SFD     80.00                   0.250            0.020   0.1050
6992395 BOCA RATON           FL     33431  SFD     35.82                   0.250            0.020   0.6050
6992396 SANTA BARBARA        CA     93111  SFD     94.94         11        0.250            0.020   0.0000
6992397 MCLEAN               VA     22101  SFD     63.64                   0.250            0.020   0.0000
6992398 PALM BEACH GARDEN    FL     33410  PUD     94.97         13        0.250            0.020   0.9800
6992400 RICHMOND             CA     94803  PUD     90.00         06        0.250            0.020   0.4800
6992401 MORGAN HILL          CA     95037  SFD     76.95                   0.250            0.020   0.1050
6992403 BURLINGAME           CA     94010  SFD     80.00                   0.250            0.020   0.3550
6992404 LOS ANGELES          CA     90068  SFD     67.34                   0.250            0.020   0.6050
6992405 ARCADIA              CA     91006  SFD     70.00                   0.250            0.020   0.2300
6992406 BELL CANYON AREA     CA     91307  SFD     80.00                   0.250            0.020   0.2300
6992409 GLENDALE             CA     91208  SFD     80.00                   0.250            0.020   0.0000
6992410 MOORPARK             CA     93021  SFD     60.03                   0.250            0.020   0.7300
6992411 TIGARD               OR     97223  SFD     89.99         06        0.250            0.020   0.8550
6992412 HIGHLAND             CA     92346  SFD     87.50         06        0.250            0.020   0.6050
6992413 (DOVE CANYON AREA    CA     92679  PUD     90.00         11        0.250            0.020   0.1050
6992414 SAN DIEGO            CA     92037  SFD     79.99                   0.250            0.020   0.0000
6992415 ANAHEIM              CA     92808  SFD     95.00         33        0.250            0.020   0.2300
6992416 BETHESDA             MD     20817  SFD     95.00         01        0.250            0.020   0.0000
6992417 EL DORADO HILLS      CA     95762  PUD     79.99                   0.250            0.020   0.1050
6992418 LIVERMORE            CA     94550  SFD     79.99                   0.250            0.020   0.1050
6992419 CERRITOS             CA     90703  PUD     75.78                   0.250            0.020   0.0000
6992420 SAN DIEGO            CA     92131  PUD     80.00                   0.250            0.020   0.0000
6992421 CARLSBAD             CA     92008  PUD     80.00                   0.250            0.020   0.0000
6992422 CHINO HILLS          CA     91709  SFD     79.99                   0.250            0.020   0.2300
6992423 WALNUT               CA     91789  SFD     80.00                   0.250            0.020   0.0000
6992424 LIVERMORE            CA     94550  SFD     73.63                   0.250            0.020   0.1050
6992425 CARLSBAD             CA     92008  PUD     76.72                   0.250            0.020   0.1050
6992426 TRABUCO CANYON AR    CA     92679  PUD     90.00         11        0.250            0.020   0.0000
6992427 PLANO                TX     75093  PUD     79.99                   0.250            0.020   0.1050
6992428 SPRINGFIELD          VA     22153  SFD     95.00         33        0.250            0.020   0.0000
6992429 NORTH ANDOVER        MA     01845  SFD     95.00         33        0.250            0.020   0.1050
6992430 CLIVE                IA     50325  SFD     94.97         33        0.250            0.020   0.0000
6992431 PRIOR LAKE           MN     55372  SFD     75.35                   0.250            0.020   0.1050
6992432 ALBUQUERQUE          NM     87122  SFD     79.99                   0.250            0.020   0.0000
6992433 BRUSH PRAIRIE        WA     98606  SFD     95.00         01        0.250            0.020   0.1050
6992434 PONCE INLET          FL     32127  SFD     63.16                   0.250            0.020   0.0000
6992436 MOSS POINT           MS     39563  SFD     80.00                   0.250            0.020   0.6050
6992437 WALDORF              MD     20603  PUD     95.00         33        0.250            0.020   0.0000
6992438 DUNKIRK              MD     20754  SFD     95.00          1        0.250            0.020   0.1050
6992439 ATLANTA              GA     30324  SFD     95.00         33        0.250            0.020   0.1050
6992441 TRAFALGAR            IN     46181  SFD     80.00                   0.250            0.020   0.1050
6992442 CHARLOTTESVILLE      VA     22903  MF2     70.00                   0.250            0.020   1.1050
6992443 HINSDALE             IL     60521  SFD     80.00                   0.250            0.020   0.1050
6992445 SAN RAMON            CA     94583  PUD     95.00         13        0.250            0.020   0.1050
6992446 CHATHAM              NJ     07928  SFD     46.30                   0.250            0.020   0.2300
6992447 FOUNTAIN HILS        AZ     85268  SFD     90.00         12        0.250            0.020   0.1050
6992448 PLANTATION           FL     33324  PUD     72.87                   0.250            0.020   0.3550
6992450 ARDSLEY              NY     10502  SFD     70.00                   0.250            0.020   0.0000
6992451 CHULA VISTA          CA     91902  SFD     80.00                   0.250            0.020   0.1050
6992454 LOS ANGELES          CA     90046  SFD     72.22                   0.250            0.020   0.0000
6992455 ATLANTA              GA     30327  SFD     80.00                   0.250            0.020   0.1050
6992457 LOS GATOS            CA     95032  MF3     77.38                   0.250            0.020   0.0000
6992458 SAN RAMON            CA     94583  SFD     89.97         13        0.250            0.020   0.0000
6992463 ISSAQUAH             WA     98027  PUD     90.00          6        0.250            0.020   0.2300
6992464 MUKILTEO             WA     98275  SFD     80.00                   0.250            0.020   0.1050
6992466 MT KISCO             NY     10549  SFD     90.00         33        0.250            0.020   0.2300
6992467 EDEN PRAIRIE         MN     55344  SFD     80.00                   0.250            0.020   0.1050
6992468 NEW YORK             NY     10011  MF4     70.00                   0.250            0.020   0.2300
6992470 NIWOT                CO     80503  SFD     64.14                   0.250            0.020   0.0000
6992472 FORT WAYNE           IN     46804  PUD     80.00                   0.250            0.020   0.6050
6992473 WASHINGTON           DC     20016  SFD     80.00                   0.250            0.020   0.0000
6992474 ALBUQUERQUE          NM     87104  SFD     90.00         33        0.250            0.020   0.6050
6992475 DOYLESTOWN           PA     18901  SFD     89.98         33        0.250            0.020   0.0000
6992478 EDINA                MN     55435  SFD     79.01                   0.250            0.020   0.1050
6992479 HOFFMAN ESTATES      IL     60192  SFD     80.00                   0.250            0.020   0.7300
6992480 STILLWATER           MN     55082  SFD     80.00                   0.250            0.020   0.2300
6992482 RIDGWAY              CO     81432  SFD     75.00                   0.250            0.020   0.2300
6992483 POTOMAC              MD     20854  SFD     80.00                   0.250            0.020   0.0000
6992484 SALT LAKE CITY       UT     84117  SFD     47.79                   0.250            0.020   0.3550
6992485 NEWPORT BEACH        CA     92663  PUD     75.00                   0.250            0.020   0.1050
6992487 CHATTANOOGA          TN     37421  SFD     80.00                   0.250            0.020   0.0000
6992488 PAIA                 HI     96779  SFD     65.66                   0.250            0.020   0.0000
6992489 SHREWSBURY           MA     01545  SFD     80.00                   0.250            0.020   0.1050
6992490 UPPER SADDLERIVER    NJ     07458  SFD     62.96                   0.250            0.020   0.1050
6992492 PRINCETON            NJ     08540  SFD     80.00                   0.250            0.020   0.6050
6992494 STERLING             VA     20165  SFD     79.51                   0.250            0.020   0.1050
6992495 BROOKFIELD           WI     53045  SFD     80.00                   0.250            0.020   0.2300
6992496 BERNARDS TWP         NJ     07920  SFD     79.91                   0.250            0.020   0.0000
6992497 DARIEN               IL     60561  SFD     80.00                   0.250            0.020   0.3550
6992498 NAPERVILLE           IL     60540  SFD     80.00                   0.250            0.020   0.0000
6992499 PHILADELPHIA         PA     19118  SFD     80.00                   0.250            0.020   0.6050
6992500 HADDONFIELD          NJ     08033  SFD     80.00                   0.250            0.020   0.3550
6992503 CYPRESS              CA     90630  SFD     90.00         33        0.250            0.020   0.3550
6992506 WINDSOR              CO     80550  SFD     64.01                   0.250            0.020   0.2300
6992508 VISALIA              CA     93277  SFD     95.00         33        0.250            0.020   0.2300
6992509 SHERMAN              CT     06784  SFD     84.80         33        0.250            0.020   0.0000
6992510 COLLIERVILLE         TN     38017  SFD     89.32         33        0.250            0.020   0.1050
6992511 ANDOVER              MA     01810  SFD     80.00                   0.250            0.020   0.0000
6992512 HOBOKEN              NJ     07030  LCO     70.00                   0.250            0.020   0.0000
6992513 PARK CITY            UT     84098  SFD     15.00                   0.250            0.020   0.6050
6992517 FEDERAL WAY          WA     98023  SFD     80.00                   0.250            0.020   0.0000
6992518 UPPER MONTCLAIR      NJ     07043  SFD     86.43         33        0.250            0.020   0.1050
6992519 CROSS RIVER          NY     10518  SFD     54.01                   0.250            0.020   0.1050
6992520 SACRAMENTO           CA     95821  SFD     75.00                   0.250            0.020   0.2300
6992522 CUPERTINO            CA     95014  SFD     69.86                   0.250            0.020   0.3550
6992523 SAN JOSE             CA     95129  SFD     89.97         17        0.250            0.020   0.0000
6992524 MOUNTAIN VIEW        CA     94043  LCO     90.00         11        0.250            0.020   0.1050
6992525 PARK CITY            UT     84098  SFD     75.00                   0.250            0.020   0.0000
6992526 APPLETON             WI     54915  SFD     70.94                   0.250            0.020   0.2300
6992527 PALATINE             IL     60057  SFD     77.46                   0.250            0.020   0.4800
6992529 ALPHARETTA           GA     30201  PUD     62.50                   0.250            0.020   0.0000
6992530 ALPHARETTA           GA     30202  PUD     80.00                   0.250            0.020   0.0000
6992531 BOULDER              CO     80303  SFD     90.00         33        0.250            0.020   0.1050
6992532 LOS ALTOS            CA     94024  SFD     57.78                   0.250            0.020   0.0000
6992537 GREAT FALLS          MT     59404  SFD     89.43         33        0.250            0.020   0.2300
6992538 MONTGOMERY TWP       NJ     08502  SFD     79.96                   0.250            0.020   0.0000
6992539 BRANCHBURG           NJ     08876  SFD     95.00         33        0.250            0.020   0.2300
6992540 ARROYO GRANDE        CA     93420  SFD     90.00         17        0.250            0.020   0.0000
6992541 NEW CITY             NY     10956  LCO     58.82                   0.250            0.020   0.7300
6992542 BARTLETT             TN     38135  SFD     80.00                   0.250            0.020   0.1050
6992543 ROLLINSFORD          NH     03869  SFD     74.55                   0.250            0.020   0.4800
6992545 MINNETONKA           MN     55345  SFD     75.73                   0.250            0.020   0.0000
6992547 PLYMOUTH             MN     55441  SFD     78.95                   0.250            0.020   0.0000
6992612 GLENWOOD             MD     21738  SFD     75.32                   0.250            0.020   0.0000
6992613 WEST DES MOINES      IA     50265  SFD     90.00         33        0.250            0.020   0.1050
6992615 DOYLESTOWN           PA     18901  SFD     80.00                   0.250            0.020   0.6050
6992616 LAS VEGAS            NV     89102  SFD     80.00                   0.250            0.020   0.6050
6992617 SUGAR LAND           TX     77479  SFD     80.00                   0.250            0.020   0.0000
6992618 PHOENIX              AZ     85020  SFD     80.00                   0.250            0.020   0.2300
6992619 SCOTTSDALE           AZ     85250  PUD     68.35                   0.250            0.020   0.1050
6992621 GILBERT              AZ     85233  SFD     80.00                   0.250            0.020   0.7300
6992622 WYCKOFF              NJ     07481  SFD     75.00                   0.250            0.020   0.2300
6992623 ST CHARLES           IL     60174  SFD     39.02                   0.250            0.020   0.2300
6992624 SAN JOSE             CA     95138  SFD     65.93                   0.250            0.020   0.0000
6992627 BRENTWOOD            CA     94513  SFD     90.00         13        0.250            0.020   0.0000
6992628 SAN RAMON            CA     94583  PUD     95.00         13        0.250            0.020   0.0000
6992629 HUDSON               OH     44236  SFD     77.81                   0.250            0.020   0.6050
6992631 DENVER               CO     80218  SFD     80.00                   0.250            0.020   0.1050
6992638 SAN BRUNO            CA     94066  SFD     61.07                   0.250            0.020   0.0000
6992642 CHATHAM              NJ     07928  SFD     80.00                   0.250            0.020   0.0000
6992644 SHOREWOOD            MN     55331  SFD     90.00         33        0.250            0.020   0.1050
6992645 MAPLE GROVE          MN     55311  SFD     75.14                   0.250            0.020   0.0000
6992646 ASHBURN              VA     22011  PUD     87.58         33        0.250            0.020   0.0000
6992647 ANNANDALE            VA     22003  SFD     80.00                   0.250            0.020   0.0000
6992653 ALBUQUERQUE          NM     87122  SFD     95.00          1        0.250            0.020   0.3550
6992657 DALLAS               TX     75287  SFD     63.14                   0.250            0.020   0.0000
6992658 DANVILLE             CA     94526  PUD     69.95                   0.250            0.020   0.0000
6992659 LARKSPUR             CO     80118  SFD     72.71                   0.250            0.020   0.2300
6992661 ARDSLEY              NY     10502  SFD     60.00                   0.250            0.020   0.3550
6992664 CAPE CORAL           FL     33904  SFD     80.00                   0.250            0.020   0.4800
6992666 WAYNE                NJ     07470  SFD     46.67                   0.250            0.020   0.4800
6992667 SHREVEPORT           LA     71119  SFD     70.00                   0.250            0.020   0.1050
6992668 CHINO HILLS          CA     91709  SFD     80.00                   0.250            0.020   0.1050
6992669 BOULDER              CO     80303  SFD     62.99                   0.250            0.020   0.1050
6992670 DENVER               CO     80218  SFD     64.10                   0.250            0.020   0.2300
6992672 LOUISVILLE           CO     80027  SFD     50.51                   0.250            0.020   0.4800
6992673 CENTREVILLE          VA     22020  SFD     78.53                   0.250            0.020   0.0000
6992674 PERKASIE             PA     18944  SFD     88.89         33        0.250            0.020   0.3550
6992676 TULSA                OK     74136  SFD     95.00         33        0.250            0.020   0.2300
6992677 BOYDS                MD     20841  PUD     94.99         33        0.250            0.020   0.0000
6992678 INDIANAPOLIS         IN     46236  SFD     90.00          6        0.250            0.020   0.2300
6992679 BEDFORD              MA     01730  LCO     90.12         33        0.250            0.020   0.0000
6992682 FAIR HAVEN           NJ     07704  SFD     80.00                   0.250            0.020   0.0000
6992683 RAPID CITY           SD     57701  SFD     75.00                   0.250            0.020   0.4800
6992684 ANDOVER              MA     01810  SFD     80.00                   0.250            0.020   0.3550
6992685 REDMOND              WA     98053  PUD     70.30                   0.250            0.020   0.0000
6992687 PLEASANTVILLE        NY     10570  SFD     95.00         33        0.250            0.020   0.6050
6992693 SAN RAMON            CA     94583  SFD     80.00                   0.250            0.020   0.0000
6992694 CHAPEL HILL          NC     27514  SFD     80.00                   0.250            0.020   0.2300
6992695 LOVETTSVILLE         VA     20180  SFD     80.00                   0.250            0.020   0.0000
6992697 BOCA RATON           FL     33498  PUD     80.00                   0.250            0.020   0.1050
6992698 CENTREVILLE          VA     22020  SFD     76.30                   0.250            0.020   0.0000
6992700 HILLSBORO            OR     97124  SFD     95.00         33        0.250            0.020   0.6050
6992701 LAS VEGAS            NV     89134  SFD     49.44                   0.250            0.020   0.1050
6992702 LAS VEGAS            NV     89117  SFD     70.00                   0.250            0.020   0.2300
6992704 RENO                 NV     89511  SFD     59.65                   0.250            0.020   0.4800
6992705 FRANKFORT TWSHP      MN     55374  SFD     80.00                   0.250            0.020   0.2300
6992707 ORINDA               CA     94563  SFD     79.75                   0.250            0.020   0.7300
6992708 BONSALL              CA     92003  SFD     72.31                   0.250            0.020   0.0000
6992709 WEST CHESTER         PA     19382  SFD     49.06                   0.250            0.020   0.0000
6992710 LITTLETON            CO     80127  PUD     75.00                   0.250            0.020   0.3550
6992711 DALLAS               TX     75229  SFD     95.00         33        0.250            0.020   0.6050
6992712 HARMONY TWP          NJ     08865  SFD     80.00                   0.250            0.020   0.1050
6992714 RIDGEFIELD           CT     06877  SFD     90.00         33        0.250            0.020   0.1050
6992716 LAWRENCEVILLE        NJ     08648  SFD     80.00                   0.250            0.020   0.3550
6992717 FOSTER CITY          CA     94404  PUD     79.99                   0.250            0.020   0.2300
6992718 SAN RAMON            CA     94583  SFD     80.00                   0.250            0.020   0.0000
6992719 FULSHEAR             TX     77441  SFD     95.00         33        0.250            0.020   0.1050
6992720 SPARTANBURG          SC     29302  SFD     86.36          1        0.250            0.020   0.0000
6992721 DUNCAN               SC     29334  SFD     66.36                   0.250            0.020   0.0000
6992725 YONKERS              NY     10710  SFD     79.69                   0.250            0.020   0.6050
6992728 LOS ANGELES          CA     90045  SFD     95.00         11        0.250            0.020   0.6050
6992729 TWIN FALLS           ID     83301  PUD     80.00                   0.250            0.020   0.1050
6992732 SAN FRANCISCO        CA     94117  SFD     75.84                   0.250            0.020   0.2300
6992733 LAKE OSWEGO          OR     97034  SFD     80.00                   0.250            0.020   0.1050
6992734 BOULDER              CO     80302  SFD     53.76                   0.250            0.020   0.0000
6992735 NORTHFIELD           MN     55057  SFD     80.00                   0.250            0.020   0.0000
6992738 SOUTH PLAINFIELD     NJ     07080  SFD     95.00         33        0.250            0.020   0.3550
6992739 RESTON               VA     22094  PUD     80.00                   0.250            0.020   0.0000
6992742 CORCORAN             MN     55357  SFD     56.70                   0.250            0.020   0.6050
6992744 LOUISVILLE           CO     80027  SFD     48.25                   0.250            0.020   0.1050
6992747 VIENNA               VA     22181  SFD     80.00                   0.250            0.020   0.0000
6992748 GLENDALE             AZ     85310  SFD     94.99         33        0.250            0.020   0.7300
6992751 PRINCETON            NJ     08540  SFD     80.00                   0.250            0.020   0.1050
6992752 ISSAQUAH             WA     98029  SFD     62.67                   0.250            0.020   0.0000
6992754 FORT COLLINS         CO     80526  SFD     80.00                   0.250            0.020   0.2300
6992755 COUNCE               TN     38326  SFD     70.00                   0.250            0.020   0.2300
6992756 PARK CITY            UT     84098  SFD     90.00         33        0.250            0.020   0.4800
6992759 FAIRFAX STATION      VA     22039  SFD     90.00         33        0.250            0.020   0.3550
6992760 LAKE ARROWHEAD       CA     92352  SFD     80.00                   0.250            0.020   0.2300
6992761 COLORADO SPRINGS     CO     80919  SFD     86.00         33        0.250            0.020   0.0000
6992764 BERKELEY HEIGHTS     NJ     07922  SFD     73.13                   0.250            0.020   0.2300
6992765 PITTFORD             NY     14534  SFD     94.98          6        0.250            0.020   0.3550
6992767 NEWTON               MA     02158  SFD     59.31                   0.250            0.020   0.3550
6992768 ALBUQUERQUE          NM     87107  PUD     80.00                   0.250            0.020   0.3550
6992772 MILTON               MA     02186  SFD     80.00                   0.250            0.020   0.1050
6992773 PRINCETON            NJ     08540  SFD     74.99                   0.250            0.020   0.0000
6992777 FAIRLAWN             OH     44333  SFD     95.00         11        0.250            0.020   0.3550
6992784 HANOVER              NH     03755  SFD     66.67                   0.250            0.020   0.2300
6992790 HASTINGS ON HUDSON   NY     10706  SFD     90.00         11        0.250            0.020   0.3550
6992795 WEST LINN            OR     97068  SFD     74.06                   0.250            0.020   0.0000
6992797 LOS ANGELES          CA     90008  SFD     95.00         33        0.250            0.020   0.2300
6992801 CARLSBAD             CA     92009  SFD     85.00         11        0.250            0.020   0.1050
6992811 BOISE                ID     83704  SFD     75.76                   0.250            0.020   0.2300
6992816 VALLEY COTTAGE       NY     10989  SFD     94.99         33        0.250            0.020   0.6050
6992817 GOLDEN               CO     80403  SFD     80.00                   0.250            0.020   0.2300
6992823 LAKEVILLE            MN     55044  SFD     79.98                   0.250            0.020   0.1050
6992827 HARDING TWP          NJ     07960  SFD     50.51                   0.250            0.020   0.0000
6992832 WEST WINDSOR         NJ     08648  SFD     80.00                   0.250            0.020   0.0000
6992870 DAVIDSON             NC     28036  SFD     80.00                   0.250            0.020   0.0000
6992876 BERNARDS TWP         NJ     07920  SFD     69.23                   0.250            0.020   0.0000

COUNT:  880
WAC:    8.4597
WAM:    357.4194
WALTV:  78.1417

NASCOR
NMI / 1996-5  Exhibit F-2
20 THROUGH 30 YEAR FIXED RATE NON-RELOCATION LOANS
(i)      (ii)                           (iii)    (iv)     (v)      (vi)      (vii)    (viii)      (ix)
-----    -----------------  ----- ----- -------- -------- -------- --------  -------- ---------   --------------
                                                          NET                                     CUT-OFF
MORTGAGE                                         MORTGAGE MORTGAGE CURRENT   ORIGINAL SCHEDULED   DATE
LOAN                              ZIP   PROPERTY INTEREST INTEREST MONTHLY   TERM TO  MATURITY    PRINCIPAL
NUMBER   CITY               STATE CODE  TYPE     RATE     RATE     PAYMENT   MATURITY DATE        BALANCE
-------- -----------------  ----- ----- -------- -------- -------- --------  -------- ---------   --------------
4447448  NORTHAMPTON        PA    18964  SFD     8.750    8.000    $1,386.56 360      1-Sep-25    $174,872.50
4450792  WAINSCOTT          NY    11975  SFD     9.125    8.000    $1,627.27 360      1-Oct-26    $200,000.00
4459913  BEDFORD            NH    03110  SFD     7.750    7.480    $  925.25 360      1-Sep-25    $127,917.93
4463960  JACKSON HEIGHTS    NY    11370  SFD     8.875    8.000    $1,400.34 360      1-Sep-25    $174,658.75
4465254  SOUTHFIELD         MI    48075  SFD     9.250    8.000    $1,340.96 360      1-Sep-26    $162,915.50
4467925  TORRINGTON         CT    06790  SFD     8.500    8.000    $  898.10 360      1-Oct-26    $116,800.00
4482994  MALIBU             CA    90265  SFD     8.625    8.000    $8,594.58 360      1-Dec-25  $1,098,260.98
4484313  CLARKSTON          MI    48348  SFD     8.500    8.000    $1,700.84 360      1-Sep-26    $221,065.99
4484826  BOONTON TOWNSHIP   NJ    07005  SFD     8.750    8.000    $2,163.43 360      1-Aug-26    $274,328.22
4488148  SETAUKET           NY    11733  SFD     7.250    6.980    $2,006.29 360      1-Sep-26    $293,870.56
4488268  KETCHUM            ID    83340  SFD     8.500    8.000    $2,575.87 360      1-Jul-26    $334,386.82
4488513  AMELIA ISLAND      FL    32034  LCO     9.000    8.000    $2,896.65 360      1-May-26    $359,001.89
4492626  LINCOLN            PA    19352  SFD     8.375    8.000    $2,227.02 360      1-Aug-26    $292,634.48
         UNIVERSITY
4492844  GROVE CITY         OH    43123  SFD     8.250    7.980    $  378.64 360      1-Feb-26     $50,136.60
4494247  PENFIELD           NY    14526  SFD     9.875    8.000    $2,386.66 360      1-Sep-26    $274,725.13
4498007  PLEASANTON         CA    94566  SFD     7.750    7.480    $1,611.93 360      1-Feb-26    $223,700.46
4499204  CEDARHURST         NY    11516  SFD     9.625    8.000    $1,903.98 360      1-Sep-26    $223,892.69
4500551  WESTMINSTER        MD    21157  SFD     8.500    8.000    $1,146.84 360      1-Jul-26    $148,876.99
4502325  ALBANY             NY    12203  SFD     8.750    8.000    $  708.03 360      1-May-26     $89,737.29
4502412  PIPERSVILLE        PA    18947  SFD     8.250    7.980    $2,063.36 360      1-Oct-26    $274,650.00
4507375  LACEY              NJ    08731  SFD     8.625    8.000    $1,454.47 360      1-Sep-26    $186,889.59
4508996  PORT JEFFERSON     NY    11777  LCO     9.375    8.000    $  885.82 360      1-Aug-26    $106,392.01
4510320  COTO DE CAZA       CA    92679  SFD     8.625    8.000    $2,184.04 360      1-Aug-26    $280,420.14
4511333  HICKSVILLE         NY    11801  SFD     8.500    8.000    $  768.92 360      1-Oct-26    $100,000.00
4511835  PHOENIXVILLE       PA    19460  SFD     8.500    8.000    $1,951.51 360      1-Sep-26    $253,646.24
4513259  LAS VEGAS          NV    89134  SFD     8.000    7.730    $2,965.51 360      1-Mar-26    $402,213.37
4514854  STEAMBOAT SPRINGS  CO    80477  THS     8.875    8.000    $2,297.69 360      1-Oct-26    $288,783.00
4515082  CHICAGO            IL    60628  SFD     7.750    7.480    $  401.04 240      1-Jun-16     $48,484.21
4515407  NATICK             MA    01760  SFD     8.500    8.000    $2,299.06 360      1-Oct-26    $299,000.00
4515939  MATAWAN            NJ    07747  SFD     8.500    8.000    $1,722.37 360      1-Sep-26    $223,864.30
4516680  BRONXVILLE         NY    10708  SFD     8.750    8.000    $1,919.55 360      1-Sep-26    $243,859.62
4516963  STAMFORD           CT    06903  SFD     8.375    8.000    $4,113.52 360      1-Sep-26    $540,863.61
4518800  RED BANK           NJ    07701  SFD     8.875    8.000    $2,197.97 360      1-Aug-26    $275,939.11
4518965  MIAMI              FL    33180  HCO     8.875    8.000    $  501.26 360      1-Sep-26     $62,964.68
4519078  GARDEN CITY        NY    11530  HCO     9.750    8.000    $2,641.90 360      1-Oct-26    $307,500.00
4519084  BASKING RIDGE      NJ    07920  SFD     8.500    8.000    $1,943.82 360      1-Sep-26    $252,646.85
4519266  PETALUMA           CA    94954  SFD     8.250    7.980    $1,727.92 360      1-Aug-26    $229,431.70
4519599  ABINGTON           PA    19027  SFD     8.875    8.000    $  716.09 360      1-May-26     $89,743.92
4519732  BEND               OR    97701  SFD     8.000    7.730    $3,026.78 360      1-May-26    $411,097.53
4521031  HILTON HEAD        SC    29929  SFD     8.375    8.000    $2,470.23 360      1-Sep-26    $324,798.00
         ISLAND
4521072  SEATTLE            WA    98116  SFD     8.375    8.000    $1,901.33 360      1-Aug-26    $249,837.93
4521384  MOUNT SINAI        NY    11766  SFD     9.375    8.000    $1,730.04 360      1-Sep-26    $207,894.96
4521430  WEST BLOOMFIELD    MI    48324  SFD     8.625    8.000    $1,306.69 360      1-Jul-26    $167,700.29
4522242  HOLMDEL            NJ    07733  SFD     8.875    8.000    $3,042.55 360      1-Jul-26    $381,752.08
4522525  WILTON             CT    06897  SFD     8.750    8.000    $3,193.22 360      1-Sep-26    $405,666.47
4523064  MONROE             CT    06468  SFD     8.625    8.000    $2,163.03 360      1-Aug-26    $277,770.45
4523327  PORT WASHINGTON    NY    11050  MF2     8.375    8.000    $2,208.01 360      1-Aug-26    $290,137.62
4523412  OCEANSIDE          NY    11572  SFD     9.000    8.000    $1,846.61 360      1-Sep-26    $229,374.64
4524391  JAMESBURG          NJ    08831  SFD     9.125    8.000    $1,028.11 360      1-Aug-26    $126,224.99
4524679  WELLESLEY          MA    02181  SFD     8.500    8.000    $2,199.87 360      1-Aug-26    $285,752.11
4525000  NEW ROCHELLE       NY    10804  SFD     9.000    8.000    $2,240.07 360      1-Aug-26    $278,094.72
4525120  OLD BRIDGE         NJ    08857  SFD     8.625    8.000    $  933.35 360      1-Sep-26    $119,929.15
4525141  RANCHO PARLOS      CA    90275  SFD     8.500    8.000    $3,844.57 360      1-Sep-26    $499,697.10
         VERDES
4525344  NAPLES             FL    33962  LCO     9.250    8.000    $  403.11 360      1-Jul-26     $48,923.21
4525475  TOMS RIVER         NJ    08754  LCO     8.500    8.000    $  739.89 360      1-Aug-26     $96,107.99
4525594  CARLE PLACE        NY    11514  SFD     9.000    8.000    $  917.27 360      1-Aug-26    $113,874.99
4525856  KANSAS CITY        MO    64112  SFD     8.500    8.000    $2,399.01 360      1-Jul-26    $311,428.94
4526012  MISSION VIEJO      CA    92692  SFD     8.750    8.000    $3,445.75 360      1-Aug-26    $437,494.16
4526190  COMMACK            NY    11725  SFD     8.750    8.000    $1,290.19 360      1-Sep-26    $163,905.64
4526362  STATEN ISLAND      NY    10305  SFD     8.250    7.980    $2,569.34 360      1-Sep-26    $341,781.91
4526548  EAST BRUNSWICK     NJ    08816  SFD     8.750    8.000    $1,416.06 360      1-Aug-26    $179,792.12
4526747  LAS VEGAS          NV    89129  SFD     8.875    8.000    $1,748.83 360      1-Aug-26    $219,552.63
4526760  PORT WASHINGTON    NY    11050  SFD     8.625    8.000    $2,115.59 360      1-Oct-26    $272,000.00
4527024  MADISON            NJ    07940  SFD     8.375    8.000    $3,961.88 360      1-Sep-26    $520,926.01
4527132  CARMEL             IN    46033  SFD     8.625    8.000    $2,084.48 360      1-Sep-26    $267,841.77
4527296  LAS VEGAS          NV    89117  SFD     8.875    8.000    $  673.52 360      1-Aug-26     $84,554.73
4527317  BRADLEY BEACH      NJ    07720  SFD     9.500    8.000    $1,450.48 360      1-Aug-26    $172,329.62
4527416  SAN FRANCISCO      CA    94112  SFD     8.125    7.855    $1,744.87 360      1-Jul-26    $234,535.70
4527615  OCEANSIDE          NY    11572  SFD     8.250    7.980    $  488.32 360      1-Aug-26     $64,916.83
4527633  DOYLESTOWN         PA    18901  SFD     9.625    8.000    $1,880.61 360      1-Aug-26    $221,037.15
4527958  NEW YORK           NY    10003  HCO     9.750    8.000    $  773.24 360      1-Aug-26     $89,915.68
4528048  LYNBROOK           NY    11563  SFD     9.000    8.000    $1,287.40 360      1-Sep-26    $159,912.60
4528112  INDIAN HARBOUR     FL    32937  SFD     9.125    8.000    $1,357.95 360      1-Jul-26    $166,631.52
         BEACH
4528143  MORRISTOWN         NJ    07960  SFD     8.875    8.000    $2,506.29 360      1-Sep-26    $314,823.40
4528449  SAN LEANDRO        CA    94579  SFD     9.000    8.000    $1,927.88 360      1-Aug-26    $239,337.26
4528780  HAMILTON           NJ    08620  SFD     8.750    8.000    $  861.44 360      1-Aug-26    $109,373.54
4528791  STEWARTSTOWN       PA    17363  SFD     8.500    8.000    $  860.42 360      1-Aug-26    $111,663.22
4528966  HUNTINGTON         NY    11743  SFD     9.250    8.000    $1,928.36 360      1-Aug-26    $234,156.01
4528989  SMITHTOWN          NY    11787  SFD     9.375    8.000    $1,139.50 360      1-Aug-26    $136,861.08
4528990  MENDHAM            NJ    07926  SFD     8.250    7.980    $2,873.60 360      1-Sep-26    $382,256.09
4529254  ROSEMONT           PA    19010  SFD     8.500    8.000    $  686.26 360      1-Aug-26     $89,141.46
4529726  SAVANNAH           GA    31419  SFD     9.500    8.000    $  483.92 360      1-Sep-26     $57,521.69
4529756  UPPER MONTCLAIR    NJ    07043  SFD     8.750    8.000    $2,139.83 360      1-Sep-26    $271,742.91
4530348  STOUGHTON          MA    02072  LCO     9.125    8.000    $  377.53 360      1-Aug-26     $46,350.42
4530548  KEY WEST           FL    33040  PUD     9.250    8.000    $2,468.03 360      1-Oct-26    $300,000.00
4530588  LOUISVILLE         KY    40205  SFD     8.500    8.000    $2,029.94 360      1-Sep-26    $263,840.06
4530589  LA SELVA BEACH     CA    95076  SFD     8.875    8.000    $5,171.70 360      1-Jul-26    $648,898.68
4530703  HIGHLAND           NJ    07732  SFD     8.875    8.000    $  732.00 360      1-Sep-26     $91,948.42
4530729  SYOSSET            NY    11791  SFD     9.125    8.000    $  995.89 360      1-Sep-26    $122,334.86
4530759  NEW YORK           NY    10074  THS     8.750    8.000    $3,933.51 360      1-Sep-26    $499,712.32
4530765  EAST FARMINGDALE   NY    11735  SFD     8.625    8.000    $1,555.58 360      1-Sep-26    $199,881.92
4530766  CARY               NC    27511  SFD     8.500    8.000    $2,836.53 360      1-Aug-26    $368,451.44
4530770  FAIRFAX            VA    22033  SFD     8.500    8.000    $1,980.73 360      1-Sep-26    $257,443.94
4530812  LLOYD HARBOR       NY    11743  SFD     8.875    8.000    $5,102.07 360      1-Aug-26    $640,528.36
4530909  ROCKY POINT        NY    11727  SFD     8.500    8.000    $1,445.56 360      1-Sep-26    $187,886.11
4530991  GREAT NECK         NY    11021  SFD     8.750    8.000    $1,888.09 360      1-Sep-26    $239,861.91
4531125  SOUTHBURY          CT    06488  SFD     8.750    8.000    $2,163.43 360      1-Aug-26    $274,682.40
4531127  DIX HILLS          NY    11746  SFD     8.875    8.000    $2,530.16 360      1-Sep-26    $317,821.71
4531175  NEW YORK           NY    10021  HCO     9.000    8.000    $  675.88 360      1-Aug-26     $83,907.90
4531271  FAIRFIELD          CT    06432  SFD     8.875    8.000    $2,176.89 360      1-Sep-26    $273,446.61
4531623  MERCED             CA    95340  SFD     9.500    8.000    $1,917.15 360      1-Sep-26    $227,887.85
4531838  STAMFORD           CT    06905  SFD     9.750    8.000    $1,030.99 360      1-Aug-26    $119,887.57
4531880  HUNTINGTON         NY    11743  SFD     9.375    8.000    $1,983.73 360      1-Sep-26    $238,379.55
4531977  STONY BROOK        NY    11790  SFD     8.500    8.000    $1,230.27 360      1-Sep-26    $159,903.06
4531989  TAHOE CITY         CA    96145  SFD     8.750    8.000    $2,302.84 349      1-Sep-25    $290,433.83
4532148  SOLEBURY           PA    18963  SFD     8.250    7.980    $1,863.15 360      1-Sep-26    $247,380.58
4532157  ELMSFORD           NY    10523  SFD     9.125    8.000    $1,100.03 360      1-Aug-26    $135,055.56
4532410  SAN FRANCISCO      CA    94114  SFD     8.625    8.000    $2,955.61 360      1-Sep-26    $379,775.64
4532456  ALEXANDRIA         VA    22315  PUD     9.125    8.000    $2,176.47 360      1-Oct-26    $267,500.00
4532484  GLEN ELLEN         CA    95442  SFD     8.500    8.000    $  848.88 360      1-Aug-26    $110,214.28
4532576  SEAFORD            NY    11793  SFD     9.250    8.000    $  822.68 360      1-Sep-26     $99,948.15
4532618  LAKEVILLE          MN    55044  SFD     8.125    7.855    $1,017.23 360      1-Aug-26    $136,820.14
4532675  SAGAPONACK         NY    11962  SFD     9.125    8.000    $2,196.81 360      1-Sep-26    $269,856.32
4532686  LAGUNA NIGUEL      CA    92677  SFD     8.750    8.000    $1,793.68 360      1-Aug-26    $227,729.11
4532688  LEVITTOWN          NY    11756  SFD     9.500    8.000    $  782.00 360      1-Aug-26     $92,880.41
4532691  WALTHAM            MA    02154  SFD     8.500    8.000    $1,741.59 360      1-Aug-26    $226,224.59
4532790  MASSAPEQUA         NY    11758  SFD     8.875    8.000    $  935.68 360      1-Sep-26    $117,534.07
4532861  TEANECK            NJ    07666  LCO     8.625    8.000    $  466.68 360      1-Sep-26     $59,964.57
4532876  MERRICK            NY    11566  SFD     8.250    7.980    $1,754.96 360      1-Sep-26    $233,451.04
4532911  BARNEGAT           NJ    08005  SFD     8.375    8.000    $  518.75 360      1-Sep-26     $68,207.58
4532975  ALLENTOWN          PA    18103  SFD     8.625    8.000    $1,695.59 360      1-Sep-26    $217,871.29
4532997  COOPER CITY        FL    33328  SFD     9.750    8.000    $  639.21 360      1-Aug-26     $74,330.30
4533021  KAILUA             HI    96734  SFD     9.000    8.000    $2,615.03 360      1-Sep-26    $324,822.47
4533023  WAYNE              NJ    07470  THS     9.125    8.000    $1,773.72 360      1-Oct-26    $218,000.00
4533032  HAWI               HI    96719  SFD     8.750    8.000    $2,590.22 360      1-Sep-26    $329,060.56
4533077  BELLEVUE           WA    98004  SFD     8.625    8.000    $3,204.49 360      1-Jun-26    $411,016.50
4533120  FORT SALONGA       NY    11768  SFD     8.250    7.980    $1,905.22 360      1-Sep-26    $253,438.28
4533190  GARDEN CITY        NY    11530  SFD     8.500    8.000    $2,491.28 360      1-Sep-26    $323,326.18
4533311  ITASCA             IL    60143  SFD     9.000    8.000    $2,063.86 360      1-Sep-26    $256,359.89
4533317  PEACHTREE CITY     GA    30269  SFD     9.375    8.000    $1,430.61 360      1-Aug-26    $171,825.60
4533340  ESCONDIDO          CA    92025  SFD     8.750    8.000    $2,371.90 360      1-Aug-26    $301,151.81
4533397  DEER PARK          NY    11729  SFD     8.875    8.000    $  827.48 360      1-Aug-26    $103,882.95
4533434  AMAGANSETT         NY    11930  SFD     9.125    8.000    $2,135.79 360      1-Sep-26    $262,360.30
4533458  LAGUNA BEACH       CA    92651  SFD     8.750    8.000    $4,894.46 360      1-Sep-26    $621,792.05
4533477  HUNTINGTON         NY    11743  SFD     9.000    8.000    $  442.55 360      1-Sep-26     $54,969.95
4533506  NEWHALL            CA    91321  SFD     8.625    8.000    $2,283.60 360      1-Sep-26    $293,426.65
4533510  ROCKVILLE CENTRE   NY    11570  SFD     8.750    8.000    $1,982.49 360      1-Sep-26    $251,855.01
4533530  PENNINGTON         NJ    08534  SFD     8.750    8.000    $2,674.78 360      1-Sep-26    $339,804.39
4533590  FT LAUDERDALE      FL    33326  SFD     9.250    8.000    $  974.05 360      1-Aug-26    $118,276.76
4533598  WEST BABYLON       NY    11704  SFD     8.750    8.000    $  774.12 360      1-Oct-26     $98,400.00
4533635  DIX HILLS          NY    11746  SFD     8.375    8.000    $1,900.19 360      1-Sep-26    $249,844.60
4533642  PITTSTOWN          NJ    08867  SFD     8.750    8.000    $1,812.56 360      1-Sep-26    $230,267.44
4533699  HARTSDALE          NY    10530  SFD     8.500    8.000    $1,785.42 360      1-Oct-26    $232,200.00
4533760  SOUTH ORANGE       NJ    07079  SFD     9.125    8.000    $3,254.53 360      1-Jul-26    $399,356.55
         VILLAGE
4533781  SIMI VALLEY        CA    93063  SFD     9.125    8.000    $1,790.00 360      1-Aug-26    $219,764.95
4533937  ARLINGTON          VA    22201  SFD     8.375    8.000    $1,986.07 360      1-Sep-26    $261,137.59
4533954  JACKSON            MS    39213  SFD     8.875    8.000    $1,113.91 360      1-Sep-26    $139,921.51
4534068  CLARKSVILLE        MD    21029  SFD     8.750    8.000    $1,730.74 360      1-Jul-26    $219,617.50
4534121  ARGENTINE TWP      MI    48436  SFD     8.375    8.000    $  950.09 360      1-Sep-26    $124,922.31
4534166  GARFIELD           NJ    07026  SFD     8.500    8.000    $  787.37 360      1-Sep-26    $102,337.96
4534171  GREENLAWN          NY    11740  SFD     8.500    8.000    $1,107.24 360      1-Sep-26    $143,912.76
4534247  MONTVALE           NJ    07645  SFD     9.250    8.000    $1,872.41 360      1-Aug-26    $227,301.72
4534278  MARIETTA           GA    30066  SFD     9.250    8.000    $1,075.65 360      1-Sep-26    $130,682.21
4534301  EAST HAMPTON       NY    11987  SFD     9.125    8.000    $  732.27 360      1-Sep-26     $89,952.11
4534305  ROSLYN             NY    11576  SFD     8.875    8.000    $1,989.11 360      1-Sep-26    $249,859.85
4534331  DENVILLE           NJ    07834  SFD     8.750    8.000    $1,711.47 360      1-Aug-26    $217,298.76
4534359  HENDERSON          NV    89014  SFD     9.000    8.000    $1,689.71 360      1-Aug-26    $209,769.72
4534526  GREAT NECK         NY    11023  SFD     8.500    8.000    $2,114.52 360      1-Sep-26    $274,833.40
4534533  METAIRIE           LA    70003  SFD     9.500    8.000    $1,177.20 360      1-Sep-26    $139,931.14
4534555  HUNTERSVILLE       NC    28078  SFD     8.750    8.000    $2,360.11 360      1-Sep-26    $299,827.39
4534576  CHINO HILLS        CA    91709  SFD     9.000    8.000    $1,839.37 360      1-Aug-26    $228,248.77
4534609  AUMSVILLE          OR    97325  SFD     9.750    8.000    $1,159.86 360      1-Aug-26    $134,873.52
4534663  ALLENDALE          NJ    07401  SFD     8.750    8.000    $1,376.73 360      1-Aug-26    $174,797.89
4534797  EUGENE             OR    97405  SFD     8.750    8.000    $5,113.56 360      1-Sep-26    $649,626.02
4534809  BOSTON             MA    02118  HCO     8.500    8.000    $2,400.40 360      1-Aug-26    $311,800.41
4534820  HAMPTON            VA    23666  SFD     8.625    8.000    $  360.90 360      1-Aug-26     $46,345.00
4535077  PACIFIC            MO    63069  SFD     8.500    8.000    $1,922.28 360      1-Sep-26    $249,848.55
4535139  DUNWOODY           GA    30338  SFD     8.750    8.000    $1,825.15 360      1-Sep-26    $231,866.52
4535169  JOHNSTON           RI    02919  SFD     9.000    8.000    $  952.68 360      1-Sep-26    $118,335.32
4535174  WEST BABYLON       NY    11704  SFD     9.500    8.000    $  982.12 360      1-Sep-26    $116,742.55
4535249  EUGENE             OR    97408  SFD     8.875    8.000    $2,514.24 360      1-Sep-26    $315,822.85
4535394  VISTA              CA    92084  SFD     8.750    8.000    $1,740.97 360      1-Aug-26    $221,044.43
4535408  ST. PETERSBURG     FL    33713  SFD     9.625    8.000    $  468.35 360      1-Aug-26     $55,046.99
4535422  BERWYN             PA    19312  SFD     8.000    7.730    $2,788.31 360      1-Sep-26    $379,745.02
4535542  MESA               AZ    85213  SFD     8.875    8.000    $  973.87 360      1-Aug-26    $122,262.25
4535561  BERNARDS TWP       NJ    07920  SFD     8.875    8.000    $3,978.22 360      1-Sep-26    $499,719.70
4535592  BEND               OR    97701  SFD     8.750    8.000    $  742.65 360      1-Sep-26     $94,345.68
4535704  MASSAPEQUA         NY    11758  SFD     8.875    8.000    $1,951.32 360      1-Aug-26    $244,974.00
4535715  RARITAN            NJ    08869  SFD     8.875    8.000    $1,897.62 360      1-Aug-26    $238,231.59
4535773  LIBERTY            TX    77575  SFD     9.250    8.000    $  507.60 360      1-Aug-26     $61,635.76
4535833  BERKELEY           CA    94707  SFD     8.750    8.000    $1,791.32 360      1-Sep-26    $227,568.99
4535871  MIDDLETOWN         NJ    07748  SFD     8.875    8.000    $2,227.81 360      1-Sep-26    $279,843.02
4535893  NEW HYDE PARK      NY    11040  SFD     9.000    8.000    $1,005.78 360      1-Sep-26    $124,931.72
4535928  SAN DIEGO          CA    92129  SFD     9.625    8.000    $1,988.98 360      1-Sep-26    $233,887.89
4535949  LEAWOOD            KS    66209  SFD     8.875    8.000    $1,736.50 360      1-Oct-26    $218,250.00
4535963  MONTCLAIR          NJ    07043  SFD     8.500    8.000    $2,394.40 360      1-Sep-26    $311,211.35
4535966  SUDBURY            MA    01776  SFD     8.750    8.000    $5,113.56 360      1-Sep-26    $649,626.02
4535978  SAUGERTIES         NY    12477  SFD     8.875    8.000    $  582.42 360      1-Sep-26     $73,158.95
4535981  LAS VEGAS          NV    89117  SFD     8.625    8.000    $  790.24 360      1-Aug-26    $101,479.59
4535988  ST HELENS          OR    97051  SFD     8.625    8.000    $2,100.03 360      1-Sep-26    $269,840.60
4536016  FUQUAY VARINA      NC    27526  SFD     8.750    8.000    $2,391.57 360      1-Oct-26    $304,000.00
4536018  WYOMISSING         PA    19610  SFD     8.500    8.000    $2,306.75 360      1-Sep-26    $299,818.25
4536057  GLENWOOD           MD    21738  SFD     7.875    7.605    $2,254.97 360      1-Aug-26    $310,570.53
4536060  GALLOWAY           NJ    08201  SFD     8.750    8.000    $  691.51 360      1-Jul-26     $87,747.17
4536062  WEST CHESTER       PA    19382  SFD     8.250    7.980    $1,840.60 360      1-Aug-26    $244,686.47
4536072  EAST WILLISTON     NY    11596  SFD     8.375    8.000    $1,824.17 360      1-Aug-26    $239,700.62
4536074  SAVANNAH           GA    31419  SFD     9.250    8.000    $  654.85 360      1-Sep-26     $79,558.73
4536076  DENNISPORT         MA    02639  SFD     9.750    8.000    $  613.44 360      1-Aug-26     $71,333.10
4536083  ALPHARETTA         GA    30202  SFD     8.625    8.000    $2,286.71 360      1-Aug-26    $293,651.59
4536091  EAST HILLS         NY    11576  SFD     8.375    8.000    $3,040.29 360      1-Aug-26    $399,501.02
4536123  ANAHEIM            CA    92807  SFD     8.625    8.000    $1,960.04 360      1-Aug-26    $251,701.35
4536124  TUSTIN             CA    92680  SFD     8.625    8.000    $1,897.81 360      1-Sep-26    $243,853.75
4536127  CHELTENHAM         PA    19027  SFD     9.750    8.000    $1,675.35 360      1-Aug-26    $194,817.32
4536189  SOUTH HUNTINGTON   NY    11746  SFD     8.750    8.000    $  944.04 360      1-Sep-26    $119,930.96
4536194  DRAPER             UT    84020  SFD     9.000    8.000    $2,091.21 360      1-Aug-26    $259,615.02
4536255  TOPSAIL BEACH      NC    28445  SFD     9.250    8.000    $1,814.00 360      1-Sep-26    $220,385.69
4536260  COCKEYSVILLE       MD    21030  SFD     8.500    8.000    $1,922.29 360      1-Sep-26    $249,848.54
4536295  PARADISE VALLEY    AZ    85253  SFD     8.250    7.980    $4,507.60 360      1-May-26    $598,060.52
4536319  COMMACK            NY    11725  SFD     8.750    8.000    $1,713.44 360      1-Oct-26    $217,800.00
4536323  PENDLETON          OR    97801  SFD     8.875    8.000    $  477.39 360      1-Sep-26     $59,966.36
4536328  PUNTA GORDA        FL    33950  LCO     9.000    8.000    $  638.47 360      1-Sep-26     $79,306.66
4536348  SAN CLEMENTE       CA    92672  SFD     8.875    8.000    $2,373.81 360      1-Aug-26    $298,014.23
4536355  PEARL RIVER        NY    10965  SFD     8.500    8.000    $1,922.29 360      1-Oct-26    $250,000.00
4536376  LITTLETON          CO    80124  SFD     8.375    8.000    $1,993.29 360      1-Sep-26    $262,087.00
4536403  TAHOE CITY         CA    96145  SFD     8.625    8.000    $3,235.61 360      1-Aug-26    $415,345.23
4536431  LLOYD NECK         NY    11743  SFD     8.500    8.000    $2,768.09 360      1-Sep-26    $359,781.91
4536492  RALEIGH            NC    27615  SFD     8.375    8.000    $2,204.21 360      1-Sep-26    $289,819.75
4536508  KEY BISCAYNE       FL    33149  HCO     8.750    8.000    $1,711.86 360      1-Sep-26    $217,474.81
4536573  BAY SHORE          NY    11710  SFD     9.125    8.000    $  748.55 360      1-Oct-26     $92,000.00
4536579  HEATH              TX    75087  SFD     8.875    8.000    $2,546.06 360      1-Aug-26    $319,639.89
4536585  TIGARD             OR    97224  SFD     8.500    8.000    $1,929.98 360      1-Sep-26    $250,847.94
4536627  ACWORTH            GA    30102  SFD     8.750    8.000    $  572.72 360      1-Aug-26     $72,715.93
4536661  MURFREESBORO       TN    37130  SFD     8.625    8.000    $2,920.22 360      1-Sep-26    $375,228.33
4536672  ASHBURN            VA    22011  SFD     8.500    8.000    $2,015.71 360      1-Aug-26    $261,831.25
4536731  NORTHPORT          NY    11768  SFD     8.875    8.000    $2,248.50 360      1-Sep-26    $282,441.56
4536735  BEL AIR            MD    21015  SFD     8.500    8.000    $2,114.52 360      1-Sep-26    $274,833.40
4536738  RICHMOND           VA    23233  SFD     8.750    8.000    $1,904.61 360      1-Sep-26    $241,960.70
4536748  WHITE PLAINS       NY    10606  SFD     9.250    8.000    $1,191.23 360      1-Sep-26    $144,724.94
4536755  PETALUMA           CA    94952  SFD     8.500    8.000    $2,645.07 360      1-Aug-26    $343,581.72
4536874  SAN JOSE           CA    95125  SFD     8.125    7.855    $2,079.00 360      1-Sep-26    $279,816.83
4536916  NEW ROCHELLE       NY    10804  SFD     8.375    8.000    $1,869.78 360      1-Sep-26    $245,847.10
4536927  ENNIS              TX    75119  SFD     8.250    7.980    $2,103.55 360      1-Sep-26    $279,821.45
4536932  SALT LAKE CITY     UT    84118  SFD     8.875    8.000    $1,790.20 360      1-Aug-26    $224,746.80
4537010  STAMFORD           CT    06905  SFD     8.250    7.980    $2,229.76 360      1-Oct-26    $296,800.00
4537064  LUBBOCK            TX    79424  SFD     8.000    7.730    $1,951.82 360      1-Sep-26    $265,821.52
4537113  LA CRESCENTA       CA    91214  SFD     9.000    8.000    $1,910.98 360      1-Sep-26    $237,370.27
4537163  MARCO ISLAND       FL    34145  SFD     9.500    8.000    $1,278.10 360      1-Aug-26    $151,849.87
4537171  SCOTTS VALLEY      CA    95066  SFD     8.625    8.000    $1,989.20 360      1-Aug-26    $255,446.93
4537256  PORTLAND           OR    97236  SFD     8.750    8.000    $1,888.09 360      1-Sep-26    $239,861.91
4537267  BROOKLYN           NY    11236  MF2     9.500    8.000    $2,323.28 360      1-Aug-26    $276,027.11
4537270  BROOKLYN           NY    11234  MF2     8.375    8.000    $2,105.40 360      1-Sep-26    $276,827.83
4537329  MUTTONTOWN         NY    11545  SFD     8.625    8.000    $3,111.16 360      1-Sep-26    $399,763.84
4537332  NORTHPORT          NY    11768  SFD     8.000    7.730    $2,582.85 360      1-Sep-26    $351,763.82
4537349  KIHEI              HI    96753  SFD     7.750    7.480    $3,385.05 360      1-Aug-26    $471,830.87
4537398  ALEXANDRIA         VA    22314  LCO     8.375    8.000    $1,973.91 360      1-Aug-26    $259,376.03
4537399  VIENNA             VA    22182  SFD     8.625    8.000    $3,234.83 360      1-Sep-26    $415,654.45
4537402  FALLS CHURCH       VA    22046  SFD     8.000    7.730    $2,054.54 360      1-Sep-26    $279,812.13
4537406  CORONADO           CA    92118  SFD     8.500    8.000    $2,829.61 360      1-Sep-26    $367,777.06
4537473  CUPERTINO          CA    95014  SFD     8.375    8.000    $2,280.22 360      1-Sep-26    $299,813.53
4537484  PRINCETON          NJ    08450  SFD     9.125    8.000    $3,091.81 360      1-Aug-26    $379,594.01
4537489  CLAREMONT          CA    91711  SFD     8.500    8.000    $1,879.53 360      1-Aug-26    $244,142.79
4537493  COTO DE CAZA       CA    92679  SFD     8.625    8.000    $3,235.61 360      1-Aug-26    $415,507.01
4537499  THOUSAND OAKS      CA    91361  SFD     9.250    8.000    $2,138.96 360      1-Sep-26    $259,865.21
4537505  CAMARILLO          CA    93012  SFD     8.625    8.000    $2,902.13 360      1-Aug-26    $372,682.83
4537511  SAUSALITO          CA    94965  LCO     8.500    8.000    $1,679.31 360      1-Aug-26    $218,134.44
4537518  LA CANADA          CA    91011  SFD     8.500    8.000    $1,953.04 360      1-Aug-26    $253,675.36
4537525  PORT WASHINGTON    NY    11050  SFD     8.750    8.000    $2,011.99 360      1-Sep-26    $255,602.85
4537526  PLEASANTON         CA    94566  SFD     8.500    8.000    $2,171.41 360      1-Aug-26    $282,056.63
4537531  SAN ANTONIO        TX    78258  SFD     8.250    7.980    $1,982.59 360      1-Jul-26    $263,391.69
4537533  MORAGA             CA    94556  SFD     8.250    7.980    $2,779.69 360      1-Aug-26    $369,304.67
4537534  EAST HILLS         NY    11576  SFD     8.500    8.000    $2,422.08 360      1-Sep-26    $314,809.17
4537536  FOSTER CITY        CA    94404  SFD     8.500    8.000    $2,245.23 360      1-Aug-26    $291,644.95
4537539  PLAIN CITY         UT    84404  SFD     8.625    8.000    $1,895.87 360      1-Sep-26    $243,606.09
4537548  COTO DE CAZA       CA    92679  SFD     8.500    8.000    $2,337.50 360      1-Aug-26    $303,630.36
4537550  CAMARILLO          CA    93010  SFD     8.625    8.000    $2,730.04 360      1-Aug-26    $350,584.05
4537552  PAYSON             UT    84651  SFD     8.375    8.000    $1,991.39 360      1-Jul-26    $261,508.04
4537553  ORANGE             CA    92667  SFD     8.500    8.000    $2,583.55 360      1-Aug-26    $335,591.46
4537555  SUNNYVALE          CA    94087  SFD     8.625    8.000    $2,672.49 360      1-Aug-26    $343,192.82
4537575  ALPINE             CA    91901  SFD     8.250    7.980    $1,690.35 360      1-Jul-26    $224,566.62
4537583  RANCHO PALOS       CA    90275  SFD     8.500    8.000    $2,207.55 360      1-Jul-26    $286,574.52
         VERDES
4537611  FORT WORTH         TX    76116  SFD     8.250    7.980    $2,732.74 360      1-Sep-26    $363,518.05
4537612  SCOTTSDALE         AZ    85259  SFD     8.750    8.000    $2,517.45 360      1-Sep-26    $319,815.89
4537657  FAIRFIELD          CT    06430  SFD     9.000    8.000    $2,411.27 240      1-Sep-16    $267,598.73
4537703  TOLUCA LAKE        CA    91602  SFD     8.750    8.000    $3,540.16 360      1-Oct-26    $450,000.00
4537780  SNOHOMISH          WA    98290  SFD     8.250    7.980    $2,178.67 360      1-Sep-26    $289,315.08
4537812  HOUSTON            TX    77008  SFD     8.375    8.000    $1,829.49 360      1-Jul-26    $240,248.05
4537828  SCOTTSDALE         AZ    85255  SFD     8.375    8.000    $2,477.84 360      1-Jul-26    $324,380.85
4537838  BURBANK            CA    91505  SFD     8.250    7.980    $2,569.33 360      1-Aug-26    $341,131.67
4537855  BELLAIRE           TX    77401  SFD     8.500    8.000    $1,820.79 360      1-Jul-26    $236,366.57
4537874  SANTA BARBARA      CA    93109  SFD     8.500    8.000    $1,676.23 360      1-Jul-26    $217,601.00
4537883  DAVIS              CA    95616  SFD     8.500    8.000    $2,189.87 360      1-Jul-26    $284,278.71
4537889  HADDONFIELD        NJ    08033  SFD     8.625    8.000    $3,266.72 360      1-Jul-26    $419,250.73
4537893  SCOTTSDALE         AZ    85259  SFD     8.500    8.000    $2,593.93 360      1-Jul-26    $336,732.55
4537897  SAN DIEGO          CA    92109  LCO     8.500    8.000    $1,900.76 360      1-Oct-26    $247,200.00
4537917  THOUSAND OAKS      CA    91320  SFD     8.750    8.000    $1,887.69 360      1-Sep-26    $239,811.95
4537983  SCOTTSDALE         AZ    85255  SFD     8.375    8.000    $2,494.56 360      1-Sep-26    $327,996.00
4537985  GREENPORT          NY    11944  SFD     8.875    8.000    $  795.65 360      1-Sep-26     $99,943.93
4538018  RICHMOND           VA    23229  SFD     8.625    8.000    $  855.57 360      1-Sep-26    $109,935.06
4538080  CAMARILLO          CA    93012  SFD     8.625    8.000    $1,944.47 360      1-Aug-26    $249,703.75
4538108  CRANBURY           NJ    08512  SFD     8.125    7.855    $1,856.24 360      1-Sep-26    $249,836.47
4538115  LOS ALTOS HILLS    CA    94022  SFD     8.375    8.000    $4,180.40 360      1-Sep-26    $549,658.14
4538160  BOULDER            CO    80303  SFD     8.500    8.000    $4,844.15 360      1-Sep-26    $629,618.35
4538209  STOCKBRIDGE        MA    01262  SFD     8.500    8.000    $2,306.75 360      1-Oct-26    $300,000.00
4538212  MALIBU             CA    90265  LCO     8.250    7.980    $2,097.54 360      1-Oct-26    $279,200.00
4538226  ROUND ROCK         TX    78681  SFD     8.375    8.000    $2,170.01 360      1-Sep-26    $285,322.54
4538262  PHOENIX            AZ    85044  SFD     8.750    8.000    $3,009.13 360      1-Sep-26    $382,279.93
4538268  VANCOUVER          WA    98685  SFD     8.625    8.000    $2,005.92 360      1-Aug-26    $257,594.37
4538309  MONTGOMERY         TX    77356  SFD     8.875    8.000    $2,036.85 360      1-Sep-26    $255,856.49
4538318  LEVITTOWN          NY    11756  SFD     8.750    8.000    $1,051.04 360      1-Oct-26    $133,600.00
4538319  LOS ANGELES        CA    90026  SFD     9.125    8.000    $1,041.46 360      1-Sep-26    $127,931.87
4538338  SANDY HOOK         CT    06482  SFD     8.500    8.000    $2,079.15 360      1-Oct-26    $270,400.00
4538352  BENICIA            CA    94510  SFD     8.250    7.980    $1,730.92 360      1-Sep-26    $230,253.08
4538354  SAN JOSE           CA    95124  SFD     8.750    8.000    $1,674.10 360      1-Sep-26    $212,677.57
4538373  FRUIT HEIGHTS      UT    84037  SFD     8.500    8.000    $2,422.08 360      1-Sep-26    $314,809.17
4538397  HILLSDALE          NJ    07642  SFD     8.625    8.000    $1,725.92 360      1-Sep-26    $221,768.99
4538444  HEBER CITY         UT    84032  SFD     8.750    8.000    $1,966.75 360      1-Aug-26    $249,711.29
4538491  ENGLEWOOD          CO    80110  SFD     8.250    7.980    $3,944.15 360      1-Sep-26    $524,665.23
4538498  SALT LAKE CITY     UT    84121  SFD     8.500    8.000    $1,806.95 360      1-Oct-26    $235,000.00
4538503  SANTA CLARITA      CA    91321  SFD     8.500    8.000    $3,844.57 360      1-Sep-26    $499,697.10
4538523  SEATTLE            WA    98178  SFD     8.250    7.980    $  488.32 360      1-Sep-26     $64,958.56
4538623  NEWBURY PARK       CA    91320  SFD     8.250    7.980    $2,051.78 240      1-Sep-16    $240,403.72
4538640  SAG HARBOR         NY    11963  SFD     8.875    8.000    $  763.82 360      1-Oct-26     $96,000.00
4538656  MILLWOOD           NY    10546  SFD     8.875    8.000    $1,989.11 360      1-Oct-26    $250,000.00
4538690  HUMBLE             TX    77346  SFD     8.250    7.980    $  974.77 360      1-Sep-26    $129,667.27
4538703  CANTON             GA    30115  SFD     8.250    7.980    $2,351.47 360      1-Sep-26    $312,800.41
4538753  CHESTER            VA    23831  SFD     8.250    7.980    $1,682.09 360      1-Sep-26    $223,757.23
4538811  GOLETA             CA    93117  SFD     8.750    8.000    $1,806.26 360      1-Aug-26    $229,134.85
4538823  FLUSHING           NY    11365  SFD     9.250    8.000    $1,454.49 360      1-Sep-26    $176,708.35
4538923  MARIETTA           GA    30060  SFD     9.000    8.000    $  810.26 360      1-Sep-26    $100,644.99
4538941  KETTERING          OH    45429  SFD     8.500    8.000    $1,922.29 360      1-Sep-26    $249,848.55
4538954  PENSACOLA          FL    32501  SFD     8.500    8.000    $2,183.72 360      1-Sep-26    $283,827.95
4538972  TEANECK            NJ    07666  SFD     9.125    8.000    $  813.64 360      1-Oct-26    $100,000.00
4539023  LINCOLN            NE    68510  SFD     9.250    8.000    $  460.70 360      1-Sep-26     $55,970.97
4539027  VIENNA             VA    22182  SFD     7.875    7.605    $2,678.04 360      1-Sep-26    $369,095.82
4539029  DENVER             CO    80218  HCO     9.250    8.000    $1,110.61 360      1-Aug-26    $134,859.49
4539041  WASHINGTON         DC    20007  SFD     8.125    7.855    $1,793.87 360      1-Sep-26    $241,441.96
4539063  SOUTHOLD           NY    11971  SFD     8.625    8.000    $1,125.47 360      1-Oct-26    $144,700.00
4539064  TORRANCE           CA    90505  SFD     8.625    8.000    $1,701.03 360      1-Oct-26    $218,700.00
4539079  SAN ANTONIO        TX    78256  SFD     8.875    8.000    $  795.65 360      1-Sep-26     $99,943.94
4539095  AUSTIN             TX    78731  SFD     8.750    8.000    $2,674.78 360      1-Sep-26    $339,804.39
4539097  HAWTHORNE          NJ    07506  SFD     9.000    8.000    $  965.55 360      1-Sep-26    $119,934.45
4539128  FAYETTEVILLE       AR    72703  SFD     8.625    8.000    $1,695.19 360      1-Sep-26    $217,821.33
4539140  CYPRESS            CA    90630  SFD     8.750    8.000    $2,264.91 360      1-Sep-26    $287,734.36
4539159  AUSTIN             TX    78703  SFD     8.250    7.980    $2,253.80 360      1-Sep-26    $299,808.70
4539180  SANTA CRUZ         CA    95060  SFD     8.250    7.980    $1,803.04 360      1-Sep-26    $239,846.96
4539190  GLENDALE           CA    91208  SFD     8.625    8.000    $2,706.71 360      1-Aug-26    $347,587.60
4539195  RANCHO PALOS       CA    90274  SFD     8.375    8.000    $2,401.83 360      1-Aug-26    $315,605.81
         VERDES
4539196  MANHATTAN BEACH    CA    90266  SFD     8.500    8.000    $3,413.98 360      1-Aug-26    $443,460.13
4539199  LA CANADA          E     91011  SFD     8.500    8.000    $1,999.18 360      1-Aug-26    $259,683.86
         FLINTRIDG          CA
4539203  REDONDO BEACH      CA    90277  SFD     8.625    8.000    $1,741.08 360      1-Aug-26    $223,584.73
4539207  LA CANADA          CA    91011  SFD     8.500    8.000    $3,075.65 360      1-Aug-26    $399,513.65
4539211  KENSINGTON         MD    20895  SFD     7.750    7.480    $1,705.78 360      1-Sep-26    $237,931.95
4539228  RAMONA             CA    92065  SFD     8.250    7.980    $1,905.21 360      1-Aug-26    $253,275.47
4539231  LOS ANGELES        CA    91436  SFD     8.375    8.000    $2,257.41 360      1-Aug-26    $296,629.51
4539232  BOERNE             TX    78006  SFD     8.250    7.980    $2,027.67 360      1-Sep-26    $269,727.90
4539267  WESTMINSTER        MD    21158  SFD     8.875    8.000    $2,267.59 360      1-Sep-26    $284,840.23
4539271  LAS VEGAS          NV    89115  SFD     9.000    8.000    $3,620.80 360      1-Oct-26    $450,000.00
4539290  BERTHOUD           CO    80513  SFD     8.375    8.000    $2,036.99 360      1-Sep-26    $267,833.43
4539341  CAMAS              WA    98607  SFD     8.375    8.000    $2,045.36 360      1-Sep-26    $268,930.95
4539360  MARIETTA           GA    30068  SFD     8.125    7.855    $2,280.96 360      1-Sep-26    $306,999.04
4539370  HERNDON            VA    22071  SFD     7.875    7.605    $2,465.24 360      1-Jul-26    $339,293.41
4539377  OAKTON             VA    22124  SFD     8.125    7.855    $1,707.75 360      1-Aug-26    $229,698.06
4539380  GAITHERSBURG       MD    20878  SFD     8.875    8.000    $2,581.87 360      1-Aug-26    $324,134.81
4539381  POTOMAC            MD    20854  SFD     8.500    8.000    $2,306.75 360      1-Jul-26    $299,450.88
4539386  CLIFTON            VA    22024  SFD     8.500    8.000    $2,752.33 360      1-Jul-26    $357,294.83
4539392  VIENNA             VA    22182  SFD     8.250    7.980    $2,325.93 360      1-Aug-26    $309,203.78
4539395  ANNANDALE          VA    22003  SFD     9.000    8.000    $2,649.22 360      1-Jul-26    $328,603.71
4539396  VIENNA             VA    22182  SFD     8.000    7.730    $2,579.19 360      1-Aug-26    $351,026.71
4539398  SARATOGA           CA    95070  SFD     8.625    8.000    $2,395.59 360      1-Aug-26    $307,635.01
4539405  CARPINTERIA        CA    93013  SFD     8.250    7.980    $3,870.53 360      1-Jun-26    $513,872.27
4539408  SANDY              UT    84093  SFD     8.250    7.980    $2,328.93 360      1-Jun-26    $309,201.08
4539423  MESQUITE           NV    89027  SFD     8.875    8.000    $  594.74 360      1-Aug-26     $74,665.89
4539425  DOVE CANYON        CA    92679  SFD     8.125    7.855    $1,778.28 360      1-Sep-26    $239,343.34
4539446  CROWNSVILLE        MD    21032  SFD     8.000    7.730    $1,700.50 360      1-Sep-26    $231,094.50
4539454  LAGUNA HILLS       CA    92653  SFD     8.250    7.980    $1,998.37 360      1-Oct-26    $266,000.00
4539553  LAS VEGAS          NV    89118  LCO     9.250    8.000    $  669.25 360      1-Aug-26     $81,265.33
4539572  CATALDO            ID    83810  SFD     8.750    8.000    $2,065.09 360      1-Aug-26    $262,196.84
4539577  HASTINGS-ON-HUDSON NY    10706  SFD     8.625    8.000    $2,271.15 360      1-Oct-26    $292,000.00
4539588  WATERFORD          MI    48328  SFD     8.625    8.000    $1,750.03 360      1-Sep-26    $224,867.16
4539630  MISSION VIEJO      CA    92692  SFD     8.750    8.000    $1,935.29 360      1-Sep-26    $245,858.46
4539633  DAYTON             MN    55327  SFD     8.500    8.000    $1,789.65 360      1-Sep-26    $232,609.00
4539657  DALLAS             TX    75225  SFD     8.625    8.000    $3,099.10 360      1-Sep-26    $398,214.76
4539794  FARMINGDALE        NJ    07727  SFD     8.875    8.000    $1,961.27 360      1-Oct-26    $246,500.00
4539828  HOUSTON            TX    77063  SFD     8.500    8.000    $2,337.50 360      1-Aug-26    $303,630.36
4539833  BERNARDS           NJ    07920  SFD     8.625    8.000    $1,835.59 360      1-Sep-26    $235,860.66
4539933  AUSTIN             TX    78759  SFD     8.250    7.980    $1,652.79 360      1-Sep-26    $219,859.71
4539951  SHREVEPORT         LA    71106  SFD     8.250    7.980    $2,467.91 360      1-Sep-26    $328,290.53
4539969  WEST PALM BEACH    FL    33406  SFD     9.000    8.000    $  690.97 360      1-Sep-26     $85,828.09
4539982  NORTH BELLMORE     NY    11710  SFD     9.250    8.000    $1,851.02 360      1-Sep-26    $224,883.36
4540050  SAN JOSE           CA    95125  SFD     8.500    8.000    $2,154.88 360      1-Sep-26    $280,080.23
4540062  AUSTIN             TX    78730  SFD     8.500    8.000    $2,140.66 360      1-Sep-26    $278,231.34
4540071  VIENNA             VA    22182  SFD     7.875    7.605    $2,827.78 360      1-Sep-26    $389,731.60
4540082  ROCHESTER HILLS    MI    48307  SFD     8.500    8.000    $1,922.29 360      1-Sep-26    $249,848.55
4540127  SAN JOSE           CA    95120  SFD     8.500    8.000    $2,460.52 360      1-Aug-26    $319,610.92
4540229  CANOGA PARK        CA    91307  SFD     8.375    8.000    $1,672.16 360      1-Sep-26    $219,863.26
4540237  MARIETTA           GA    30068  SFD     8.250    7.980    $2,377.01 360      1-Sep-26    $316,198.24
4540248  MOUNTAIN VIEW      CA    94040  SFD     8.250    7.980    $2,584.36 360      1-Oct-26    $344,000.00
4540269  VANCOUVER          WA    98686  SFD     8.500    8.000    $1,868.46 360      1-Sep-26    $242,852.79
4540309  ASHBURN            VA    22011  SFD     8.125    7.855    $2,207.44 360      1-Sep-26    $297,105.53
4540338  APTOS              CA    95003  SFD     8.625    8.000    $2,224.48 360      1-Aug-26    $285,157.49
4540343  LAS VEGAS          NV    89134  SFD     8.750    8.000    $2,909.62 360      1-Aug-26    $369,422.85
4540351  VALENCIA           CA    91354  SFD     8.250    7.980    $1,800.04 360      1-Aug-26    $239,293.37
4540352  LEESBURG           VA    22075  SFD     8.250    7.980    $1,918.36 360      1-Sep-26    $255,187.17
4540356  PHOENIX            AZ    85254  SFD     8.375    8.000    $2,128.21 360      1-Sep-26    $279,825.96
4540359  DANVILLE           CA    94526  SFD     8.500    8.000    $2,752.72 360      1-Sep-26    $357,783.11
4540361  HENDERSON          NV    89014  SFD     8.750    8.000    $2,718.05 360      1-Aug-26    $345,101.00
4540362  CAMARILLO          CA    93012  SFD     8.375    8.000    $1,954.15 360      1-Aug-26    $256,779.27
4540367  SARATOGA           CA    95070  SFD     8.875    8.000    $3,978.23 360      1-Aug-26    $499,437.30
4540368  HUNTINGTON BEACH   CA    92648  SFD     8.500    8.000    $2,429.77 360      1-Aug-26    $315,615.77
4540377  MITCHELLVILLE      MD    20721  SFD     8.000    7.730    $2,520.12 360      1-Aug-26    $342,987.56
4540379  DOVE CANYON        CA    92679  SFD     8.750    8.000    $2,305.04 360      1-Aug-26    $292,661.61
4540380  LAS VEGAS          NV    89117  SFD     9.250    8.000    $1,899.15 360      1-Aug-26    $230,609.71
4540381  SANTA MONICA       CA    90405  SFD     8.500    8.000    $2,575.87 360      1-Aug-26    $334,592.65
4540384  DOVE CANYON        CA    92679  SFD     8.875    8.000    $2,359.09 360      1-Aug-26    $296,166.32
4540428  SCOTTSDALE         AZ    85251  SFD     8.625    8.000    $2,731.60 360      1-Sep-26    $350,992.65
4540464  GREENSBORO         GA    30642  SFD     8.750    8.000    $3,310.44 360      1-Sep-26    $420,557.89
4540469  ESCALON            CA    95320  SFD     9.375    8.000    $  805.14 360      1-Sep-26     $96,751.11
4540472  MENLO PARK         CA    94025  SFD     8.125    7.855    $1,930.50 360      1-Oct-26    $260,000.00
4540481  WAYSIDE            NJ    07712  SFD     8.875    8.000    $1,699.50 360      1-Sep-26    $213,480.25
4540521  SOLANA BEACH       CA    92075  SFD     8.375    8.000    $2,736.26 360      1-Sep-26    $359,776.24
4540545  LOS ANGELES        CA    90049  SFD     8.250    7.980    $2,569.34 360      1-Oct-26    $342,000.00
4540558  SCOTTSDALE         AZ    85258  SFD     8.375    8.000    $1,714.73 360      1-Sep-26    $225,459.77
4540609  WILTON             CT    06897  SFD     8.000    7.730    $1,714.45 360      1-Oct-26    $233,650.00
4540619  MARCO ISLAND       FL    34145  HCO     9.000    8.000    $  552.14 360      1-Oct-26     $68,620.00
4540620  JERICHO            NY    11753  SFD     8.375    8.000    $1,900.18 360      1-Oct-26    $250,000.00
4540633  NEWPORT            RI    02840  LCO     9.000    8.000    $  319.84 360      1-Oct-26     $39,750.00
4540636  VIRGINIA BEACH     VA    23451  SFD     8.250    7.980    $2,133.60 360      1-Sep-26    $283,818.90
4540697  DALY CITY          CA    94015  SFD     8.375    8.000    $2,316.32 360      1-Sep-26    $304,560.58
4540702  SPRINGVILLE        UT    84663  SFD     8.500    8.000    $1,845.39 360      1-Sep-26    $239,854.61
4540844  GILROY             CA    95020  SFD     8.250    7.980    $2,824.76 360      1-Oct-26    $376,000.00
4540846  SAN JOSE           CA    95148  SFD     8.375    8.000    $1,748.17 360      1-Oct-26    $230,000.00
4540877  MONTGOMERY         TX    77356  SFD     8.625    8.000    $3,024.05 360      1-Aug-26    $388,339.25
4540980  VAN NUYS           CA    91401  SFD     9.125    8.000    $2,353.03 360      1-Sep-26    $289,046.10
4540992  SILVERTHORNE       CO    80498  SFD     8.625    8.000    $1,341.69 360      1-Oct-26    $172,500.00
4541008  WINTER PARK        FL    32789  SFD     8.375    8.000    $1,623.52 360      1-Oct-26    $213,600.00
4541102  FAIRFAX            VA    22032  SFD     8.125    7.855    $2,233.44 360      1-Sep-26    $300,603.23
4541107  SYKESVILLE         MD    21784  SFD     8.000    7.730    $1,577.60 360      1-Sep-26    $214,855.73
4541181  GARDEN CITY        NY    11530  SFD     8.000    7.730    $2,568.18 360      1-Oct-26    $350,000.00
4541212  WEST HEMPSTEAD     NY    11552  SFD     8.875    8.000    $1,253.94 360      1-Oct-26    $157,600.00
4541269  WOODLAND HILLS     CA    91367  SFD     8.375    8.000    $3,496.34 360      1-Oct-26    $460,000.00
4541284  SILOAM SPRINGS     AR    72761  SFD     7.875    7.605    $2,138.95 360      1-Sep-26    $294,796.99
4541472  SANDY              UT    84092  SFD     8.500    8.000    $1,730.06 360      1-Sep-26    $224,863.69
4541546  STILWELL           KS    66085  SFD     8.750    8.000    $1,966.76 360      1-Oct-26    $250,000.00
4541651  WEST NEWTON        MA    02165  SFD     8.000    7.730    $2,935.06 360      1-Sep-26    $399,731.61
4541762  STUART             FL    34997  LCO     9.250    8.000    $  329.08 360      1-Oct-26     $40,000.00
4542333  LAS VEGAS          NV    89117  SFD     9.375    8.000    $  848.39 360      1-Sep-26    $101,948.49
4542464  IRVINE             CA    92714  PUD     8.500    8.000    $1,895.38 360      1-Oct-26    $246,500.00
4542699  CARLSBAD           CA    92009  SFD     8.375    8.000    $2,127.83 360      1-Oct-26    $279,950.00
4542759  CARMICHAEL         CA    95608  SFD     8.375    8.000    $  717.89 360      1-Sep-26     $94,391.30
4542883  RIDGELAND          MS    39157  SFD     8.500    8.000    $  868.88 360      1-Oct-26    $113,000.00
4543307  MORGAN HILL        CA    95037  SFD     8.500    8.000    $2,798.85 360      1-Oct-26    $364,000.00
4543404  YORBA LINDA        CA    92686  SFD     8.500    8.000    $2,306.75 360      1-Oct-26    $300,000.00
4543409  LAS VEGAS          NV    89109  SFD     8.875    8.000    $1,790.20 360      1-Sep-26    $224,873.87
4543426  PHOENIX            AZ    85028  SFD     8.250    7.980    $2,028.42 360      1-Sep-26    $269,827.83
4543443  SOUTH LAKE TAHOE   CA    96150  SFD     8.875    8.000    $1,798.16 360      1-Oct-26    $226,000.00
4544088  LEXINGTON          MA    02173  LCO     9.000    8.000    $  749.51 360      1-Oct-26     $93,150.00
4544178  ALPINE             UT    84004  SFD     8.750    8.000    $1,888.09 360      1-Oct-26    $240,000.00
                                                                                              $113,635,976.41


(i)      (ii)                         (iii)     (x)   (xi)    (xii)     (xiii)  (xiv)    (xv)    (xvi)
-----    ----------------- ----- ----- -------- ----- ------- --------- ------- -------- ------- --------
MORTGAGE                                                      MORTGAGE          T.O.P.   MASTER  FIXED
LOAN                             ZIP   PROPERTY               INSURANCE SERVICE MORTGAGE SERVICE RETAINED
NUMBER   CITY              STATE CODE  TYPE     LTV   SUBSIDY CODE      FEE     LOAN     FEE     YIELD
-------- ----------------- ----- ----- -------- ----- ------- --------- ------- -------- ------- --------
4447448  NORTHAMPTON       PA    18964  SFD     75.00                   0.250            0.020   0.4800
4450792  WAINSCOTT         NY    11975  SFD     44.64                   0.250            0.020   0.8550
4459913  BEDFORD           NH    03110  SFD     74.98                   0.250            0.020   0.0000
4463960  JACKSON HEIGHTS   NY    11370  SFD     80.00                   0.250            0.020   0.6050
4465254  SOUTHFIELD        MI    48075  SFD     64.68                   0.250            0.020   0.9800
4467925  TORRINGTON        CT    06790  SFD     80.00                   0.250            0.020   0.2300
4482994  MALIBU            CA    90265  SFD     65.00                   0.250            0.020   0.3550
4484313  CLARKSTON         MI    48348  SFD     80.00                   0.250            0.020   0.2300
4484826  BOONTON TOWNSHIP  NJ    07005  SFD     64.74                   0.250            0.020   0.4800
4488148  SETAUKET          NY    11733  SFD     68.40                   0.250            0.020   0.0000
4488268  KETCHUM           ID    83340  SFD     64.42                   0.250            0.020   0.2300
4488513  AMELIA ISLAND     FL    32034  LCO     90.00                   0.250            0.020   0.7300
4492626  LINCOLN           PA    19352  SFD     74.94                   0.250            0.020   0.1050
         UNIVERSITY
4492844  GROVE CITY        OH    43123  SFD     80.00                   0.250            0.020   0.0000
4494247  PENFIELD          NY    14526  SFD     94.99                   0.250            0.020   1.6050
4498007  PLEASANTON        CA    94566  SFD     73.77                   0.250            0.020   0.0000
4499204  CEDARHURST        NY    11516  SFD     80.00                   0.250            0.020   1.3550
4500551  WESTMINSTER       MD    21157  SFD     70.02                   0.250            0.020   0.2300
4502325  ALBANY            NY    12203  SFD     61.22                   0.250            0.020   0.4800
4502412  PIPERSVILLE       PA    18947  SFD     95.00         33        0.250            0.020   0.0000
4507375  LACEY             NJ    08731  SFD     75.74                   0.250            0.020   0.3550
4508996  PORT JEFFERSON    NY    11777  LCO     79.96                   0.250            0.020   1.1050
4510320  COTO DE CAZA      CA    92679  SFD     72.00 GD7YR             0.250            0.020   0.3550
4511333  HICKSVILLE        NY    11801  SFD     37.04                   0.250            0.020   0.2300
4511835  PHOENIXVILLE      PA    19460  SFD     90.00                   0.250            0.020   0.2300
4513259  LAS VEGAS         NV    89134  SFD     79.99                   0.250            0.020   0.0000
4514854  STEAMBOAT SPRINGS CO    80477  THS     90.00         33        0.250            0.020   0.6050
4515082  CHICAGO           IL    60628  SFD     75.15                   0.250            0.020   0.0000
4515407  NATICK            MA    01760  SFD     73.31                   0.250            0.020   0.2300
4515939  MATAWAN           NJ    07747  SFD     80.00                   0.250            0.020   0.2300
4516680  BRONXVILLE        NY    10708  SFD     80.00                   0.250            0.020   0.4800
4516963  STAMFORD          CT    06903  SFD     80.00                   0.250            0.020   0.1050
4518800  RED BANK          NJ    07701  SFD     85.00                   0.250            0.020   0.6050
4518965  MIAMI             FL    33180  HCO     75.00                   0.250            0.020   0.6050
4519078  GARDEN CITY       NY    11530  HCO     75.00                   0.250            0.020   1.4800
4519084  BASKING RIDGE     NJ    07920  SFD     80.00                   0.250            0.020   0.2300
4519266  PETALUMA          CA    94954  SFD     72.10                   0.250            0.020   0.0000
4519599  ABINGTON          PA    19027  SFD     73.77                   0.250            0.020   0.6050
4519732  BEND              OR    97701  SFD     75.00                   0.250            0.020   0.0000
4521031  HILTON HEAD       SC    29929  SFD     65.00                   0.250            0.020   0.1050
         ISLAND
4521072  SEATTLE           WA    98116  SFD     89.98         33        0.250            0.020   0.1050
4521384  MOUNT SINAI       NY    11766  SFD     80.00                   0.250            0.020   1.1050
4521430  WEST BLOOMFIELD   MI    48324  SFD     73.68                   0.250            0.020   0.3550
4522242  HOLMDEL           NJ    07733  SFD     80.00                   0.250            0.020   0.6050
4522525  WILTON            CT    06897  SFD     60.58                   0.250            0.020   0.4800
4523064  MONROE            CT    06468  SFD     90.00         01        0.250            0.020   0.3550
4523327  PORT WASHINGTON   NY    11050  MF2     83.00                   0.250            0.020   0.1050
4523412  OCEANSIDE         NY    11572  SFD     90.00         33        0.250            0.020   0.7300
4524391  JAMESBURG         NJ    08831  SFD     80.00                   0.250            0.020   0.8550
4524679  WELLESLEY         MA    02181  SFD     50.37                   0.250            0.020   0.2300
4525000  NEW ROCHELLE      NY    10804  SFD     80.00                   0.250            0.020   0.7300
4525120  OLD BRIDGE        NJ    08857  SFD     70.59                   0.250            0.020   0.3550
4525141  RANCHO PARLOS     CA    90275  SFD     76.92                   0.250            0.020   0.2300
         VERDES
4525344  NAPLES            FL    33962  LCO     70.00                   0.250            0.020   0.9800
4525475  TOMS RIVER        NJ    08754  LCO     79.52                   0.250            0.020   0.2300
4525594  CARLE PLACE       NY    11514  SFD     75.00                   0.250            0.020   0.7300
4525856  KANSAS CITY       MO    64112  SFD     78.00                   0.250            0.020   0.2300
4526012  MISSION VIEJO     CA    92692  SFD     55.80                   0.250            0.020   0.4800
4526190  COMMACK           NY    11725  SFD     80.00                   0.250            0.020   0.4800
4526362  STATEN ISLAND     NY    10305  SFD     90.00         33        0.250            0.020   0.0000
4526548  EAST BRUNSWICK    NJ    08816  SFD     80.00                   0.250            0.020   0.4800
4526747  LAS VEGAS         NV    89129  SFD     78.50                   0.250            0.020   0.6050
4526760  PORT WASHINGTON   NY    11050  SFD     80.00                   0.250            0.020   0.3550
4527024  MADISON           NJ    07940  SFD     75.00                   0.250            0.020   0.1050
4527132  CARMEL            IN    46033  SFD     80.00                   0.250            0.020   0.3550
4527296  LAS VEGAS         NV    89117  SFD     74.78                   0.250            0.020   0.6050
4527317  BRADLEY BEACH     NJ    07720  SFD     75.00                   0.250            0.020   1.2300
4527416  SAN FRANCISCO     CA    94112  SFD     61.04                   0.250            0.020   0.0000
4527615  OCEANSIDE         NY    11572  SFD     33.85                   0.250            0.020   0.0000
4527633  DOYLESTOWN        PA    18901  SFD     95.00                   0.250            0.020   1.3550
4527958  NEW YORK          NY    10003  HCO     75.00                   0.250            0.020   1.4800
4528048  LYNBROOK          NY    11563  SFD     78.05                   0.250            0.020   0.7300
4528112  INDIAN HARBOUR    FL    32937  SFD     79.96                   0.250            0.020   0.8550
         BEACH
4528143  MORRISTOWN        NJ    07960  SFD     90.00                   0.250            0.020   0.6050
4528449  SAN LEANDRO       CA    94579  SFD     90.00                   0.250            0.020   0.7300
4528780  HAMILTON          NJ    08620  SFD     79.99                   0.250            0.020   0.4800
4528791  STEWARTSTOWN      PA    17363  SFD     79.99                   0.250            0.020   0.2300
4528966  HUNTINGTON        NY    11743  SFD     80.00                   0.250            0.020   0.9800
4528989  SMITHTOWN         NY    11787  SFD     63.28                   0.250            0.020   1.1050
4528990  MENDHAM           NJ    07926  SFD     90.00         33        0.250            0.020   0.0000
4529254  ROSEMONT          PA    19010  SFD     75.00                   0.250            0.020   0.2300
4529726  SAVANNAH          GA    31419  SFD     74.21                   0.250            0.020   1.2300
4529756  UPPER MONTCLAIR   NJ    07043  SFD     80.00                   0.250            0.020   0.4800
4530348  STOUGHTON         MA    02072  LCO     80.00                   0.250            0.020   0.8550
4530548  KEY WEST          FL    33040  PUD     68.97                   0.250            0.020   0.9800
4530588  LOUISVILLE        KY    40205  SFD     65.19                   0.250            0.020   0.2300
4530589  LA SELVA BEACH    CA    95076  SFD     69.89                   0.250            0.020   0.6050
4530703  HIGHLAND          NJ    07732  SFD     80.00                   0.250            0.020   0.6050
4530729  SYOSSET           NY    11791  SFD     80.00                   0.250            0.020   0.8550
4530759  NEW YORK          NY    10074  THS     62.50                   0.250            0.020   0.4800
4530765  EAST FARMINGDALE  NY    11735  SFD     66.67                   0.250            0.020   0.3550
4530766  CARY              NC    27511  SFD     90.00         33        0.250            0.020   0.2300
4530770  FAIRFAX           VA    22033  SFD     80.00                   0.250            0.020   0.2300
4530812  LLOYD HARBOR      NY    11743  SFD     75.00                   0.250            0.020   0.6050
4530909  ROCKY POINT       NY    11727  SFD     80.00                   0.250            0.020   0.2300
4530991  GREAT NECK        NY    11021  SFD     80.00                   0.250            0.020   0.4800
4531125  SOUTHBURY         CT    06488  SFD     94.83         33        0.250            0.020   0.4800
4531127  DIX HILLS         NY    11746  SFD     80.00                   0.250            0.020   0.6050
4531175  NEW YORK          NY    10021  HCO     75.00                   0.250            0.020   0.7300
4531271  FAIRFIELD         CT    06432  SFD     80.00                   0.250            0.020   0.6050
4531623  MERCED            CA    95340  SFD     95.00                   0.250            0.020   1.2300
4531838  STAMFORD          CT    06905  SFD     80.00                   0.250            0.020   1.4800
4531880  HUNTINGTON        NY    11743  SFD     90.00         33        0.250            0.020   1.1050
4531977  STONY BROOK       NY    11790  SFD     76.19                   0.250            0.020   0.2300
4531989  TAHOE CITY        CA    96145  SFD     53.36                   0.250            0.020   0.4800
4532148  SOLEBURY          PA    18963  SFD     80.00                   0.250            0.020   0.0000
4532157  ELMSFORD          NY    10523  SFD     80.00                   0.250            0.020   0.8550
4532410  SAN FRANCISCO     CA    94114  SFD     74.51                   0.250            0.020   0.3550
4532456  ALEXANDRIA        VA    22315  PUD     94.99                   0.250            0.020   0.8550
4532484  GLEN ELLEN        CA    95442  SFD     80.00                   0.250            0.020   0.2300
4532576  SEAFORD           NY    11793  SFD     62.50                   0.250            0.020   0.9800
4532618  LAKEVILLE         MN    55044  SFD     76.11                   0.250            0.020   0.0000
4532675  SAGAPONACK        NY    11962  SFD     41.47                   0.250            0.020   0.8550
4532686  LAGUNA NIGUEL     CA    92677  SFD     86.04         11        0.250            0.020   0.4800
4532688  LEVITTOWN         NY    11756  SFD     60.78                   0.250            0.020   1.2300
4532691  WALTHAM           MA    02154  SFD     76.39                   0.250            0.020   0.2300
4532790  MASSAPEQUA        NY    11758  SFD     80.00                   0.250            0.020   0.6050
4532861  TEANECK           NJ    07666  LCO     52.17                   0.250            0.020   0.3550
4532876  MERRICK           NY    11566  SFD     80.00                   0.250            0.020   0.0000
4532911  BARNEGAT          NJ    08005  SFD     75.00                   0.250            0.020   0.1050
4532975  ALLENTOWN         PA    18103  SFD     94.99         33        0.250            0.020   0.3550
4532997  COOPER CITY       FL    33328  SFD     80.00                   0.250            0.020   1.4800
4533021  KAILUA            HI    96734  SFD     51.18                   0.250            0.020   0.7300
4533023  WAYNE             NJ    07470  THS     86.34                   0.250            0.020   0.8550
4533032  HAWI              HI    96719  SFD     75.00                   0.250            0.020   0.4800
4533077  BELLEVUE          WA    98004  SFD     80.00                   0.250            0.020   0.3550
4533120  FORT SALONGA      NY    11768  SFD     80.00                   0.250            0.020   0.0000
4533190  GARDEN CITY       NY    11530  SFD     90.00                   0.250            0.020   0.2300
4533311  ITASCA            IL    60143  SFD     95.00                   0.250            0.020   0.7300
4533317  PEACHTREE CITY    GA    30269  SFD     80.00                   0.250            0.020   1.1050
4533340  ESCONDIDO         CA    92025  SFD     90.00         17        0.250            0.020   0.4800
4533397  DEER PARK         NY    11729  SFD     80.00                   0.250            0.020   0.6050
4533434  AMAGANSETT        NY    11930  SFD     75.00                   0.250            0.020   0.8550
4533458  LAGUNA BEACH      CA    92651  SFD     74.51                   0.250            0.020   0.4800
4533477  HUNTINGTON        NY    11743  SFD     25.58                   0.250            0.020   0.7300
4533506  NEWHALL           CA    91321  SFD     84.37 GD20YR  33        0.250            0.020   0.3550
4533510  ROCKVILLE CENTRE  NY    11570  SFD     90.00         33        0.250            0.020   0.4800
4533530  PENNINGTON        NJ    08534  SFD     80.00                   0.250            0.020   0.4800
4533590  FT LAUDERDALE     FL    33326  SFD     80.00                   0.250            0.020   0.9800
4533598  WEST BABYLON      NY    11704  SFD     80.00                   0.250            0.020   0.4800
4533635  DIX HILLS         NY    11746  SFD     60.24                   0.250            0.020   0.1050
4533642  PITTSTOWN         NJ    08867  SFD     90.00         33        0.250            0.020   0.4800
4533699  HARTSDALE         NY    10530  SFD     90.00         33        0.250            0.020   0.2300
4533760  SOUTH ORANGE      NJ    07079  SFD     88.89         06        0.250            0.020   0.8550
         VILLAGE
4533781  SIMI VALLEY       CA    93063  SFD     89.80         13        0.250            0.020   0.8550
4533937  ARLINGTON         VA    22201  SFD     79.99                   0.250            0.020   0.1050
4533954  JACKSON           MS    39213  SFD     70.00                   0.250            0.020   0.6050
4534068  CLARKSVILLE       MD    21029  SFD     78.71                   0.250            0.020   0.4800
4534121  ARGENTINE TWP     MI    48436  SFD     25.51                   0.250            0.020   0.1050
4534166  GARFIELD          NJ    07026  SFD     80.00                   0.250            0.020   0.2300
4534171  GREENLAWN         NY    11740  SFD     77.84                   0.250            0.020   0.2300
4534247  MONTVALE          NJ    07645  SFD     80.00                   0.250            0.020   0.9800
4534278  MARIETTA          GA    30066  SFD     79.98                   0.250            0.020   0.9800
4534301  EAST HAMPTON      NY    11987  SFD     64.29                   0.250            0.020   0.8550
4534305  ROSLYN            NY    11576  SFD     74.63                   0.250            0.020   0.6050
4534331  DENVILLE          NJ    07834  SFD     95.00         13        0.250            0.020   0.4800
4534359  HENDERSON         NV    89014  SFD     68.52                   0.250            0.020   0.7300
4534526  GREAT NECK        NY    11023  SFD     61.11                   0.250            0.020   0.2300
4534533  METAIRIE          LA    70003  SFD     80.00                   0.250            0.020   1.2300
4534555  HUNTERSVILLE      NC    28078  SFD     69.77                   0.250            0.020   0.4800
4534576  CHINO HILLS       CA    91709  SFD     90.00         06        0.250            0.020   0.7300
4534609  AUMSVILLE         OR    97325  SFD     69.23                   0.250            0.020   1.4800
4534663  ALLENDALE         NJ    07401  SFD     74.47                   0.250            0.020   0.4800
4534797  EUGENE            OR    97405  SFD     59.09                   0.250            0.020   0.4800
4534809  BOSTON            MA    02118  HCO     75.00                   0.250            0.020   0.2300
4534820  HAMPTON           VA    23666  SFD     69.98                   0.250            0.020   0.3550
4535077  PACIFIC           MO    63069  SFD     72.46                   0.250            0.020   0.2300
4535139  DUNWOODY          GA    30338  SFD     80.00                   0.250            0.020   0.4800
4535169  JOHNSTON          RI    02919  SFD     80.00                   0.250            0.020   0.7300
4535174  WEST BABYLON      NY    11704  SFD     80.00                   0.250            0.020   1.2300
4535249  EUGENE            OR    97408  SFD     80.00                   0.250            0.020   0.6050
4535394  VISTA             CA    92084  SFD     94.99         13        0.250            0.020   0.4800
4535408  ST. PETERSBURG    FL    33713  SFD     79.97                   0.250            0.020   1.3550
4535422  BERWYN            PA    19312  SFD     80.00                   0.250            0.020   0.0000
4535542  MESA              AZ    85213  SFD     80.00                   0.250            0.020   0.6050
4535561  BERNARDS TWP      NJ    07920  SFD     65.80                   0.250            0.020   0.6050
4535592  BEND              OR    97701  SFD     80.00                   0.250            0.020   0.4800
4535704  MASSAPEQUA        NY    11758  SFD     90.00         13        0.250            0.020   0.6050
4535715  RARITAN           NJ    08869  SFD     90.00         17        0.250            0.020   0.6050
4535773  LIBERTY           TX    77575  SFD     79.92                   0.250            0.020   0.9800
4535833  BERKELEY          CA    94707  SFD     90.00                   0.250            0.020   0.4800
4535871  MIDDLETOWN        NJ    07748  SFD     83.58         12        0.250            0.020   0.6050
4535893  NEW HYDE PARK     NY    11040  SFD     50.00                   0.250            0.020   0.7300
4535928  SAN DIEGO         CA    92129  SFD     90.00                   0.250            0.020   1.3550
4535949  LEAWOOD           KS    66209  SFD     90.00                   0.250            0.020   0.6050
4535963  MONTCLAIR         NJ    07043  SFD     90.00         06        0.250            0.020   0.2300
4535966  SUDBURY           MA    01776  SFD     74.05                   0.250            0.020   0.4800
4535978  SAUGERTIES        NY    12477  SFD     80.00                   0.250            0.020   0.6050
4535981  LAS VEGAS         NV    89117  SFD     74.98                   0.250            0.020   0.3550
4535988  ST HELENS         OR    97051  SFD     60.13                   0.250            0.020   0.3550
4536016  FUQUAY VARINA     NC    27526  SFD     80.00                   0.250            0.020   0.4800
4536018  WYOMISSING        PA    19610  SFD     66.67                   0.250            0.020   0.2300
4536057  GLENWOOD          MD    21738  SFD     79.99                   0.250            0.020   0.0000
4536060  GALLOWAY          NJ    08201  SFD     79.98                   0.250            0.020   0.4800
4536062  WEST CHESTER      PA    19382  SFD     69.67                   0.250            0.020   0.0000
4536072  EAST WILLISTON    NY    11596  SFD     80.00                   0.250            0.020   0.1050
4536074  SAVANNAH          GA    31419  SFD     80.00                   0.250            0.020   0.9800
4536076  DENNISPORT        MA    02639  SFD     60.00                   0.250            0.020   1.4800
4536083  ALPHARETTA        GA    30202  SFD     70.50                   0.250            0.020   0.3550
4536091  EAST HILLS        NY    11576  SFD     59.26                   0.250            0.020   0.1050
4536123  ANAHEIM           CA    92807  SFD     79.80                   0.250            0.020   0.3550
4536124  TUSTIN            CA    92680  SFD     80.00                   0.250            0.020   0.3550
4536127  CHELTENHAM        PA    19027  SFD     64.14                   0.250            0.020   1.4800
4536189  SOUTH HUNTINGTON  NY    11746  SFD     66.67                   0.250            0.020   0.4800
4536194  DRAPER            UT    84020  SFD     79.99                   0.250            0.020   0.7300
4536255  TOPSAIL BEACH     NC    28445  SFD     90.00                   0.250            0.020   0.9800
4536260  COCKEYSVILLE      MD    21030  SFD     75.76                   0.250            0.020   0.2300
4536295  PARADISE VALLEY   AZ    85253  SFD     75.00                   0.250            0.020   0.0000
4536319  COMMACK           NY    11725  SFD     90.00         33        0.250            0.020   0.4800
4536323  PENDLETON         OR    97801  SFD     80.00                   0.250            0.020   0.6050
4536328  PUNTA GORDA       FL    33950  LCO     51.86                   0.250            0.020   0.7300
4536348  SAN CLEMENTE      CA    92672  SFD     94.98         12        0.250            0.020   0.6050
4536355  PEARL RIVER       NY    10965  SFD     75.78                   0.250            0.020   0.2300
4536376  LITTLETON         CO    80124  SFD     89.98         11        0.250            0.020   0.1050
4536403  TAHOE CITY        CA    96145  SFD     80.00                   0.250            0.020   0.3550
4536431  LLOYD NECK        NY    11743  SFD     80.00                   0.250            0.020   0.2300
4536492  RALEIGH           NC    27615  SFD     72.68                   0.250            0.020   0.1050
4536508  KEY BISCAYNE      FL    33149  HCO     80.00                   0.250            0.020   0.4800
4536573  BAY SHORE         NY    11710  SFD     80.00                   0.250            0.020   0.8550
4536579  HEATH             TX    75087  SFD     80.00                   0.250            0.020   0.6050
4536585  TIGARD            OR    97224  SFD     74.70                   0.250            0.020   0.2300
4536627  ACWORTH           GA    30102  SFD     70.00                   0.250            0.020   0.4800
4536661  MURFREESBORO      TN    37130  SFD     90.00         17        0.250            0.020   0.3550
4536672  ASHBURN           VA    22011  SFD     79.99                   0.250            0.020   0.2300
4536731  NORTHPORT         NY    11768  SFD     90.00         33        0.250            0.020   0.6050
4536735  BEL AIR           MD    21015  SFD     73.33                   0.250            0.020   0.2300
4536738  RICHMOND          VA    23233  SFD     90.00         33        0.250            0.020   0.4800
4536748  WHITE PLAINS      NY    10606  SFD     80.00                   0.250            0.020   0.9800
4536755  PETALUMA          CA    94952  SFD     80.00                   0.250            0.020   0.2300
4536874  SAN JOSE          CA    95125  SFD     80.00                   0.250            0.020   0.0000
4536916  NEW ROCHELLE      NY    10804  SFD     80.00                   0.250            0.020   0.1050
4536927  ENNIS             TX    75119  SFD     80.00                   0.250            0.020   0.0000
4536932  SALT LAKE CITY    UT    84118  SFD     90.00         11        0.250            0.020   0.6050
4537010  STAMFORD          CT    06905  SFD     80.00                   0.250            0.020   0.0000
4537064  LUBBOCK           TX    79424  SFD     78.01                   0.250            0.020   0.0000
4537113  LA CRESCENTA      CA    91214  SFD     95.00         17        0.250            0.020   0.7300
4537163  MARCO ISLAND      FL    34145  SFD     80.00                   0.250            0.020   1.2300
4537171  SCOTTS VALLEY     CA    95066  SFD     80.00                   0.250            0.020   0.3550
4537256  PORTLAND          OR    97236  SFD     75.00                   0.250            0.020   0.4800
4537267  BROOKLYN          NY    11236  MF2     90.00         12        0.250            0.020   1.2300
4537270  BROOKLYN          NY    11234  MF2     79.83                   0.250            0.020   0.1050
4537329  MUTTONTOWN        NY    11545  SFD     45.71                   0.250            0.020   0.3550
4537332  NORTHPORT         NY    11768  SFD     80.00                   0.250            0.020   0.0000
4537349  KIHEI             HI    96753  SFD     75.00                   0.250            0.020   0.0000
4537398  ALEXANDRIA        VA    22314  LCO     61.69                   0.250            0.020   0.1050
4537399  VIENNA            VA    22182  SFD     80.00                   0.250            0.020   0.3550
4537402  FALLS CHURCH      VA    22046  SFD     80.00                   0.250            0.020   0.0000
4537406  CORONADO          CA    92118  SFD     80.00                   0.250            0.020   0.2300
4537473  CUPERTINO         CA    95014  SFD     76.92                   0.250            0.020   0.1050
4537484  PRINCETON         NJ    08450  SFD     89.94         12        0.250            0.020   0.8550
4537489  CLAREMONT         CA    91711  SFD     80.00                   0.250            0.020   0.2300
4537493  COTO DE CAZA      CA    92679  SFD     80.00                   0.250            0.020   0.3550
4537499  THOUSAND OAKS     CA    91361  SFD     80.00                   0.250            0.020   0.9800
4537505  CAMARILLO         CA    93012  SFD     75.00                   0.250            0.020   0.3550
4537511  SAUSALITO         CA    94965  LCO     80.00                   0.250            0.020   0.2300
4537518  LA CANADA         CA    91011  SFD     79.87                   0.250            0.020   0.2300
4537525  PORT WASHINGTON   NY    11050  SFD     75.00                   0.250            0.020   0.4800
4537526  PLEASANTON        CA    94566  SFD     80.00                   0.250            0.020   0.2300
4537531  SAN ANTONIO       TX    78258  SFD     79.99                   0.250            0.020   0.0000
4537533  MORAGA            CA    94556  SFD     71.15                   0.250            0.020   0.0000
4537534  EAST HILLS        NY    11576  SFD     58.33                   0.250            0.020   0.2300
4537536  FOSTER CITY       CA    94404  SFD     80.00                   0.250            0.020   0.2300
4537539  PLAIN CITY        UT    84404  SFD     73.86                   0.250            0.020   0.3550
4537548  COTO DE CAZA      CA    92679  SFD     80.00                   0.250            0.020   0.2300
4537550  CAMARILLO         CA    93010  SFD     54.42                   0.250            0.020   0.3550
4537552  PAYSON            UT    84651  SFD     82.51                   0.250            0.020   0.1050
4537553  ORANGE            CA    92667  SFD     80.00                   0.250            0.020   0.2300
4537555  SUNNYVALE         CA    94087  SFD     80.00                   0.250            0.020   0.3550
4537575  ALPINE            CA    91901  SFD     90.00         12        0.250            0.020   0.0000
4537583  RANCHO PALOS      CA    90275  SFD     90.00         12        0.250            0.020   0.2300
         VERDES
4537611  FORT WORTH        TX    76116  SFD     75.00                   0.250            0.020   0.0000
4537612  SCOTTSDALE        AZ    85259  SFD     69.57                   0.250            0.020   0.4800
4537657  FAIRFIELD         CT    06430  SFD     71.47                   0.250            0.020   0.7300
4537703  TOLUCA LAKE       CA    91602  SFD     66.18                   0.250            0.020   0.4800
4537780  SNOHOMISH         WA    98290  SFD     72.50                   0.250            0.020   0.0000
4537812  HOUSTON           TX    77008  SFD     79.99                   0.250            0.020   0.1050
4537828  SCOTTSDALE        AZ    85255  SFD     82.53         12        0.250            0.020   0.1050
4537838  BURBANK           CA    91505  SFD     63.93                   0.250            0.020   0.0000
4537855  BELLAIRE          TX    77401  SFD     80.00                   0.250            0.020   0.2300
4537874  SANTA BARBARA     CA    93109  SFD     80.00                   0.250            0.020   0.2300
4537883  DAVIS             CA    95616  SFD     80.00                   0.250            0.020   0.2300
4537889  HADDONFIELD       NJ    08033  SFD     76.36                   0.250            0.020   0.3550
4537893  SCOTTSDALE        AZ    85259  SFD     89.99         01        0.250            0.020   0.2300
4537897  SAN DIEGO         CA    92109  LCO     80.00                   0.250            0.020   0.2300
4537917  THOUSAND OAKS     CA    91320  SFD     79.99                   0.250            0.020   0.4800
4537983  SCOTTSDALE        AZ    85255  SFD     78.14                   0.250            0.020   0.1050
4537985  GREENPORT         NY    11944  SFD     68.97                   0.250            0.020   0.6050
4538018  RICHMOND          VA    23229  SFD     64.71                   0.250            0.020   0.3550
4538080  CAMARILLO         CA    93012  SFD     62.50                   0.250            0.020   0.3550
4538108  CRANBURY          NJ    08512  SFD     69.06                   0.250            0.020   0.0000
4538115  LOS ALTOS HILLS   CA    94022  SFD     69.18                   0.250            0.020   0.1050
4538160  BOULDER           CO    80303  SFD     49.22                   0.250            0.020   0.2300
4538209  STOCKBRIDGE       MA    01262  SFD     38.71                   0.250            0.020   0.2300
4538212  MALIBU            CA    90265  LCO     80.00                   0.250            0.020   0.0000
4538226  ROUND ROCK        TX    78681  SFD     79.99                   0.250            0.020   0.1050
4538262  PHOENIX           AZ    85044  SFD     90.00         06        0.250            0.020   0.4800
4538268  VANCOUVER         WA    98685  SFD     88.96         01        0.250            0.020   0.3550
4538309  MONTGOMERY        TX    77356  SFD     80.00                   0.250            0.020   0.6050
4538318  LEVITTOWN         NY    11756  SFD     80.00                   0.250            0.020   0.4800
4538319  LOS ANGELES       CA    90026  SFD     80.00                   0.250            0.020   0.8550
4538338  SANDY HOOK        CT    06482  SFD     80.00                   0.250            0.020   0.2300
4538352  BENICIA           CA    94510  SFD     90.00         17        0.250            0.020   0.0000
4538354  SAN JOSE          CA    95124  SFD     80.00                   0.250            0.020   0.4800
4538373  FRUIT HEIGHTS     UT    84037  SFD     53.39                   0.250            0.020   0.2300
4538397  HILLSDALE         NJ    07642  SFD     67.24                   0.250            0.020   0.3550
4538444  HEBER CITY        UT    84032  SFD     69.44                   0.250            0.020   0.4800
4538491  ENGLEWOOD         CO    80110  SFD     75.00                   0.250            0.020   0.0000
4538498  SALT LAKE CITY    UT    84121  SFD     69.12                   0.250            0.020   0.2300
4538503  SANTA CLARITA     CA    91321  SFD     72.46                   0.250            0.020   0.2300
4538523  SEATTLE           WA    98178  SFD     61.90                   0.250            0.020   0.0000
4538623  NEWBURY PARK      CA    91320  SFD     83.60 GD20YR  33        0.250            0.020   0.0000
4538640  SAG HARBOR        NY    11963  SFD     80.00                   0.250            0.020   0.6050
4538656  MILLWOOD           NY   10546  SFD     75.08                   0.250            0.020   0.6050
4538690  HUMBLE            TX    77346  SFD     80.00                   0.250            0.020   0.0000
4538703  CANTON            GA    30115  SFD     70.02                   0.250            0.020   0.0000
4538753  CHESTER           VA    23831  SFD     87.80         13        0.250            0.020   0.0000
4538811  GOLETA            CA    93117  SFD     80.00                   0.250            0.020   0.4800
4538823  FLUSHING          NY    11365  SFD     80.00                   0.250            0.020   0.9800
4538923  MARIETTA          GA    30060  SFD     79.98                   0.250            0.020   0.7300
4538941  KETTERING         OH    45429  SFD     51.63                   0.250            0.020   0.2300
4538954  PENSACOLA         FL    32501  SFD     80.00                   0.250            0.020   0.2300
4538972  TEANECK           NJ    07666  SFD     59.52                   0.250            0.020   0.8550
4539023  LINCOLN           NE    68510  SFD     70.00                   0.250            0.020   0.9800
4539027  VIENNA            VA    22182  SFD     90.00         01        0.250            0.020   0.0000
4539029  DENVER            CO    80218  HCO     75.00                   0.250            0.020   0.9800
4539041  WASHINGTON        DC    20007  SFD     80.00                   0.250            0.020   0.0000
4539063  SOUTHOLD          NY    11971  SFD     74.97                   0.250            0.020   0.3550
4539064  TORRANCE          CA    90505  SFD     90.00                   0.250            0.020   0.3550
4539079  SAN ANTONIO       TX    78256  SFD     80.00                   0.250            0.020   0.6050
4539095  AUSTIN            TX    78731  SFD     80.00                   0.250            0.020   0.4800
4539097  HAWTHORNE         NJ    07506  SFD     80.00                   0.250            0.020   0.7300
4539128  FAYETTEVILLE      AR    72703  SFD     94.99         12        0.250            0.020   0.3550
4539140  CYPRESS           CA    90630  SFD     89.97                   0.250            0.020   0.4800
4539159  AUSTIN            TX    78703  SFD     75.85                   0.250            0.020   0.0000
4539180  SANTA CRUZ        CA    95060  SFD     80.00                   0.250            0.020   0.0000
4539190  GLENDALE          CA    91208  SFD     80.00                   0.250            0.020   0.3550
4539195  RANCHO PALOS      CA    90274  SFD     80.00                   0.250            0.020   0.1050
         VERDES
4539196  MANHATTAN BEACH   CA    90266  SFD     80.00                   0.250            0.020   0.2300
4539199  LA CANADA         E     91011  SFD     67.53                   0.250            0.020   0.2300
         FLINTRIDG         CA
4539203  REDONDO BEACH     CA    90277  SFD     89.90                   0.250            0.020   0.3550
4539207  LA CANADA         CA    91011  SFD     59.79                   0.250            0.020   0.2300
4539211  KENSINGTON        MD    20895  SFD     79.98                   0.250            0.020   0.0000
4539228  RAMONA            CA    92065  SFD     80.00                   0.250            0.020   0.0000
4539231  LOS ANGELES       CA    91436  SFD     73.70                   0.250            0.020   0.1050
4539232  BOERNE            TX    78006  SFD     90.00         01        0.250            0.020   0.0000
4539267  WESTMINSTER       MD    21158  SFD     75.00                   0.250            0.020   0.6050
4539271  LAS VEGAS         NV    89115  SFD     90.00         01        0.250            0.020   0.7300
4539290  BERTHOUD          CO    80513  SFD     80.00                   0.250            0.020   0.1050
4539341  CAMAS             WA    98607  SFD     90.00         11        0.250            0.020   0.1050
4539360  MARIETTA          GA    30068  SFD     80.00                   0.250            0.020   0.0000
4539370  HERNDON           VA    22071  SFD     80.00                   0.250            0.020   0.0000
4539377  OAKTON            VA    22124  SFD     57.50                   0.250            0.020   0.0000
4539380  GAITHERSBURG      MD    20878  SFD     76.17                   0.250            0.020   0.6050
4539381  POTOMAC           MD    20854  SFD     65.15                   0.250            0.020   0.2300
4539386  CLIFTON           VA    22024  SFD     79.99                   0.250            0.020   0.2300
4539392  VIENNA            VA    22182  SFD     80.00                   0.250            0.020   0.0000
4539395  ANNANDALE         VA    22003  SFD     75.00                   0.250            0.020   0.7300
4539396  VIENNA            VA    22182  SFD     79.87                   0.250            0.020   0.0000
4539398  SARATOGA          CA    95070  SFD     80.00                   0.250            0.020   0.3550
4539405  CARPINTERIA       CA    93013  SFD     73.39                   0.250            0.020   0.0000
4539408  SANDY             UT    84093  SFD     79.69                   0.250            0.020   0.0000
4539423  MESQUITE          NV    89027  SFD     79.99                   0.250            0.020   0.6050
4539425  DOVE CANYON       CA    92679  SFD     90.00         11        0.250            0.020   0.0000
4539446  CROWNSVILLE       MD    21032  SFD     79.98                   0.250            0.020   0.0000
4539454  LAGUNA HILLS      CA    92653  SFD     95.00         33        0.250            0.020   0.0000
4539553  LAS VEGAS         NV    89118  LCO     74.98                   0.250            0.020   0.9800
4539572  CATALDO           ID    83810  SFD     75.00                   0.250            0.020   0.4800
4539577  HASTINGS-ON-HUDSONNY    10706  SFD     80.00                   0.250            0.020   0.3550
4539588  WATERFORD         MI    48328  SFD     79.79                   0.250            0.020   0.3550
4539630  MISSION VIEJO     CA    92692  SFD     89.45         12        0.250            0.020   0.4800
4539633  DAYTON            MN    55327  SFD     95.00         06        0.250            0.020   0.2300
4539657  DALLAS            TX    75225  SFD     65.32                   0.250            0.020   0.3550
4539794  FARMINGDALE       NJ    07727  SFD     90.00         33        0.250            0.020   0.6050
4539828  HOUSTON           TX    77063  SFD     80.00                   0.250            0.020   0.2300
4539833  BERNARDS          NJ    07920  SFD     80.00                   0.250            0.020   0.3550
4539933  AUSTIN            TX    78759  SFD     89.07         33        0.250            0.020   0.0000
4539951  SHREVEPORT        LA    71106  SFD     90.00         06        0.250            0.020   0.0000
4539969  WEST PALM BEACH   FL    33406  SFD     75.00                   0.250            0.020   0.7300
4539982  NORTH BELLMORE    NY    11710  SFD     68.18                   0.250            0.020   0.9800
4540050  SAN JOSE          CA    95125  SFD     95.00         11        0.250            0.020   0.2300
4540062  AUSTIN            TX    78730  SFD     80.00                   0.250            0.020   0.2300
4540071  VIENNA            VA    22182  SFD     76.42                   0.250            0.020   0.0000
4540082  ROCHESTER HILLS   MI    48307  SFD     76.92                   0.250            0.020   0.2300
4540127  SAN JOSE          CA    95120  SFD     80.00                   0.250            0.020   0.2300
4540229  CANOGA PARK       CA    91307  SFD     77.19                   0.250            0.020   0.1050
4540237  MARIETTA          GA    30068  SFD     80.00                   0.250            0.020   0.0000
4540248  MOUNTAIN VIEW     CA    94040  SFD     80.00                   0.250            0.020   0.0000
4540269  VANCOUVER         WA    98686  SFD     79.99                   0.250            0.020   0.2300
4540309  ASHBURN           VA    22011  SFD     89.99         13        0.250            0.020   0.0000
4540338  APTOS             CA    95003  SFD     80.00                   0.250            0.020   0.3550
4540343  LAS VEGAS         NV    89134  SFD     79.99                   0.250            0.020   0.4800
4540351  VALENCIA          CA    91354  SFD     90.00         06        0.250            0.020   0.0000
4540352  LEESBURG          VA    22075  SFD     80.00                   0.250            0.020   0.0000
4540356  PHOENIX           AZ    85254  SFD     88.89         12        0.250            0.020   0.1050
4540359  DANVILLE          CA    94526  SFD     79.99                   0.250            0.020   0.2300
4540361  HENDERSON         NV    89014  SFD     89.31         12        0.250            0.020   0.4800
4540362  CAMARILLO         CA    93012  SFD     79.99                   0.250            0.020   0.1050
4540367  SARATOGA          CA    95070  SFD     60.61                   0.250            0.020   0.6050
4540368  HUNTINGTON BEACH  CA    92648  SFD     80.00                   0.250            0.020   0.2300
4540377  MITCHELLVILLE     MD    20721  SFD     89.99         12        0.250            0.020   0.0000
4540379  DOVE CANYON       CA    92679  SFD     79.99                   0.250            0.020   0.4800
4540380  LAS VEGAS         NV    89117  SFD     94.97         01        0.250            0.020   0.9800
4540381  SANTA MONICA      CA    90405  SFD     62.62                   0.250            0.020   0.2300
4540384  DOVE CANYON       CA    92679  SFD     89.85         12        0.250            0.020   0.6050
4540428  SCOTTSDALE        AZ    85251  SFD     80.00                   0.250            0.020   0.3550
4540464  GREENSBORO        GA    30642  SFD     80.00                   0.250            0.020   0.4800
4540469  ESCALON           CA    95320  SFD     80.00                   0.250            0.020   1.1050
4540472  MENLO PARK        CA    94025  SFD     69.33                   0.250            0.020   0.0000
4540481  WAYSIDE           NJ    07712  SFD     80.00                   0.250            0.020   0.6050
4540521  SOLANA BEACH      CA    92075  SFD     72.73                   0.250            0.020   0.1050
4540545  LOS ANGELES       CA    90049  SFD     75.00                   0.250            0.020   0.0000
4540558  SCOTTSDALE        AZ    85258  SFD     79.16                   0.250            0.020   0.1050
4540609  WILTON            CT    06897  SFD     59.91                   0.250            0.020   0.0000
4540619  MARCO ISLAND      FL    34145  HCO     74.99                   0.250            0.020   0.7300
4540620  JERICHO           NY    11753  SFD     63.69                   0.250            0.020   0.1050
4540633  NEWPORT           RI    02840  LCO     75.00                   0.250            0.020   0.7300
4540636  VIRGINIA BEACH    VA    23451  SFD     80.00                   0.250            0.020   0.0000
4540697  DALY CITY         CA    94015  SFD     80.00                   0.250            0.020   0.1050
4540702  SPRINGVILLE       UT    84663  SFD     70.18                   0.250            0.020   0.2300
4540844  GILROY            CA    95020  SFD     80.00                   0.250            0.020   0.0000
4540846  SAN JOSE          CA    95148  SFD     69.71                   0.250            0.020   0.1050
4540877  MONTGOMERY        TX    77356  SFD     78.55                   0.250            0.020   0.3550
4540980  VAN NUYS          CA    91401  SFD     80.00                   0.250            0.020   0.8550
4540992  SILVERTHORNE      CO    80498  SFD     75.00                   0.250            0.020   0.3550
4541008  WINTER PARK       FL    32789  SFD     80.00                   0.250            0.020   0.1050
4541102  FAIRFAX           VA    22032  SFD     80.00                   0.250            0.020   0.0000
4541107  SYKESVILLE        MD    21784  SFD     78.18                   0.250            0.020   0.0000
4541181  GARDEN CITY       NY    11530  SFD     76.50                   0.250            0.020   0.0000
4541212  WEST HEMPSTEAD    NY    11552  SFD     80.00                   0.250            0.020   0.6050
4541269  WOODLAND HILLS    CA    91367  SFD     78.63                   0.250            0.020   0.1050
4541284  SILOAM SPRINGS    AR    72761  SFD     79.73                   0.250            0.020   0.0000
4541472  SANDY             UT    84092  SFD     75.00                   0.250            0.020   0.2300
4541546  STILWELL          KS    66085  SFD     73.50 FX30YR            0.250            0.020   0.4800
4541651  WEST NEWTON       MA    02165  SFD     53.98                   0.250            0.020   0.0000
4541762  STUART            FL    34997  LCO     57.97                   0.250            0.020   0.9800
4542333  LAS VEGAS         NV    89117  SFD     75.00                   0.250            0.020   1.1050
4542464  IRVINE            CA    92714  PUD     85.00                   0.250            0.020   0.2300
4542699  CARLSBAD          CA    92009  SFD     79.99                   0.250            0.020   0.1050
4542759  CARMICHAEL        CA    95608  SFD     79.96                   0.250            0.020   0.1050
4542883  RIDGELAND         MS    39157  SFD     79.02                   0.250            0.020   0.2300
4543307  MORGAN HILL       CA    95037  SFD     80.00                   0.250            0.020   0.2300
4543404  YORBA LINDA       CA    92686  SFD     80.00                   0.250            0.020   0.2300
4543409  LAS VEGAS         NV    89109  SFD     75.00                   0.250            0.020   0.6050
4543426  PHOENIX           AZ    85028  SFD     61.64                   0.250            0.020   0.0000
4543443  SOUTH LAKE TAHOE  CA    96150  SFD     88.98         06        0.250            0.020   0.6050
4544088  LEXINGTON         MA    02173  LCO     79.97                   0.250            0.020   0.7300
4544178  ALPINE            UT    84004  SFD     45.71                   0.250            0.020   0.4800

COUNT:   447
WAC:     8.6002
WAM:     357.8247
WALTV:   77.1313

NASCOR
NMI / 1996-5  Exhibit F-3
(Part A)
20 THROUGH 30 YEAR FIXED RATE
NON-RELOCATION LOANS
(i)     (ii)                              (iii)    (iv)     (v)      (vi)      (vii)    (viii)     (ix)
-----   -------------------- ------ ----- -------- -------- -------- -------   -------- ---------  ---------
                                                            NET                                    CUT-OFF
MORTGAGE                                           MORTGAGE MORTGAGE CURRENT   ORIGINAL SCHEDULED  DATE
LOAN                                ZIP   PROPERTY INTEREST INTEREST MONTHLY   TERM TO  MATURITY   PRINCIPAL
NUMBER  CITY                 STATE  CODE  TYPE     RATE     RATE     PAYMENT   MATURITY DATE       BALANCE
------- -------------------- ------ ----- -------- -------- -------- -------   -------- ---------  ---------
4480129 MIDLAND              TX     79707  SFD     7.750    7.480    $2,015.27  360     1-Sep-25   $267,113.64
4487975 BOULDER              CO     80303  SFD     8.500    8.000    $1,114.92  360     1-Oct-25   $143,903.89
4514137 MINNEAPOLIS          MN     55408  SFD     9.000    8.000    $3,701.27  360     1-Jul-26   $459,240.53
4515778 WARWICK              NY     10990  LCO     8.250    7.980    $601.02    360     1-Apr-26    $79,688.57
4518669 SIOUX CITY           IA     51104  SFD     8.250    7.980    $1,202.03  360     1-Mar-26   $159,270.89
4518686 ARVADA               CO     80002  SFD     8.000    7.730    $  498.96  360     1-Feb-26    $67,626.34
4518689 BERTHOUD             CO     80513  SFD     7.875    7.605    $1,044.10  360     1-Apr-26   $143,395.57
4518694 CANYON               MN     55717  SFD     8.375    8.000    $  912.09  360     1-Jan-26   $118,584.79
4518703 BROOKLYN PARK        MN     55445  SFD     8.500    8.000    $  584.38  360     1-Jan-26    $75,573.64
4518722 SIOUX FALLS          SD     57106  SFD     8.375    8.000    $  943.25  360     1-Jan-26   $123,386.09
4519549 NOVELTY              OH     44072  SFD     7.125    6.855    $2,475.92  360     1-Mar-26   $365,405.77
4519748 MALVERN              PA     19355  SFD     8.000    7.730    $1,782.31  360     1-Apr-26   $241,905.69
4521436 DENVER               CO     80207  SFD     7.625    7.355    $1,891.23  360     1-Mar-26   $265,820.13
4521445 HELENA               MT     59601  SFD     7.750    7.480    $1,773.13  360     1-Mar-26   $246,210.69
4521475 WATERTOWN            MN     55328  SFD     7.500    7.230    $1,748.04  360     1-Mar-26   $248,676.61
4521519 ST PAUL              MN     55125  SFD     8.000    7.730    $2,083.90  360     1-Apr-26   $282,837.37
4522613 ENGLEWOOD            CO     80110  SFD     8.500    8.000    $5,382.40  360     1-Jul-26   $698,718.76
4527574 NOVATO               CA     94949  SFD     8.125    7.855    $2,542.31  360     1-Apr-26   $340,566.71
4527585 ISSAQUAH             WA     98027  SFD     8.250    7.980    $1,765.48  360     1-Mar-26   $233,929.13
4527593 BETHESDA             MD     20814  SFD     7.750    7.480    $1,765.24  360     1-Apr-26   $245,339.56
4527594 CUPERTINO            CA     95014  SFD     7.625    7.355    $2,123.38  360     1-Apr-26   $297,402.31
4527600 SEATTLE              WA     98103  HCO     8.000    7.730    $1,845.42  360     1-Apr-26   $250,470.46
4527607 BOSTON               MA     02118  LCO     8.250    7.980    $1,927.00  360     1-Apr-26   $255,501.60
4527609 SAN JOSE             CA     95140  SFD     8.500    8.000    $2,076.07  360     1-Apr-26   $269,001.03
4527660 SCOTTSDALE           AZ     85254  SFD     8.125    7.855    $1,707.74  360     1-Apr-26   $228,571.54
4527661 ALAMEDA              CA     94502  SFD     7.750    7.480    $2,226.61  360     1-Apr-26   $309,462.40
4527676 SAN JOSE             CA     95125  SFD     7.500    7.230    $2,517.17  360     1-Apr-26   $358,371.73
4528095 FREMONT              CA     94555  SFD     7.625    7.355    $2,439.84  360     1-Apr-26   $343,189.04
4528098 SAN FRANCISCO        CA     94110  SFD     7.875    7.605    $1,980.89  360     1-May-26   $272,222.35
4528099 MARTINEZ             CA     94553  SFD     8.250    7.980    $1,819.94  360     1-May-26   $241,466.96
4528104 KENT                 WA     98042  SFD     8.125    7.855    $2,078.99  360     1-May-26   $279,071.72
4528108 SARATOGA             CA     95070  SFD     7.875    7.605    $2,175.21  360     1-May-26   $298,954.07
4528109 SUNNYVALE            CA     94087  SFD     8.000    7.730    $1,925.40  360     1-May-26   $261,507.85
4528111 FREMONT              CA     94539  SFD     8.000    7.730    $2,788.31  360     1-May-26   $376,689.25
4528117 DENVER               CO     80218  SFD     8.375    8.000    $1,953.39  360     1-Apr-26   $256,024.66
4528838 POTOMAC              MD     20854  SFD     7.750    7.480    $2,958.78  360     1-Mar-26   $410,919.62
4528842 ATLANTA              GA     30327  SFD     7.750    7.480    $2,937.30  360     1-Apr-26   $408,235.43
4528852 LONGWOOD             FL     32779  SFD     8.000    7.730    $1,631.89  360     1-Apr-26   $221,489.61
4528858 CLEVELAND            TN     37311  SFD     7.375    7.105    $1,650.71  360     1-Mar-26   $237,703.29
4528870 ORLANDO              FL     32819  SFD     8.000    7.730    $2,935.06  360     1-Apr-26   $398,362.57
4529266 ALPHARETTA           GA     30202  SFD     7.500    7.230    $1,901.86  360     1-May-26   $270,978.01
4529278 MIAMI                FL     33143  SFD     7.750    7.480    $4,217.88  360     1-May-26   $586,645.30
4529280 ALPHARETTA           GA     30202  SFD     7.875    7.605    $2,320.23  360     1-Mar-26   $318,427.70
4529285 KNOXVILLE            TN     37922  SFD     7.375    7.105    $2,265.42  360     1-Apr-26   $326,478.84
4529287 FT. LAUDERDALE       FL     33326  SFD     7.250    6.980    $1,756.60  360     1-Mar-26   $256,068.17
4529290 FT LAUDERDALE        FL     33330  SFD     8.750    8.000    $2,407.30  360     1-May-26   $305,106.82
4529293 DULUTH               GA     30155  SFD     7.625    7.355    $1,970.15  360     1-Mar-26   $276,912.56
4529299 ROSWELL              GA     30076  SFD     7.750    7.480    $2,794.01  360     1-May-26   $388,605.80
4530018 BOCA RATON           FL     33496  SFD     7.625    7.355    $2,831.17  360     1-Apr-26   $398,235.16
4530041 TALLAHASSEE          FL     32312  SFD     7.750    7.480    $1,700.76  360     1-Dec-25   $235,674.87
4530086 CORAL SPRINGS        FL     33067  SFD     9.000    8.000    $1,803.96  360     1-May-26   $223,578.44
4530090 BOONTON              NJ     07005  SFD     7.875    7.605    $2,283.97  360     1-Apr-26   $313,677.77
4530103 ATLANTA              GA     30327  SFD     8.125    7.855    $3,720.41  360     1-Jan-26   $483,890.87
4530147 SIMSBURY             CT     06070  SFD     8.000    7.730    $1,899.05  354     1-Apr-25   $255,500.03
4530776 CONCORD              MA     01742  MF2     8.250    7.980    $2,268.83  360     1-May-26   $301,023.77
4531005 MANHATTAN            NY     10019  HCO     8.250    7.980    $2,103.55  360     1-Jun-26   $279,278.40
4531035 EAST AMHERST         NY     14051  SFD     8.375    8.000    $1,647.46  360     1-May-26   $216,066.89
4531041 PINE                 CO     80470  SFD     8.125    7.855    $2,591.32  360     1-May-26   $347,842.94
4531443 HAGERSTOWN           MD     21740  SFD     8.875    8.000    $  775.76  360     1-Jul-26    $97,165.90
4531722 ALPHARETTA           GA     30202  SFD     8.250    7.980    $2,328.93  360     1-Jun-26   $309,201.08
4531892 ATLANTA              GA     30306  SFD     7.750    7.480    $2,055.39  360     1-May-26   $282,511.90
4531916 MARIETTA             GA     30067  SFD     8.500    8.000    $2,565.10  360     1-Jun-26   $332,782.97
4532060 MAMARONECK           NY     10543  SFD     8.000    7.730    $2,641.56  360     1-May-26   $358,775.96
4532068 LUTHERVILLE          MD     21093  SFD     8.000    7.730    $1,592.26  360     1-Jun-26   $216,411.79
4532085 EASLEY               SC     29642  SFD     8.375    8.000    $2,660.25  360     1-Jun-26   $349,120.68
4532249 GREENVILLE           SC     29615  SFD     7.625    7.355    $1,698.70  360     1-Apr-26   $238,941.11
4534434 SCOTTSDALE           AZ     85255  SFD     8.625    8.000    $3,888.95  360     1-Aug-26   $499,407.48
4535118 TAYLORS              SC     29687  SFD     8.250    7.980    $  401.93  360     1-Aug-26    $53,431.53
4536120 ORONO                MN     55356  SFD     8.625    8.000    $3,888.95  360     1-Sep-26   $499,704.80
4536335 MINNETONKA           MN     55391  SFD     8.500    8.000    $2,725.03  360     1-Sep-26   $354,185.30
4538557 BROOKLYN PARK        MN     55443  SFD     8.625    8.000    $  887.59  360     1-Apr-26   $112,673.78
4538562 LACROSSE             WI     54601  SFD     8.375    8.000    $2,338.75  360     1-May-26   $306,730.25
4538570 LITTLETON            CO     80123  SFD     7.875    7.605    $  754.64  360     1-Oct-24   $102,222.40
4538571 AMHERST              MA     01002  SFD     8.375    8.000    $2,006.60  360     1-Jun-26   $263,336.69
4538572 DENVER               CO     80206  SFD     8.375    8.000    $3,161.91  360     1-Jun-26   $414,954.81
4538573 FARMINGTON HILLS     MI     48334  SFD     8.375    8.000    $2,359.00  360     1-Jan-24   $303,234.78
4538575 MAY TOWNSHIP         MN     55047  SFD     8.750    8.000    $1,180.06  360     1-Jul-26   $149,739.18
4538576 MERRITT ISLAND       FL     32952  SFD     8.625    8.000    $2,365.09  360     1-Dec-23   $297,191.58
4538582 ST SIMONS ISLAND     GA     31522  SFD     8.625    8.000    $3,448.23  360     1-Nov-23   $432,962.45
4538585 SHINGLE SPRINGS      CA     95682  SFD     8.875    8.000    $1,912.71  360     1-Jan-23   $228,460.26
4538587 WHITE BEAR LAKE      MN     55110  SFD     7.500    7.230    $2,097.65  360     1-May-26   $298,872.75
4538588 MEMPHIS              TN     38125  SFD     8.250    7.980    $3,007.21  360     1-Aug-23   $386,395.10
4538594 EAST HILLS           NY     11576  SFD     8.250    7.980    $3,833.09  360     1-Jul-23   $495,721.44
4538596 VADNAIS HEIGHTS      MN     55127  SFD     8.250    7.980    $1,694.86  360     1-Apr-26   $224,721.87
4538598 JACKSONVILLE         FL     32224  SFD     8.125    7.855    $1,553.46  360     1-Jul-23   $203,135.73
4538601 CASTLE ROCK          CO     80104  SFD     8.000    7.730    $6,548.85  360     1-Jun-26   $890,080.54
4538604 LAKEVILLE            MN     55044  SFD     8.125    7.855    $  784.72  360     1-Feb-25   $104,211.91
4538607 SUNFISH LAKE         MN     55077  SFD     8.250    7.980    $2,704.56  360     1-Jul-26   $359,306.57
4538611 OAKDALE              MN     55128  LCO     7.625    7.355    $  369.01  360     1-Feb-25    $51,332.86
4538614 MINNEAPOLIS          MN     55405  LCO     8.000    7.730    $2,524.16  360     1-Apr-26   $342,591.76
4538619 MINNETONKA           MN     55343  LCO     8.125    7.855    $  994.21  360     1-Apr-26   $133,162.04
4538621 LAKEVILLE            MN     55044  SFD     8.000    7.730    $1,220.66  360     1-Jan-23   $160,520.46
4538634 NORTH OAKS           MN     55127  SFD     7.750    7.480    $1,927.15  360     1-Apr-26   $267,842.30
4539981 WEST POINT           MS     39773  SFD     8.250    7.980    $2,313.90  360     1-Jul-26   $307,406.74
4542557 JACKSONVILLE         FL     32257  SFD     7.625    7.355    $2,165.85  360     1-Mar-26   $304,419.82
4542561 OAK RIDGE            TN     37830  SFD     8.000    7.730    $2,025.20  360     1-Aug-26   $275,628.37
4542573 FORT PIERCE          FL     34949  SFD     8.375    8.000    $1,753.32  360     1-Apr-22   $221,313.47
4542680 FT LAUDERDALE        FL     33327  SFD     7.875    7.605    $2,041.68  353     1-May-25   $278,110.35
                                                                                                $28,073,724.96


(i)     (ii)                              (iii)    (x)   (xi)    (xii)     (xiii)  (xiv)    (xv)    (xvi)
-----   -------------------- ----- -----  -------- ----- ------- --------- ------- -------- ------- ---------
MORTGAGE                                                         MORTGAGE          T.O.P.   MASTER  FIXED
LOAN                               ZIP    PROPERTY               INSURANCE SERVICE MORTGAGE SERVICE RETAINED
NUMBER  CITY                 STATE CODE   TYPE     LTV   SUBSIDY CODE      FEE     LOAN     FEE     YIELD
------- -------------------- ----- -----  -------- ----- ------- --------- ------- -------- ------- ---------
4480129 MIDLAND              TX    79707  SFD      78.14                   0.250             0.020  0.0000
4487975 BOULDER              CO    80303  SFD      69.05                   0.250             0.020  0.2300
4514137 MINNEAPOLIS          MN    55408  SFD      80.00                   0.250             0.020  0.7300
4515778 WARWICK              NY    10990  LCO      80.00                   0.250             0.020  0.0000
4518669 SIOUX CITY           IA    51104  SFD      80.00                   0.250             0.020  0.0000
4518686 ARVADA               CO    80002  SFD      80.00                   0.250             0.020  0.0000
4518689 BERTHOUD             CO    80513  SFD      80.00                   0.250             0.020  0.0000
4518694 CANYON               MN    55717  SFD      80.00                   0.250             0.020  0.1050
4518703 BROOKLYN PARK        MN    55445  SFD      80.00                   0.250             0.020  0.2300
4518722 SIOUX FALLS          SD    57106  SFD      90.00          01       0.250             0.020  0.1050
4519549 NOVELTY              OH    44072  SFD      75.00                   0.250             0.020  0.0000
4519748 MALVERN              PA    19355  SFD      89.98          01       0.250             0.020  0.0000
4521436 DENVER               CO    80207  SFD      80.00                   0.250             0.020  0.0000
4521445 HELENA               MT    59601  SFD      90.00          06       0.250             0.020  0.0000
4521475 WATERTOWN            MN    55328  SFD      69.44                   0.250             0.020  0.0000
4521519 ST PAUL              MN    55125  SFD      80.00                   0.250             0.020  0.0000
4522613 ENGLEWOOD            CO    80110  SFD      61.16                   0.250             0.020  0.2300
4527574 NOVATO               CA    94949  SFD      80.00                   0.250             0.020  0.0000
4527585 ISSAQUAH             WA    98027  SFD      77.56                   0.250             0.020  0.0000
4527593 BETHESDA             MD    20814  SFD      80.00                   0.250             0.020  0.0000
4527594 CUPERTINO            CA    95014  SFD      63.83                   0.250             0.020  0.0000
4527600 SEATTLE              WA    98103  HCO      51.86                   0.250             0.020  0.0000
4527607 BOSTON               MA    02118  LCO      90.00          12       0.250             0.020  0.0000
4527609 SAN JOSE             CA    95140  SFD      64.29                   0.250             0.020  0.2300
4527660 SCOTTSDALE           AZ    85254  SFD      73.02                   0.250             0.020  0.0000
4527661 ALAMEDA              CA    94502  SFD      80.00                   0.250             0.020  0.0000
4527676 SAN JOSE             CA    95125  SFD      80.00                   0.250             0.020  0.0000
4528095 FREMONT              CA    94555  SFD      80.00                   0.250             0.020  0.0000
4528098 SAN FRANCISCO        CA    94110  SFD      80.00                   0.250             0.020  0.0000
4528099 MARTINEZ             CA    94553  SFD      85.00          06       0.250             0.020  0.0000
4528104 KENT                 WA    98042  SFD      68.88                   0.250             0.020  0.0000
4528108 SARATOGA             CA    95070  SFD      42.86                   0.250             0.020  0.0000
4528109 SUNNYVALE            CA    94087  SFD      80.00                   0.250             0.020  0.0000
4528111 FREMONT              CA    94539  SFD      78.15                   0.250             0.020  0.0000
4528117 DENVER               CO    80218  SFD      70.16                   0.250             0.020  0.1050
4528838 POTOMAC              MD    20854  SFD      77.92                   0.250             0.020  0.0000
4528842 ATLANTA              GA    30327  SFD      69.14                   0.250             0.020  0.0000
4528852 LONGWOOD             FL    32779  SFD      80.00                   0.250             0.020  0.0000
4528858 CLEVELAND            TN    37311  SFD      80.00                   0.250             0.020  0.0000
4528870 ORLANDO              FL    32819  SFD      61.54                   0.250             0.020  0.0000
4529266 ALPHARETTA           GA    30202  SFD      77.71                   0.250             0.020  0.0000
4529278 MIAMI                FL    33143  SFD      75.00                   0.250             0.020  0.0000
4529280 ALPHARETTA           GA    30202  SFD      75.29                   0.250             0.020  0.0000
4529285 KNOXVILLE            TN    37922  SFD      80.00                   0.250             0.020  0.0000
4529287 FT. LAUDERDALE       FL    33326  SFD      89.86          24       0.250             0.020  0.0000
4529290 FT LAUDERDALE        FL    33330  SFD      90.00          17       0.250             0.020  0.4800
4529293 DULUTH               GA    30155  SFD      77.32                   0.250             0.020  0.0000
4529299 ROSWELL              GA    30076  SFD      47.27                   0.250             0.020  0.0000
4530018 BOCA RATON           FL    33496  SFD      65.57                   0.250             0.020  0.0000
4530041 TALLAHASSEE          FL    32312  SFD      80.00                   0.250             0.020  0.0000
4530086 CORAL SPRINGS        FL    33067  SFD      95.00          17       0.250             0.020  0.7300
4530090 BOONTON              NJ    07005  SFD      75.90                   0.250             0.020  0.0000
4530103 ATLANTA              GA    30327  SFD      68.70                   0.250             0.020  0.0000
4530147 SIMSBURY             CT    06070  SFD      78.11                   0.250             0.020  0.0000
4530776 CONCORD              MA    01742  MF2      35.53                   0.250             0.020  0.0000
4531005 MANHATTAN            NY    10019  HCO      80.00                   0.250             0.020  0.0000
4531035 EAST AMHERST         NY    14051  SFD      75.00                   0.250             0.020  0.1050
4531041 PINE                 CO    80470  SFD      77.21                   0.250             0.020  0.0000
4531443 HAGERSTOWN           MD    21740  SFD      79.98                   0.250             0.020  0.6050
4531722 ALPHARETTA           GA    30202  SFD      79.66                   0.250             0.020  0.0000
4531892 ATLANTA              GA    30306  SFD      54.13                   0.250             0.020  0.0000
4531916 MARIETTA             GA    30067  SFD      80.00                   0.250             0.020  0.2300
4532060 MAMARONECK           NY    10543  SFD      80.00                   0.250             0.020  0.0000
4532068 LUTHERVILLE          MD    21093  SFD      70.00                   0.250             0.020  0.0000
4532085 EASLEY               SC    29642  SFD      65.73                   0.250             0.020  0.1050
4532249 GREENVILLE           SC    29615  SFD      60.00                   0.250             0.020  0.0000
4534434 SCOTTSDALE           AZ    85255  SFD      50.00                   0.250             0.020  0.3550
4535118 TAYLORS              SC    29687  SFD      54.31                   0.250             0.020  0.0000
4536120 ORONO                MN    55356  SFD      77.22                   0.250             0.020  0.3550
4536335 MINNETONKA           MN    55391  SFD      80.00                   0.250             0.020  0.2300
4538557 BROOKLYN PARK        MN    55443  SFD      94.98          01       0.250             0.020  0.3550
4538562 LACROSSE             WI    54601  SFD      85.00          01       0.250             0.020  0.1050
4538570 LITTLETON            CO    80123  SFD      95.00          17       0.250             0.020  0.0000
4538571 AMHERST              MA    01002  SFD      80.00                   0.250             0.020  0.1050
4538572 DENVER               CO    80206  SFD      80.00                   0.250             0.020  0.1050
4538573 FARMINGTON HILLS     MI    48334  SFD      89.68          01       0.250             0.020  0.1050
4538575 MAY TOWNSHIP         MN    55047  SFD      58.82                   0.250             0.020  0.4800
4538576 MERRITT ISLAND       FL    32952  SFD      77.30                   0.250             0.020  0.3550
4538582 ST SIMONS ISLAND     GA    31522  SFD      75.63                   0.250             0.020  0.3550
4538585 SHINGLE SPRINGS      CA    95682  SFD      90.00          01       0.250             0.020  0.6050
4538587 WHITE BEAR LAKE      MN    55110  SFD      51.61                   0.250             0.020  0.0000
4538588 MEMPHIS              TN    38125  SFD      77.98                   0.250             0.020  0.0000
4538594 EAST HILLS           NY    11576  SFD      80.00                   0.250             0.020  0.0000
4538596 VADNAIS HEIGHTS      MN    55127  SFD      81.15          12       0.250             0.020  0.0000
4538598 JACKSONVILLE         FL    32224  SFD      90.00          11       0.250             0.020  0.0000
4538601 CASTLE ROCK          CO    80104  SFD      70.00                   0.250             0.020  0.0000
4538604 LAKEVILLE            MN    55044  SFD      94.98          06       0.250             0.020  0.0000
4538607 SUNFISH LAKE         MN    55077  SFD      57.14                   0.250             0.020  0.0000
4538611 OAKDALE              MN    55128  LCO      95.00          01       0.250             0.020  0.0000
4538614 MINNEAPOLIS          MN    55405  LCO      80.00                   0.250             0.020  0.0000
4538619 MINNETONKA           MN    55343  LCO      79.96                   0.250             0.020  0.0000
4538621 LAKEVILLE            MN    55044  SFD      63.28                   0.250             0.020  0.0000
4538634 NORTH OAKS           MN    55127  SFD      84.06          12       0.250             0.020  0.0000
4539981 WEST POINT           MS    39773  SFD      80.00                   0.250             0.020  0.0000
4542557 JACKSONVILLE         FL    32257  SFD      90.00                   0.250             0.020  0.0000
4542561 OAK RIDGE            TN    37830  SFD      80.00                   0.250             0.020  0.0000
4542573 FORT PIERCE          FL    34949  SFD      80.00                   0.250             0.020  0.1050
4542680 FT LAUDERDALE        FL    33327  SFD      79.97                   0.250             0.020  0.0000

COUNT:  98
WAC:    8.0766
WAM:    350.9921
WALTV:  74.6770

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

         Name of Mortgagor:
                                             -----------------------------

         Servicer
         Loan No.:
                                             -----------------------------

Custodian/Trust Administrator

         Name:
                                             -----------------------------

         Address:
                                             -----------------------------

                                             -----------------------------
         Custodian/Trust Administrator
         Mortgage File No.:
                                             -----------------------------

Seller

         Name:
                                             -----------------------------

         Address:
                                             -----------------------------

                                             -----------------------------

         Certificates:                       Mortgage Pass-Through Certificates,
                                             Series 1996-5


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank of North Carolina, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1996-5, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of October 30, 1996 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and Firstar Trust Company, as Trustee.

( ) Promissory Note dated --------------, 199--, in the original principal sum of $-----------, made by --------------------, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on --------------------- as instrument no. -------------- in the County Recorder's Office of the County of --------------------, State of ----------------------- in book/reel/docket
     -------------------- of official records at page/image ------------.

( )  Deed  of  Trust   recorded  on   --------------------   as  instrument  no.
     ----------------- in the County Recorder's Office of the County of -------------------, State of ----------------- in book/reel/docket
     -------------------- of official records at page/image ------------.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ------------------------------ as instrument no. -------------- in the
     County Recorder's Office of the County of ----------------------, State of --------------------- in book/reel/docket -------------------- of official records at page/image ------------.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     (  )
           ---------------------------------------------

     (  )
           ---------------------------------------------

     (  )
           ---------------------------------------------

     (  )
           ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                   By:
                                      ---------------------------

                                   Title:
                                         ------------------------
Date:                , 19
     ----------------    --

                                    EXHIBIT H

                                        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4)
                                        OF THE INTERNAL REVENUE CODE OF 1986, AS
                                        AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF           )
                   ) ss:
COUNTY OF          )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ----------] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this --- day of ------------, 19 --.

                                                    [NAME OF PURCHASER]


                                                  By:--------------------------
                                                     [Name of Officer]
                                                     [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this    day of             , 19  .
                                         --        ------------    --

-----------------------------
NOTARY PUBLIC

COUNTY OF
          --------------------

STATE OF
         ---------------------

My commission expires the    day of             , 19  .
                          --        ------------    --

                                    EXHIBIT I





            [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                     [Date]




First Union National Bank of North Carolina
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1996-5, Class [A-R][A-LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                      Very truly yours,
                                                      [Transferor]


                                                      ----------------------

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-5
                    CLASS [A-16][B-3][B-4][B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                     ----------------- --, ----

First Union National Bank of North Carolina
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5, Class [A-16][B-3][B-4][B-5] Certificates (the "Class [A-16][B-3][B-4][B-5]
Certificates") in the principal amount of $-----------. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 30, 1996 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trust Administrator that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-16][B-3][B-4][B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b)  The  Purchaser  is  acquiring  the  Class   [A-16][B-3][B-4][B-5]
     Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-16][B-3][B-4][B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-16][B-3][B-4][B-5] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated October ---, 1996, relating to the Class [A-16][B-3][B-4][B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-16][B-3][B-4][B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-16][B-3][B-4][B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-16][B-3][B-4][B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-16][B-3][B-4][B-5] Certificates other than in connection with a subsequent sale of Class [A-16][B-3][B-4][B-5] Certificates.

          (e) [For Class B Certificates] Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of NASCOR, the Master Servicer or the Trust Administrator with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-16][B-3][B-4][B-5] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-16][B-3][B-4][B-5] Certificates.

          (a) The Purchaser understands that the Class [A-16][B-3][B-4][B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-16][B-3][B-4][B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-16][B-3][B-4][B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [A-16][B-3][B-4][B-5] Certificate shall be made unless the transferee provides NASCOR and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [A-16][B-3][B-4][B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                    [PURCHASER]



                                    By:
                                       -------------------------------

                                    Its:
                                        ------------------------------

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-5
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                                                ---------------- --, ----

First Union National Bank of North Carolina
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
5325 Spectrum Drive
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $-----------. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 30, 1996 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank of North Carolina, as trust administrator (the "Trust Administrator"), and Firstar Trust Company, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the NASCOR, the Master Servicer and the Trust Administrator that:

          Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or
     (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of NASCOR, the Master Servicer, the Trust Administrator or the Trustee with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                      [PURCHASER]



                                      By:
                                         ------------------------------

                                      Its:
                                          -----------------------------

                                      [Reserved]

                                    EXHIBIT L




                      Cimarron Mortgage Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                      HomeSide Lending Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                    BankAmerica Mortgage Servicing Agreement

               First Bank National Association Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ---------------, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") ------------ and (the "Purchaser").

                              PRELIMINARY STATEMENT

     ---------------------- is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5, Class ---- (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of October 30, 1996 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank of North Carolina, as Trust Administrator and Firstar Trust Company, as Trustee.

     ---------------------- intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) be obtainable by the related Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (I) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account or Lower-Tier Certificate Account as applicable; or (ii) the related Servicer may proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1996-5. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this
Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

         Norwest Bank Minnesota, National Association
         5325 Spectrum Drive
         Frederick, MD 21703

         Attention:       Vice President, Master Servicing
         Phone:           301-696-7800
         Fax:             301-815-6365


     (b) in the case of the Purchaser,

         -------------------------
         -------------------------
         -------------------------
         Attention:


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                              Norwest Bank Minnesota, National
                                              Association


                                              By:
                                                 ----------------------------
                                              Name:
                                                   --------------------------
                                              Title:
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                                              By:
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                                              Name:
                                                   --------------------------
                                              Title:
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